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                                                                    EXHIBIT 4(d)

                                                                  EXECUTION COPY



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                                CREDIT AGREEMENT


                                      AMONG


                            GULTON ACQUISITION CORP.

                   (To be merged first into Gulton Industries,
        Inc., which will then be merged into Electro-Voice, Incorporated, which will then be renamed EV International, Inc.)


                               THE SEVERAL LENDERS
                        FROM TIME TO TIME PARTIES HERETO

                                       AND

                            THE CHASE MANHATTAN BANK,
                             AS ADMINISTRATIVE AGENT


                          DATED AS OF FEBRUARY 10, 1997


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                                TABLE OF CONTENTS

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SECTION 1.  DEFINITIONS.........................................................           2
         1.1  Defined Terms.....................................................           2
         1.2  Other Definitional Provisions.....................................          30

SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS.....................................          30
         2.1  Revolving Credit Commitments......................................          30
         2.2  Revolving Credit Notes............................................          31
         2.3  Procedure for Revolving Credit Borrowing..........................          31
         2.4  Termination or Reduction of Revolving Credit
                     Commitments................................................          32
         2.5  Swing Line Commitment.............................................          32
         2.6  Term Loans........................................................          34
         2.7  Term Notes........................................................          34
         2.8  Procedure for Term Loan Borrowing.................................          35
         2.9  Repayment of Loans................................................          35

SECTION 3.  LETTERS OF CREDIT...................................................          36
         3.1  L/C Commitment....................................................          36
         3.2  Procedure for Issuance of Letters of Credit.......................          37
         3.3  Fees, Commissions and Other Charges...............................          37
         3.4  L/C Participations................................................          38
         3.5  Reimbursement Obligation of the Borrower..........................          39
         3.6  Obligations Absolute..............................................          39
         3.7  Letter of Credit Payments.........................................          40
         3.8  Application.......................................................          40

SECTION 4.  GENERAL PROVISIONS APPLICABLE TO LOANS AND LETTERS OF CREDIT........          40
         4.1  Interest Rates and Payment Dates..................................          40
         4.2  Conversion and Continuation Options...............................          41
         4.3  Minimum Amounts of Sets...........................................          42
         4.4  Optional and Mandatory Prepayments................................          42
         4.5  Commitment Fees...................................................          45
         4.6  Computation of Interest and Fees..................................          45
         4.7  Inability to Determine Interest Rate..............................          45
         4.8  Pro Rata Treatment and Payments...................................          46
         4.9  Illegality........................................................          47
         4.10  Requirements of Law..............................................          48
         4.11  Taxes ...........................................................          49
         4.12  Indemnity........................................................          52
         4.13  Certain Rules Relating to the Payment of Additional Amounts......          52
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SECTION 5.  REPRESENTATIONS AND WARRANTIES......................................          54
         5.1  Financial Condition...............................................          54
         5.2  No Change; Solvent................................................          55
         5.3  Corporate Existence; Compliance with Law..........................          55
         5.4  Corporate Power; Authorization; Enforceable Obligations...........          55
         5.5  No Legal Bar......................................................          56
         5.6  No Material Litigation.............................................         56
         5.7  No Default.........................................................         56
         5.8  Ownership of Property; Liens.......................................         56
         5.9  Intellectual Property..............................................         56
         5.10  No Burdensome Restrictions........................................         57
         5.11  Taxes ............................................................         57
         5.12  Federal Regulations...............................................         57
         5.13  ERISA ............................................................         57
         5.14  Collateral........................................................         58
         5.15  Investment Company Act; Other Regulations.........................         59
         5.16  Subsidiaries......................................................         59
         5.17  Purpose of Loans..................................................         59
         5.18  Environmental Matters.............................................         59
         5.19  No Material Misstatements.........................................         60
         5.20  Delivery of the Transaction Documents.............................         60
         5.21  Representations and Warranties Contained in the
                     Transaction Documents.......................................         61
         5.22  Labor Matters.....................................................         61

SECTION 6.  CONDITIONS PRECEDENT.................................................         61
         6.1  Conditions to Initial Extension of Credit..........................         61
         6.2  Conditions to Each Other Extension of Credit.......................         67

SECTION 7.  AFFIRMATIVE COVENANTS................................................         68
         7.1  Financial Statements...............................................         68
         7.2  Certificates; Other Information....................................         69
         7.3  Payment of Obligations.............................................         70
         7.4  Conduct of Business and Maintenance of Existence...................         70
         7.5  Maintenance of Property; Insurance.................................         70
         7.6  Inspection of Property; Books and Records; Discussions.............         70
         7.7  Notices............................................................         71
         7.8  Environmental Laws.................................................         73
         7.9  After-Acquired Real Property and Fixtures..........................         74

SECTION 8.  NEGATIVE COVENANTS...................................................         75
         8.1  Financial Condition Covenants......................................         75
         8.2  Limitation on Indebtedness.........................................         77
         8.3  Limitation on Liens................................................         79
         8.4  Limitation on Guarantee Obligations................................         81
         8.5  Limitation on Fundamental Changes..................................         82
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         8.6  Limitation on Sale of Assets.......................................         83
         8.7  Limitation on Restricted Payments..................................         84
         8.8  Limitation on Capital Expenditures.................................         85
         8.9  Limitation on Investments, Loans and Advances......................         85
         8.10  Limitation on Transactions with Affiliates........................         87
         8.11  Limitation on Sale and Leaseback Transactions.....................         88
         8.12  Limitation on Optional Payments and Modifications
                     of Debt Instruments and Other Documents.....................         88
         8.13  Limitation on Changes in Fiscal Year..............................         89
         8.14  Limitation on Negative Pledge Clauses.............................         89
         8.15  Limitation on Lines of Business; Creation of Subsidiaries.........         90
         8.16  Limitations on Currency and Commodity Hedging Transactions........         90
         8.17  Holding Company Status of EVI Audio...............................         90
         8.18  Establishment and Maintenance of Lockbox Accounts.................         91

 SECTION 9.  EVENTS OF DEFAULT...................................................         91

SECTION 10.  THE ADMINISTRATIVE AGENT AND THE OTHER REPRESENTATIVES..............         95
         10.1  Appointment.......................................................         95
         10.2  Delegation of Duties..............................................         95
         10.3  Exculpatory Provisions............................................         95
         10.4  Reliance by Administrative Agent..................................         96
         10.5  Notice of Default.................................................         96
         10.6  Acknowledgements and Representations by Lenders...................         97
         10.7  Indemnification...................................................         97
         10.8  Administrative Agent and Other Representatives in
                     Their Individual Capacity...................................         98
         10.9  Successor Administrative Agent....................................         98
         10.10  Swing Line Lender................................................         98

SECTION 11.  MISCELLANEOUS.......................................................         99
         11.1  Amendments and Waivers............................................         99
         11.2  Notices...........................................................        100
         11.3  No Waiver; Cumulative Remedies....................................        101
         11.4  Survival of Representations and Warranties........................        101
         11.5  Payment of Expenses and Taxes.....................................        101
         11.6  Successors and Assigns; Participations and Assignments............        102
         11.7  Adjustments; Set-off..............................................        105
         11.8  Counterparts......................................................        106
         11.9  Severability......................................................        106
         11.10  Integration......................................................        106
         11.11  GOVERNING LAW....................................................        106
         11.12  Submission To Jurisdiction; Waivers..............................        106
         11.13  Acknowledgements.................................................        107
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         11.14  WAIVER OF JURY TRIAL.............................................       107
         11.15  Confidentiality..................................................       107
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SCHEDULES

           I           Commitments and Addresses
           II          Applicable Margin Step-Downs
           III         Lockbox Banks
           3.1         Continued Letters of Credit
           5.2(a)      Material Adverse Effect Disclosure
           5.4         Consents Required
           5.6         Litigation
           5.8         Mortgaged Real Property
           5.9         Intellectual Property Claims
           5.14        Filing Jurisdictions and Lien Searches
           5.16        Subsidiaries
           6.1(o)      Local Counsel Jurisdictions
           7.9(c)      Leased U.S. Inventory Locations
           8.2(g)      Permitted Indebtedness
           8.3(j)      Permitted Liens
           8.4(a)      Permitted Guarantee Obligations
           8.9(c)      Permitted Investments
           8.10        Permitted Transactions with Affiliates

EXHIBITS

           A-1         Form of Revolving Credit Note
           A-2         Form of Term Note
           A-3         Form of Swing Line Note
           B           Guarantee and Collateral Agreement
           C           Form of Patent and Trademark Security Agreement
           D           Form of Mortgage
           E           Form of Solvency Opinion
           F           Form of Opinions of Counsel to the Loan Parties
           G           Form of U.S. Tax Compliance Certificate
           H           Form of Assignment and Acceptance
           I-1         Form of Borrowing Certificate
           I-2         Form of Borrowing Base Certificate
           J           Form of Landlord Waiver
           K           Form of Swing Line Participation Certificate
           L           Form of Lockbox Agreement


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                  CREDIT AGREEMENT, dated as of February 10, 1997, among GULTON
ACQUISITION CORP., a Delaware corporation ("Acquisition Co."), the several banks and other financial institutions from time to time parties to this Agreement (collectively, the "Lenders"; individually, a "Lender"), and THE CHASE MANHATTAN BANK ("Chase"), a New York banking corporation, as administrative agent for the Lenders hereunder (in such capacity, the "Administrative Agent").

                  WHEREAS, Gulton Holdings Corp., a Delaware corporation which, on or after the Effective Date, will be renamed EVI Audio Holding, Inc. ("Holdings"), and Acquisition Co., its direct Wholly Owned Subsidiary, are newly formed companies organized by an investor group led by Greenwich Street Capital Partners, Inc., a Delaware corporation ("GSCP");

                  WHEREAS, Acquisition Co. proposes to acquire Gulton Industries, Inc., a Delaware corporation ("GII"), which is a subsidiary of Mark IV Industries, Inc. ("Mark IV") through the purchase from Mark IV and Mark IV PLC of the capital stock of GII (the "Acquisition") pursuant to the Stock Purchase Agreement, dated as of December 12, 1996, by and among Mark IV, Mark IV PLC and Acquisition Co. (as previously amended and as further amended, supplemented, waived or otherwise modified from time to time in accordance with this Agreement, the "Stock Purchase Agreement");

                  WHEREAS, immediately following the Acquisition, Acquisition Co. will merge with and into GII (the "First Merger"), and GII as surviving corporation of the First Merger will merge (the "Second Merger"; the First Merger together with the Second Merger, the "Mergers") with and into Electro-Voice, Incorporated, a Delaware corporation and a Wholly Owned Subsidiary of GII, which will thereupon be renamed EV International, Inc. ("EV International") and which shall be the Borrower hereunder;

                  WHEREAS, the other domestic subsidiaries of EV International will be merged with and into EV International concurrently with the consummation of the Second Merger, with EV International as surviving corporation of any such merger;

                  WHEREAS, in connection with the Acquisition, EV International will contribute or otherwise transfer Capital Stock and Indebtedness held by it of certain Foreign Subsidiaries (as hereinafter defined) to EVI Audio International Holding Corporation, Inc. ("EVI Audio"), a Delaware corporation and wholly-owned subsidiary of EV International (such contribution or transfer, the "Foreign Subsidiary Transfer");

                  WHEREAS, in order to (i) finance a portion of the Acquisition Consideration (as defined in the Stock Purchase Agreement), (ii) refinance a portion of the existing indebtedness of GII and its subsidiaries, (iii) pay certain fees, taxes and expenses related to (x) the Acquisition and the financing thereof and (y) the refinancing of such existing indebtedness of GII and its subsidiaries and (iv) finance the working capital and other business requirements of the Borrower and its Subsidiaries following the consummation of the Acquisition and the Mergers, Acquisition Co. has requested that the Lenders make the Loans and issue and participate in the Letters of Credit (as hereinafter defined) provided for herein; and
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                  WHEREAS, all the obligations of the Borrower hereunder shall be secured and guaranteed by, among other things, (i) a perfected first lien on and security interest in certain collateral described in the Security Documents (as hereinafter defined), (ii) a pledge of all the issued and outstanding Capital Stock (as hereinafter defined) of the Borrower and each of the direct or indirect Domestic Subsidiaries (as hereinafter defined) of the Borrower (it being understood that as of the Effective Date and after giving effect to the Mergers there are no Domestic Subsidiaries of the Borrower in existence), 65% of the issued and outstanding Capital Stock of EVI Audio and 65% of the issued and outstanding Capital Stock of any direct Foreign Subsidiary (as hereinafter defined) of the Borrower and its Domestic Subsidiaries that is not a Foreign Subsidiary of EVI Audio and (iii) unconditional guarantees by each of the Guarantors (as hereinafter defined);

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto agree as follows:

                             SECTION 1. DEFINITIONS

                  1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

                  "ABR": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate (grossed up for maximum statutory reserve requirements) in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by Chase as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by Chase in connection with extensions of credit to debtors); "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the C/D Reserve Percentage and (b) the C/D Assessment Rate; "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board of Governors of the Federal Reserve System (the "Board") through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it; and "Federal Funds

         Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. Any change in the ABR due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

                  "ABR Loans": Loans the rate of interest applicable to which is based upon the ABR.

                  "Acceleration": as defined in Section 9(e).

                  "Account": as defined in the Uniform Commercial Code as in effect in the State of New York.

                  "Acquisition": as defined in the Recitals hereto.

                  "Acquisition Co." as defined in the Preamble hereto.

                  "Adjustment Date": each date on or after the first anniversary of the Effective Date that is the second Business Day following receipt by the Lenders of both (i) the financial statements required to be delivered pursuant to subsection 7.1(a) or 7.1(b), as applicable, for the most recently completed fiscal period and (ii) the related compliance certificate required to be delivered pursuant to subsection 7.2(b) with respect to such fiscal period.

                  "Adjustment Payment": the portion of the excess, if any, of
         (x) the Estimated Purchase Price over (y) the Final Purchase Price (as each such term is defined in the Stock Purchase Agreement) which is directly attributable to the application of the provisions in clause
         (i) of the third sentence of Section 2.7(a) of the Stock Purchase Agreement and which is actually paid to the Borrower by Mark IV, net of any costs, charges, expenses or other amounts relating to the calculation and payment of such portion which are of a type referred to in clauses (i)-(iii) of the definition of "Net Cash Proceeds" in this subsection 1.1.

                  "Administrative Agent": as defined in the Preamble hereto.

                  "Affected Eurodollar Loans":  as defined in subsection 4.9.

                  "Affected Eurodollar Rate": as defined in subsection 4.7.

                  "Affiliate": as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                  "Aggregate Outstanding Revolving Credit": as to any Revolving Credit Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Revolving Credit Lender then outstanding, (b) such Revolving Credit Lender's Revolving Credit Commitment Percentage of the L/C Obligations then outstanding and (c) such Revolving Credit Lender's Revolving Credit Commitment Percentage of the Swing Line Loans then outstanding.

                  "Agreement": this Credit Agreement, as amended, supplemented, waived or otherwise modified from time to time.

                  "Applicable Margin": during the period from the Effective Date until the first Adjustment Date, the Applicable Margin shall equal (i) 1.75% per annum with respect to ABR Loans and (ii) 2.75% per annum with respect to Eurodollar Loans. The Applicable Margin will be adjusted on each Adjustment Date to the applicable rate per annum set forth under the heading "ABR Loans Applicable Margin" or "Eurodollar Loans Applicable Margin" on Schedule II which corresponds to the achievement of certain performance criteria determined from the financial statements and compliance certificate relating to the end of the fiscal quarter immediately preceding such Adjustment Date; provided that in the event that the financial statements required to be delivered pursuant to subsection 7.1(a) or 7.1(b), as applicable, and the related compliance certificate required to be delivered pursuant to subsection 7.2(b), are not delivered when due, then

                           (a) if such financial statements and compliance certificate are delivered after the date such financial statements and compliance certificate were required to be delivered (without giving effect to any applicable cure period) and the Applicable Margin increases from that previously in effect as a result of the delivery of such financial statements, then the Applicable Margin in respect of the Loans during the period from the date upon which such financial statements were required to be delivered (without giving effect to any applicable cure period) until the date upon which they actually are delivered shall, except as otherwise provided in clause (c) below, be the Applicable Margin as so increased;

                           (b) if such financial statements and compliance
                  certificate are delivered after the date such financial statements and compliance certificate were required to be delivered and the Applicable Margin decreases from that previously in
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                                                                               5



                  effect as a result of the delivery of such financial statements, then such decrease in the Applicable Margin shall not become applicable until the date upon which the financial statements and certificate actually are delivered; and

                           (c) if such financial statements and compliance
                  certificate are not delivered prior to the expiration of the applicable cure period, then, effective upon such expiration, for the period from the date upon which such financial statements and compliance certificate were required to be delivered (after the expiration of the applicable cure period) until two Business Days following the date upon which they actually are delivered, the Applicable Margin in respect of the Loans shall be 1.75% per annum, in the case of ABR Loans, and 2.75% per annum, in the case of Eurodollar Loans (it being understood that the foregoing shall not limit the rights of the Administrative Agent and the Lenders set forth in Section
                  9).

                  "Application": an application, in such form as the Issuing Lender may specify from time to time, requesting the Issuing Lender to open a Letter of Credit.

                  "Asset Sale": any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, through a Sale and Leaseback Transaction) (a "Disposition") by the Borrower or any of its Subsidiaries, in one or a series of related transactions, of any real or personal, tangible or intangible, property (including, without limitation, Capital Stock) of the Borrower or such Subsidiary to any Person (other than to Acquisition Co., Holdings or any of their respective Wholly Owned Subsidiaries).

                  "Assignee": as defined in subsection 11.6(c).

                  "Available Revolving Credit Commitment": as to any Revolving Credit Lender at any time, an amount equal to the excess, if any, of
         (a) the amount of such Revolving Credit Lender's Revolving Credit Commitment at such time over (b) the sum of (i) the aggregate unpaid principal amount at such time of all Revolving Credit Loans made by such Revolving Credit Lender and (ii) an amount equal to such Revolving Credit Lender's Revolving Credit Commitment Percentage of the aggregate unpaid principal amount at such time of all Swing Line Loans, provided that for purposes of calculating Available Revolving Credit Commitments pursuant to subsection 4.5 such amount shall be zero, and (iii) an amount equal to such Revolving Credit Lender's Revolving Credit Commitment Percentage of the outstanding L/C Obligations at such time; collectively, as to all the Lenders, the "Available Revolving Credit Commitments".

                  "Base CD Rate": as defined in the definition of the term "ABR" in this subsection 1.1.

                  "Board": as defined in the definition of the term "ABR" in this subsection 1.1.

                  "Borrower": Acquisition Co. until the consummation of the First Merger, and thereafter GII until the consummation of the Second Merger, and thereafter the corporation currently named Electro-Voice, Inc., which will be renamed EV International, Inc. (it being understood that the First Merger and the Second Merger will be consummated on the Effective Date).

                  "Borrower Patent and Trademark Security Agreement": the Patent and Trademark Security Agreement executed and delivered by the Borrower, substantially in the form of Exhibit C, as the same may be amended, supplemented, waived or otherwise modified from time to time.

                  "Borrowing Base": at any date of determination thereof, an amount equal to the sum of (i) 80% of the Eligible Accounts Receivable at such date and (ii) 50% of the Eligible Inventory at such date; provided that the amount represented by the Eligible Inventory shall at no time be more than 50% of the Borrowing Base. The Borrowing Base shall be determined from time to time by the Administrative Agent in its reasonable judgment by reference to the Borrowing Base Certificate then most recently delivered to it; provided that the information contained in such Borrowing Base Certificate shall not be conclusive in calculating the Borrowing Base and, after consultation with the Borrower, the Administrative Agent shall be entitled to adjust the amounts and other information contained therein to the extent that it believes in its reasonable credit judgment that such adjustment is appropriate to cause the Borrowing Base (as so adjusted) to reflect the standards set forth in the definitions of the terms "Eligible Accounts Receivable" and "Eligible Inventory".

                  "Borrowing Base Certificate": a certificate executed and delivered by the Borrower, substantially in the form of Exhibit I-2, delivered pursuant to subsection 7.2(e).

                  "Borrowing Date": any Business Day specified in a notice pursuant to subsection 2.3, 2.5, 2.8 or 3.2 as a date on which the Borrower requests the Lenders to make Loans hereunder or the Issuing Lender to issue Letters of Credit hereunder.

                  "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close, except that, when used in connection with a Eurodollar Loan, "Business Day" shall mean, any Business Day on which dealings in Dollars between banks may be carried on in London, England and New York, New York.

                  "Capital Expenditures": with respect to any Person for any period, the sum of the aggregate of all expenditures by such Person and its consolidated Subsidiaries during such period which, in accordance with GAAP, are or should be included in "capital expenditures."

                  "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

                  "Cash Equivalents": (a) securities issued or fully guaranteed or insured by the United States Government or any agency or instrumentality thereof, (b) time deposits, certificates of deposit or bankers' acceptances of (i) any Lender or (ii) any commercial bank having capital and surplus in excess of $500,000,000 and the commercial paper of the holding company of which is rated at least A-2 or the equivalent thereof by Standard & Poor's Ratings Group (a division of McGraw Hill Inc.) or any successor rating agency ("S&P") or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc. or any successor rating agency ("Moody's") (or if at such time neither is issuing ratings, then a comparable rating of such other nationally recognized rating agency as shall be approved by the Administrative Agent in its reasonable judgment), (c) commercial paper rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's (or if at such time neither is issuing ratings, then a comparable rating of such other nationally recognized rating agency as shall be approved by the Administrative Agent in its reasonable judgment) and (d) investments in money market funds complying with the risk limiting conditions of Rule 2a-7 or any successor rule of the Securities and Exchange Commission under the Investment Company Act.

                  "C/D Assessment Rate": for any day as applied to any ABR Loan, the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund classified as well-capitalized and within supervisory subgroup "B" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. Section 327.4 (or any successor provision) to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of such institution in the United States.

                  "C/D Reserve Percentage": for any day as applied to any ABR Loan, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board, for determining the maximum reserve requirement for a Depositary Institution (as defined in Regulation D of the Board) in respect of new non-personal time deposits in Dollars of $100,000 or more having a maturity of 30 days or more.

                  "Change of Control": the occurrence of any of the following events: (i) the GSCP Group shall in the aggregate beneficially, directly or indirectly, own shares of Capital Stock having less than 51% of the total voting power of all of the outstanding Capital Stock of Holdings, (ii) one or more members of the GSCP Group shall not have the power (whether or not exercised), by virtue of owning shares of the Capital Stock of Holdings or by contract or otherwise, to elect or cause the election of a majority of the board of directors of Holdings,
         (iii) Holdings shall cease to own 100% of the Capital Stock of the Borrower or (iv) a "Change of Control" as defined in the

         Senior Subordinated Credit Agreement or the Senior Subordinated Indenture shall have occurred at a time when any principal amount of Indebtedness is outstanding under, respectively, such agreement or indenture.

                  "Chase": The Chase Manhattan Bank, a New York banking corporation.

                  "Code": the Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral": all assets of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

                  "Commercial Letter of Credit": as defined in subsection
         3.1(a).

                  "Commitments": the collective reference to the Revolving Credit Commitments, the Swing Line Commitment, the Term Loan Commitments and the L/C Commitment; individually, a "Commitment".

                  "Commitment Percentage": as to any Lender, the percentage of the aggregate Revolving Credit Commitments and Term Loan Commitments constituted by such Lender's Revolving Credit Commitment and Term Loan Commitment, or following the Effective Date, the percentage representing a fraction the numerator of which is the sum of (i) the aggregate principal amount of such Lender's Term Loans then outstanding plus (ii) the Revolving Credit Commitment of such Lender (or, following the termination or expiration of the Revolving Credit Commitments, the sum of (x) the aggregate principal amount of such Lender's Revolving Credit Loans then outstanding plus (y) such Lender's Revolving Commitment Percentage of all L/C Obligations and Swing Line Loans then outstanding), and the denominator of which is the sum of (i) the aggregate principal amount of Term Loans of all Lenders then outstanding plus (ii) the aggregate Revolving Credit Commitments of all Lenders (or, following the termination or expiration of the Revolving Credit Commitments, the sum of (x) the aggregate principal amount of all Revolving Credit Loans then outstanding plus (y) the aggregate principal amount of all L/C Obligations and Swing Line Loans then outstanding).

                  "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with Acquisition Co. within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under
         Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Sections 414(m) and (o) of the Code.

                  "Consolidated EBITDA": for any period, Consolidated Net Income for such period adjusted to exclude the following items (without duplication) of income or expense to the extent that such items are included in the calculation of Consolidated Net Income: (a) Consolidated Interest Expense, (b) any non-cash expenses and charges,
         (c) total income tax expense, (d) depreciation expense, (e) the expense associated with amortization of intangible and other assets (including amortization or other expense recognition of any costs associated with asset write-ups in accordance with APB Nos. 16 and 17), (f) non-cash provisions for reserves for discontinued operations, (g) any gain or loss associated with the sale or write-down of assets not in the ordinary course of business, (h) all cash expenses relating to the Transactions, (i) any income or loss accounted for by the equity method of accounting (except in the case of income to the extent of the amount of cash dividends or cash distributions paid to the Borrower or any of its Subsidiaries by the entity accounted for by the equity method of accounting) and (j), except for purposes of calculating "Excess Cash Flow", cash payments made to GSCP permitted by subsection 8.10(ii) hereof for the rendering of management consulting or financial advisory services.

                  "Consolidated Funded Indebtedness": at the date of determination thereof, all Indebtedness of the Borrower and its consolidated Subsidiaries which by its terms matures more than one year after the date of calculation, including, in any event, under this Agreement, the Senior Subordinated Credit Agreement and the Senior Subordinated Notes, and any such Indebtedness maturing within one year from such date which is renewable or extendable at the option of the obligor to a date more than one year from such date, including, in any event, the Term Loans, the Revolving Credit Loans and the Swing Line Loans, in each case determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Fixed Charges": for any period the sum of: (i) Consolidated Interest Expense; (ii) required amortization of Indebtedness for the period involved and any discount or premium relating to any such Indebtedness for any period involved, whether expensed or capitalized; (iii) Capital Expenditures; and (iv) taxes paid in cash for the period involved, net of tax credits and benefits (including tax benefits arising from net operating losses) created in such year and available for use in reducing cash taxes payable in subsequent years; in each case of the Borrower and its consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Fixed Charges Ratio": for any period the ratio of (i) Consolidated EBITDA for such period to (ii) Consolidated Fixed Charges for such period.

                  "Consolidated Interest Expense": for any period, the sum of
         (a) interest expense (accrued and paid or payable in cash for such period, and in any event excluding any amortization or write-off of financing costs) on Indebtedness of the Borrower and its consolidated Subsidiaries for such period minus (b) interest income (accrued and received or receivable in cash for such period) of the Borrower and its consolidated Subsidiaries for such period, in each case determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Interest Coverage Ratio": for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.

                  "Consolidated Net Income": for any period, net income of the Borrower and its consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Net Worth": means as to any Person, the consolidated common stockholders' equity of such Person and its consolidated Subsidiaries, as determined in accordance with GAAP.

                  "Contractual Obligation": as to any Person, any provision of any material security issued by such Person or of any material agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                  "Debt Portion": the portion of any Adjustment Payment representing the percentage of the initial capitalization of the Borrower constituted by the Loans, the aggregate principal amount of the loans under the Senior Subordinated Credit Agreement and any the aggregate principal amount of any other Indebtedness of the Borrower.

                  "Default": any of the events specified in Section 9, whether or not any requirement for the giving of notice (other than, in the case of Section 9(e), a Default Notice), the lapse of time, or both, or any other condition, has been satisfied.

                  "Defaulted Account": any Account of the Borrower or its Subsidiaries which has been or should have been charged- off as not collectable in conformity with the accounting policies of the Borrower and its Subsidiaries as in effect from time to time.

                  "Default Notice": as defined in Section 9(e).

                  "Disposition": as defined in the definition of the term "Asset Sale" in this subsection 1.1.

                  "Dollars" and "$": dollars in lawful currency of the United States of America.

                  "Domestic Subsidiary": any Subsidiary of the Borrower which is not a Foreign Subsidiary or EVI Audio (it being understood that as of the Effective Date and after giving effect to the Mergers, there are no Domestic Subsidiaries of the Borrower in existence).

                  "Effective Date": the date on which all the conditions precedent set forth in subsection 6.1 shall be satisfied or waived.

                  "Eligible Accounts Receivable": at any time, an amount equal to the aggregate outstanding balance of all Accounts of the Borrower and its Domestic Subsidiaries payable in the United States of America in Dollars, as set forth in the aging reports of billed Accounts for the Borrower and its Domestic Subsidiaries as of such time, provided that, unless otherwise approved in writing by the Administrative Agent, no amount owing in respect of any Account of the Borrower or any of its Domestic Subsidiaries shall be deemed to be included in any calculation of Eligible Accounts Receivable if:

(a) (i) such Account is not a bona fide, valid and legally enforceable obligation of the Obligor thereon arising from the actual sale and delivery of goods to or rendition to and acceptance of services by such Obligor, (ii) the goods giving rise to such Account have not been shipped and delivered to the Obligor thereon or the services giving rise to such Account have not been performed, (iii) such Account arises from a progress billing or percentage of completion invoice, but only to the extent the amount billed exceeds the value of the goods sold and delivered or the services performed with respect thereto, or (iv) such Account otherwise does not represent a final sale or transfer of title to such Obligor;

         (b) such Account has been adjusted to reflect the return or rejection of, or any loss of or damage to, any of the Inventory giving rise to such Account; provided that amounts owing in respect of such Account shall only be excluded to the extent of such adjustment;

         (c) such Account includes any material financing charges or late or other fees; provided that amounts owing in respect of such Account shall only be excluded to the extent of such charges or fees;

         (d) the Obligor thereon is the Borrower or any Subsidiary or Affiliate thereof or any employee, officer, sales representative, agent (other than any such sales representative or agent which has an independent contractor relationship with the Borrower or its Subsidiaries), director or stockholder of the Borrower or any of its Subsidiaries or Affiliates or the sale giving rise to such Account is to an Obligor in any jurisdiction outside the United States unless the obligations of such Obligor thereunder are backed by a letter of credit acceptable to the Administrative Agent;

         (e) the Obligor thereon is any Governmental Authority unless all Requirements of Law relating to the creation and perfection of a Lien thereon in favor of the Administrative Agent for the benefit of the Lenders shall have been satisfied in all material respects;

         (f) such Account was, at the date of the original issuance of the respective invoice therefor, payable more than 90 days after such date;

         (g) such Account remains unpaid for more than 60 days after the date set forth for payment in the invoice originally issued therefor; provided that amounts owing in respect of such Account shall only be excluded to the extent of the amount which remains unpaid for more than 60 days after the date set forth for payment in the invoice originally issued therefor;

         (h) greater than 50% of the aggregate amount owing in respect of Accounts by the Obligor thereon to the Borrower and its Subsidiaries remain unpaid more than 60 days after the date set forth for payment in the respective invoices originally issued therefor;

         (i) such Account is a Defaulted Account, unless the obligations of the Obligor under such Account are supported by a letter of credit issued by a bank or other credit insurance reasonably acceptable to the Administrative Agent;

         (j) the Obligor thereon has been the Obligor in respect of Defaulted Accounts at any time during the immediately preceding 12-month period unless the payment of Accounts from such Obligor is secured in a manner reasonably satisfactory to the Administrative Agent or, if the Account arises subsequent to a decree or order for relief with respect to such Obligor under the federal bankruptcy laws, as now or hereinafter in effect, the timely payment and collection of such Account will not be impaired, as determined by the Administrative Agent in its reasonable judgment;

         (k) a proceeding under bankruptcy or similar laws has occurred and is continuing with respect to the Obligor thereon unless the payment of Accounts from such Obligor is secured in a manner reasonably satisfactory to the Administrative Agent or, if the Account arises subsequent to a decree or order for relief with respect to such Obligor under the federal bankruptcy laws, as now or hereinafter in effect, the timely payment and collection of such Account will not be impaired, as determined by the Administrative Agent in its reasonable judgment;

         (l) it is an Account which pursuant to any agreement between the Borrower or any of its Domestic Subsidiaries, on the one hand, and the Obligor thereon, on the other hand, may be set off or charged against
         (i) any adverse security deposit or other similar deposit made by or for the benefit of such Obligor or (ii) any trade payable, rebate obligation or other similar liability owing to such Obligor; provided that amounts owing in respect of such Account shall only be excluded to the extent of such set-off or charge against such adverse security deposit, payable, rebate obligation or other similar liability;

         (m) if the aggregate amount owing in respect of Accounts by the Obligor thereon to the Borrower and its Domestic Subsidiaries exceeds 20% of the aggregate of all amounts owing in respect of all Accounts of the Borrower and its Domestic Subsidiaries at such time; provided that amounts owing by such Obligor in respect of Accounts shall only be excluded to the extent such amounts exceed 20% of the aggregate of all amounts owing in respect of all Accounts of the Borrower and its Domestic Subsidiaries at such time;

         (n) such Account is the result of a chargeback, debit memo or a reinvoice of a disputed Account or Defaulted Account;

         (o) such Account arises from (i) the sale to the Obligor on a bill-and-hold, guarantied sale, sale-or-return, sale on approval, consignment, sample or trial basis, (ii) a sale subject to any retainages or holdbacks of any type or (iii) any other sale to the Obligor made pursuant to any other written agreement providing for repurchase or return; provided that no amount owing in respect of such Account shall be excluded pursuant to this clause solely as a result of customary quality warranties or the general right to return goods provided by the Borrower or any of its Domestic Subsidiaries;

         (p) the Obligor thereon has disputed its liability on, or the Obligor thereon has made any claim or defense with respect to, such Account or any other Account due from such Obligor to any Loan Party, which has not been resolved; provided that (x) amounts owing in respect of such Account shall only be excluded to the extent of the amount owed by such Loan Party to the Obligor thereon or the amount of such dispute, claim or defense, as applicable, and (y) routine adjustments to an Account common in the industry in which the Borrower and its Domestic Subsidiaries participate and common to their businesses, such as for volume or quantity differences or returned goods, will be deemed not to constitute a dispute, claim, defense or set-off;

         (q) such Account does not comply in all material respects with all applicable legal requirements;

         (r) such Account is not owned solely by the Borrower or any of its Domestic Subsidiaries free and clear of all Liens or other rights or claims of any other Person (except in favor of the Administrative Agent);

         (s) such Account is subject to any material restrictions on the transfer, assignability or sale thereof, enforceable against the assignee, except pursuant to any Loan Document or any other agreement or instrument governing any Indebtedness of the Borrower or any of its Domestic Subsidiaries which is permitted to be incurred by the Borrower or such Domestic Subsidiary pursuant to this Agreement; or

         (t) the Administrative Agent does not have a valid and perfected first priority security interest in such Account for the benefit of the Lenders (except for liens arising by operation of law, appropriate reserves for which have been reasonably established for borrowing base purposes by the Borrower or a Domestic Subsidiary) or such Account does not conform in all material respects to the representations and warranties contained in this Agreement or any of the Security Documents.

         For purposes of determining Eligible Accounts Receivable, the aggregate amount owing in respect of Accounts meeting the foregoing criteria for inclusion in the determination of Eligible Accounts Receivable shall be reduced by (i) an amount equal to the amount of any reserve for the value of an accrual for the estimated current liability for rebates and return and credit memos with respect to such Accounts, determined in conformity with the accounting policies of the Borrower and its Subsidiaries as in effect from time to time and (ii) an amount equal to the portion of any Account representing delivery or freight which has been or should have been charged-off as not collectable in conformity with the accounting policies of the Borrower and its Subsidiaries as in effect from time to time.

                  "Eligible Inventory": at any time, an amount equal to the aggregate value of all Inventory of the Borrower and its Domestic Subsidiaries, excluding (i) 50% of the aggregate value of any Service Center Inventory, (ii) 40% of the aggregate value of raw materials or stockroom inventory (net of any applicable reserves), (iii) 100% of the aggregate value of work in process and (iv) 100% of the aggregate value of other supplies or materials used or consumed in the business of the Borrower and its Domestic Subsidiaries. In determining the amount to be so included, such Inventory shall be valued at the standard cost maintained on a basis consistent with the Borrower's or such Domestic Subsidiary's current and historical accounting practice less reserves taken and adjustments made, if any,

(i) on account of physical inventory adjustments, (ii) for standard cost variances and shrinkage accruals, (iii) for obsolete or slow moving goods as determined by Inventory remaining unsold or not placed into production for a period of 52 weeks, (iv) for goods returned or rejected by the Borrower's or such Domestic Subsidiary's customers as damaged or defective, obsolete or otherwise nonsalable, (v) for goods in transit to third parties that are not excluded pursuant to clause (a), (b), (c) or (d) below, (vi) for Liens referred to in clause (c)(i) below and (vii) for Liens referred to in clause (c)(ii) below as established by the Administrative Agent in its sole discretion. Unless otherwise approved in writing by the Administrative Agent, no amount with respect to any Inventory shall be deemed to be included in any calculation of Eligible Inventory if:

(a) the Inventory is not owned solely by the Borrower or such Domestic Subsidiary or is leased or on consignment or the Borrower or such Domestic Subsidiary does not have good and valid title thereto;

         (b) the Inventory is not located at or in transit to property that is owned or leased by the Borrower or such Domestic Subsidiary in the United States and that is set forth on Schedule 5 to the Guarantee and Collateral Agreement, provided that Inventory in transit to the United States from outside the United States shall be included in the calculation of Eligible Inventory only if the delivery of such Inventory to the United States is guaranteed by a letter of credit from a bank acceptable to the Administrative Agent;

         (c) the Inventory is not subject to a perfected Lien in favor of the Administrative Agent for the benefit of the Lenders prior to all other Liens except (i) for Liens in favor of landlords with respect to which either (x) a Landlord Lien Waiver has been obtained or (y) a Rent Adjustment has been subtracted from the calculation of Eligible Inventory, provided that if the Borrower or the respective Domestic Subsidiary fails to make all rental payments with respect to the property at which such Inventory is located for a period of three consecutive months, such Inventory shall not be included in the calculation of Eligible Inventory and (ii) with respect to Eligible Inventory located at or in transit to sites described in clause (b) above, for Liens for normal and customary warehousing and transportation charges (appropriate reserves for which have been reasonably established for Borrowing Base purposes by the Borrower or such Domestic Subsidiary); or

         (d) the Inventory does not conform in all material respects to the representations and warranties contained in this Agreement or any of the Security Documents.

                  "Environmental Costs": any and all costs or expenses (including, without limitation, attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, fines, penalties, damages, settlement payments, judgments and awards), of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way relating to, any violation of, noncompliance with or liability under any Environmental Laws or any orders, requirements, demands, or investigations of any person related to any Environmental Laws. Environmental Costs include any and all of the foregoing, without regard to whether they arise out of or are related to any past, pending or threatened proceeding of any kind.

                  "Environmental Laws": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, and such requirements of any Governmental Authority properly promulgated and having the force and effect of law or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as have been, or now or at any relevant time hereafter are, in effect.

                  "Environmental Permits": any and all permits, licenses, registrations, notifications, exemptions and any other authorization required under any Environmental Law.

                  "Environmental Program": as defined in subsection 7.8(c).

                  "Equity Portion": that portion of any Adjustment Payment representing the percentage of the initial capitalization of the Borrower not represented by the Debt Portion.

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate (grossed-up for maximum statutory reserve requirements for eurodollar liabilities) per annum determined by the Administrative Agent to be the arithmetic mean (rounded to the nearest 1/100th of 1%) of the offered rates for deposits in Dollars with a term comparable to such Interest Period that appears on the Telerate British Bankers Assoc. Interest Settlement Rates Page (as defined below) at approximately 11:00 A.M., London time, on the second full Business Day preceding the first day of such Interest Period; provided, however, that if there shall at any time no longer exist a Telerate British Bankers Assoc. Interest Settlement Rates Page, "Eurodollar Base Rate" shall mean, with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate (grossed-up for maximum statutory reserve requirements for eurodollar liabilities) per annum equal to the rate at which Chase is offered deposits in Dollars at approximately 11:00 A.M., London time, two Business Days prior to the first day of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of Dollars are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its Eurodollar Loan to be outstanding during such Interest Period. "Telerate British Bankers Assoc. Interest Settlement Rates Page" shall mean the display designated as Page 3750 on the Telerate System Incorporated Service (or such other page as may replace such page on such service for the purpose of displaying the rates at which Dollar deposits are offered by leading banks in the London interbank deposit market).

                  "Eurodollar Loans": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

                  "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
                     --------------------------------------
                     1.00 - Eurodollar Reserve Requirements

                  "Eurodollar Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurodollar funding (currently referred to as "Eurodollar Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

                  "Event of Default": any of the events specified in Section 9, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "EVI Audio": as defined in the Recitals hereto.

                  "Excess Cash Flow": for any period, Consolidated EBITDA minus
         (i) any Capital Expenditures made in cash during such period, minus
         (ii) any principal payments (other than principal payments during such period pursuant to subsection 4.4(b), (c) or (e) unless and to the extent that the event giving rise to such mandatory prepayment causes an increase in Consolidated EBITDA) on the Term Loans made during such period, minus (iii) any principal payments resulting in a permanent reduction of any other Indebtedness of the Borrower or any of its consolidated Subsidiaries made during such period, minus (iv) Consolidated Interest Expense for such period minus (v) any taxes paid or payable in cash for such period, minus (vi) the Net Cash Proceeds from any Asset Sale to the extent that such Net Cash Proceeds (A) (without duplication of clause (i) or (vii) of this definition) consist of any Reinvested Amount or are otherwise applied in accordance with subsection 4.4(b) and (B) are included in the calculation of Consolidated EBITDA, minus (vii) (without duplication of clause (i) of this definition) any Investment made in accordance with subsection 8.9(e), (g), (i), (l), (m) or (n), minus (viii) the proceeds of any Sale and Leaseback Transactions entered into by the Borrower or any of its Subsidiaries during such period.

                  "Exchange Act": the Securities Exchange Act of 1934, as amended from time to time.

                  "Extension of Credit": as to any Lender, the making of, or the issuance of, or participation in, a Loan by such Lender or the issuance of, or participation in, a Letter of Credit by such Lender.

                  "FIRREA": the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended from time to time.

                  "Federal Funds Effective Rate": as defined in the definition of the term "ABR" in this subsection 1.1.

                  "Financing Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

                  "First Merger": as defined in the Recitals hereto.

                  "Foreign Subsidiary": any Subsidiary of the Borrower which is organized and existing under the laws of any jurisdiction outside of the United States of America and EVI Audio.

                  "Foreign Subsidiary Transfer": as defined in the Recitals hereto.

                  "GAAP": with respect to the covenants contained in subsections 8.1, 8.2 and 8.8 and all defined terms relating thereto (including, without limitation, the defined term "Consolidated Funded Indebtedness") and the defined term "Excess Cash Flow", generally accepted accounting principles in the United States of America in effect on the Effective Date and, for all other purposes under this Agreement, generally accepted accounting principles in the United States of America in effect from time to time.

                  "GII": as defined in the Recitals hereto.

                  "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, the European Union.

                  "GSCP Equity Investment": as defined in subsection 6.1(c).

                  "GSCP Group": Greenwich Street Capital Partners, L.P., Greenwich Street Capital Offshore Fund, Ltd., The Travelers Insurance Company, The Travelers Life and Annuity Company, TRV Employees Fund, Inc., Smith Barney Holdings Inc. and their respective Affiliates; any other investment fund or vehicle managed or sponsored by Greenwich Street Capital Partners, Inc., The Travelers Insurance Company, The Travelers Life and Annuity Company, Smith Barney Holdings Inc. or any of their respective Affiliates; and any limited or general partners of, or other investors in, any member of the GSCP Group.

                  "Guarantee": as defined in the definition of "Guarantor".

                  "Guarantee and Collateral Agreement": the Guarantee and Collateral Agreement to be executed and delivered by Holdings, the Borrower and each of its Domestic Subsidiaries and the Administrative Agent, substantially in the form of Exhibit B, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any such obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds
         (1) for
         the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor,
         (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

                  "Guarantor": any Person which is now or hereafter a party to
         (a) the Guarantee and Collateral Agreement or (b) any other guarantee (a "Guarantee") hereafter delivered to the Administrative Agent guaranteeing the obligations and liabilities of each of the Loan Parties hereunder or under any other Loan Documents.

                  "Gulton Data Systems Contracts": the contracts of the Gulton Data Systems division of GII set forth on Schedule 8 to the Guarantee and Collateral Agreement on which a lien is not being granted to the Administrative Agent for the benefit of the Lenders.

                  "Holdings": as defined in the Recitals hereto.

                  "Indebtedness": of any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument,
         (c) all obligations of such Person under Financing Leases, (d) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (e) for purposes of subsection 8.2 and
         Section 9(e) only, all obligations of such Person in respect of interest rate protection agreements, interest rate futures, interest rate options, interest rate caps and any other interest rate hedge arrangements and (f) all indebtedness or obligations of the types referred to in the preceding clauses (a) through (e) secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

                  "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                  "Insolvent": pertaining to a condition of Insolvency.

                  "Intellectual Property": as defined in subsection 5.9.

                  "Interest Payment Date": (a) as to any ABR Loan, the last day of each January, April, July and October to occur while such Loan is outstanding and, if such ABR Loan is a Term Loan, the date of each payment of principal thereof, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, and (c) as to any Eurodollar Loan having an Interest Period longer than three months, (x) each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and
         (y) the last day of such Interest Period.

                  "Interest Period": with respect to any Eurodollar Loan:

                               (i) initially, the period commencing on the
                  borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

                              (ii) thereafter, each period commencing on the
                  last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

         provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

                           (1) if any Interest Period would otherwise end on a
                  day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                           (2) any Interest Period that would otherwise extend
                  beyond the Termination Date shall (for all purposes other than subsection 4.12) end on the Termination Date.

                           (3) any Interest Period that begins on the last
                  Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                           (4) the Borrower shall select Interest Periods so as
                  not to require a scheduled payment of any Eurodollar Loan during an Interest Period for such Loan.

                  "Interest Rate Protection Agreement": any interest rate protection agreement, interest rate future, interest rate option, interest rate cap or collar or other interest rate hedge arrangement with (i) any Lender or (ii) any financial institution reasonably acceptable to the Administrative Agent, to or under which the Borrower is a party or a beneficiary on the Effective Date or becomes a party or a beneficiary after the Effective Date.

                  "Inventory": as defined in the Uniform Commercial Code as in effect in the State of New York from time to time, and including, without limitation, raw materials and all sub-assemblies held for sale.

                  "Investment Company Act": the Investment Company Act of 1940, as amended from time to time.

                  "Investments": as defined in subsection 8.9.

                  "Issuing Lender": Chase or any of its Affiliates, in its capacity as issuer of any Letter of Credit.

                  "Landlord Lien Waiver": a written agreement in substantially the form of Exhibit J or otherwise reasonably acceptable to the Administrative Agent.

                  "L/C Fee Payment Date": with respect to any Letter of Credit, the last day of each January, April, July and October to occur after the date of issuance thereof to and including the first such day to occur on or after the date of expiry thereof.

                  "L/C Obligations": at any time, an amount equal to the sum of
         (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to subsection 3.5(a).

                  "L/C Participants": the collective reference to all the Revolving Credit Lenders other than the Issuing Lender.

                  "Lenders": as defined in the Preamble hereto.

                  "Letters of Credit": as defined in subsection 3.2(a).

                  "Leverage Ratio": at the last day of each fiscal quarter of the Borrower, the ratio of (a) Consolidated Funded Indebtedness at such date to (b) Consolidated EBITDA for the period of four full fiscal quarters ending on such date.

                  "Lien": any mortgage, pledge, hypothecation, assignment, security deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

                  "Loan": a Revolving Credit Loan, a Term Loan or a Swing Line Loan, as the context shall require; collectively, the "Loans".

                  "Loan Documents": this Agreement, any Notes, the Applications, any Lockbox Agreements, the Guarantees and the Security Documents, each as amended, supplemented, waived or otherwise modified from time to time.

                  "Loan Parties": Holdings, the Borrower and each Subsidiary of the Borrower which is a party to a Loan Document; individually, a "Loan Party".

                  "Lockbox Agreement": each Lockbox Agreement, substantially in the form of Exhibit L, with such changes or additions to such form as shall be approved by the Administrative Agent (which approval shall not be unreasonably withheld), among the Borrower or any of its Subsidiaries, each Lockbox Bank and the Administrative Agent, as the same may be amended, supplemented, waived or otherwise modified from time to time.

                  "Lockbox Bank": each bank which shall enter into a Lockbox Agreement as the "Lockbox Bank" thereunder and as defined therein, which shall be (i) a Lender which is a bank or (ii) a bank approved by the Administrative Agent (which approval will not be unreasonably withheld). Each anticipated Lockbox Bank as of the Effective Date is listed on Schedule III and has been approved by the Administrative Agent.

                  "Management Investors": the collective reference to the officers, directors, employees and other members of the management of Holdings, the Borrower or any of their Subsidiaries, or family members or relatives thereof or trusts for the benefit of any of the foregoing, who at any particular date shall beneficially own or have the right to acquire, directly or indirectly, common stock of Holdings.

                  "Mark IV": as defined in the Recitals hereto.

                  "Material Adverse Effect": a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole, or
         (b) the validity or enforceability as to any

         Loan Party thereto of this Agreement, any of the Notes or any of the other Loan Documents or the rights and remedies of the Administrative Agent and the Lenders under the Loan Documents taken as a whole.

                  "Materials of Environmental Concern": any gasoline or petroleum (including, without limitation, crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances or materials or wastes defined or regulated as such in or under or which may give rise to liability under any applicable Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

                  "Mergers": as defined in the Recitals hereto.

                  "Mortgaged Properties": the collective reference to the real properties owned in fee by the Loan Parties described on Schedule 5.8, including, without limitation, all buildings, improvements, structures and fixtures now or subsequently located thereon and owned by any such Loan Party.

                  "Mortgages": (i) each of the mortgages executed and delivered by the Borrower and its Subsidiaries encumbering each of the Mortgaged Properties, substantially in the form of Exhibit E (with such modifications thereto as the Administrative Agent on or before the Effective Date shall reasonably determine is necessary in any state to create a valid and enforceable first mortgage Lien securing the obligations and liabilities of the Borrower or any of its Subsidiaries, as the case may be, under the Loan Documents) and (ii) each of the mortgages and deeds of trust, if any, executed and delivered by the Borrower and its Subsidiaries to the Administrative Agent pursuant to subsection 7.9, as the same may be amended, supplemented, waived or otherwise modified from time to time.

                  "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "Net Cash Proceeds": with respect to any Asset Sale (including, without limitation, any Sale and Leaseback Transaction permitted under subsection 8.11), any sale or issuance of equity securities of the Borrower or any of its Subsidiaries, the issuance of any debt securities or any borrowings by the Borrower or any of its Subsidiaries (other than issuances and borrowings permitted pursuant to subsection 8.2, except as otherwise specified), an amount equal to the gross proceeds in cash and Cash Equivalents of such Asset Sale, sale, issuance or borrowing, net of (i) reasonable attorneys' fees, accountants' fees, brokerage, consultant and other customary fees, underwriting commissions and other reasonable fees and expenses actually incurred in connection with such Asset Sale, sale, issuance or borrowing, (ii) taxes paid or reasonably estimated to be payable as a result thereof, (iii) appropriate amounts provided or to be provided by the Borrower or any of its Subsidiaries as a reserve, in accordance with GAAP, with respect to any liabilities associated with such Asset Sale and retained by the Borrower or any such Subsidiary after such Asset Sale and other appropriate amounts to be used by the Borrower or any of its Subsidiaries to discharge or pay on a current basis any other liabilities associated with such Asset Sale and (iv) in the case of a sale or Sale and Leaseback Transaction of or involving an asset subject to a Lien securing any Indebtedness, payments made and installment payments required to be made to repay such Indebtedness, including, without limitation, payments in respect of principal, interest and prepayment premiums and penalties.

                  "Non-Excluded Taxes": as defined in subsection 4.11.

                  "Notes": the collective reference to the Revolving Credit Notes, the Swing Line Note and the Term Notes.

                  "Obligor": with respect to an Account, the purchaser of the goods or services giving rise to such Account or any other Person obligated to make payment in respect of such purchase of such goods or services.

                  "Other Representatives": Chase Securities Inc. in its capacity as arranger of the Commitments hereunder and the Issuing Lender in its capacity as such.

                  "Participants": as defined in subsection 11.6(b).

                  "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor thereto).

                  "Permitted Hedging Arrangement": as defined in subsection
         8.16.

                  "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is an "employer" as defined in Section 3(5) of ERISA.

                  "Prime Rate": as defined in the definition of the term "ABR" in this subsection 1.1.

                  "Pro Forma Balance Sheet": as defined in subsection 5.1(b).

                  "Pro Forma Date":  as defined in subsection 5.1(b).

                  "Refunded Swing Line Loans": as defined in subsection 2.5(c).

                  "Register": as defined in subsection 11.6(d).

                  "Regulation U": Regulation U of the Board as in effect from time to time.

                  "Reimbursement Obligations": the obligation of the Borrower to reimburse the Issuing Lender pursuant to subsection 3.5(a) for amounts drawn under Letters of Credit.

                  "Reinvested Amount": with respect to any Asset Sale permitted by subsection 8.6(g), that portion of the Net Cash Proceeds thereof as shall, according to a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent within 30 days of such Asset Sale, be reinvested in the business of the Borrower and its Subsidiaries in a manner consistent with the requirements of subsection 8.15(a) and the other provisions hereof within one year of the receipt of such Net Cash Proceeds or, if such reinvestment is in a project authorized by the board of directors of the Borrower that will take longer than one year to complete, the period of time necessary to complete such project; provided that (i) if any such certificate of a Responsible Officer is not delivered to the Administrative Agent on the date of such Asset Sale, any Net Cash Proceeds of such Asset Sale shall be immediately (x) deposited in a cash collateral account established at Chase to be held as collateral in favor of the Administrative Agent for the benefit of the Lenders on terms reasonably satisfactory to the Administrative Agent and shall remain on deposit in such cash collateral account until such certificate of a Responsible Officer is delivered to the Administrative Agent or (y) used to make a prepayment of the Revolving Credit Loans in accordance with subsection 4.4(a)(i); provided that, notwithstanding anything in this Agreement to the contrary, the Borrower may not request any Extension of Credit under the Revolving Credit Commitments that would reduce the aggregate amount of the Available Revolving Credit Commitments to an amount that is less than the amount of any such prepayment until such certificate of a Responsible Officer is delivered to the Administrative Agent and (ii) any Net Cash Proceeds not so reinvested within one year or such later day, as applicable, shall be utilized at the end of such period or to prepay the Loans pursuant to subsection 4.4(e).

                  "Rent Adjustment": with respect to any property leased by the Borrower or any of its Domestic Subsidiaries where any Inventory is located which may become subject to Liens in favor of the landlord thereof arising by operation of law, an amount equal to six months' rent at such premises.

                  "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of
         Section 4241 of ERISA.

                  "Reportable Event": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. Section 2615 or any successor regulation thereto.

                  "Required Lenders": at any time, Lenders the Total Credit Percentages of which aggregate at least 51%.

                  "Requirement of Law": as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, statute, ordinance, code, decree, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its material property or to which such Person or any of its material property is subject, including, without limitation, laws, ordinances and regulations pertaining to zoning, occupancy and subdivision of real properties; provided that the foregoing shall not apply to any non-binding recommendation of any Governmental Authority.

                  "Responsible Officer": as to any Person, any of the following officers of such Person: (i) the chief executive officer or the president of such Person and, with respect to financial matters, the chief financial officer, the senior vice president - finance, the treasurer or the controller of such Person, (ii) any vice president of such Person or, with respect to financial matters, any assistant treasurer or assistant controller of such Person, who has been designated in writing to the Administrative Agent as a Responsible Officer by such chief executive officer or president of such Person or, with respect to financial matters, such chief financial officer of such Person, (iii) with respect to subsection 7.7 and without limiting the foregoing, the general counsel of such Person and (iv) with respect to ERISA matters, the senior vice president - human resources (or substantial equivalent) of such Person.

                  "Revolving Credit Commitment": as to any Revolving Credit Lender, its obligation to make Revolving Credit Loans to, and/or make or participate in Swing Line Loans made to, and/or issue or participate in Letters of Credit issued on behalf of, the Borrower in an aggregate amount not to exceed at any one time outstanding the amount set forth opposite such Revolving Credit Lender's name in Schedule I under the heading "Revolving Credit Commitment" or, in the case of any Lender that is an Assignee, the amount of the assigning Lender's Revolving Credit Commitment assigned to such Assignee pursuant to subsection 11.6(c) (in each case as such amount may be adjusted from time to time as provided herein); collectively, as to all the Revolving Credit Lenders, the "Revolving Credit Commitments".

                  "Revolving Credit Commitment Percentage": as to any Revolving Credit Lender, the percentage of the aggregate Revolving Credit Commitments constituted by its Revolving Credit Commitment (or, if the Revolving Credit Commitments have terminated or expired, the percentage which (i) the sum of (a) such Lender's then outstanding Revolving Credit Loans plus (b) such Lender's interests in the aggregate L/C Obligations and Swing Line Loans then outstanding then constitutes of
         (ii) the sum of (a) the aggregate Revolving Credit Loans of all the Revolving Credit Lenders then outstanding plus (b) the aggregate L/C Obligations and Swing Line Loans then outstanding).

                  "Revolving Credit Commitment Period": the period from and including the Effective Date to but not including the Termination Date, or such earlier date as the Revolving Credit Commitments shall terminate as provided herein.

                  "Revolving Credit Lender": any Lender having a Revolving Credit Commitment hereunder.

                  "Revolving Credit Loans": as defined in subsection 2.1.

                  "Revolving Credit Note": as defined in subsection 2.2.

                  "Sale and Leaseback Transaction": as defined in subsection
         8.11.

                  "Second Merger": as defined in the Recitals hereto.

                  "Securities Act": the Securities Act of 1933, as amended from time to time.

                  "Security Documents": the collective reference to the Mortgages, the Guarantee and Collateral Agreement, the Borrower Patent and Trademark Security Agreement, and all other similar security documents hereafter delivered to the Administrative Agent granting a Lien on any asset or assets of any Person to secure the obligations and liabilities of the Borrower hereunder, under any Notes and/or under any of the other Loan Documents or to secure any guarantee of any such obligations and liabilities, including, without limitation, any security documents executed and delivered or caused to be delivered to the Administrative Agent pursuant to subsection 8.15(b) or 8.15(c).

                  "Senior PIK Preferred Stock": the senior pay-in-kind preferred stock of Holdings acquired by GSCP Investors in the Acquisition.

                  "Senior Subordinated Credit Agreement": the credit agreement dated as of February 10, 1997, as amended, modified or otherwise supplemented from time to time in accordance with subsection 8.12 among the Borrower, the several lenders party thereto, and Chase as administrative agent.

                  "Senior Subordinated Facility Documents": the collective reference to the Senior Subordinated Credit Agreement, the notes issued pursuant thereto, the guarantees thereof, and each of the other instruments and documents executed and delivered pursuant to any of the foregoing (but excluding, for the avoidance of doubt, the Senior Subordinated Indenture, the Senior Subordinated Notes and each of the other instruments and documents executed and delivered pursuant to any of the foregoing).

                  "Senior Subordinated Indenture": either of the following, in each case as amended, waived, supplemented or otherwise modified from time to time in accordance with subsection 8.12: (a) if and when entered into, the Senior Subordinated Indenture, substantially in the form of Exhibit C attached to the Senior Subordinated Credit

         Agreement (with such changes therein as the Administrative Agent and the Borrower shall approve), if and when executed and delivered by the Borrower and a trustee thereunder, relating to the Exchange Notes (as defined in the Senior Subordinated Credit Agreement) or (b) in the event that the Indebtedness under the Senior Subordinated Credit Agreement is refinanced as contemplated thereby, the indenture or credit agreement under which such refinancing Indebtedness is issued and outstanding.

                  "Senior Subordinated Notes": the notes issued under the Senior Subordinated Indenture.

                  "Senior Subordinated Notes Documents": the collective reference to the Senior Subordinated Notes and the Senior Subordinated Indenture and each of the other instruments and documents executed and delivered pursuant to any of the foregoing, as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with subsection 8.12 to the extent applicable; individually a "Senior Subordinated Note Document."

                  "Service Center Inventory": all Inventory of the Borrower and its Domestic Subsidiaries located at the Buchanan Service Department - Division #471, the Mark IV Audio West Service Department - Division #477 or any location maintaining Inventory of the Borrower or any of its Domestic Subsidiaries solely for the purpose of operating a service department.

                  "Set": the collective reference to Eurodollar Loans, the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

                  "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                  "Solvent" and "Solvency": with respect to any Person on a particular date, the condition that, on such date, (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small amount of capital.

                  "Standby Letter of Credit": as defined in subsection 3.1.

                  "Stock Purchase Agreement": as defined in the Recitals hereto.

                  "Subsidiary": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of (until the Second Merger shall have been consummated) GII and (after the Second Merger shall have been consummated) the Borrower.

                  "Swing Line Commitment": the Swing Line Lender's obligation to make Swing Line Loans pursuant to subsection 2.5.

                  "Swing Line Lender": Chase, in its capacity as provider of the Swing Line Loans.

                  "Swing Line Loan Participation Certificate": a certificate in substantially the form of Exhibit K.

                  "Swing Line Loans": as defined in subsection 2.5(a).

                  "Swing Line Note": as defined in subsection 2.5(b).

                  "Sylmar Facility": the property located at 13278 Ralston Avenue, Sylmar, California.

                  "Tax Sharing Agreement": the Tax Sharing Agreement, dated as of February 10, 1997, among Holdings, the Borrower and EVI Audio (and each of their permitted successors and assigns thereunder), as the same may be amended, modified or supplemented from time to time.

                  "Term Loan": as defined in subsection 2.6(a) collectively, the "Term Loans".

                  "Term Loan Commitment": as to any Term Loan Lender, its obligation to make Term Loans to the Borrower on the Effective Date in an aggregate amount not to exceed at any one time outstanding the amount set forth opposite such Term Loan Lender's name in Schedule I under the heading Term Loan Commitment"; collectively, as to all the Term Loan Lenders, the "Term Loan Commitments".

                  "Term Loan Lender": any Lender having a Term Loan Commitment hereunder and/or a Term Loan outstanding hereunder.

                  "Term Loan Percentage": as to any Term Loan Lender before the Effective Date, the percentage which such Lender's Term Loan Commitment constitutes of the aggregate Term Loan Commitments (or, after the Effective Date, the percentage which such Lender's Term Loans then outstanding constitutes of the aggregate Term Loans then outstanding).

                  "Term Note": as defined in subsection 2.7(a).

                  "Termination Date": August 10, 2002.

                  "Three Month Secondary CD Rate": as defined in the definition of the term "ABR" in this subsection 1.1.

                  "Total Credit Percentage": as to any Lender at any time, the percentage of the aggregate Revolving Credit Commitments and aggregate Term Loan Commitments, then constituted by its Revolving Credit Commitment and Term Loan Commitment (it being agreed that upon termination or expiration of the Revolving Credit Commitments or the Term Loan Commitments, the Total Credit Percentage of any Lender shall be determined:

                                  (i) in the case of the termination or
                  expiration of the Revolving Credit Commitments, by reference to the aggregate amount of the Aggregate Outstanding Revolving Credits of the Lenders and such Lender's Aggregate Outstanding Revolving Credit; and

                                 (ii) in the case of the termination or
                  expiration of the Term Loan Commitment by reference to the aggregate principal amount of the Term Loans of the Lenders and such Lender's Term Loans.

                  "Transaction Documents": the collective reference to the Acquisition Documents and the Senior Subordinated Facility Documents.

                  "Transactions": the collective reference to the Acquisition, the Mergers, the Foreign Subsidiary Transfer, the GSCP Equity Investment and the issuances of Indebtedness under the Senior Subordinated Credit Agreement and the issuance of the Senior Subordinated Notes.

                  "Transferee": as defined in subsection 11.6(f).

                  "Type": as to any Loan, its nature as an ABR Loan or a Eurodollar Loan.

                  "Underfunding": the excess of the present value of all accrued benefits under a Plan (based on those assumptions used to fund such Plan), determined as of the most recent annual valuation date, over the value of the assets of such Plan allocable to such accrued benefits.

                  "Uniform Customs": the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time.

                  "U.S. Tax Compliance Certificate": as defined in subsection 4.11(b).

                  "Wholly Owned Subsidiary": as to any Person, any Subsidiary of such Person of which such Person owns, directly or indirectly through one or more Wholly Owned Subsidiaries, all of the Capital Stock of such Subsidiary other than directors qualifying shares or shares held by nominees.

         1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any Notes, any other Loan Document or any certificate or other document made or delivered pursuant hereto.

                  (b) As used herein and in any Notes and any other Loan Document, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Borrower and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

                  (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section , subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                   SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

                  2.1 Revolving Credit Commitments. (a) Subject to the terms and conditions hereof, each Revolving Credit Lender severally agrees to make revolving credit loans ("Revolving Credit Loans") to the Borrower from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Revolving Credit Lender's Revolving Credit Commitment Percentage of the then outstanding L/C Obligations and the then outstanding Swing Line Loans, does not exceed the amount of such Lender's Revolving Credit Commitment then in effect. During the Revolving Credit Commitment Period, the Borrower may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof, provided that not more than $2,000,000 in Revolving Credit Loans will be available for borrowing on the Effective Date.

                  (b) The Revolving Credit Loans may be made from time to time in (i) Eurodollar Loans, (ii) ABR Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with subsections 2.3 and 4.2, provided that no Revolving Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Termination Date.

                  2.2 Revolving Credit Notes. The Borrower agrees that, upon the request to the Administrative Agent by any Revolving Credit Lender made on or prior to the Effective Date or in connection with any assignment pursuant to subsection 11.6(c), in order to evidence such Lender's Revolving Credit Loans the Borrower will execute and deliver to such Lender a promissory note substantially in the form of Exhibit A-1, with appropriate insertions as to payee, date and principal amount (each, as amended, supplemented, replaced or otherwise modified from time to time, a "Revolving Credit Note"), payable to the order of such Lender and in a principal amount equal to the aggregate unpaid principal amount of all Revolving Credit Loans made by such Lender to the Borrower. Each Revolving Credit Note shall (x) be dated the Effective Date, (y) be stated to mature on the Termination Date and (z) provide for the payment of interest in accordance with subsection 4.1. A Revolving Credit Note may be assigned or otherwise transferred only by registration of such assignment or transfer in the Register (and each Revolving Credit Note shall expressly so provide). Any assignment or transfer of a Revolving Credit Note shall be registered in the Register only upon surrender for registration of assignment or transfer of the Revolving Credit Note accompanied by an Assignment and Acceptance duly executed by the assigning Lender, and thereupon a new Revolving Credit Note shall be issued to the designated Assignee and the surrendered Revolving Credit Note shall be returned by the Administrative Agent to the Borrower marked "cancelled". No assignment of a Revolving Credit Note shall be effective unless it shall have been recorded in the Register by the Administrative Agent as provided in this subsection 2.2.

                  2.3 Procedure for Revolving Credit Borrowing. The Borrower may borrow under the Revolving Credit Commitments during the Revolving Credit Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 12:30 P.M., New York City time, at least (a) three Business Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Credit Loans are to be initially Eurodollar Loans or (b) one Business Day prior to the requested Borrowing Date, otherwise), specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be of Eurodollar Loans, ABR Loans or a combination thereof and
(iv) if the borrowing is to be entirely or partly of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Periods therefor. Each borrowing under the Revolving Credit Commitments shall be in an amount equal to (x) in the case of ABR Loans, except any ABR Loan to be used solely to pay a like amount of outstanding Reimbursement Obligations or Swing Line Loans, $1,000,000 or a whole multiple of $500,000 in excess thereof (or, if the then Available Revolving Credit Commitments are less than $1,000,000, such lesser amount) and (y) in the case of Eurodollar Loans, $1,000,000 or a whole multiple of $500,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof. Subject to the satisfaction of the conditions precedent specified in subsection 6.2, each Revolving Credit Lender will make the amount of its pro rata share of each borrowing of Revolving Credit Loans available to the Administrative Agent for the account of the Borrower identified in such notice at the office of the Administrative Agent specified in subsection 11.2 prior to 12:30 P.M. (or 10:00 A.M., in the case of the initial borrowing hereunder), New York City time, or at such other office of the Administrative Agent or at such other time as to which the Administrative Agent shall notify such Revolving Credit Lender and the Borrower reasonably in advance of the Borrowing Date with respect thereto on the Borrowing Date requested by the Borrower and in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower identified in the notice by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Revolving Credit Lenders and in like funds as received by the Administrative Agent.

                  2.4 Termination or Reduction of Revolving Credit Commitments. The Borrower shall have the right, upon not less than three Business Days' notice to the Administrative Agent (which will promptly notify the Lenders thereof), to terminate the Revolving Credit Commitments or, from time to time, to reduce the amount of the Revolving Credit Commitments; provided that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans and Swing Line Loans made on the effective date thereof, the aggregate principal amount of the Revolving Credit Loans then outstanding, when added to the then outstanding L/C Obligations and the then outstanding Swing Line Loans, would exceed the Revolving Credit Commitments then in effect. Any such reduction shall be in an amount equal to $1,000,000 or a whole multiple of $500,000 in excess thereof and shall reduce permanently the Revolving Credit Commitments then in effect.

                  2.5 Swing Line Commitment. (a) Subject to the terms and conditions hereof, the Swing Line Lender agrees to make swing line loans (individually, a "Swing Line Loan"; collectively, the "Swing Line Loans") to the Borrower from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding not to exceed $1,000,000, provided that at no time may the sum of the then outstanding Swing Line Loans, Revolving Credit Loans and L/C Obligations exceed the Revolving Credit Commitments then in effect. Amounts borrowed by the Borrower under this subsection 2.5 may be repaid and, through but excluding the Termination Date, reborrowed. All Swing Line Loans shall be made as ABR Loans and shall not be entitled to be converted into Eurocurrency Loans. The Borrower shall give the Swing Line Lender irrevocable notice (which notice must be received by the Swing Line Lender prior to 12:00 Noon, New York City time) on the requested Borrowing Date specifying (i) the amount of the requested Swing Line Loan which shall be in a minimum amount of $100,000 or whole multiples of $50,000 in excess thereof. The proceeds of the Swing Line Loan will be made available by the Swing Line Lender to the Borrower at the office of the Swing Line Lender by crediting the account of the Borrower at such office with such proceeds in Dollars.

                  (b) The Borrower agrees that, upon the request to the Administrative Agent by the Swing Line Lender made on or prior to the Effective Date or in connection with any assignment pursuant to subsection 11.6(c), in order to evidence the Swing Line Loans the Borrower will execute and deliver to the Swing Line Lender a promissory note substantially in the form of Exhibit A-3, with appropriate insertions (as the same may be amended, supplemented, replaced or otherwise modified from time to time, the "Swing Line Note"), payable to the order of the Swing Line Lender and representing the obligation of the Borrower to pay the amount of the Swing Line Commitment or, if less, the unpaid principal amount of the Swing Line Loans made to the Borrower, with interest thereon as prescribed in subsection 4.1. The Swing Line Note shall (i) be dated the Effective Date, (i) be stated to mature on the Termination Date and
(iii) provide for the payment of interest in accordance with subsection 4.1.

                  (c) The Swing Line Lender, at any time in its sole and absolute discretion may, and, at any time as there shall be a Swing Line Loan outstanding for more than seven Business Days, the Swing Line Lender shall, on behalf of the Borrower (which hereby irrevocably directs and authorizes the Swing Line Lender to act on its behalf), request each Revolving Credit Lender, including the Swing Line Lender, to make a Revolving Credit Loan as an ABR Loan in an amount equal to such Revolving Credit Lender's Revolving Credit Commitment Percentage of the principal amount of all of the Swing Line Loans (the "Refunded Swing Line Loans") outstanding on the date such notice is given; provided that the provisions of this subsection shall not affect the obligations of the Borrower to prepay Swing Line Loans in accordance with the provisions of subsection 4.4(i). Unless the Revolving Credit Commitments shall have expired or terminated (in which event the procedures of paragraph (d) of this subsection
2.5 shall apply), each Revolving Credit Lender will make the proceeds of its Revolving Credit Loan available to the Administrative Agent for the account of the Swing Line Lender at the office of the Administrative Agent prior to 12:00 Noon, New York City time, in funds immediately available on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Credit Loans shall be immediately applied to repay the Refunded Swing Line Loans.

                  (d) If the Revolving Credit Commitments shall expire or terminate at any time while Swing Line Loans are outstanding, each Revolving Credit Lender shall, at the option of the Swing Line Lender exercised reasonably, either (i) notwithstanding the expiration or termination of the Revolving Credit Commitments, make a Revolving Credit Loan as an ABR Loan (which Revolving Credit Loan shall be deemed a "Revolving Credit Loan" for all purposes of this Agreement and the other Loan Documents) or (ii) purchase an undivided participating interest in such Swing Line Loans, in either case in an amount equal to such Revolving Credit Lender's Revolving Credit Commitment Percentage determined on the date of, and immediately prior to, the expiration or termination of the Revolving Credit Commitments of the aggregate principal amount of such Swing Line Loans. Each Revolving Credit Lender will make the proceeds of any Revolving Credit Loan made pursuant to the immediately preceding sentence available to the Administrative Agent for the account of the Swing Line Lender at the office of the Administrative Agent prior to 12:00 Noon, New York City time, in funds immediately available on the Business Day next succeeding the date on which the Revolving Credit Commitments expire or terminate. The proceeds of such Revolving Credit Loans shall be immediately applied to repay the Swing Line Loans outstanding on the date of termination or expiration of the Revolving Credit Commitments. In the event that the Revolving Credit Lenders purchase undivided participating interests pursuant to the first sentence of this paragraph (d), each Revolving Credit Lender shall immediately transfer to the Swing Line Lender, in immediately available funds, the amount of its participation and upon receipt thereof the Swing Line Lender will deliver to such Revolving Credit Lender a Swing Line Loan Participation Certificate dated the date of receipt of such funds and in such amount.

                  (e) Whenever, at any time after the Swing Line Lender has received from any Revolving Credit Lender such Revolving Credit Lender's participating interest in a Swing Line Loan, the Swing Line Lender receives any payment on account thereof, the Swing Line Lender will distribute to such Revolving Credit Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Credit Lender's participating interest was outstanding and funded); provided, however, that in the event that such payment received by the Swing Line Lender is required to be returned, such Revolving Credit Lender will return to the Swing Line Lender any portion thereof previously distributed by the Swing Line Lender to it.

                  2.6 Term Loans. Subject to the terms and conditions hereof, each Term Loan Lender severally agrees to make a term loan (a "Term Loan") to the Borrower in the principal amount set forth opposite such Lender's name in
Schedule I under the heading "Term Loan Commitment", on the Effective Date. The Term Loans may be in (i) Eurodollar Loans, (ii) ABR Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with subsections 2.8 and 4.2.

                  2.7 Term Notes. (a) The Borrower agrees that, upon the request to the Administrative Agent by any Term Loan Lender made on or prior to the Effective Date or in connection with any assignment pursuant to subsection 11.6(c), in order to evidence such Lender's Term Loan, the Borrower will execute and deliver to such Lender a promissory note substantially in the form of Exhibit A-2 (each, as amended, supplemented, replaced or otherwise modified from time to time, a "Term Note"), with appropriate insertions therein as to payee, date and principal amount, payable to the order of such Term Loan Lender and in a principal amount equal to the lesser of (a) the amount set forth opposite such Term Loan Lender's name on Schedule I under the heading "Term Loan Commitment" and (b) the then unpaid principal amount of the Term Loans made by such Term Loan Lender to the Borrower. Each Term Note shall (i) be dated the Effective Date, (ii) be payable as provided in subsection 2.8(b) and (iii) provide for the payment of interest in accordance with subsection 4.1. A Term Note may be assigned or otherwise transferred only by registration of such assignment or transfer in the Register (and each Term Note shall expressly so provide). Any assignment or transfer of a Term Note shall be registered in the Register only upon surrender for registration of assignment or transfer of the Term Note accompanied by an Assignment and Acceptance duly executed by the assigning Lender, and thereupon a new Term Note shall be issued to the designated Assignee and the surrendered Term Note shall be returned by the Administrative

Agent to the Borrower marked "cancelled". No assignment of a Term Note shall be effective unless it shall have been recorded in the Register by the Administrative Agent as provided in this subsection 2.7(a).

                  (b) The aggregate Term Loans of all the Term Loan Lenders shall be payable in 20 consecutive quarterly installments, commencing on November 30, 1997, on the dates and in the principal amounts, equal to the respective amounts set forth below (together with all accrued interest thereon) opposite the applicable installment dates (or, if less in any case, the aggregate amount of the Term Loans then outstanding):

  Dates                       Amount
  -----                       ------
November 30, 1997          $  972,183
February 28, 1998          $  972,183
May 31, 1998               $  972,183
August 31, 1998            $  972,183
November 30, 1998          $  972,183
February 28, 1999          $  972,183
May 31, 1999               $1,466,725
August 31, 1999            $1,466,725
November 30, 1999          $1,466,725
February 28, 2000          $1,466,725
May 31, 2000               $1,750,000
August 31, 2000            $1,750,000
November 30, 2000          $1,750,000
February 28, 2001          $1,750,000
May 31, 2001               $2,100,000
August 31, 2001            $2,100,000
November 30, 2001          $2,100,000
February 28, 2002          $2,100,000

  Dates                       Amount
  -----                       ------
May 31, 2002               $3,956,522
Termination Date           $3,943,480

                  2.8 Procedure for Term Loan Borrowing. The Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 12:30 P.M., New York City time, at least (a) three Business Days prior to the Effective Date, if all or any part of the Term Loans are to be initially Eurodollar Loans or (b) one Business Day prior to the Effective Date otherwise requesting that the Term Loan Lenders make the Term Loans on the Effective Date and specifying (i) the amount to be borrowed, (ii) whether the Term Loans are to be initially Eurodollar Loans, ABR Loans or a combination thereof, and (iii) if the Term Loans are to be entirely or partly Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Periods therefor. Upon receipt of such notice the Administrative Agent shall promptly notify each Term Loan Lender thereof. Each Term Loan Lender will make the amount of its pro rata share of the Term Loans available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in subsection 11.2 prior to 10:00 A.M., New York City time, on the Effective Date in Dollars and in funds immediately available to the Administrative Agent. The Administrative Agent shall on such date credit the account of the Borrower on the books of such office of the Administrative Agent, c/o Loan and Agency Service Group, 1 Chase Manhattan Plaza, 8th Floor, New York, New York 10001, with the aggregate of the amounts made available to the Administrative Agent by the Term Loan Lenders and in like funds as received by the Administrative Agent.

                  2.9 Repayment of Loans. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of:
(i) each Revolving Credit Lender, the then unpaid principal amount of each Revolving Credit Loan of such Lender, on the Termination Date (or such earlier date on which the Revolving Credit Loans become due and payable pursuant to
Section 9); (ii) the Swing Line Lender, the then unpaid principal amount of the Swing Line Loans made to the Borrower, on the Termination Date (or such earlier date on which the Swing Line Loans become due and payable pursuant to Section
9); and (iii) each Term Loan Lender, the amounts specified in subsection 2.7(b) (or, if less in any case, the aggregate amount of the Term Loans then outstanding), on the dates specified in subsection 2.7(b) (or such earlier date on which the Term Loans become due and payable pursuant to Section 9). The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 4.1.

                  (b) Each Lender (including the Swing Line Lender) shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including, without limitation, the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

                  (c) The Administrative Agent shall maintain the Register pursuant to subsection 11.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder, the Type thereof and each Interest Period, if any, applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

                  (d) The entries made in the Register and the accounts of each Lender maintained pursuant to subsection 2.9(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

                          SECTION 3. LETTERS OF CREDIT

                  3.1 L/C Commitment. (a) Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Revolving Credit Lenders set forth in subsection 3.4(a), agrees to issue letters of credit ("Letters of Credit") for the account of the Borrower on any Business Day during the Revolving Credit Commitment Period in such form as may be approved from time to time by the Issuing Lender; provided that the Issuing Lender shall not issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed $10,000,000 or (ii) the Aggregate Outstanding Revolving Credit of all the Revolving Credit Lenders would exceed the lesser of (x) the Revolving Credit Commitments of all the Revolving Credit Lenders and (y) the Borrowing Base then in effect. Each Letter of Credit shall be either (x) a standby letter of credit issued to support obligations of the Borrower or any of its Subsidiaries, contingent or otherwise, which finance the working capital and business needs of the Borrower and its Subsidiaries incurred in the ordinary course of business (a "Standby Letter of Credit"), or (y) a commercial letter of credit in respect of the purchase of goods or services by the Borrower or any of its Subsidiaries in the ordinary course of business (a "Commercial Letter of Credit"), (ii) expire on the earlier of (i) one-year after the date of issuance and (ii) five Business Days prior to the Termination Date, provided that a one-year Letter of Credit may be renewed for additional one-year periods, but may not be extended beyond five days prior to the Termination Date.

                  (b) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

                  (c) The Issuing Lender shall not at any time issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

                  (d) As of the Effective Date, the letters of credit listed on
Schedule 3.1 shall be deemed to have been issued hereunder and be deemed to be Letters of Credit for all purposes hereof.

                  3.2 Procedure for Issuance of Letters of Credit. The Borrower may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender, at its address for notices specified herein, an Application therefor, completed to the reasonable satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may reasonably request. Upon receipt of any Application, the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Lender and the Borrower. The Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof.

                  3.3 Fees, Commissions and Other Charges. (a) The Borrower shall pay to the Administrative Agent, for the account of the Issuing Lender and the L/C Participants, a letter of credit commission with respect to each Letter of Credit, computed for the period from and including the date of issuance of such Letter of Credit to the expiration date of such Letter of Credit, computed at a rate per annum equal to the Applicable Margin then in effect for Eurodollar Loans that are Revolving Credit Loans calculated on the basis of a 360-day year, of the aggregate amount available to be drawn under such Letter of Credit, payable quarterly in arrears on each L/C Fee Payment Date with respect to such Letter of Credit and on the Termination Date or such earlier date as the Revolving Credit Commitments shall terminate as provided herein. Such commission shall be payable to the Administrative Agent for the account of the Revolving Credit Lenders to be shared ratably among them in accordance with their respective Revolving Credit Commitment Percentages. The Borrower shall also pay to the Administrative Agent, for the account of the Issuing Lender, a fee equal to 1/4 of 1% per annum of the aggregate amount available to be drawn under such Letter of Credit, payable quarterly in arrears on each L/C Fee Payment Date with respect to such Letter of Credit and on the Termination Date or such other date as the Revolving Credit Commitments shall terminate. Such commissions and fees shall be nonrefundable.

                  (b) In addition to the foregoing commissions and fees, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, effecting payment under, amending or otherwise administering any Letter of Credit.

                  (c) The Administrative Agent shall, promptly following its receipt thereof, distribute to the Issuing Lender and the L/C Participants all commissions and fees received by the Administrative Agent for their respective accounts pursuant to this subsection.

                  3.4 L/C Participations. (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Credit Commitment Percentage (determined on the date of issuance of the relevant Letter of Credit) in the Issuing Lender's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower in respect of such Letter or Credit in accordance with subsection 3.5(a), such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Revolving Credit Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed; provided that nothing in this paragraph shall relieve the Issuing Lender of any liability resulting from the gross negligence or willful misconduct of the Issuing Lender, or otherwise affect any defense or other right that any L/C Participant may have as a result of such gross negligence or willful misconduct.

                  (b) If any amount required to be paid by any L/C Participant to the Issuing Lender on demand by the Issuing Lender pursuant to subsection in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit is paid to the Issuing Lender within three Business Days after the date such demand is made, such L/C Participant shall pay to the Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to subsection is not in fact made available to the Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans hereunder. A certificate of the Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this subsection (which shall include calculations of any such amounts in reasonable detail) shall be conclusive in the absence of manifest error.

                  (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with subsection , the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower in respect of such Letter of Credit or otherwise, including proceeds of Collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, the Issuing Lender will, if such payment is received prior to 1:00 P.M., New York City time, on a Business Day, distribute to such L/C Participant its pro rata share thereof prior to the end of such Business Day and otherwise the

Issuing Lender will distribute such payment on the next succeeding Business Day; provided, however, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

                  3.5 Reimbursement Obligation of the Borrower. (a) The Borrower agrees to reimburse the Issuing Lender, upon receipt by the Borrower of notice from the Issuing Lender of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Lender, for the amount of (i) such draft so paid and (ii) any taxes, fees, charges or other costs or expenses reasonably incurred by the Issuing Lender in connection with such payment. Each such payment shall be made to the Issuing Lender, at its address for notices specified herein in immediately available funds, on the date on which the Borrower receives such notice, if received prior to 11:00 A.M., New York City time, on a Business Day and otherwise on the next succeeding Business Day.

                  (b) Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this subsection (i) from the date the draft presented under the affected Letter of Credit is paid to the date on which the Borrower is required to pay such amounts pursuant to paragraph (a) above at the rate which would then be payable on any outstanding ABR Loans that are Revolving Credit Loans and (ii) thereafter until payment in full at the rate which would be payable on any outstanding ABR Loans that are Term Loans which were then overdue.

                  3.6 Obligations Absolute. (a) The Borrower's obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Lender, any L/C Participant or any beneficiary of a Letter of Credit, provided that this paragraph shall not relieve the Issuing Lender or any L/C Participant of any liability resulting from the gross negligence or willful misconduct of the Issuing Lender or such L/C Participant, or otherwise affect any defense or other right that the Borrower may have as a result of any such gross negligence or willful misconduct.

                  (b) The Borrower also agrees with the Issuing Lender that the Issuing Lender and the L/C Participants shall not be responsible for, and the Borrower's Reimbursement Obligations under subsection shall not be affected by, among other things, (i) the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or (ii) any dispute between or among such Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or (iii) any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee, provided that this paragraph shall not relieve the Issuing Lender or any L/C Participant of any liability resulting from the gross negligence or willful misconduct of the Issuing Lender or such L/C Participant, or otherwise affect any defense or other right that the Borrower may have as a result of any such gross negligence or willful misconduct.

                  (c) Neither the Issuing Lender nor any L/C Participant shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by such Person's gross negligence or willful misconduct.

                  (d) The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender or any L/C Participant to the Borrower.

                  3.7 Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly notify the Borrower of the date and amount thereof. The responsibility of the Issuing Lender to the Borrower in respect of any Letter of Credit in connection with any draft presented for payment under such Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit, provided that this paragraph shall not relieve the Issuing Lender of any liability resulting from the gross negligence or willful misconduct of the Issuing Lender, or otherwise affect any defense or other right that the Borrower may have as a result of any such gross negligence or willful misconduct.

                  3.8 Application. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.

                   SECTION 4. GENERAL PROVISIONS APPLICABLE TO
                           LOANS AND LETTERS OF CREDIT

                  4.1 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin in effect for such day.

                  (b) Each ABR Loan shall bear interest for each day that it is outstanding at a rate per annum equal to the ABR for such day plus the Applicable Margin in effect for such day.

                  (c) If all or a portion of (i) the principal amount of any Loan, (ii) any interest payable thereon or (iii) any commitment fee, letter of credit commission, letter of credit fee or other amount payable hereunder, including Reimbursement Obligations, shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is (x) in the case of overdue principal, the rate that would otherwise be applicable thereto pursuant to the relevant foregoing provisions of this subsection plus 2.00% or (y) in the case of overdue interest, fees, commissions or other amounts, the rate described in paragraph
(b) of this subsection for ABR Loans plus 2.00%, in each case from the date of such non-payment until such amount is paid in full (as well after as before judgment).

                  (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this subsection shall be payable from time to time on demand.

                  (e) It is the intention of the parties hereto to comply strictly with applicable usury laws; accordingly, it is stipulated and agreed that the aggregate of all amounts which constitute interest under applicable usury laws, whether contracted for, charged, taken, reserved, or received, in connection with the indebtedness evidenced by this Agreement or any Notes, or any other document relating or referring hereto or thereto, now or hereafter existing, shall never exceed under any circumstance whatsoever the maximum amount of interest allowed by applicable usury laws.

                  4.2 Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert outstanding Term Loans and Revolving Credit Loans from Eurodollar Loans to ABR Loans by giving the Administrative Agent at least two Business Days' prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert outstanding Term Loans and Revolving Credit Loans from ABR Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election. Any such notice of conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each affected Lender thereof. All or any part of outstanding Eurodollar Loans and ABR Loans may be converted as provided herein, provided that (i) (unless the Required Lenders otherwise consent) no Loan may be converted into a Eurodollar Loan when any Default or Event of Default has occurred and is continuing and, in the case of any Default, the Administrative Agent has given notice to the Borrower that no such conversions may be made and
(ii) no Loan may be converted into a Eurodollar Loan after the date that is one month prior to the Termination Date.

                  (b) Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving notice to the Administrative Agent of the length of the next Interest Period to be applicable to such Loan, determined in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, provided that no Eurodollar Loan may be continued as such (i) (unless the Required Lenders otherwise consent) when any Default or Event of Default has occurred and is continuing and, in the case of any Default, the Administrative Agent has given notice to the Borrower that no such continuations may be made or
(ii) after the date that is one month prior to the Termination Date. Upon receipt of any such notice of continuation pursuant to this subsection 4.2(b), the Administrative Agent shall promptly notify each affected Lender thereof.

                  4.3 Minimum Amounts of Sets. All borrowings, conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Eurodollar Loans outstanding comprising each Set shall be equal to $1,000,000 or a whole multiple of $500,000 in excess thereof and so that there shall not be more than 10 Sets at any one time outstanding.

                  4.4 Optional and Mandatory Prepayments. (a) The Borrower may at any time and from time to time prepay the Loans made to it and the Reimbursement Obligations in respect of Letters of Credit issued for its account, in whole or in part, without premium or penalty, upon at least three Business Days' irrevocable notice by the Borrower to the Administrative Agent (in the case of Eurodollar Loans and Reimbursement Obligations) and at least one Business Day's irrevocable notice by the Borrower to the Administrative Agent (in the case of ABR Loans other than Swing Line Loans) or same-day irrevocable notice by the Borrower to the Administrative Agent (in the case of Swing Line Loans), specifying, in the case of any prepayment of Loans, the date and amount of prepayment and whether the prepayment is (i) of Term Loans, Revolving Credit Loans, or a combination thereof, and (ii) of Eurodollar Loans, ABR Loans or a combination thereof or Swing Loans, and, in each case if a combination thereof, the principal amount allocable to each and, in the case of any prepayment of Reimbursement Obligations, the date and amount of prepayment, the identity of the applicable Letter of Credit or Letters of Credit and the amount allocable to each of such Reimbursement Obligations. Upon the receipt of any such notice the Administrative Agent shall promptly notify each affected Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (if a Eurodollar Loan is prepaid other than at the end of the Interest Period applicable thereto) any amounts payable pursuant to subsection 4.12 and, in the case of prepayments of the Term Loans only, accrued interest to such date on the amount prepaid. Partial prepayments of (i) the Term Loans pursuant to this subsection shall be applied pro rata to the remaining installments, and (ii) the Revolving Credit Loans and the Reimbursement Obligations pursuant to this subsection shall (unless the Borrower otherwise directs) be applied, first, to payment of the Swing Line Loans then outstanding, second, to payment of the Revolving Credit Loans then outstanding, third, to payment of any Reimbursement Obligations then outstanding and, last, to cash collateralize any outstanding L/C Obligation on terms reasonably satisfactory to the Administrative Agent. Partial prepayments pursuant to this subsection 4.4(a) (other than of Swing Line Loans) shall be in an aggregate principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof.

                  (b) If the Borrower shall issue Senior Subordinated Notes (other than Exchange Notes, as defined in the Senior Subordinated Credit Agreement) and the gross proceeds to the Borrower of such issuance exceed the then outstanding principal amount of Indebtedness under the Senior Subordinated Credit Agreement, then, after repayment in full of the Senior

Subordinated Credit Agreement, to the extent such excess proceeds permit, an amount equal to $12,000,000 of such excess proceeds shall be used to permanently prepay the Term Loans.

                  (c) Commencing May 31, 1998, and on each May 31 thereafter, the Borrower shall prepay, in accordance with subsection 4.4(j), the Loans and cash collateralize the L/C Obligations in an amount equal to 75% of the Borrower's Excess Cash Flow for the fiscal year ending on the preceding February 28.

                  (d) If, subsequent to the Effective Date, the Borrower or any of its Subsidiaries shall incur any Indebtedness for borrowed money (other than with respect to the Senior Subordinated Credit Agreement or the Senior Subordinated Notes and other Indebtedness permitted by subsection 8.2), then an amount equal to 100% of the Net Cash Proceeds thereof shall on the first Business Day after receipt thereof be applied toward the prepayment of the Loans and the permanent reduction of the Revolving Credit Commitments in accordance with subsections 4.4(j), (k) and (l).

                  (e) If subsequent to the Effective Date, the Borrower or any of its Subsidiaries shall receive Net Cash Proceeds from any Asset Sales or dispositions permitted by subsection 8.6(g), 8.6(h) or 8.11 or not otherwise permitted by subsection 8.6, then an amount equal to 100% of the Net Cash Proceeds (less the Reinvested Amount applicable thereto) thereof shall on the first Business Day after receipt thereof be applied toward the prepayment of the Loans and the permanent reduction of the Revolving Credit Commitments in accordance with subsections 4.4(j), (k) and (l).

                  (f) If subsequent to the Effective Date, the Borrower shall issue any Capital Stock, then (except for shares of Capital Stock of Holdings issued or sold to directors, officers and employees of, or consultants to, Holdings or any of its Subsidiaries) an amount equal to 100% of the Net Cash Proceeds thereof shall be applied toward the prepayment of the Loans and the permanent reduction of the Revolving Credit Commitments in accordance with subsections 4.4(j), (k) and (l).

                  (g) If subsequent to the Effective Date, the Borrower shall receive any Adjustment Payment, then an amount equal to 100% of the Debt Portion of such Adjustment Payment shall on the first Business Day after receipt thereof be applied toward the prepayment of the Loans and the permanent reduction of the Revolving Credit Commitments in accordance with subsections 4.4(j), 4.4(k) and 4.4(l).

                  (h) If, at any time the aggregate principal amount of the Revolving Credit Loans and Reimbursement Obligations under Letters of Credit then outstanding exceeds an amount equal to the lesser of (i) the Borrowing Base on such date and (ii) the aggregate Revolving Credit Commitment on such date, the Borrower shall first repay the Revolving Credit loans then outstanding; second pay any Reimbursement Obligations then outstanding and, last, cash collateralize any outstanding L/C Obligation in an amount equal to such excess.

                  (i) The Borrower shall prepay all Swing Line Loans then outstanding simultaneously with each borrowing of Revolving Credit Loans.

                  (j)(i) Prepayments pursuant to subsections 4.4(b), 4.4(d), 4.4(e), 4.4(f) and 4.4(g) shall be applied, first, to prepay Term Loans (applied pro rata to the then remaining installments thereof) then outstanding, second, to prepay Swing Line Loans then outstanding, third, to prepay Revolving Credit Loans then outstanding, fourth, to pay any Reimbursement Obligations then outstanding and, last, to cash collateralize any outstanding L/C Obligations on terms reasonably satisfactory to the Administrative Agent.

                  (ii) Prepayments pursuant to subsection 4.4(c) shall be applied, first, to prepay Term Loans (applied first to the first two installments thereof due on or after the date of such prepayment in the order of their maturities and second pro rata to the then remaining installments thereof) then outstanding, second, to prepay Swing Line Loans then outstanding, third, to prepay Revolving Credit Loans then outstanding, fourth, to pay any Reimbursement Obligations then outstanding and, last, to cash collateralize any outstanding L/C Obligations on terms reasonably satisfactory to the Administrative Agent.

                  (k) Amounts prepaid on account of Term Loans pursuant to subsection 4.4(b), 4.4(c), 4.4(d), 4.4(e), 4.4(f) and 4.4(g) may not be
reborrowed.

                  (l) Subject to subsection 4.4(j), the Revolving Credit Commitments shall be permanently reduced by the amount of all prepayments of Revolving Credit Loans, payments of Reimbursement Obligations and cash collateral of L/C Obligations made under subsections 4.4(d), 4.4(e), 4.4(f) and 4.4(g).

                  (m) Notwithstanding the foregoing provisions of this subsection 4.4, if at any time any prepayment of the Loans pursuant to subsection 4.4(b), 4.4(c), 4.4(d), 4.4(e), 4.4(f), 4.4(g), or 4.4(h) would result, after giving effect to the procedures set forth in this Agreement, in the Borrower incurring breakage costs under subsection 4.12 as a result of Eurodollar Loans being prepaid other than on the last day of an Interest Period with respect thereto, then, the Borrower may, so long as no Default or Event of Default shall have occurred and be continuing, in its sole discretion, initially
(x) deposit a portion (up to 100%) of the amounts that otherwise would have been paid in respect of such Eurodollar Loans with the Administrative Agent (which deposit must be equal in amount to the amount of such Eurodollar Loans not immediately prepaid) to be held as security for the obligations of the Borrower to make such prepayment pursuant to a cash collateral agreement to be entered into on terms reasonably satisfactory to the Administrative Agent, with such cash collateral to be directly applied upon the first occurrence thereafter of the last day of an Interest Period with respect to such Eurodollar Loans (or such earlier date or dates as shall be requested by the Borrower) or (y) make a prepayment of the Revolving Credit Loans in accordance with subsection 4.4(a) with an amount equal to a portion (up to 100%) of the amounts that otherwise would have been paid in respect of such Eurodollar Loans (which prepayment, together with any deposits pursuant to clause (x) above, must be equal in amount to the amount of such Eurodollar Loans not immediately prepaid); provided that, notwithstanding anything in this Agreement to the contrary, the Borrower may not request any Extension of Credit under the Revolving Credit Commitments that would reduce the aggregate amount of the Available Revolving Credit Commitments to an amount that is less than the amount of such prepayment until the related portion of such Eurodollar Loans have been prepaid upon the first occurrence thereafter of the last day of an Interest Period with respect to such Eurodollar Loans; provided that, in the case of either clause (x) or (y), such unpaid Eurodollar Loans shall continue to bear interest in accordance with subsection
4.1 until such unpaid Eurodollar Loans or the related portion of such Eurodollar Loans, as the case may be, have or has been prepaid.

                  4.5 Commitment Fees. The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Credit Lender, a commitment fee for the period from and including the first day of the Revolving Credit Commitment Period to the Termination Date, computed at the rate of 1/2 of 1% per annum on the average daily amount of the Available Revolving Credit Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each January, April, July and October and on the Termination Date or such earlier date as the Revolving Credit Commitments shall terminate as provided herein, commencing on the Effective Date.

                  4.6 Computation of Interest and Fees. (a) Interest and commitment fees (other than interest based on the Prime Rate) shall be calculated on the basis of a 360-day year for the actual days elapsed; and interest based on the Prime Rate shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the affected Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR, the Eurodollar Reserve Requirements, the C/D Assessment Rate or the C/D Reserve Percentage shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the affected Lenders of the effective date and the amount of each such change in interest rate.

                  (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower or any Lender, deliver to the Borrower or such Lender a statement showing in reasonable detail the calculations used by the Administrative Agent in determining any interest rate pursuant to subsection 4.1, excluding any Eurodollar Base Rate which is based upon the Telerate British Bankers Assoc. Interest Settlement Rates Page and any ABR which is based upon the Prime Rate.

                  4.7 Inability to Determine Interest Rate. If prior to the first day of any Interest Period, the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate with respect to any Eurodollar Loan (the "Affected Eurodollar Rate") for such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans the rate of interest applicable to which is based upon the Affected Eurodollar Rate requested to be made on the first day of such Interest Period shall be made as ABR Loans (to the extent otherwise permitted by subsection 4.2), (y) any outstanding Loans that were to have been converted on the first day of such Interest Period to or continued as Eurodollar Loans the rate of interest applicable to which is based upon the Affected Eurodollar Rate shall be converted to or continued as ABR Loans (to the extent otherwise permitted by subsection 4.2) and (z) any outstanding Eurodollar Loans that were to have been converted on the first day of such Interest Period to or continued as Eurodollar Loans the rate of interest applicable to which is based upon the Affected Eurodollar Rate and that are not otherwise permitted to be converted to or continued as ABR Loans by subsection 4.2 shall, upon demand by the Revolving Credit Lenders the Revolving Credit Commitment Percentage of which aggregate at least 51%, be immediately repaid by the applicable Borrower on the last day of the then current Interest Period with respect thereto together with accrued interest thereon or otherwise, at the option of the Borrower, shall remain outstanding and bear interest at a rate which reflects, as to each of the Revolving Credit Lenders, such Revolving Credit Lender's cost of funding such Eurodollar Loans, as reasonably determined by such Revolving Credit Lender, plus the Applicable Margin hereunder. If any such repayment occurs on a day which is not the last day of the then current Interest Period with respect to such affected Eurodollar Loan, the Borrower shall pay to each of the Revolving Credit Lenders such amounts, if any, as may be required pursuant to subsection 4.12. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans the rate of interest applicable to which is based upon the Affected Eurodollar Rate shall be made or continued as such, nor shall the Borrower have the right to convert ABR Loans to Eurodollar Loans the rate of interest applicable to which is based upon the Affected Eurodollar Rate.

                  4.8 Pro Rata Treatment and Payments. (a) Subject to subsection 4.4(b), each borrowing of Revolving Credit Loans (other than Swing Line Loans) by the Borrower from the Lenders hereunder shall be made, each payment by the Borrower on account of any commitment fee in respect of the Revolving Credit Commitments hereunder shall be allocated by the Administrative Agent, and any reduction of the Revolving Credit Commitments of the Lenders shall be allocated by the Administrative Agent, pro rata according to the relevant Revolving Credit Commitment Percentages of the Lenders. Subject to subsection 4.4(b), each payment (including each prepayment) by the Borrower on account of principal of and interest on any Revolving Credit Loans shall be allocated by the Administrative Agent pro rata according to the respective outstanding principal amounts of such Revolving Credit Loans then held by the Revolving Credit Lenders. Except as otherwise contemplated by clause (x) of subsection 4.4(n), each payment (including each prepayment) by the Borrower on account of principal of and interest on any Term Loans shall be allocated by the Administrative Agent pro rata according to the respective outstanding principal amounts of such Term Loans then held by the Term Loan Lenders. All payments (including prepayments) to be made by the Borrower hereunder and under any Notes, whether on account of principal, interest, fees,

Reimbursement Obligations or otherwise, shall be made without set-off or counterclaim and shall be made prior to 1:00 P.M., New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders holding the relevant Loans or the L/C Participants, as the case may be, at the Administrative Agent's office specified in subsection 11.2 in immediately available funds. Payments received by the Administrative Agent after such time shall be deemed to have been received on the next Business Day. The Administrative Agent shall distribute such payments to such Lenders, if any such payment is received prior to 1:00 P.M., New York City time, on a Business Day, in like funds as received prior to the end of such Business Day and otherwise the Administrative Agent shall distribute such payment to such Lenders on the next succeeding Business Day. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day (and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension) unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

                  (b) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its Revolving Credit Commitment Percentage of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Lender's Revolving Credit Commitment Percentage of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall notify the Borrower of the failure of such Lender to make such amount available to the Administrative Agent and the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans hereunder on demand, from the Borrower.

                  4.9 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof occurring after the Effective Date shall make it unlawful for any Lender to make or maintain any Eurodollar Loans as contemplated by this Agreement ("Affected Eurodollar Loans"), (a) such Lender shall promptly give written notice of such circumstances to the Borrower and the

Administrative Agent (which notice shall be withdrawn whenever such circumstances no longer exist), (b) the commitment of such Lender hereunder to make Affected Eurodollar Loans, continue Affected Eurodollar Loans as such and convert an ABR Loan to an Affected Eurodollar Loan shall forthwith be cancelled and, until such time as it shall no longer be unlawful for such Lender to make or maintain such Affected Eurodollar Loans, such Lender shall then have a commitment only to make an ABR Loan when an Affected Eurodollar Loan is requested (to the extent otherwise permitted by subsection 4.2), (c) such Lender's Loans then outstanding as Affected Eurodollar Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law (to the extent otherwise permitted by subsection 4.2) and (d) such Lender's Loans then outstanding as Affected Eurodollar Loans, if any, not otherwise permitted to be converted to ABR Loans by subsection 4.2 shall, upon notice to the Borrower, be prepaid with accrued interest thereon on the last day of the then current Interest Period with respect thereto (or such earlier date as may be required by any such Requirement of Law). If any such conversion or prepayment of an Affected Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the applicable Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to subsection 4.12.

                  4.10 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof applicable to any Lender, or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made subsequent to the Effective Date (or, if later, the date on which such Lender becomes a Lender):

                      (i) shall subject such Lender to any tax of any kind whatsoever with respect to any Letter of Credit, any Application or any Eurodollar Loans made by it or its obligation to make Eurodollar Loans, or change the basis of taxation of payments to such Lender in respect thereof (except for Non Excluded Taxes covered by subsection 4.11 (including Non-Excluded Taxes imposed solely by reason of any failure of such Lender to comply with its obligations (if any) under subsection 4.11(b)) and changes in taxes measured by or imposed upon the overall net income, or franchise taxes, or taxes measured by or imposed upon overall capital or net worth, or branch taxes (in the case of such capital, net worth or branch taxes, imposed in lieu of such net income tax), of such Lender or its applicable lending office, branch, or any affiliate thereof);

                     (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

                    (iii) shall impose on such Lender any other condition (excluding any tax of any kind whatsoever);

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit or to reduce any amount receivable hereunder in respect thereof, then, in any such case, upon notice to the Borrower from such Lender, through the Administrative Agent, in accordance herewith, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable with respect to such Eurodollar Loans or Letters of Credit, provided that, in any such case, the Borrower may elect to convert Eurodollar Loans made by such Lender hereunder to ABR Loans (to the extent otherwise permitted by subsection 4.2) by giving the Administrative Agent at least one Business Day's notice of such election, in which case such Borrower shall promptly pay to such Lender, upon demand, without duplication, amounts theretofore required to be paid to such Lender pursuant to this subsection 4.10(a) and such amounts, if any, as may be required pursuant to subsection 4.12. If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall provide prompt notice thereof to the Borrower, through the Administrative Agent, certifying (x) that one of the events described in this paragraph (a) has occurred and describing in reasonable detail the nature of such event, (y) as to the increased cost or reduced amount resulting from such event and (z) as to the additional amount demanded by such Lender and a reasonably detailed explanation of the calculation thereof. Such a certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender, through the Administrative Agent, to the Borrower shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority, in each case, made subsequent to the Effective Date (or, if later, the date on which such Lender becomes a Lender), does or shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of such Lender's obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within ten Business Days after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor certifying (x) that one of the events described in this paragraph (b) has occurred and describing in reasonable detail the nature of such event, (y) as to the reduction of the rate of return on capital resulting from such event and (z) as to the additional amount or amounts demanded by such Lender or corporation and a reasonably detailed explanation of the calculation thereof, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or corporation for such reduction. Such a certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender, through the Administrative Agent, to the Borrower shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  4.11 Taxes. (a) Except as provided below in this subsection, all payments made by the Borrower under this Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding taxes measured by or imposed upon the overall net income of any Lender or its applicable lending office, or any branch or affiliate thereof, and all franchise taxes, branch taxes, taxes on doing business or taxes measured by or imposed upon the overall capital or net worth of any Lender or its applicable lending office, or any branch or affiliate thereof, in each case imposed: (i) by the jurisdiction under the laws of which such Lender, applicable lending office, branch or affiliate is organized or is located, or in which its principal executive office is located, or any nation within which such jurisdiction is located or any political subdivision thereof; or (ii) by reason of any connection between the jurisdiction imposing such tax and such Lender, applicable lending office, branch or affiliate other than a connection arising solely from such Lender having executed, delivered or performed its obligations under, or received payment under or enforced, this Agreement or any Notes. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder or under any Notes, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and any Notes, provided, however, that the Borrower shall be entitled to deduct and withhold any Non-Excluded Taxes and shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof, as the case may be if such Lender fails to comply with the requirements of paragraph (b) of this subsection. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  (b) (1) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

                  (X) (i) on or before the date of any payment by the Borrower under this Agreement or any Notes to such Lender, deliver to the Borrower and the

         Administrative Agent (A) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, certifying that it is entitled to receive payments under this Agreement and any Notes without deduction or withholding of any United States federal income taxes and (B) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be, certifying that it is entitled to an exemption from United States backup withholding tax;

                        (ii) deliver to the Borrower and the Administrative Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

                       (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrower or the Administrative Agent; or

                  (Y) in the case of any such Lender that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (i) represent to the Borrower (for the benefit of the Borrower and the Administrative Agent) that it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (ii) agree to furnish to the Borrower on or before the date of any payment by the Borrower, with a copy to the Administrative Agent,
         (A) a certificate substantially in the form of Exhibit J (any such certificate a "U.S. Tax Compliance Certificate") and (B) two accurate and complete original signed copies of Internal Revenue Service Form W-8, or successor applicable form certifying to such Lender's legal entitlement at the date of such certificate to an exemption from U.S. withholding tax under the provisions of Section 881(c) of the Code with respect to payments to be made under this Agreement and any Notes (and to deliver to the Borrower and the Administrative Agent two further copies of such form on or before the date it expires or becomes obsolete and after the occurrence of any event requiring a change in the most recently provided form and, if necessary, obtain any extensions of time reasonably requested by the Borrower or the Administrative Agent for filing and completing such forms), and (iii) agree, to the extent legally entitled to do so, upon reasonable request by the Borrower, to provide to the Borrower (for the benefit of the Borrower and the Administrative Agent) such other forms as may be reasonably required in order to establish the legal entitlement of such Lender to an exemption from withholding with respect to payments under this Agreement and any Notes, provided that in determining the reasonableness of a request under this clause (iii) such Lender shall be entitled to consider the cost (to the extent unreimbursed by the Borrower) which would be imposed on such Lender of complying with such request;

unless in any such case any change in treaty, law or regulation has occurred after the date such Person becomes a Lender hereunder which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Administrative Agent. Each Person that shall become a Lender or a Participant pursuant to subsection 11.6 shall, upon the effectiveness of the related transfer, be required to provide all of the forms, certifications and statements required pursuant to this subsection, provided that in the case of a Participant the obligations of such Participant pursuant to this paragraph (b) shall be determined as if such Participant were a Lender except that such Participant shall furnish all such required forms, certifications and statements to the Lender from which the related participation shall have been purchased.

                  4.12 Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur (other than through such Lender's gross negligence or willful misconduct) as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment or conversion of Eurodollar Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a payment or prepayment of Eurodollar Loans or the conversion of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or converted, or not so borrowed, converted or continued, for the period from the date of such prepayment or conversion or of such failure to borrow, convert or continue to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurodollar Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. If any Lender becomes entitled to claim any amounts under the indemnity contained in this subsection 4.12, it shall provide prompt notice thereof to the Borrower, through the Administrative Agent, certifying (x) that one of the events described in clause (a), (b) or (c) has occurred and describing in reasonable detail the nature of such event, (y) as to the loss or expense sustained or incurred by such Lender as a consequence thereof and (z) as to the amount for which such Lender seeks indemnification hereunder and a reasonably detailed explanation of the calculation thereof. Such a certificate as to any indemnification pursuant to this subsection submitted by such Lender, through the Administrative Agent, to the Borrower shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  4.13 Certain Rules Relating to the Payment of Additional Amounts. (a) Upon the request, and at the expense, of the Borrower, each Lender to which the Borrower is required to pay any additional amount pursuant to subsection 4.10 or 4.11, and any Participant in respect of whose participation such payment is required, shall reasonably afford the Borrower the opportunity to contest, and reasonably cooperate with the Borrower in contesting, the imposition of any Non-Excluded Tax giving rise to such payment; provided that (i) such Lender shall not be required to afford the Borrower the opportunity to so contest unless the Borrower shall have confirmed in writing to such Lender its obligation to pay such amounts pursuant to this Agreement and
(ii) the Borrower shall reimburse such Lender for its reasonable attorneys' and accountants' fees and disbursements incurred in so cooperating with the Borrower in contesting the imposition of such Non-Excluded Tax; provided, however that notwithstanding the foregoing no Lender shall be required to afford the Borrower the opportunity to contest, or cooperate with the Borrower in contesting, the imposition of any Non-Excluded Taxes, if such Lender in its sole discretion in good faith determines that to do so would have an adverse effect on it.

                  (b) If a Lender changes its applicable lending office (other than pursuant to paragraph (c) below) and the effect of such change, as of the date of such change, would be to cause the Borrower to become obligated to pay any additional amount under subsection 4.10 or 4.11, the Borrower shall not be obligated to pay such additional amount.

                  (c) If a condition or an event occurs which would, or would upon the passage of time or giving of notice, result in the payment of any additional amount to any Lender by the Borrower pursuant to subsection 4.10 or 4.11, such Lender shall promptly notify the Borrower and the Administrative Agent and shall take such steps as may reasonably be available to it to mitigate the effects of such condition or event (which shall include efforts to rebook the Loans held by such Lender at another lending office, or through another branch or an affiliate, of such Lender); provided that such Lender shall not be required to take any step that, in its reasonable judgment, would be materially disadvantageous to its business or operations or would require it to incur additional costs (unless such Borrower agrees to reimburse such Lender for the reasonable incremental out-of-pocket costs thereof).

                  (d) If the Borrower shall become obligated to pay additional amounts pursuant to subsection 4.10 or 4.11 and any affected Lender shall not have promptly taken steps necessary to avoid the need for payments under subsection 4.10 or 4.11, the Borrower shall have the right, for so long as such obligation remains, (x) with the assistance of the Administrative Agent, to seek one or more substitute Lenders reasonably satisfactory to the Administrative Agent and the Borrower to purchase the affected Loan, in whole or in part, at an aggregate price no less than such Loan's principal amount plus accrued interest, and assume the affected obligations under this Agreement, or (y) upon at least four Business Days irrevocable notice to the Administrative Agent, to prepay the affected Loan, in whole or in part, subject to subsection 4.12, without premium or penalty. In the case of the substitution of a Lender, the Borrower, the Administrative Agent, the affected Lender, and any substitute Lender shall execute and deliver an appropriately completed Assignment and Acceptance pursuant to subsection 11.6(c) to effect the assignment of rights to, and the assumption of obligations by, the substitute Lender; provided that any fees required to be paid by subsection 11.6(e) in connection with such assignment shall be paid by the Borrower or the substitute Lender. In the case of a prepayment of an affected Loan, the amount specified in the notice shall be due and payable on the date specified therein, together with any accrued interest to such date on the amount prepaid. In the case of each of the substitution of a Lender and of the prepayment of an affected Loan, the Borrower shall first pay the affected Lender any additional amounts owing under subsections 4.10 and 4.11 (as well as any commitment fees and other amounts then due and owing to such Lender, including, without limitation, any amounts under subsection 4.13) prior to such substitution or prepayment.

                  (e) If the Administrative Agent or any Lender or any Participant receives a refund directly attributable to taxes for which the Borrower has made additional payments pursuant to subsection 4.10(a) or 4.11(a), the Administrative Agent or such Lender, as the case may be, shall promptly pay such refund (together with any interest with respect thereto received from the relevant taxing authority) to the Borrower, provided, however, that the Borrower agrees promptly to return such refund (together with any interest with respect thereto due to the relevant taxing authority) (free of all Non-Excluded Taxes) to the Administrative Agent or the applicable Lender, as the case may be, upon receipt of a notice that such refund is required to be repaid to the relevant taxing authority.

                  (f) The obligations of a Lender or Participant under this subsection 4.13 shall survive the termination of this Agreement and the payment of the Loans and all amounts payable hereunder.

                    SECTION 5. REPRESENTATIONS AND WARRANTIES

                  To induce the Administrative Agent and each Lender to make the Extensions of Credit requested to be made by it on the Effective Date and on each Borrowing Date thereafter, the Borrower hereby represents and warrants, on the Effective Date (both before and after giving effect to the Transactions), and on every Borrowing Date thereafter, to the Administrative Agent and each Lender that:

                  5.1 Financial Condition. (a) The audited combined balance sheets of the Borrower and its combined Subsidiaries as of February 28, 1994, February 28, 1995 and February 29, 1996 and the audited combined statements of earnings, statements of shareholders' equity and statements of cash flows for the years ended February 28, 1994, February 28, 1995 and February 29, 1996 have heretofore been furnished to each Lender. Such financial statements (including the notes thereto) (i) have been audited by Coopers & Lybrand L.L.P., (ii) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby and (iii) present fairly, in all material respects, the combined financial condition, results of operations and cash flows of the Borrower and its combined Subsidiaries as of such dates and for such periods. During the period from February 29, 1996 to and including the Effective Date, except as provided in the Transaction Documents, there has been no sale, transfer or other disposition by GII and its combined Subsidiaries of any material part of the business or property of GII and its combined Subsidiaries, taken as a whole, and no purchase or other acquisition by any of them of any business or property (including any Capital Stock of any other Person) material in relation to the combined financial condition of GII and its combined Subsidiaries, taken as a whole, in each case, which is not reflected in the foregoing financial statements or in the notes thereto and has not otherwise been disclosed in a writing to the Lenders on or prior to the Effective Date.

                  (b) The pro forma balance sheet of the Borrower and its consolidated Subsidiaries (the "Pro Forma Balance Sheet"), copies of which have heretofore been furnished to each Lender, is the balance sheet of the Borrower and its consolidated Subsidiaries as of November 30, 1996 (the "Pro Forma Date"), adjusted to give effect (as if such events had occurred on such date) to
(i) the consummation of the Acquisition and the other transactions contemplated by the Acquisition Documents, (ii) the consummation of the Merger, (iii) the receipt by the Borrower of at least $57,620,000 in gross cash proceeds from the making of the GSCP Equity Investments, (iv) the making of the Extensions of Credit to be made on the Effective Date and the application of the proceeds thereof as contemplated hereby, and (v) the payment of estimated fees, expenses, financing costs and estimated tax payments related to the transactions contemplated hereby and thereby. The Pro Forma Balance Sheet was prepared in accordance with Article 11 (Pro Forma Financial Information) of Regulation S-X under the Securities Act.

                  5.2 No Change; Solvent. Since February 29, 1996, (a) except as and to the extent disclosed on Schedule 5.2(a) hereto or Schedule 4.10 of the Stock Purchase Agreement, there has been no development or event relating to or affecting any Loan Party which has had or would be reasonably expected to have a Material Adverse Effect (after giving effect to the transactions described in clauses (i) through (iii) of subsection 5.1(b)) and (b) as of the Effective Date, after giving effect to the consummation of the transactions described in clauses (i) through (v) of subsection 5.1(b), the Borrower is Solvent.

                  5.3 Corporate Existence; Compliance with Law. Each of the Loan Parties (a) is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, except to the extent that the failure to have such legal right would not be reasonably expected to have a Material Adverse Effect, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and in good standing would not be reasonably expected to have a Material Adverse Effect, and (d) is in compliance with all Requirements of Law, except to the extent that the failure to comply therewith would not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

                  5.4 Corporate Power; Authorization; Enforceable Obligations. Each Loan Party has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents and the Transaction Documents to which it is a party and, in the case of the

Borrower, to obtain Extensions of Credit hereunder, and each such Loan Party has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents and the Transaction Documents to which it is a party and, in the case of the Borrower, to authorize the Extensions of Credit on the terms and conditions of this Agreement, any Notes and the Applications. No consent or authorization of, filing with, notice to or other similar act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of any Loan Party in connection with the execution, delivery, performance, validity or enforceability of the Loan Documents or Transaction Documents to which it is a party or, in the case of the Borrower, with the Extensions of Credit hereunder, except for (i) consents, authorizations, notices and filings described in Schedule 5.4, all of which have been obtained or made prior to the Effective Date, (ii) filings to perfect the Liens created by the Security Documents, (iii) filings pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Section 3727 et seq.), in respect of Accounts Receivable of the Borrower and its Subsidiaries the obligor in respect of which is the United States of America or any department, agency or instrumentality thereof and (iv) consents, authorizations, notices and filings which the failure to obtain or make would not reasonably be expected to have a Material Adverse Effect. This Agreement has been duly executed and delivered by the Borrower, and each other Loan Document and Transaction Document to which any Loan Party is a party will be duly executed and delivered on behalf of such Loan Party. This Agreement constitutes a legal, valid and binding obligation of the Borrower, and each other Loan Document and Transaction Document to which any Loan Party is a party when executed and delivered will constitute a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                  5.5 No Legal Bar. The execution, delivery and performance of the Loan Documents and the Transaction Documents by any of the Loan Parties, the Extensions of Credit hereunder and the use of the proceeds thereof (a) will not violate any Requirement of Law or Contractual Obligation of such Loan Party in any respect that would reasonably be expected to have a Material Adverse Effect and (b) will not result in, or require, the creation or imposition of any Lien (other than the Liens permitted by subsection 8.3) on any of its properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

                  5.6 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against Holdings or any of their respective Subsidiaries or against any of their respective properties or revenues, (a) except as described on Schedule 5.6 hereto and Schedule 4.15 to the Stock Purchase Agreement, which is so pending or threatened at any time on or prior to the Effective Date and relates to any of the Loan Documents or the Transaction Documents or any of the transactions contemplated hereby or thereby or (b) which would be reasonably expected to have a Material Adverse Effect.

                  5.7 No Default. Neither the Borrower nor Holdings or any of their respective Subsidiaries is in default under or with respect to any of its Contractual Obligations including under the Senior Subordinated Credit Agreement and the Senior Subordinated Notes in any respect which would be reasonably expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

                  5.8 Ownership of Property; Liens. Each of the Borrower, Holdings and their Subsidiaries has good record and marketable title in fee simple to, or a valid leasehold interest in, all its material real property, and good title to, or a valid leasehold interest in, all its other material property, and none of such property is subject to any Lien, except for Liens permitted by subsection 8.3.

                  5.9 Intellectual Property. The Borrower and each of its Subsidiaries owns, or has the legal right to use, all United States patents, patent applications, trademarks, trademark applications, tradenames, copyrights, technology, know-how and processes necessary for each of them to conduct its business as currently conducted (the "Intellectual Property") except for those the failure to own or have such legal right to use would not be reasonably expected to have a Material Adverse Effect. Except as provided on Schedule 5.9, no claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Borrower know of any such claim, and, to the knowledge of the Borrower the use of such Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements which in the aggregate, would not be reasonably expected to have a Material Adverse Effect.

                  5.10 No Burdensome Restrictions. No Requirement of Law or Contractual Obligation of the Borrower, Holdings or any of their Subsidiaries would be reasonably expected to have a Material Adverse Effect.

                  5.11 Taxes. To the knowledge of the Borrower, each of Holdings and its Subsidiaries has filed or caused to be filed all United States federal income tax returns and all other material tax returns which are required to be filed and has paid (a) all taxes shown to be due and payable on such returns and
(b) all taxes shown to be due and payable on any assessments of which it has received notice made against it or any of its property (including, without limitation, the Mortgaged Properties) and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority and no tax Lien has been filed, and no claim is being asserted, with respect to any such tax, fee or other charge (other than any (i) taxes, fees or other charges with respect to which the failure to pay, in the aggregate, would not have a Material Adverse Effect or (ii) taxes, fees or other charges the amount or validity of which are currently being contested in good faith by appropriate proceedings diligently conducted and with respect to which reserves in conformity with GAAP have been provided on the books of Holdings or its Subsidiaries, as the case may
be). The preceding sentence shall not apply to any taxes, fees or other charges which are subject to indemnification by Mark IV under the Stock Purchase Agreement and with respect to which the Borrower has promptly notified the Administrative Agent upon becoming aware of such failure to file or pay, the filing of a tax Lien or the assertion of a claim.

                  5.12 Federal Regulations. No part of the proceeds of any Extensions of Credit will be used for any purpose which violates the provisions of the Regulations of the Board, including, without limitation, Regulation G, Regulation U, Regulation T or Regulation X of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-1, FR Form U-1 or such other similar form referred to in Regulation G, Regulation U, Regulation T or Regulation X of the Board, as the case may be.

                  5.13 ERISA. During the five year period prior to each date as of which this representation is made, or deemed made, with respect to any Plan (or, with respect to (vi) or (viii) below, as of the date such representation is made or deemed made), none of the following events or conditions, either individually or in the aggregate, has resulted or is reasonably likely to result in a Material Adverse Effect: (i) a Reportable Event; (ii) an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA); (iii) any noncompliance with the applicable provisions of ERISA or the Code; (iv) a termination of a Single Employer Plan (other than a standard termination pursuant to Section 4041(b) of ERISA); (v) a Lien on the property of the Borrower or its Subsidiaries in favor of the PBGC or a Plan; (vi) any Underfunding with respect to any Single Employer Plan; (vii) a complete or partial withdrawal from any Multiemployer Plan by the Borrower or any Commonly Controlled Entity; (viii) any liability of the Borrower or any Commonly Controlled Entity under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the annual valuation date most closely preceding the date on which this representation is made or deemed made; or (ix) the Reorganization or Insolvency of any Multiemployer Plan. There have been no transactions that resulted or could result in any liability to the Borrower or any Commonly Controlled Entity under
Section 4069 of ERISA or Section 4212(c) of ERISA.

                  5.14 Collateral. Except with respect to (i) Liens on equipment constituting fixtures, (ii) any reserved rights of the United States government as required under law, (iii) Liens upon Patents, Patent Licenses, Trademarks and Trademark Licenses (as such terms are defined in the Guarantee and Collateral Agreement) to the extent that (a) such Liens are not otherwise perfected by the filing of financing statements under the Uniform Commercial Code or by the filing and acceptance thereof in the United States Patent and Trademark Office or (b) such Patents, Patent Licenses, Trademarks and Trademark Licenses are not, individually or in the aggregate, material to the business of the Borrower and its Subsidiaries taken as a whole, (iv) Liens on uncertificated securities, (v) Liens on Collateral the perfection of which requires filings in or other actions under the laws of jurisdictions outside of the United States of America, any State, territory or dependency thereof or the District of Columbia (except to the extent that such filings or other actions have been made or taken), (vi) Liens on contracts or Accounts Receivable on which the United States of America or any department, agency, or instrumentality thereof is the obligor, (vii) Liens on Proceeds of Accounts Receivable and Inventory, until transferred to or deposited in the Collateral Proceeds Account (if any), and (viii) claims of creditors of Persons receiving goods included as Collateral for "sale or return" within the meaning of Section 2-326 of the Uniform Commercial Code of the applicable jurisdiction, upon filing of the financing statements delivered to the Administrative Agent by the Borrower and its Subsidiaries on the Effective Date in the jurisdictions listed on Part II of Schedule 5.14 (which financing statements are in proper form for filing in such jurisdictions) and the recording of the Mortgages (and the recording of the Borrower Patent and Trademark Security Agreement, and the making of filings after the Effective Date in any other jurisdiction as may be necessary under any Requirement of Law) and the delivery to, and continuing possession by, the Administrative Agent of all Instruments, Chattel Paper and Documents a security interest in which is perfected by possession, the Liens created pursuant to each Security Document, when executed and delivered, will constitute valid Liens on and, to the extent provided therein, perfected security interests in the collateral referred to in such Security Document (but as to the Copyrights and the Copyright Licenses (as defined in the Guarantee and Collateral Agreement) and accounts arising therefrom, only to the extent the Uniform Commercial Code of the relevant jurisdiction, from time to time in effect, is applicable) in favor of the Administrative Agent for the benefit of the Lenders, which Liens will be prior to all other Liens of all other Persons, except for Liens permitted pursuant to the Loan Documents (including, without limitation, those permitted to exist pursuant to subsection 8.3), and which Liens are enforceable as such as against all other Persons (except, with respect to goods only, buyers in the ordinary course of business to the extent provided in Section 9- 307(1) of the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction and except to the extent that recording of an assignment or other transfer of title to the Administrative Agent in the United States Patent and Trademark Office may be necessary for such enforceability), except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). Notwithstanding any other provision of this Agreement, capitalized terms which are used in this subsection 5.14 and not defined in this Agreement are so used as defined in the applicable Security Document.

                  5.15 Investment Company Act; Other Regulations. Neither Holdings nor the Borrower is an "investment company", or a company "controlled" by an entity required to be registered as an "investment company", within the meaning of the Investment Company Act. Neither Holdings nor the Borrower is subject to regulation under any Federal or State statute or regulation which limits its ability to incur Indebtedness as contemplated hereby.

                  5.16 Subsidiaries. Schedule 5.16 sets forth all the Subsidiaries of the Borrower at the Effective Date, the jurisdiction of their incorporation and the direct or indirect ownership interest of the Borrower therein.

                  5.17 Purpose of Loans. The proceeds of the Term Loans shall be used to finance the Acquisition and to pay related fees and expenses. The proceeds of the Revolving Credit Loans shall be used to provide for the working capital requirements of the Borrower and its operating subsidiaries and for their general corporate purposes (including the refinancing of existing indebtedness of the Borrower and the financing of the Acquisition and the fees and expenses relating thereto).

                  5.18 Environmental Matters. Other than exceptions to any of the following that are set forth in Schedules 4.19(a), 4.19(b), 4.19(c), 4.19(d) and 4.19(e) of the Stock Purchase Agreement, or that would not, individually or in the aggregate, reasonably be expected to give rise to a Material Adverse
Effect:

                               (i) The Borrower and its Subsidiaries: (A) are,
                  and within the period of all applicable statutes of limitation have been, in compliance with all applicable Environmental Laws; (B) hold all Environmental Permits (each of which is in full force and effect) required for any of their current operations or for any property owned, leased, or otherwise operated by any of them and reasonably expect to timely obtain without material expense all such Environmental Permits required for planned operations; (C) are, and within the period of all applicable statutes of limitation have been, in compliance with all of their Environmental Permits; and (D) have no reason to believe that any of their Environmental Permits will not be, or will entail material expense to be, timely renewed or complied with; any additional Environmental Permits that may be required of any of them will not be, or will entail material expense to be, timely granted or complied with; or that compliance with any Environmental Law that is applicable to any of them will not be, or will entail material expense to be, timely attained and maintained.

                              (ii) Materials of Environmental Concern have not
                  been transported, disposed of, emitted, discharged, or otherwise released or threatened to be released, to or at any real property presently or formerly owned, leased or operated by the Borrower or any of its Subsidiaries or at any other location, which could reasonably be expected to (A) give rise to liability of the Borrower or any of its Subsidiaries under any applicable Environmental Law, or (B) interfere with the Borrower's planned or continued operations, or (C) impair the fair saleable value of any real property owned or leased by the Borrower or any of its Subsidiaries.

                             (iii) There is no judicial, administrative, or
                  arbitral proceeding (including any notice of violation or alleged violation) under any Environmental Law to which the Borrower or any of its Subsidiaries is, or to the knowledge of the Borrower or any of its Subsidiaries will be, named as a party that is pending or, to the knowledge of the Borrower or any of its Subsidiaries, threatened.

                              (iv) Neither the Borrower nor any of its
                  Subsidiaries has received any written request for information, or been notified that it is a potentially responsible party, under the federal Comprehensive Environmental Response, Compensation, and Liability Act or any similar Environmental Law, or received any other written request for information with respect to any Materials of Environmental Concern.

                               (v) Neither the Borrower nor any of its
                  Subsidiaries has entered into or agreed to any consent decree, order, or settlement or other agreement, nor is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum, relating to compliance with or liability under any Environmental Law.

                  5.19 No Material Misstatements. The written information, reports, financial statements, exhibits and schedules furnished by or on behalf of Holdings, Acquisition Co., GII or the Borrower to the Administrative Agent, and the Lenders in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto, taken as a whole, did not contain as of the Effective Date any material misstatement of fact. It is understood that (x) no representation or warranty is made concerning the forecasts, estimates, pro forma information, projections and statements as to anticipated future performance or conditions, and the assumptions on which they were based, contained in any such information, reports, financial statements, exhibits or schedules, except that as of the date such forecasts, estimates, pro forma information, projections and statements were generated, (i) such forecasts, estimates, pro forma information, projections and statements were based on the good faith assumptions of the management of the Borrower and (ii) such assumptions were believed by such management to be reasonable and (y) such forecasts, estimates, pro forma information and statements, and the assumptions on which they were based, may or may not prove to be correct.

                  5.20 Delivery of the Transaction Documents. The Administrative Agent has received for itself and for each Lender a complete photocopy of each of the Transaction Documents (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any) and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof in any material respect.

                  5.21 Representations and Warranties Contained in the Transaction Documents. Each of the Transaction Documents will have been duly executed and delivered by each of the Loan Parties which is a party thereto prior to the Effective Date and, to the knowledge of the Borrower, all other parties thereto and is in full force and effect on the Effective Date. As of the Effective Date, the representations and warranties of Holdings, the Borrower and GSCP and, to the knowledge of the Borrower, and any of the other parties thereto contained in any of the Transaction Documents (after giving effect to any amendments, supplements, waivers or other modifications of any of the Transaction Documents prior to the Effective Date in accordance with this Agreement) and the Senior Subordinated Notes Documents are true and correct in all material respects except as otherwise disclosed to the Administrative Agent in writing prior to the Effective Date.

                  5.22 Labor Matters. There are no strikes pending or, to the knowledge of the Borrower, reasonably expected to be commenced against the Borrower or any of its Subsidiaries which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. The hours worked and payments made to employees of the Borrower and each of its Subsidiaries have not been in violation of any applicable laws, rules or regulations, except where such violations would not reasonably be expected to have a Material Adverse Effect. The consummation of the Transactions will not give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any of its Subsidiaries (or any predecessor) is a party or by which the Borrower or any of its Subsidiaries (or any predecessor) is bound.


                         SECTION 6. CONDITIONS PRECEDENT

                  6.1 Conditions to Initial Extension of Credit. This Agreement, including, without limitation, the agreement of each Lender to make the initial Extension of Credit requested to be made by it, shall become effective on the date on which the following conditions precedent shall have been satisfied or waived:

                  (a) Loan Documents. Subject to subsections 2.2, 2.7 and 2.9 regarding issuance of notes to individual Lenders, the Administrative Agent shall have received the following Loan Documents, executed and delivered as required below, with a copy for each applicable Lender:

                           (i) this Agreement, executed and delivered by a duly
                  authorized officer of the Borrower;

                           (ii) the Guarantee and Collateral Agreement, executed
                  and delivered by a duly authorized officer of each of Holdings and the Borrower;

                           (iii) The Borrower Patent and Trademark Security
                  Agreement, executed and delivered by a duly authorized officer of the Borrower;

                           (iv) each of the Mortgages, executed and delivered by
                  a duly authorized officer of the Loan Party thereto; and

                           (v) any Notes requested by the Lenders in accordance
                  with subsections 2.2, 2.5 and 2.7, executed by a duly authorized officer of the Borrower.

                  (b) Subordinated Debt. The Borrower shall have received at least $75,000,000 in cash from the issuance of senior subordinated debt pursuant to the Senior Subordinated Credit Agreement.

                  (c) Corporate Structure. The corporate and capital structure of each Loan Party after the Acquisition (including as to the ownership of the voting stock thereof and the voting arrangements with respect to such stock) shall be reasonably satisfactory in all respects. GSCP and other investors identified by it and consisting of one or more of Travelers Insurance Company or affiliates thereof, or funds managed by any thereof or by GSCP, or otherwise acceptable to the Administrative Agent, shall have directly or indirectly acquired in the Acquisition common stock of Holdings for at least $44,620,000 in cash and Senior PIK Preferred Stock for approximately $13,000,000 in cash (collectively, the "GSCP Equity Investment"). Holdings shall have acquired common stock of Acquisition Co. or the Borrower for, or shall otherwise have contributed to common equity of Acquisition Co. or the Borrower, the full amount of the GSCP Equity Investment.

                  (d) Acquisition. The Acquisition shall have been consummated simultaneously with the closing hereof on terms and conditions reasonably satisfactory to the Administrative Agent and pursuant to the Acquisition Documentation and no material provision thereof shall have been waived by GSCP, amended, supplemented or otherwise modified (except as may be so reasonably satisfactory to the Administrative Agent).

                  (e) Fees. The Administrative Agent and the Arranger shall have received all fees and expenses required, and as agreed to in writing, to be paid no later than immediately after the consummation of the Transactions, and in any event no later than close of business on the Effective Date.

                  (f) Governmental Approvals. All governmental and third party approvals (including landlords' and other consents) necessary or reasonably advisable in connection with the Acquisition, the financing contemplated hereby and the continuing operations of the Borrower and its subsidiaries shall have been obtained and be in full force and effect, and all applicable waiting periods under applicable law shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose material adverse conditions on the Acquisition or the financing thereof.

                  (g) Financial Statements. The Lenders shall have received (i) reasonably satisfactory audited consolidated and consolidating financial statements of the Borrower for the three most recent fiscal years ended prior to the Effective Date accompanied by an audit report from Coopers & Lybrand, Arthur Andersen or another accounting firm reasonably satisfactory to the Lenders, (ii) reasonably satisfactory unaudited interim consolidated and consolidating financial statements of the Borrower for each fiscal quarterly period ended subsequent to the date of the latest financial statements delivered pursuant to clause (i) of this paragraph for which such unaudited financial statements are available and (iii) reasonably satisfactory unaudited monthly financial statements for the Borrower for each fiscal month ended subsequent to the date of the date of quarterly financial statements delivered pursuant to clause (ii) of this paragraph for which such unaudited financial statements are available.

                  (h) Pro forma Balance Sheet. The Lenders shall have received a reasonably satisfactory pro forma consolidated balance sheet of the Borrower as of the most recent fiscal quarter-end prior to the Effective Date for which quarterly financial statements of the Borrower are available, and after giving effect to the consummation on the Effective Date of the Acquisition and the financings contemplated hereby (including any related schedules required by the SEC). The Lenders shall be reasonably satisfied with respect to all material and direct contingent liabilities of the Borrower after the Acquisition, including any indebtedness or guarantees thereof and any tax and similar governmental liabilities. The existing indebtedness of the Borrower that shall continue after the Effective Date shall not exceed $380,000.

                  (i) EBITDA Report. The Lenders shall have received a report from the Borrower, in a form consistent with the projections previously provided to Chase, confirming that the Consolidated EBITDA of the Borrower for the twelve months ended October 31, 1996 (as adjusted to include certain non-recurring costs and allocation of certain stand alone costs, as reasonably identified by the Borrower) was at least $22,800,000.

                  (j) Fees and Expenses. The Administrative Agent shall have received reasonably satisfactory evidence that the fees and expenses to be incurred by the Borrower in connection with the Acquisition and the financing thereof (including this Agreement, the Senior Subordinated Credit Agreement and the Senior Subordinated Notes) shall not exceed $13,750,000 in the aggregate.

                  (k) Environmental Report. The Lenders shall have received a reasonably satisfactory environmental report with respect to the real property owned or leased by the Borrower and its subsidiaries, from O'Brien & Gere or another firm reasonably satisfactory to the Administrative Agent.

                  (l) Solvency. The Lenders shall have received a reasonably satisfactory opinion as to the solvency of the Borrower after the consummation of the Acquisition and the other transactions contemplated hereby, from Appraisal Economics Inc. or another firm reasonably satisfactory to the Administrative Agent.

                  (m) No Material Change. There shall not have occurred or become known to any Lender any material adverse condition or material adverse change in or affecting the business, operations, property, condition (financial or otherwise) or prospects of the Borrower and its subsidiaries taken as a whole.

                  (n) Lien Searches. The Administrative Agent shall have received the results of a recent search by a Person reasonably satisfactory to the Administrative Agent, of the Uniform Commercial Code, judgment and tax lien filings which may have been filed with respect to personal property of the Borrower and its Subsidiaries in any of the jurisdictions set forth in Part I of Schedule 5.14, and the results of such search shall not reveal any liens other than liens permitted by subsection 8.3.

                  (o) Legal Opinions. The Administrative Agent shall have received, with a photocopy for each Lender, the following executed legal opinions:

                               (i) the executed legal opinion of Debevoise &
                  Plimpton, special counsel to each of Acquisition Co., the Borrower and the other Loan Parties, substantially in the form of Exhibit I-1;

                              (ii) the executed legal opinions of special local
                  counsel in the jurisdictions set forth in Schedule 6.1(o) with respect to collateral security matters, each in form and substance reasonably satisfactory to the Administrative Agent; and

                             (iii) the executed legal opinion of Amster,
                  Rothstein & Ebenstein, special intellectual property counsel to the Lenders, in form and substance reasonably satisfactory to the Administrative Agent.

         In addition, the Administrative Agent shall have received, with a photocopy for each Lender, the legal opinions referred to in Section
         10.8 of the Stock Purchase Agreement.


                  (p) Actions to Perfect Liens. The Administrative Agent shall have received evidence in form and substance reasonably satisfactory to it that all filings, recordings, registrations and other actions, including, without limitation, the filing of duly executed financing statements on Form UCC-1 in each jurisdiction set forth on Schedule 5.14, necessary or, in the reasonable opinion of the Administrative Agent, advisable to perfect the Liens created by the Security Documents shall have been completed or shall be ready to be completed promptly following the Effective Date, and all agreements, statements and other documents relating thereto shall be in form and substance reasonably satisfactory to the Administrative Agent.

                  (q) Pledged Stock; Stock Powers; Pledged Notes; Endorsements. The Administrative Agent shall have received:

                                  (i) the certificates representing the Pledged
                  Stock under (and as defined in) the Guarantee and Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof; and

                                 (ii) the promissory notes representing each of
                  the Pledged Notes under (and as defined in) the Guarantee and Collateral Agreement, duly endorsed as required by the Guarantee and Collateral Agreement.

         The Loan Parties shall have taken such other action as is reasonably satisfactory to the Administrative Agent to perfect the security interests created by the Guarantee and Collateral Agreement.

                  (r) Surveys. The Administrative Agent shall have received, and the title insurance company issuing the policy referred to in subsection 6.1(s) (the "Title

         Insurance Company") shall have received, maps or plats of an as-built survey of the sites of each of the Mortgaged Properties certified to the Administrative Agent and the Title Insurance Company in a manner reasonably satisfactory to them, dated a date reasonably satisfactory to the Administrative Agent and the Title Insurance Company by an independent professional licensed land surveyor reasonably satisfactory to the Administrative Agent and the Title Insurance Company, which maps or plats and the surveys on which they are based shall be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1992, and, without limiting the generality of the foregoing, there shall be surveyed and shown on such maps, plats or surveys the following: (i) the locations on such sites of all the buildings, structures and other improvements and the established building setback lines; (ii) the lines of streets abutting the sites and width thereof; (iii) all access and other easements appurtenant to the sites necessary to use the sites;
         (iv) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the sites, whether recorded, apparent from a physical inspection of the sites or otherwise known to the surveyor; (v) any encroachments on any adjoining property by the building structures and improvements on the sites; and
         (vi) if the site is described as being on a filed map, a legend relating the survey to said map.

                  (s) Title Insurance Policy. The Administrative Agent shall have received in respect of each of the Mortgaged Properties a mortgagee's title policy (or policies) or marked up unconditional binder for such insurance dated the Effective Date. Each such policy shall (i) be in an amount reasonably satisfactory to the Administrative Agent; (ii) insure that the Mortgage insured thereby creates a valid first Lien on the Mortgaged Property encumbered thereby free and clear of all defects and encumbrances, except those permitted by subsection
         8.3 and such as may be approved by the Administrative Agent; (iii) name the Administrative Agent for the benefit of the Lenders as the insured thereunder; (iv) be in the form of an ALTA Loan Policy; (v) contain such endorsements and affirmative coverage as the Administrative Agent may reasonably request; provided that, in the case of zoning endorsements, if any, no additional premiums will be required in excess of $2,000 per property, (vi) be issued by title companies reasonably satisfactory to the Administrative Agent (including any such title companies acting as reinsurers, at the option of the Administrative Agent) and (vii) be issued at ordinary rates (other than with respect to affirmative insurance). The Administrative Agent shall have received evidence reasonably satisfactory to it that all premiums in respect of each such policy, and all charges for mortgage recording tax, if any, have been paid. The Administrative Agent shall have also received a copy of all recorded documents referred to, or listed as exceptions to title in, the title policy or policies referred to in this subsection and a copy, certified by such parties as the Administrative Agent may deem reasonably appropriate, of all other documents affecting the property covered by each Mortgage as shall have been reasonably requested by the Administrative Agent.

                  (t) Borrowing Certificate. The Administrative Agent shall have received, with a photocopy for each Lender, (a)(i) a certificate of the Borrower, dated the Effective Date, substantially in the form of
         Exhibit I-1 and (ii) Borrowing Base Certificate, with appropriate insertions and attachments, reasonably satisfactory in form and substance to the Administrative Agent, executed by a Responsible Officer and the Secretary or any Assistant Secretary of the Borrower and (b) a report on the accounts receivable and inventory of the Borrower from the Administrative Agent's collateral review group to be included with the Borrowing Base, reasonably satisfactory in form and substance to the Administrative Agent.

                  (u) Corporate Proceedings of the Loan Parties. The Administrative Agent shall have received, with a photocopy for each Lender, a copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the board of directors of each Loan Party authorizing, as applicable, (i) the execution, delivery and performance of this Agreement, any Notes and the other Loan Documents and the Transaction Documents to which it is or will be a party as of the Effective Date, (ii), in the case of the Borrower, the Extensions of Credit to the Borrower and (iii) the granting by it of the Liens to be created pursuant to the Security Documents to which it is or will be a party as of the Effective Date, certified by the Secretary or an Assistant Secretary of such Loan Party as of the Effective Date, which certificate shall be in form and substance reasonably satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified (except as any later such resolution may modify any earlier such resolution), revoked or rescinded and are in full force and effect.

                  (v) Incumbency Certificates of the Loan Parties. The Administrative Agent shall have received, with a photocopy for each Lender, a certificate of each Loan Party, dated the Effective Date, as to the incumbency and signature of the officers of such Loan Party executing any Loan Document, reasonably satisfactory in form and substance to the Administrative Agent, executed by a Responsible Officer and the Secretary or any Assistant Secretary of such Loan Party.

                  (w) Governing Documents. The Administrative Agent shall have received, with a photocopy for each Lender, copies of the certificate or articles of incorporation and by-laws (or other similar governing documents serving the same purpose) of each Loan Party, certified as of the Effective Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of such Loan Party.

                  (x) Insurance. The Administrative Agent shall have received evidence in form and substance reasonably satisfactory to it that all of the requirements of subsection 7.5 of this Agreement and Section 5 of each Mortgage shall have been satisfied.

                  (y) Flood Insurance. With respect to any of the Mortgaged Properties which is located in an area identified by the Secretary of Housing and Urban Development as having special flood hazards, the Administrative Agent shall have delivered notice(s) to, and received acknowledgement from, the relevant Loan Party as required pursuant to Section 208.8(e)(3) of Regulation H of the Board.

The making of the initial Extensions of Credit by the Lenders hereunder shall conclusively be deemed to constitute an acknowledgement by the Administrative Agent and each Lender that each of the conditions precedent set forth in this subsection 6.1 shall have been satisfied in accordance with its respective terms or shall have been irrevocably waived by such Person.

                  6.2 Conditions to Each Other Extension of Credit. The agreement of each Lender to make any Extension of Credit requested to be made by it on any date (including, without limitation, the initial Extension of Credit and each Swing Line Loan) is subject to the satisfaction or waiver of the following conditions precedent:

                  (a) Representations and Warranties. Each of the representations and warranties made by any Loan Party pursuant to this Agreement or any other Loan Document (or in any amendment, modification or supplement hereto or thereto) to which it is a party, and each of the representations and warranties contained in any certificate furnished at any time by or on behalf of any Loan Party pursuant to this Agreement or any other Loan Document, shall, except to the extent that they relate to a particular date, be true and correct in all material respects on and as of such date as if made on and as of such date.

                  (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Extensions of Credit requested to be made on such date.

                  (c) Letter of Credit Application. With respect to the issuance of any Letter of Credit, the Issuing Lender shall have received an Application, completed to its satisfaction, and such other certificates, documents and other papers and information as the Issuing Lender may reasonably request.

Each borrowing by and Letter of Credit issued on behalf of any Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such borrowing or such issuance that the conditions contained in this subsection 6.2 have been satisfied.


                        SECTION 7. AFFIRMATIVE COVENANTS

                  The Borrower hereby agrees that, from and after the Effective Date and so long as the Revolving Credit Commitments remain in effect, and thereafter until payment in full of the Loans, all Reimbursement Obligations and any other amount then due and owing to any Lender or the Administrative Agent hereunder and under any Note and termination or expiration of all Letters of Credit, the Borrower shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Subsidiaries to:

                  7.1 Financial Statements. Furnish to the Administrative Agent for delivery to each Lender (and the Administrative Agent agrees to make and so deliver such copies):

                  (a) as soon as available, but in any event not later than the 90th day following the end of each fiscal year of the Borrower ending on or after the Effective Date, a copy of the consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of operations, changes in common stockholders' equity and cash flows for such year, setting forth in each case, in comparative form the figures for and as of the end of the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Arthur Andersen LLP or other independent certified public accountants of nationally recognized standing not unacceptable to the Administrative Agent in its reasonable judgment;

                  (b) as soon as available, but in any event not later than the 45th day following the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of operations and cash flows of the Borrower and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth, in comparative form the budgeted figures (as adjusted consistent with past practice) for the relevant period and the figures for the corresponding period of the previous fiscal year, certified by a Responsible Officer of the Borrower as being fairly stated in all material respects (subject to normal year-end audit and other adjustments); and

                  (c) as soon as available, but in any event not later than the 30th day following the end of each fiscal month of each fiscal year of the Borrower (or the 45th day in the case of any such month ending on the last day of a fiscal quarter), an unaudited consolidated balance sheet for Borrower and its consolidated Subsidiaries as at the end of such month and a related unaudited consolidated income statement, setting forth in comparative form the figures as at the end of the corresponding fiscal month of the previous fiscal year and, in the case of such income statement, in comparative form the figures for the corresponding fiscal month of the previous fiscal year;

all such financial statements delivered pursuant to subsection 7.1(a) or (b) to be (and, in the case of any financial statements delivered pursuant to subsection 7.1(b) shall be certified by a Responsible Officer of the Borrower as being) complete and correct in all material respects in conformity with GAAP and to be (and, in the case of any financial statements delivered pursuant to subsection 7.1(b) shall be certified by a Responsible Officer of the Borrower as being) prepared in reasonable detail in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods that began on or after the Effective Date (except as approved by such accountants or officer, as the case may be, and disclosed therein, and except, in the case of any financial statements delivered pursuant to subsection 7.1(b), for the absence of certain notes).

                  7.2 Certificates; Other Information. Furnish to the Administrative Agent for delivery to each Lender:

                  (a) concurrently with the delivery of the financial statements referred to in subsection 7.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the audit necessary therefor no knowledge was obtained of any Default or Event of Default insofar as the same relates to any financial accounting matters covered by their audit, except as specified in such certificate;

                  (b) concurrently with the delivery of the financial statements and reports referred to in subsections 7.1(a) and (b), a certificate signed by a Responsible Officer of the Borrower (i) stating that, to the best of such Responsible Officer's knowledge, the Borrower and its Subsidiaries during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement, any Notes or the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default, except, in each case, as specified in such certificate, and (ii) setting forth the calculations required to determine (A) compliance with all covenants set forth in subsection 8.1 (in the case of a certificate furnished with the financial statements referred to in subsections 7.1(a) and (b)), and (B) compliance with the covenant set forth in subsection 8.8 (in the case of a certificate furnished with the financial statements referred to in subsection 7.1(a));

                  (c) as soon as available, but in any event not later than the 90th day after the beginning of each fiscal year of the Borrower, a copy of the projections by the Borrower of the operating budget and cash flow budget of the Borrower and its Subsidiaries for such fiscal year, such projections to be accompanied by a certificate of a Responsible Officer of the Borrower to the effect that such Responsible Officer believes such projections to have been prepared on the basis of reasonable assumptions;

                  (d) within five Business Days after the same are sent, copies of all financial statements and reports which the Borrower sends to its public security holders, and within five Business Days after the same are filed, copies of all financial statements and periodic reports which the Borrower may file with the Securities and Exchange Commission or any successor or analogous Governmental Authority;

                  (e) on the 25th day of each calendar month (and at such other times as the Administrative Agent reasonably may request), a Borrowing Base Certificate, certified by a Responsible Officer of the Borrower as being true and accurate in all material respects, setting forth the Borrower's calculation of the Borrowing Base as of the date specified in such certificate (which, with respect to the Borrowing Base Certificate delivered on the 25th day of a calendar month, shall be as of the last Business Day of the prior calendar month); and

                  (f) promptly, such additional financial and other information as any Lender may from time to time reasonably request, including certificates setting forth calculations showing that the Borrower is in compliance with subsections 8.2(h), 8.3(j), 8.3(k), 8.4(j), 8.6(g), 8.7(a) and 8.11 of this Agreement.

                  7.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings diligently conducted and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or any of its Subsidiaries, as the case may be.

                  7.4 Conduct of Business and Maintenance of Existence. Continue to engage in business of the same general type as conducted by the Borrower and its Subsidiaries on the Effective Date, taken as a whole, and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of the business of the Borrower and its Subsidiaries, taken as a whole, except as otherwise expressly permitted pursuant to subsection 8.5, provided that the Borrower and its Subsidiaries shall not be required to maintain any such rights, privileges or franchises, if the failure to do so would not reasonably be expected to have a Material Adverse Effect; and comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith, in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

                  7.5 Maintenance of Property; Insurance. Keep all property useful and necessary in the business of the Borrower and its Subsidiaries, taken as a whole, in good working order and condition; maintain with financially sound and reputable insurance companies insurance on all property material to the business of the Borrower and its Subsidiaries, taken as a whole, in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to the Administrative Agent, upon written request, information in reasonable detail as to the insurance carried.

                  7.6 Inspection of Property; Books and Records; Discussions.
(a) Keep proper books of records and account in which full, complete and correct entries in conformity with GAAP and all material Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of any Lender to visit and inspect any of its properties and examine and, to the extent reasonable, make abstracts from any of its books and records and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants, in each case at any reasonable time, upon reasonable notice, and as often as may reasonably be desired.

                  (b) At any time upon the reasonable request of the Administrative Agent, permit the Administrative Agent or its professionals (including consultants, accountants and appraisers) retained by the Administrative Agent to conduct evaluations and appraisals of (i) the Borrower's practices in the computation of the Borrowing Base, (ii) the assets included in the Borrowing Base, (iii) systems and procedures relating to the Borrowing Base items, and (iv) other related procedures deemed necessary by the Administrative Agent and pay the reasonable fees and expenses thereof in connection therewith (including, without limitation, the fees and expenses associated with services performed by the Administrative Agent's Specialized Due Diligence Department); provided, however, that the Administrative Agent shall not be entitled to conduct such evaluations and appraisals more frequently than once per year unless (x) an Event of Default has occurred and is continuing or (y) the Administrative Agent reasonably determines in consultation with the Borrower that any material event or material change has occurred with respect to the Loan Parties, their inventory practices or the performance of the Collateral and that as a result of such event or change more frequent evaluations or appraisals are required to effectively monitor the Borrowing Base, in which case the Borrower will permit the Administrative Agent to conduct such evaluations and appraisals at such reasonable times and as often as may be reasonably requested, in each case so long as any Revolving Credit Loans, Swing Line Loans or Letters of Credit shall be outstanding or shall have been requested by the Borrower hereunder.

                  (c) In connection with any evaluation and appraisal relating to the computation of the Borrowing Base, agree to make such adjustments to its parameters for including Eligible Inventory and Eligible Accounts Receivable in the Borrowing Base as the Administrative Agent shall reasonably require based upon the results of such evaluation and appraisal, provided that the Administrative Agent shall specify to the Borrower in writing the reasons for any such additional adjustments.

                  7.7  Notices.  Promptly give notice to the
Administrative Agent and each Lender of:

                  (a) as soon as possible after a Responsible Officer of the Borrower knows or reasonably should know thereof, the occurrence of any Default or Event of Default;

                  (b) as soon as possible after a Responsible Officer of the Borrower knows or reasonably should know thereof, any (i) default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries, other than as previously disclosed in writing to the Lenders, or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, would reasonably be expected to have a Material Adverse Effect;

                  (c) as soon as possible after a Responsible Officer of the Borrower knows or reasonably should know thereof, the occurrence of any default or event of default under the Senior Subordinated Facility Documents or Senior Subordinated Notes Documents;

                  (d) as soon as possible after a Responsible Officer of the Borrower knows or reasonably should know thereof, any litigation or proceeding affecting the Borrower or any of its Subsidiaries in which the amount involved (not covered by insurance) is $1,000,000 or more or in which injunctive or similar relief is sought that would reasonably be expected to have a Material Adverse Effect;

                  (e) the following events, as soon as possible and in any event within 30 days after a Responsible Officer of the Borrower or any of its Subsidiaries knows or reasonably should know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Single Employer Plan, a failure to make any required contribution to a Single Employer Plan or Multiemployer Plan, the creation of any Lien on the property of the Borrower or its Subsidiaries in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan; (ii) the institution of proceedings or the taking of any other formal action by the PBGC or the Borrower or any of its Subsidiaries or any Commonly Controlled Entity or any Multiemployer Plan which could reasonably be expected to result in the withdrawal from, or the termination, Reorganization or Insolvency of, any Single Employer Plan or Multiemployer Plan; provided, however, that no such notice will be required under clause (i) or (ii) above unless the event giving rise to such notice, when aggregated with all other such events under clause
         (i) or (ii) above, could be reasonably expected to result in liability to the Borrower or its Subsidiaries in an amount that would exceed $5,000,000; or (iii) the existence of an Underfunding under a Single Employer Plan that exceeds 10% of the value of the assets of such Single Employer Plan, in each case, determined as of the most recent annual valuation date of such Single Employer Plan on the basis of the actuarial assumptions used to determine the funding requirements of such Single Employer Plan as of such date;

                  (f) as soon as possible after a Responsible Officer of the Borrower knows or reasonably should know thereof, any material adverse change in the business, operations, property, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole;

                  (g) as soon as possible after a Responsible Officer of the Borrower knows or reasonably should know thereof, (i) any release or discharge by the Borrower or any of its Subsidiaries of any Materials of Environmental Concern required to be reported under applicable Environmental Laws to any Governmental Authority, unless the Borrower reasonably determines that the total Environmental Costs arising out of such release or discharge are unlikely to exceed $1,000,000 or to have a Material Adverse Effect; (ii) any condition, circumstance, occurrence or event not previously disclosed in writing to the Administrative Agent that could result in liability under applicable Environmental Laws unless the Borrower reasonably determines that the total Environmental Costs arising out of such condition, circumstance, occurrence or event are unlikely to exceed $1,000,000 or to have a Material Adverse Effect, or could result in the imposition of any lien or other restriction on the title, ownership or transferability of any facilities and properties owned, leased or operated by the

         Borrower or any of its Subsidiaries; and (iii) any proposed action to be taken by the Borrower or any of its Subsidiaries that would reasonably be expected to subject the Borrower or any of its Subsidiaries to any material additional or different requirements or liabilities under Environmental Laws, unless the Borrower reasonably determines that the total Environmental Costs arising out of such proposed action are unlikely to exceed $1,000,000 or to have a Material Adverse Effect; and

                  (h) as soon as possible after a Responsible Officer of the Borrower knows or reasonably should know thereof, the failure to make any rental payment when due and payable with respect to any property leased by the Borrower or any of its Domestic Subsidiaries at which Inventory of the Borrower or any of its Domestic Subsidiaries is located.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer of the Borrower (and, if applicable, the relevant Commonly Controlled Entity or Subsidiary) setting forth details of the occurrence referred to therein and stating what action the Borrower (or, if applicable, the relevant Commonly Controlled Entity or Subsidiary) proposes to take with respect thereto.

                  7.8 Environmental Laws. (a) (i) Comply substantially with, and require substantial compliance by all tenants, subtenants, contractors, and invitees with, all applicable Environmental Laws; (ii) obtain, comply substantially with and maintain any and all Environmental Permits necessary for its operations as conducted and as planned; and (iii) require that all tenants, subtenants, contractors, and invitees obtain, comply substantially with and maintain any and all Environmental Permits necessary for their operations as conducted and as planned, with respect to any property leased or subleased from, or operated by the Borrower or its Subsidiaries.

                  (b) Conduct and complete or cause to be conducted and completed all investigations, studies, sampling and testing, and all remedial, removal, and other actions required under applicable Environmental Laws; and promptly comply with all orders and directives of all Governmental Authorities regarding Environmental Laws, (i) except where non-compliance with any such order or directive would not reasonably be expected to have a Material Adverse Effect or (ii) other than any such order or directive as to which an appeal or other appropriate contest is or has been timely and properly taken, is being diligently pursued in good faith, and as to which appropriate reserves have been established in accordance with GAAP, and, if the effectiveness of such order or directive has not been stayed, the pendency of such appeal or other appropriate contest does not give rise to a Material Adverse Effect.

                  (c) Maintain, update as appropriate, and implement in all material respects an ongoing program to ensure that all the properties and operations of the Borrower and its Subsidiaries are regularly and reasonably reviewed by competent professionals to identify and promote compliance with and to reasonably and prudently manage any liabilities or potential liabilities under any Environmental Law that may affect the Borrower or any of its Subsidiaries, including, without limitation, compliance and liabilities relating to: discharges to air and water; acquisition, transportation, storage and use of hazardous materials; waste disposal; repair, maintenance and improvement of properties; employee health and safety; species protection; and recordkeeping (the "Environmental Program").

                  7.9 After-Acquired Real Property and Fixtures. (a) With respect to any owned real property or fixtures, in each case with a purchase price or a fair market value of at least $500,000, in which the Borrower or any of its Subsidiaries acquires ownership rights at any time after the Effective Date, promptly grant to the Administrative Agent, for the benefit of the Lenders, a Lien of record on all such owned real property and fixtures, upon terms reasonably satisfactory in form and substance to the Administrative Agent and in accordance with any applicable requirements of any Governmental Authority (including, without limitation, any required appraisals of such property under FIRREA); provided that (i) nothing in this subsection 7.9 shall defer or impair the attachment or perfection of any security interest in any Collateral covered by any of the Security Documents which would attach or be perfected pursuant to the terms thereof without action by the Borrower, any of its Subsidiaries or any other Person and (ii) no such Lien shall be required to be granted as contemplated by this subsection 7.9 on any owned real property or fixtures the acquisition of which is financed, or is to be financed within any time period permitted by subsection 8.2(d) or (e), in whole or in part through the incurrence of Indebtedness permitted by subsection 8.2(d) or (e), until such Indebtedness is repaid in full (and not refinanced as permitted by subsection 8.2(d) or (e)) or, as the case may be, the Borrower determines not to proceed with such financing or refinancing. In connection with any such grant to the Administrative Agent, for the benefit of the Lenders, of a Lien of record on any such real property in accordance with this subsection, the Borrower or such Subsidiary shall deliver or cause to be delivered to the Administrative Agent any surveys, title insurance policies, environmental reports and other documents in connection with such grant of such Lien obtained by it in connection with the acquisition of such ownership rights in such real property or as the Administrative Agent shall reasonably request (in light of the value of such real property and the cost and availability of such surveys, title insurance policies, environmental reports and other documents and whether the delivery of such surveys, title insurance policies, environmental reports and other documents would be customary in connection with such grant of such Lien in similar circumstances).

                  (b) At its own expense, execute, acknowledge and deliver, or cause the execution, acknowledgement and delivery of, and thereafter register, file or record in an appropriate governmental office, any document or instrument reasonably deemed by the Administrative Agent to be necessary or desirable for the creation, perfection and priority and the continuation of the validity, perfection and priority of the foregoing Liens or any other Liens created pursuant to the Security Documents.

                  (c) At its own expense, request, and use reasonable efforts to obtain, (i) within 45 days after the Effective Date, a consent, substantially in the form of Exhibit J or such other form as may be reasonably satisfactory to the Administrative Agent, from the landlord of each of the existing facilities located in the United States and listed in Schedule 7.9(c) in which Inventory of any Loan Party is located, as of the Effective Date, in which such landlord acknowledges the Administrative Agent's first priority security interest in the Inventory pledged by each Loan Party to the Administrative Agent for the benefit of the Lenders and (ii) prior to entering into a lease of a facility located in the United States in which Inventory will be located on or after the Effective Date (other than any such facility for which there is not a lease of more than one year and which the Borrower and its Subsidiaries intends to use as a seasonal storage facility), a consent, substantially in the form of Exhibit J or such other form as may be reasonably satisfactory to the Administrative Agent, from each landlord of any such facility, in which such landlord acknowledges the Administrative Agent's first priority security interest in the Inventory pledged by each Loan Party to the Administrative Agent for the benefit of the Lenders.


                          SECTION 8. NEGATIVE COVENANTS

                  The Borrower hereby agrees that, from and after the Effective Date and so long as the Revolving Credit Commitments remain in effect, and thereafter until payment in full of the Loans, all Reimbursement Obligations and any other amount then due and owing to any Lender or the Administrative Agent hereunder and under any Note and termination or expiration of all Letters of Credit, the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

                  8.1  Financial Condition Covenants.

                  (a) Minimum Consolidated EBITDA. Permit the Consolidated EBITDA of the Borrower for any period of four consecutive fiscal quarters of the Borrower ending on the dates set forth below to be less than the amount set forth opposite such date below:

                      Date                             Amount
                      ----                             ------
                  May 31, 1997                       $20,000,000
                  August 31, 1997                    $20,000,000
                  November 30, 1997                  $20,000,000
                  February 28, 1998                  $20,000,000
                  May 31, 1998                       $21,000,000
                  August 31, 1998                    $21,000,000
                  November 30, 1998                  $21,000,000
                  February 28, 1999                  $21,000,000
                  May 31, 1999                       $22,000,000
                  August 31, 1999                    $22,000,000
                  November 30, 1999                  $22,000,000
                  February 28, 2000                  $22,000,000
                  May 31, 2000                       $23,000,000
                  August 31, 2000                    $23,000,000
                  November 30, 2000                  $24,000,000
                  February 28, 2001                  $24,000,000
                  May 31, 2001                       $25,000,000

                  August 31, 2001                    $25,000,000
                  November 30, 2001                  $25,000,000
                  February 28, 2002                  $25,000,000
                  May 31, 2002                       $25,000,000
                  August 31, 2002                    $26,000,000
                  November 30, 2002                  $26,000,000
                  February 28, 2003                  $26,000,000

                  (b) Maintenance of Consolidated Fixed Charges Ratio. Permit, for any period of four consecutive fiscal quarters of the Borrower ending on the dates set forth below, the Consolidated Fixed Charges Ratio at the last day of such consecutive fiscal quarter, to be less than the ratio set forth opposite such date below:

                      Date                             Ratio
                      ----                             -----
                  November 30, 1997                  1.00 to 1
                  February 28, 1998                  1.00 to 1
                  May 31, 1998                       1.00 to 1
                  August 31, 1998                    1.00 to 1
                  November 30, 1998                  1.00 to 1
                  February 28, 1999                  1.05 to 1
                  May 31, 1999                       1.05 to 1
                  August 31, 1999                    1.05 to 1
                  November 30, 1999                  1.05 to 1
                  February 28, 2000                  1.05 to 1
                  May 31, 2000                       1.10 to 1
                  August 31, 2000                    1.10 to 1
                  November 30, 2000                  1.10 to 1
                  February 28, 2001                  1.10 to 1
                  May 31, 2001                       1.10 to 1
                  August 31, 2001                    1.10 to 1
                  November 30, 2001                  1.10 to 1
                  February 28, 2002                  1.10 to 1
                  May 31, 2002                       1.10 to 1
                  August 31, 2002                    1.10 to 1
                  November 30, 2002                  1.10 to 1
                  February 28, 2003                  1.10 to 1

                  (c) Maintenance of Leverage Ratio. Permit, for any period of four consecutive fiscal quarters of the Borrower ending on the dates set forth below, the Leverage Ratio of the Borrower to be greater than the ratio set forth opposite such date below:

                      Date                             Ratio
                      ----                             -----
                  May 31, 1997                       6.00 to 1

                  August 31, 1997                    6.00 to 1
                  November 30, 1997                  6.00 to 1
                  February 28, 1998                  6.00 to 1
                  May 31, 1998                       6.00 to 1
                  August 31, 1998                    5.75 to 1
                  November 30, 1998                  5.75 to 1
                  February 28, 1999                  5.50 to 1
                  May 31, 1999                       5.50 to 1
                  August 31, 1999                    5.25 to 1
                  November 30, 1999                  5.25 to 1
                  February 28, 2000                  5.00 to 1
                  May 31, 2000                       4.75 to 1
                  August 31, 2000                    4.75 to 1
                  November 30, 2000                  4.75 to 1
                  February 28, 2001                  4.75 to 1
                  May 31, 2001                       4.00 to 1
                  August 31, 2001                    4.00 to 1
                  November 30, 2001                  4.00 to 1
                  February 28, 2002                  4.00 to 1
                  May 31, 2002                       4.00 to 1
                  August 31, 2002                    4.00 to 1
                  November 30, 2002                  4.00 to 1
                  February 28, 2003                  4.00 to 1

                  8.2 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness (including any Indebtedness of any of its Subsidiaries), except:

                  (a) Indebtedness of the Borrower under this Agreement and under any Notes;

                  (b) Indebtedness under the Senior Subordinated Credit Agreement or the Senior Subordinated Indenture or evidenced by the Senior Subordinated Notes; provided that such Indebtedness shall not be extended, renewed, replaced, refinanced or otherwise amended, except
         (x) by the incurrence of Indebtedness under the Senior Subordinated Indenture or evidenced by Senior Subordinated Notes, or (y), in the case of amendments, as otherwise permitted by subsection 8.12(c);

                  (c) Indebtedness of the Borrower to any of its Subsidiaries and of any Subsidiary to the Borrower or any other Subsidiary;

                  (d) Indebtedness of the Borrower and any of its Subsidiaries incurred to finance or refinance the acquisition of fixed or capital assets (whether pursuant to a loan, a Financing Lease or otherwise) otherwise permitted pursuant to this Agreement, and any other Financing Leases, in an aggregate principal amount not exceeding in the aggregate as to the Borrower and its Subsidiaries $1,000,000 at any one time outstanding, provided that such Indebtedness is incurred substantially simultaneously with such acquisition or within six months after such acquisition or in connection with a refinancing thereof;

                  (e) Indebtedness of the Borrower and any of its Subsidiaries incurred to finance or refinance the purchase price of, or Indebtedness of the Borrower and any of its Subsidiaries assumed in connection with any acquisition otherwise permitted pursuant to this Agreement provided that (i) such Indebtedness is incurred prior to, substantially simultaneously with or within six months after such acquisition or in connection with a refinancing thereof, (ii) if such Indebtedness is owed to a Person, other than the Person from whom such acquisition is made or any Affiliate thereof, such Indebtedness shall have terms and conditions reasonably satisfactory to the Administrative Agent and shall not exceed 65% of the purchase price of such acquisition (including any Indebtedness assumed in connection with such acquisition) and (iii) immediately after giving effect to such acquisition no Default or Event of Default shall have occurred and be continuing;

                  (f) to the extent that any Indebtedness may be incurred or arise thereunder, Indebtedness of the Borrower and its Subsidiaries under Permitted Hedging Arrangements;

                  (g) other Indebtedness outstanding or incurred under facilities in existence on the Effective Date and listed on Schedule 8.2(g) hereto and Schedule 10.12 of the Stock Purchase Agreement, and any refinancings, refundings, renewals or extensions thereof on financial and other terms, in the reasonable judgment of the Borrower, no more onerous to the Borrower or any of its Subsidiaries in the aggregate than the financial and other terms of such Indebtedness, provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to the premium or other amounts paid, and fees and expenses incurred, in connection with such refinancing, refunding, renewal or extension;

                  (h) Indebtedness of Foreign Subsidiaries for working capital purposes or pursuant to Section 8.6(c) (including in respect of overdrafts) not exceeding, as to all such Foreign Subsidiaries, $10,000,000 in aggregate principal amount at any one time outstanding, provided that such Indebtedness may exceed $10,000,000 but the Available Revolving Credit Commitments shall be reduced by the amount by which such Indebtedness exceeds $10,000,000;

                  (i) to the extent that any Guarantee Obligation permitted under subsection 8.4 constitutes Indebtedness, such Indebtedness;

                  (j) Indebtedness of the Borrower or any of its Subsidiaries in respect of Sale and Leaseback Transactions permitted under subsection 8.11;

                  (k) Indebtedness of the Borrower or any of its Subsidiaries incurred to finance insurance premiums in the ordinary course of business;

                  (l) Indebtedness arising from the honoring of a check, draft or similar instrument against insufficient funds; provided that such Indebtedness is extinguished within two Business Days of its incurrence; and

                  (m) Indebtedness not otherwise permitted by the preceding clauses of this subsection 8.2 not exceeding $1,000,000 in aggregate principal amount at any one time outstanding.

With respect to any Indebtedness denominated in a foreign currency, for purposes of determining compliance with any Dollar-denominated restriction on the Incurrence of such Indebtedness under this Section 8.2, the amount of such Indebtedness shall be calculated monthly based on the currency exchange rate in effect at such time.


                  8.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

                  (a) Liens for taxes, assessments and similar charges not yet delinquent or the nonpayment of which in the aggregate would not reasonably be expected to have a Material Adverse Effect, or which are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings diligently conducted;

                  (c) Liens of landlords or of mortgagees of landlords arising by operation of law or pursuant to the terms of real property leases, provided that the rental payments secured thereby are not yet due and payable;

                  (d) pledges, deposits or other Liens in connection with workers' compensation, unemployment insurance, other social security benefits or other insurance related obligations (including, without limitation, pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements);

                  (e) Liens arising by reason of any judgment, decree or order of any court or other Governmental Authority, if appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order, are being diligently prosecuted and shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

                  (f) Liens to secure the performance of bids, trade contracts (other than for borrowed money), obligations for utilities, leases, statutory obligations, surety and appeal bonds, performance bonds, judgment and like bonds, replevin and similar bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (g) zoning restrictions, easements, rights-of-way, restrictions on the use of property, other similar encumbrances incurred in the ordinary course of business and minor irregularities of title which do not materially interfere with the ordinary conduct of the business of the Borrower and its Subsidiaries taken as a whole;

                  (h) Liens securing or consisting of Indebtedness of the Borrower and its Subsidiaries permitted by subsection 8.2(d) incurred to finance the acquisition of fixed or capital assets or Indebtedness of the Borrower and its Subsidiaries permitted by subsection 8.2(e) incurred to finance the purchase price of, or assumed in connection with any acquisition otherwise permitted pursuant to this Agreement, provided that (i) such Liens shall be created no later than the later of the date of such acquisition or the date of the incurrence or assumption of such Indebtedness, and (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and, in the case of Indebtedness assumed in connection with any such acquisition, the property subject thereto immediately prior to such acquisition;

                  (i) Liens existing on assets or properties at the time of the acquisition thereof by the Borrower or any of its Subsidiaries which do not materially interfere with the use, occupancy, operation and maintenance of structures existing on the property subject thereto or extend to or cover any assets or properties of the Borrower or such Subsidiary other than the assets or property being acquired;

                  (j) Liens (i) in existence on the Effective Date and listed in
         Schedule 8.3(j) hereto or Schedule 4.11 of the Stock Purchase Agreement and other Liens securing Indebtedness of the Borrower and its Subsidiaries permitted by subsection 8.2(g), provided that no such Lien is spread to cover any additional property after the Effective Date and that the amount of Indebtedness secured thereby is not increased except as permitted by subsection 8.2(g), or (ii) not otherwise permitted hereunder, all of which Liens permitted pursuant to this subsection 8.3(j)(ii) secure obligations not exceeding (as to the Borrower and all its Subsidiaries) $1,000,000 in aggregate amount at any time outstanding;

                  (k) Liens securing Guarantee Obligations permitted under subsection 8.4(d) not exceeding (as to the Borrower and all its Subsidiaries) $1,000,000 in aggregate amount at any time outstanding;

                  (l) Liens created pursuant to the Security Documents or otherwise securing Indebtedness permitted by subsection 8.2(a);

                  (m) any encumbrance or restriction (including, without limitation, put and call agreements) with respect to the Capital Stock of any joint venture or similar arrangement pursuant to the joint venture or similar agreement with respect to such joint venture or similar arrangement, provided that no such encumbrance or restriction affects in any way the ability of the Borrower or any of its Subsidiaries to comply with subsection 8.15(b);

                  (n) Liens on property subject to Sale and Leaseback Transactions permitted under subsection 8.11 and general intangibles related thereto;

                  (o) Liens on property of any Foreign Subsidiary of the Borrower securing Indebtedness of such Foreign Subsidiary permitted by subsection 8.2(h) or otherwise permitted under this Agreement; and

                  (p) Liens on Intellectual Property (as defined in subsection 5.9) and foreign patents, patent applications, trademarks, trademark applications, tradenames, copyrights, technology, know-how and processes to the extent such Liens arise from the granting of licenses to use such Intellectual Property and foreign patents, patent applications, trademarks, trademark applications, tradenames, copyrights, technology, know-how and processes to any Person in the ordinary course of business of the Borrower or any of its Subsidiaries.

                  8.4 Limitation on Guarantee Obligations. Create, incur, assume or suffer to exist any Guarantee Obligation except:

                  (a) Guarantee Obligations in existence on the Effective Date and listed in Schedule 8.4(a) hereto or Schedule 9.4 of the Stock Purchase Agreement, and any refinancings, refundings, extensions or renewals thereof, provided that the amount of such Guarantee Obligation shall not be increased at the time of such refinancing, refunding, extension or renewal except to the extent that the amount of Indebtedness in respect of such Guarantee Obligations is permitted to be increased by subsection 8.2(h);

                  (b) Guarantee Obligations for performance, appeal, judgment, replevin and similar bonds and suretyship arrangements, all in the ordinary course of business;

                  (c) Reimbursement Obligations in respect of the Letters of Credit;

                  (d) Guarantee Obligations in respect of third-party loans and advances to officers or employees of the Borrower or any of its Subsidiaries (i) for travel and entertainment expenses incurred in the ordinary course of business, (ii) for relocation expenses incurred in the ordinary course of business, or (iii) for other purposes in an aggregate amount (as to the Borrower and all its Subsidiaries), together with the aggregate amount of all Investments permitted under subsection 8.9(e)(iv), of up to 1,000,000 outstanding at any time;

                  (e) obligations to insurers required in connection with worker's compensation and other insurance coverage incurred in the ordinary course of business;

                  (f) obligations of the Borrower and its Subsidiaries under Permitted Hedging Arrangements;

                  (g) Guarantee Obligations incurred in connection with acquisitions otherwise permitted pursuant to this Agreement, provided that if any such Guarantee Obligation inures to the benefit of any Person other than the Person from whom such acquisition is made or any Affiliate thereof, such Guarantee Obligation shall not exceed, with respect to any such acquisition, 65% of the purchase price of such acquisition (including any Indebtedness assumed in connection with any such acquisition) or such greater percentage as shall be reasonably satisfactory to the Administrative Agent;

                  (h) guarantees made in the ordinary course of its business by the Borrower or any of its Subsidiaries of obligations of the Borrower or any of its Subsidiaries, which obligations are otherwise permitted under this Agreement;

                  (i) Guarantee Obligations in connection with sales or other dispositions permitted under subsection 8.6, including indemnification obligations with respect to leases, and guarantees of collectability in respect of accounts receivable or notes receivable for up to face value;

                  (j) Guarantee Obligations in respect of Indebtedness of a Person in connection with a joint venture or similar arrangement in respect to which no other coinvestor or other Person has a greater legal or beneficial ownership interest than the Borrower or any of its Subsidiaries, and as to all of such Persons does not at any time exceed $1,000,000 in aggregate principal amount;

                  (k) Guarantee Obligations incurred pursuant to the Guarantees or otherwise in respect of Indebtedness permitted by subsection 8.2(a);

                  (l) guarantees by Subsidiaries of the Borrower set forth in the Senior Subordinated Facility Documents and the Senior Subordinated Notes Documents, which guarantees are subordinated as provided in each such document;

                  (m) guarantees of Indebtedness of Foreign Subsidiaries permitted by subsection 8.2(h);

                  (n) Guarantee Obligations in respect of letters of credit issued for the account of Foreign Subsidiaries, and guarantees thereof, provided that the aggregate amount of such Guarantee Obligations, taken together with the aggregate amount of other

         Indebtedness of Foreign Subsidiaries outstanding pursuant to subsection 8.2(h), shall not exceed the aggregate amount of such Indebtedness permitted pursuant to such subsection; and

                  (o) Guarantee Obligations made by the Borrower or any of its Subsidiaries to enable customers of the Borrower or any of its Subsidiaries to obtain financing for the purchase of goods or services of the Borrower or any of its Subsidiaries, provided the aggregate amount of all such Guarantee Obligations shall not at any one time exceed $250,000.

                  8.5 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, except:

                  (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any one or more Wholly Owned Subsidiaries of the Borrower (provided that the Wholly Owned Subsidiary or Subsidiaries of the Borrower shall be the continuing or surviving entity);

                  (b) any Subsidiary of the Borrower may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any Wholly Owned Subsidiary of the Borrower;

                  (c) as expressly permitted by subsection 8.6 and 8.15; and

                  (d) the Borrower and its Subsidiaries may consummate the Foreign Subsidiary Transfer.

                  8.6 Limitation on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary of the Borrower, issue or sell any shares of such Subsidiary's Capital Stock, to any Person other than the Borrower or any Wholly Owned Subsidiary of the Borrower, except:

                  (a) the sale or other Disposition of obsolete, worn out or surplus property, whether now owned or hereafter acquired, in the ordinary course of business;

                  (b) the sale or other Disposition of any property (including Inventory) in the ordinary course of business;

                  (c) the sale or discount without recourse of accounts receivable or notes receivable arising in the ordinary course of business, or the conversion or exchange of accounts receivable into or for notes receivable, in connection with the compromise or collection thereof provided that, in the case of any Foreign Subsidiary of the Borrower, any such sale or discount may be with recourse if such sale or discount is consistent with customary practice in such Foreign Subsidiary's country of business and the aggregate amount of any such recourse shall be included in the determination of such Foreign Subsidiary's Indebtedness for purposes of subsection 8.2(h);

                  (d) as permitted by subsection 8.5(b) and pursuant to Sale and Leaseback Transactions permitted by subsection 8.11;

                  (e) Dispositions of any assets or property by the Borrower or any of its Subsidiaries to the Borrower or any Wholly Owned Subsidiary of the Borrower, including, without limitation, the Foreign Subsidiary Transfer;

                  (f) the abandonment or other Disposition of patents, trademarks or other intellectual property that are, in the reasonable judgment of the Borrower, no longer economically practicable to maintain or useful in the conduct of the business of the Borrower and its Subsidiaries taken as a whole;

                  (g) Asset Sales by the Borrower or any of its Subsidiaries the Net Cash Proceeds of which do not exceed $5,000,000 in the aggregate after the Effective Date, provided that an amount equal to 100% of the Net Cash Proceeds of any such Asset Sale less the Reinvested Amount is applied in accordance with subsection 4.4(e);

                  (h) the sale of the Sylmar Facility for approximately $1,500,000, provided that 100% of the Net Cash Proceeds of such sale less the Reinvested Amount with respect thereto is applied in accordance with subsection 4.4(e); and

                  (i) the assignment of the Gulton Data Systems Contracts to Mark IV or any of its Subsidiaries.

                  8.7 Limitation on Restricted Payments. Declare or pay any dividend (other than dividends payable solely in common stock of the Borrower or options, warrants or other rights to purchase common stock of the Borrower) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Borrower or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution (other than distributions payable solely in common stock of the Borrower or options, warrants or other rights to purchase common stock of the Borrower) in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower, except that:

                  (a) the Borrower may pay cash dividends in an amount sufficient to allow Holdings to pay expenses incurred in the ordinary course of business in an aggregate amount not to exceed $750,000 in any fiscal year;

                  (b) the Borrower may pay cash dividends in an amount sufficient to allow Holdings to pay all fees and expenses incurred in connection with the Transactions and the transactions expressly contemplated by this Agreement and the other Loan Documents in an aggregate amount which, together with all other such fees and expenses of the Borrower shall not exceed $13,750,000;

                  (c) the Borrower may pay cash dividends to Holdings in an amount equal to the Equity Portion of the Adjustment Payment;

                  (d) after making the prepayment required by subsection 4.4(b), the Borrower may pay cash dividends in an amount equal to the sum of
         (i) the amount, if any, by which the gross proceeds of the Senior Subordinated Notes exceeds the principal amount of Indebtedness under the Senior Subordinated Credit Agreement by more than $12,000,000, plus
         (ii), so long as no Default has occurred and is continuing at such time, an amount equal to the accrued dividends on the aggregate amount of the Senior PIK Preferred Stock being redeemed with the dividends described in clause (i) above for a period not exceeding six months;

                  (e) the Borrower may pay cash dividends in an amount sufficient to cover reasonable and necessary expenses (including professional fees and expenses) incurred by Holding in connection with indemnification and reimbursement of directors, officers and employees in respect of liabilities relating to their serving in any such capacity;

                  (f) the Borrower may pay cash dividends in amount sufficient to pay tax liabilities of Holdings which are paid in cash by Holdings to any taxing authority; and

                  (g) the Borrower may pay cash dividends in amount sufficient to allow Holdings to repurchase shares of its common stock or rights, option or units in respect thereof from Management Investors (but not from Greenwich Street Audio LLC or any member of the GSCP Group) for an aggregate purchase price not to exceed $750,000.

                  8.8 Limitation on Capital Expenditures. Make or commit to make any Capital Expenditures (excluding any expenses incurred in connection with normal replacement and maintenance programs properly charged to current operations and excluding any Reinvested Amounts); provided that the Borrower and its Subsidiaries may make Capital Expenditures in an amount not to exceed, for any test period set forth below, the amount set forth opposite such test period below:

                  Test Period                                          Amount
                  -----------                                          ------
         Effective Date - February 28, 1998                          $6,500,000
         March 1, 1998 - February 28, 1999                           $6,000,000
         March 1, 1999 - February 28, 2000                           $6,000,000
         March 1, 2000 - February 28, 2001                           $6,000,000
         March 1, 2001 - February 28, 2002                           $6,000,000

         March 1, 2002 - February 28, 2003                           $6,000,000

; provided that any Capital Expenditures permitted to be made during any test period and not made during such test period may be carried over and expended during the next succeeding test period.

                  8.9 Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment, in cash or by transfer of assets or property, in (each an "Investment"), any Person, except:

                  (a) extensions of trade credit in the ordinary course of business;

                  (b) Investments in cash and Cash Equivalents;

                  (c) Investments existing on the Effective Date and described in Schedule 8.9(c), setting forth the respective amounts of such Investments as of a recent date;

                  (d) Investments in notes receivable and other instruments and securities obtained in connection with transactions permitted by subsection 8.6(c);

                  (e) loans and advances to officers, directors or employees of Holdings, the Borrower or any of their respective Subsidiaries (i) in the ordinary course of business for travel and entertainment expenses,
         (ii) existing on the Effective Date and described in Schedule 8.9(c),
         (iii) made after the Effective Date for relocation expenses in the ordinary course of business, (iv) made for other purposes in an aggregate amount (as to Holdings and all its Subsidiaries), together with the aggregate amount of all Guarantee Obligations permitted pursuant to subsection 8.4(d), of up to $500,000 outstanding at any time or (v) relating to indemnification or reimbursement of any officers, directors or employees in respect of liabilities relating to their serving in any such capacity or as otherwise specified in subsection 8.10;

                  (f) Investments by the Borrower in its Wholly Owned Subsidiaries and by such Wholly Owned Subsidiaries in the Borrower and in Wholly Owned Subsidiaries of the Borrower;

                  (g) Investments of the Borrower and its subsidiaries under Permitted Hedging Arrangements;

                  (h) Investments in the nature of pledges or deposits with respect to leases or utilities provided to third parties in the ordinary course of business or otherwise described in subsection 8.3(c), (d) or (f);

                  (i) Investments representing non-cash consideration received by the Borrower or any of its Subsidiaries in connection with any Asset Sale, provided that in the case of any Asset Sale permitted under subsection 8.6(g), such non-cash consideration constitutes not more than 25% of the aggregate consideration received in connection with such Asset Sale and any such non-cash consideration received by the Borrower or any of its Domestic Subsidiaries is pledged to the Administrative Agent for the benefit of the Lenders pursuant to the Security Documents;

                  (j) Investments representing evidences of Indebtedness, securities or other property received from another Person by the Borrower or any of its Subsidiaries in connection with any bankruptcy proceeding or other reorganization of such other Person or as a result of foreclosure, perfection or enforcement of any Lien or exchange for evidences of Indebtedness, securities or other property of such other Person held by the Borrower or any of its Subsidiaries; provided that any such securities or other property received by the Borrower or any of its Domestic Subsidiaries is pledged to the Administrative Agent for the benefit of the Lenders pursuant to the Security Documents;

                  (k) acquisitions of the business or assets of, or stock or other evidences of beneficial ownership of, any Person, so long as (i) such acquisition is expressly permitted by subsection 8.5 or (ii) the aggregate consideration paid by the Borrower and its Subsidiaries in connection with all such acquisitions made pursuant to this clause (ii) since the Effective Date does not exceed at any time an amount equal to $7,500,000;

                  (l) Investments by the Borrower or any of its Subsidiaries in a Person in connection with a joint venture or similar arrangement in respect of which no other co-investor or other Person has a greater legal or beneficial ownership interest than the Borrower or such Subsidiary in an aggregate amount not to exceed at any time an amount equal to $2,500,000; and

                  (m) the consummation of the Foreign Subsidiary Transfer.

                  8.10 Limitation on Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise permitted under this Agreement, and (b) upon terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate; provided that nothing contained in this subsection
8.10 shall be deemed to prohibit:

                  (i) the payment of transaction expenses in connection with this Agreement and the Transaction.

                  (ii) the Borrower or any of its Subsidiaries from entering into or performing an agreement with GSCP for the rendering of management consulting or financial advisory services for compensation not to exceed in the aggregate $750,000 per year plus reasonable out-of-pocket expenses;

                  (iii) the Borrower or any of its Subsidiaries from entering into, making payments pursuant to and otherwise performing an indemnification and contribution agreement in favor of any person who is or becomes a director, officer, agent or employee of the Borrower or any of its Subsidiaries, in respect of liabilities (A) arising under the Securities Act, the Exchange Act and any other applicable securities laws or otherwise, in connection with any offering of securities by the Borrower or any of its Subsidiaries, (B) incurred to third parties for any action or failure to act of the Borrower or any of its Subsidiaries, predecessors or successors, (C) arising out of the performance by GSCP of management consulting or financial advisory services provided to the Borrower or any of its Subsidiaries, (D) arising out of the fact that any indemnitee was or is a director, officer, agent or employee of the Borrower or any of its Subsidiaries, or is or was serving at the request of any such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or enterprise or (E) to the fullest extent permitted by Delaware or other applicable state law, arising out of any breach or alleged breach by such indemnitee of his or her fiduciary duty as a director or officer of the Borrower or any of its Subsidiaries;

                  (iv) the Borrower or any of its Subsidiaries from performing any agreements or commitments with or to any Affiliate existing on the Effective Date and described on Schedule 8.10;

                  (v) any transaction permitted under subsection 8.3(k), 8.4(d), 8.4(j), 8.4(k), 8.5, 8.7, 8.9(e) or 8.9(l), or any transaction with a
         Wholly Owned Subsidiary of the Borrower; or

                  (vi) the Borrower or any of its Subsidiaries from performing its obligations under the Tax Sharing Agreement.

For purposes of this subsection 8.10, (A) any transaction with any Affiliate shall be deemed to have satisfied the standard set forth in clause (b) of the first sentence hereof if (i) such transaction is approved by a majority of the Disinterested Directors of the board of directors of the Borrower or such Subsidiary, or (ii) in the event that at the time of any such transaction, there are no Disinterested Directors serving on the board of directors of the Borrower or such Subsidiary, such transaction shall be approved by a nationally recognized expert with expertise in appraising the terms and conditions of the type of transaction for which approval is required, and (B) "Disinterested Director" shall mean, with respect to any Person and transaction, a member of the board of directors of such Person who does not have any material direct or indirect financial interest in or with respect to such transaction.

                  8.11 Limitation on Sale and Leaseback Transactions. Enter into any arrangement with any Person providing for the leasing by the Borrower or any of its Subsidiaries of real or personal property which has been or is to be sold or transferred by the Borrower or any such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary (any of such arrangements, a "Sale and Leaseback Transaction"), other than in connection with any Disposition permitted under subsection 8.6 and except for Sale and Leaseback Transactions entered into by the Borrower or any such Subsidiary with respect to real or personal property with an aggregate book value not to exceed $1,000,000 at any one time.

                  8.12 Limitation on Optional Payments and Modifications of Debt Instruments and Other Documents. (a) Make any optional payment or prepayment on or repurchase or redemption of the Senior Subordinated Credit Agreement or any Senior Subordinated Notes, including, without limitation, any payments on account of, or for a sinking or other analogous fund for, the repurchase, redemption, defeasance or other acquisition thereof, except mandatory payments of principal, interest, fees and expenses required by the terms of the Senior Subordinated Credit Agreement, the Senior Subordinated Notes and the Senior Subordinated Note Indenture, as the case may be, only to the extent permitted under the subordination provisions, if any, applicable thereto.

                  (b) In the event of the occurrence of a Change of Control, repurchase the Senior Subordinated Notes or any portion thereof, unless the Borrower shall have (i) made payment in full of the Loans, all Reimbursement Obligations and any other amounts then due and owing to any Lender or the Administrative Agent hereunder and under any Note and cash collateralized the L/C Obligations on terms reasonably satisfactory to the Administrative Agent or
(ii) made an offer to pay the Loans, all Reimbursement Obligations and any amounts then due and owing to each Lender and the Administrative Agent hereunder and under any Note and to cash collateralize the L/C Obligations in respect of each Lender and shall have made payment in full thereof to each such Lender or the Administrative Agent which has accepted such offer and cash collateralized the L/C Obligations in respect of each such Lender which has accepted such offer.

                  (c) Amend, supplement, waive or otherwise modify any of the provisions of any of the Senior Subordinated Facility Notes and Senior Subordinated Notes or the Senior Subordinated Facility Documents or the Senior Subordinated Notes Documents:

                      (i) which amends or modifies the subordination provisions, if any, contained therein;

                     (ii) which shortens the fixed maturity or increases the principal amount of, or increases the rate or shortens the time of payment of interest on, or increases the amount or shortens the time of payment of any principal or premium payable whether at maturity, at a date fixed for prepayment or by acceleration or otherwise of the Indebtedness under the Senior Subordinated Credit Facility or evidenced by the Senior

         Subordinated Notes, or increases the amount of, or accelerates the time of payment of, any fees or other amounts payable in connection therewith;

                  (iii) which relates to any material affirmative or negative covenants or any events of default or remedies thereunder and the effect of which is to subject the Borrower or any of its Subsidiaries, to any more onerous or more restrictive provisions; or

                  (iv) which otherwise adversely affects the interests of the Lenders as senior creditors with respect to the Senior Subordinated Credit Facility or the Senior Subordinated Notes or the interests of the Lenders under this Agreement or any other Loan Document in any material respect.

                  8.13 Limitation on Changes in Fiscal Year. Permit the fiscal year of the Borrower to end on a day other than February
28 (or 29, as the case may be).

                  8.14 Limitation on Negative Pledge Clauses. Enter into with any Person any agreement, other than (a) this Agreement, the other Loan Documents and any related documents and (b) any purchase money mortgages, acquisition agreements, Financing Leases or operating leases of real property entered into in the ordinary course of business, which prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien in favor of the Lenders in respect of obligations and liabilities under this Agreement, any Notes or any other Loan Documents upon any of its property, assets or revenues, whether now owned or hereafter acquired except for any such agreement relating to Indebtedness of a Foreign Subsidiary permitted by subsection 8.2(h) or otherwise permitted under this Agreement.

                  8.15 Limitation on Lines of Business; Creation of Subsidiaries. (a) Enter into any business, either directly or through any Subsidiary or joint venture, except for those businesses of the same general type as those in which the Borrower and its Subsidiaries are engaged on the Effective Date or which are directly related thereto.

                  (b) Create any new Subsidiaries of the Borrower other than any new Subsidiary that (i) (in the case of a new Domestic Subsidiary) shall execute and deliver to the Administrative Agent, as applicable, the Guarantee and Collateral Agreement and appropriate Mortgages and other security documents and take any necessary steps to perfect the security interests to be created thereby and (ii) for which the relevant parent corporation (if such parent corporation is the Borrower or a Domestic Subsidiary) shall execute and deliver to the Administrative Agent a Stock Pledge Agreement and take any necessary steps to perfect the security interest to be created thereby (which security interest shall not apply to more than 65% of such parent corporation's ownership interest in any Foreign Subsidiary).

                  (c) To the extent not prohibited by this Agreement, convey, sell or otherwise transfer shares of Capital Stock of a Foreign Subsidiary to the Borrower or any Domestic Subsidiary of the Borrower unless at the time of such conveyance, sale or transfer (or promptly thereafter) the Borrower or such Domestic Subsidiary shall execute and deliver to the Administrative Agent the Guarantee and Collateral Agreement and take any necessary steps to perfect the security interest to be created thereby (which security interest shall not apply to (i) more than 65% of the Borrower's or such Domestic Subsidiary's ownership interest in any Foreign Subsidiary or (ii) any ownership interest in a non-Wholly Owned Foreign Subsidiary to the extent that the grant of such security interest would violate the terms of any agreements under which the Investment by the Borrower or any or its Subsidiaries was made therein).

                  8.16 Limitations on Currency and Commodity Hedging Transactions. Enter into, purchase or otherwise acquire agreements or arrangements relating to currency, commodity or other hedging except, to the extent and only to the extent that, such agreements or arrangements are entered into, purchased or otherwise acquired in the ordinary course of business of the Borrower or any of its Subsidiaries with reputable financial institutions and not for purposes of speculation (any such agreement or arrangement permitted by this subsection, a "Permitted Hedging Arrangement").

                  8.17 Holding Company Status of EVI Audio. In the case of EVI Audio, permit EVI Audio to engage in any business other than (i) the owning of the Capital Stock of the other Foreign Subsidiaries, (ii) owning the promissory note of Dynacord Audio GmbH and (iii) any business or other activities reasonably related to the foregoing, or to incur any material liabilities other than any liabilities (x) reasonably related to the foregoing or (y) arising by operation of law.

                  8.18 Establishment and Maintenance of Lockbox Accounts. (a) Establish or maintain, or cause to be established or maintained, any bank or trust account in which any Collateral or the proceeds thereof is to be deposited by or on behalf of any Obligor subsequent to the date 30 days after the Effective Date, except:

                        (i) a "Lockbox Account" established in accordance with a Lockbox Agreement; and

                        (ii) any trust account for the deposit of funds payable under any contract covered by any surety or performance bond, which is not a "Lockbox Account".

                  (b) Take any action, or omit to take any action, under any Lockbox Agreement which would reasonably be expected to have a material adverse effect on the validity or enforceability of such Agreement (including, without limitation, the orderly collection of amounts due from Obligors), except as otherwise contemplated hereby or by the terms of such Lockbox Agreement.


                          SECTION 9. EVENTS OF DEFAULT

                  If any of the following events shall occur and be continuing:

                  (a) The Borrower shall fail to pay any principal of any Loan or any Reimbursement Obligation when due in accordance with the terms hereof (whether at stated maturity, by mandatory prepayment or otherwise); or the Borrower shall fail to pay any interest or fees on any Loan, or any other amount payable hereunder, within five days after any such interest, fees or other amount becomes due in accordance with the terms hereof; or

                  (b) Any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document (or in any amendment, modification or supplement hereto or thereto) or which is contained in any certificate furnished at any time by or on behalf of any Loan Party pursuant to this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

                  (c) Any Loan Party shall default in the observance or performance of any agreement contained in (i) subsection 7.7(a) or
         Section 8 of this Agreement or (ii) Section 5.11 of the Guarantee and Collateral Agreement, and, in the case of a default in the observance or performance of its obligations under subsection 7.7(a) hereof, such default shall have continued unremedied for a period of two days after a Responsible Officer of the Borrower shall have discovered or should have discovered such default; or

                  (d) Any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section 9), and such default shall continue unremedied for a period ending on the earlier of (i) the date 30 days after a Responsible Officer of the Borrower shall have discovered or should have discovered such default and (ii) the date 15 days after written notice has been given to the Borrower by the Administrative Agent or the Required Lenders; or

                  (e) Holdings or any of its Subsidiaries shall (i) default in
         (x) any payment of principal of or interest on any Indebtedness (other than the Loans and the Reimbursement Obligations) in excess of $1,000,000 or (y) in the payment of any Guarantee Obligation in excess of $1,000,000, beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any Indebtedness or Guarantee Obligation referred to in clause (i) above or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice or lapse of time if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable (an "Acceleration"), and such time shall have lapsed and, if any notice (a "Default Notice") shall be required to commence a grace period or declare the occurrence of an event of default before notice of Acceleration may be delivered, such Default Notice shall have been given; or

         (f) (i) Any Loan Party shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Loan Party shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Loan Party any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged, unstayed or unbonded for a period of 60 days; or (iii) there shall be commenced against any Loan Party any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Loan Party shall take any corporate action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or
         (iii) above; or (v) any Loan Party shall be generally unable to, or shall admit in writing its general inability to, pay its debts as they become due; or

                  (g) (i) Any Person shall engage in any non-exempt "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of either of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is in the reasonable opinion of the Administrative Agent likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) either of the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Administrative Agent is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan, or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could be reasonably expected to result in a Material Adverse Effect; or

                  (h) One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate at any time a liability (net of any insurance or indemnity payments actually received in respect thereof prior to or within 90 days from the entry thereof, or to be received in respect thereof in the event any appeal thereof shall be unsuccessful) of $1,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 90 days from the entry thereof; or

                  (i) The Senior Subordinated Credit Agreement or the Senior Subordinated Notes, for any reason, shall not be or shall cease to be validly subordinated as provided therein and in the Senior Subordinated Facility Documents and the Senior Subordinated Notes Documents to the obligations of the Borrower under this Agreement, any Notes and the other Loan Documents, or the obligations of any other Loan Party under a guarantee of the Senior Subordinated Credit Agreement or the Senior Subordinated Notes, for any reason, shall not be or shall cease to be validly subordinated as provided therein and in the Senior Subordinated Facility Documents and the Senior Subordinated Notes Documents to the obligations of such Loan Party under the Guarantee to which it is a party; or

                  (j) (i) Any of the Security Documents shall cease for any reason to be in full force and effect (other than pursuant to the terms hereof or thereof), or any Loan Party which is a party to any of the Security Documents shall so assert in writing, or (ii) the Lien created by any of the Security Documents shall cease to be perfected and enforceable in accordance with its terms or of the same effect as to perfection and priority purported to be created thereby with respect to any significant portion of the Collateral (other than in connection with any termination of such Lien in respect of any Collateral as permitted hereby or by any Security Document), and such failure of such Lien to be perfected and enforceable with such priority shall have continued unremedied for a period of 20 days; or

                  (k) Any Guarantee shall cease for any reason to be in full force and effect (other than pursuant to the terms hereof or thereof) or any Guarantor shall so assert in writing; or

                  (l) Any Loan Document (other than this Agreement, any of the Security Documents or any Guarantee) shall cease for any reason to be in full force and effect (other than pursuant to the terms hereof or thereof) or any Loan Party shall so assert in writing; or

                  (m)  A Change of Control shall have occurred

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph 9(f) above with respect to the Borrower, automatically the Revolving Credit Commitments and the Term Loan Commitments, if any, shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this

Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) and any Notes shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders the Administrative Agent shall, by notice to the Borrower, declare the Revolving Credit Commitments and the Term Loan Commitments to be terminated forthwith, whereupon the Revolving Credit Commitments and the Term Loan Commitments, if any, shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) and any Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable.

                  With respect to any Letter of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the Borrower in respect of such Letter of Credit shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letter of Credit. Such Borrower hereby grants to the Administrative Agent, for the benefit of the Issuing Lender and the L/C Participants, a security interest in such cash collateral to secure all obligations of such Borrower in respect of such Letter of Credit under this Agreement and the other Loan Documents. Such Borrower shall execute and deliver to the Administrative Agent, for the account of the Issuing Lender and the L/C Participants, such further documents and instruments as the Administrative Agent may request to evidence the creation and perfection of such security interest in such cash collateral account. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letter of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under any Notes. After all Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under any Notes shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower.

                  Except as expressly provided above in this Section 9, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

               SECTION 10. THE ADMINISTRATIVE AGENT AND THE OTHER
                                 REPRESENTATIVES

                  10.1 Appointment. Each Lender hereby irrevocably designates and appoints Chase as the Administrative Agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes Chase, as the Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent and the Other Representatives shall not have any duties or responsibilities, except, in the case of the Administrative Agent and the Issuing Lender, those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent or the Other Representatives.

                  10.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact, and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact or counsel selected by it with reasonable care.

                  10.3 Exculpatory Provisions. None of the Administrative Agent or any Other Representative nor any of their officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by such Person under or in connection with this Agreement or any other Loan Document (except for the gross negligence or willful misconduct of such Person or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any other Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any Notes or any other Loan Document or for any failure of the Borrower or any other Loan Party to perform its obligations hereunder or thereunder. Neither the Administrative Agent nor any Other Representative shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower or any other Loan Party. Each Lender agrees that, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder or given to the Administrative Agent for the account of or with copies for the Lenders, the Administrative Agent and the Other Representatives shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower or any other Loan Party which may come into the possession of the Administrative Agent and the Other Representatives or any of their officers, directors, employees, agents, attorneys-in-fact or Affiliates.

                  10.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified as between itself and the Lenders in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders and/or such other requisite percentage of the Lenders as is required pursuant to subsection 11.1(a) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and any Notes and the other Loan Documents in accordance with a request of the Required Lenders and/or such other requisite percentage of the Lenders as is required pursuant to subsection 11.1(a), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

                  10.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action reasonably promptly with respect to such Default or Event of Default as shall be directed by the Required Lenders and/or such other requisite percentage of the Lenders as is required pursuant to subsection 11.1(a); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

                  10.6 Acknowledgements and Representations by Lenders. Each Lender expressly acknowledges that none of the Administrative Agent or the Other Representatives nor any of their officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent or any Other Representative hereafter taken, including any review of the affairs of the Borrower or any other Loan Party, shall be deemed to constitute any representation or warranty by the Administrative Agent or such Other Representative to any Lender. Each Lender represents to the Administrative Agent, the Other Representatives and each of the Loan Parties that, independently and without reliance upon the Administrative Agent, the Other Representatives or any other Lender, and based on such documents and information as it has deemed appropriate, it has made and will make its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of each of the Borrower and the other Loan Parties, it has made its own decision to make its Loans hereunder and enter into this Agreement and it will make its own decisions in taking or not taking action under this Agreement and the other Loan Documents. Each Lender represents to each other party hereto that it is a bank, savings and loan association or other similar savings institution, insurance company, investment fund or company or other financial institution which makes or acquires commercial loans in the ordinary course of its business, that it is participating hereunder as a Lender for its account and for such commercial purposes, and that it has the knowledge and experience to be and is capable of evaluating the merits and risks of being a Lender hereunder. Each Lender acknowledges and agrees to comply with the provisions of subsection 11.6 applicable to the Lenders hereunder.

                  10.7 Indemnification. The Lenders agree to indemnify the Administrative Agent and the Other Representatives in their capacities as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower and the Borrower to do so), ratably according to their respective Total Credit Percentages in effect on the date on which indemnification is sought under this subsection (or, if indemnification is sought after the date upon which the Revolving Credit Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their Total Credit Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent or any Other Representative in any way relating to or arising out of this Agreement, any of the other Loan Documents or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent or any Other Representative under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent arising from (i) the Administrative Agent's or any Other Representative's gross negligence or willful misconduct or (ii) claims made or legal proceedings commenced against the Administrative Agent or any Other Representative by any securityholder or creditor thereof arising out of and based upon rights afforded any such securityholder or creditor solely in its capacity as such. The obligations to indemnify the Issuing Lender and Swing Line Lender shall be ratable among the Revolving Credit Lenders in accordance with their respective Revolving Credit Commitments (or, if the Revolving Credit Commitments have been terminated, the outstanding principal amount of their respective Revolving Credit Loans and L/C Obligations and their respective participating interests in the outstanding Letters of Credit and shall be payable only by the Revolving Credit Lenders). The agreements in this subsection shall survive the payment of the Loans and all other amounts payable hereunder.

                  10.8 Administrative Agent and Other Representatives in Their Individual Capacity. The Administrative Agent, the Other Representatives and their Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower or any other Loan Party as though the Administrative Agent and the Other Representatives were not the Administrative Agent and the Other Representatives hereunder and under the other Loan Documents. With respect to Loans made or renewed by them and any Note issued to them and with respect to any Letter of Credit issued or participated in by them, the Administrative Agent and the Other Representatives shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though they were not the Administrative Agent or an Other Representative, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

                  10.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 10 days' notice to the Lenders. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent (which shall be a bank) for the Lenders, which successor agent shall be approved by the Borrower (such approval not to be unreasonably withheld), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this subsection shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

                  10.10 Swing Line Lender. The provisions of this Section 10 shall apply to the Swing Line Lender in its capacity as such to the same extent that such provisions apply to the Administrative Agent.


                            SECTION 11. MISCELLANEOUS

                  11.1 Amendments and Waivers. Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof, may be amended, supplemented or modified except in accordance with the provisions of this subsection. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (x) enter into with the Loan Parties hereto or thereto, as the case may be, written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or to the other Loan Documents or changing in any manner the rights or obligations of the Lenders or the Loan Parties hereunder or thereunder or (y) waive at any Loan Party's request, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall:

                        (i) reduce the amount or extend the scheduled date of maturity of any Loan or any Reimbursement Obligation or of any scheduled installment thereof or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof, increase the amount or extend the expiration date of any Lender's Revolving Credit Commitment, in each case without the consent of each Lender directly affected thereby;

                        (ii) amend, modify or waive any provision of this subsection 11.1 or reduce the percentage specified in the definition of Required Lenders, in each case without the written consent of all the Lenders;

                        (iii) release any Guarantee or, in the aggregate (in a single transaction or a series of related transactions), substantially all of the Collateral without the consent of all the Lenders, except as expressly permitted hereby or by any Guarantee or Security Document (as such documents are in effect on the date hereof or, if later, the date of execution and delivery thereof in accordance with the terms hereof);

                        (iv) amend or modify the definition of "Borrowing Base", "Eligible Inventory" or "Eligible Accounts Receivable", in each case without the consent of each Revolving Credit Lender;

                        (v) amend, modify or waive any provision of Section 10 without the written consent of the then Administrative Agent and of any Other Representative affected thereby;

                        (vi) amend, modify or waive the provisions of any Letter of Credit or any L/C Obligation without the written consent of the Issuing Lender and each affected L/C Participant; or

                        (vii) amend, modify or waive any provision of the Swing Line Note (if any) or subsection 2.5 without the written consent of the Swing Line Lender and each other Lender, if any, which holds, or is required to purchase, a participation in any Swing Line Loan pursuant to subsection 2.5(d).

Any waiver and any amendment, supplement or modification pursuant to this subsection 11.1 shall apply to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, each of the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

                  11.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, or, in the case of delivery by a nationally recognized overnight courier, when received, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth in Schedule I in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Loans:

         The Borrower:               EV International, Inc.
                                     600 Cecil Street
                                     Buchanan, Michigan  49107
                                     Attention: John G. Bolstetter
                                     Telecopy: (616) 695-4742

         with a copy to:             Greenwich Street Capital Partners
                                     388 Greenwich Street, 36th Floor
                                     New York, New York 10013
                                     Attention: Nick Somers
                                     Telecopy: (212) 816-0166

         with a copy to:             Debevoise & Plimpton
                                     875 Third Avenue
                                     New York, New York  10022
                                     Attention: David Brttenham
                                     Telecopy: (212) 909-6386

         The Administrative          Chase Securities Inc.
            Agent, Swing Line        10 South LaSalle Street
            Lender and Issuing       Suite 2300
            Lender:                  Chicago, Illinois  60603
                                     Attention: Jonathan Twichell
                                     Telecopy: (312) 807-4077

         with a copy to:             Loan & Agency Services Group
                                     1 Chase Manhattan Plaza
                                     8th Floor
                                     New York, New York  10081
                                     Attention:  Patricia Ciocco
                                     Telecopy:  (212) 552-5662
provided that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to subsection 2.3, 2.8, 4.2, 4.4, 4.8 or 4.14 shall not be effective until received.

                  11.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  11.4 Survival of Representations and Warranties. All representations and warranties made hereunder and in the other Loan Documents (or in any amendment, modification or supplement hereto or thereto) and in any certificate delivered pursuant hereto or such other Loan Documents shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

                  11.5 Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Administrative Agent and the Other Representatives for all their reasonable out-of-pocket costs and expenses incurred in connection with the preparation, execution and delivery of, and any amendment, supplement, waiver or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions (including the syndication of the Revolving Credit Commitments and Term Loans (including the reasonable expenses of the Administrative Agent's due diligence investigation) and the monitoring of the Collateral) contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of one firm of counsel to the Administrative Agent and the Other Representatives, (b) to pay or reimburse each Lender, each Other Representative and the Administrative Agent for all its reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent, the Other Representatives and the several Lenders, and any reasonable Environmental Costs incurred by any of them arising out of or in any way relating to any Loan Party or any property in which any Loan Party has had any interest at any time,
(c) to pay, and indemnify and hold harmless each Lender, the Administrative Agent and the Other Representatives from and against, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, and indemnify and hold harmless each Lender, the Administrative Agent and the Other Representatives (and their respective directors, trustees, officers, employees, agents, successors and assigns) from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (whether or not caused by any such Person's own negligence (other than gross negligence) and including, without limitation, the reasonable fees and disbursements of counsel) with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents (regardless of whether the Administrative Agent, any such Other Representative or any Lender is a party to the litigation or other proceeding giving rise thereto and regardless of whether any such litigation or other proceeding is brought by the Borrower or any other Person), including, without limitation, any of the foregoing relating to the violation of, noncompliance with, or liability under, any Environmental Laws or any orders, requirements or demands of Governmental Authorities related thereto applicable to the operations of the Borrower, any of its Subsidiaries or any of the facilities and properties owned, leased or operated by the Borrower or any of its Subsidiaries (all the foregoing in this clause (d), collectively, the "indemnified liabilities"), provided that the Borrower shall not have any obligation hereunder to the Administrative Agent, any such Other Representative or any Lender with respect to Environmental Costs or indemnified liabilities arising from (i) the gross negligence or willful misconduct of the Administrative Agent, any Other Representative or any such Lender (or any of their respective directors, trustees, officers, employees, agents, successors and assigns) or (ii) claims made or legal proceedings commenced against the Administrative Agent, any Other Representative or any such Lender by any securityholder or creditor thereof arising out of and based upon rights afforded any such securityholder or creditor solely in its capacity as such. Notwithstanding the foregoing, except as provided in clauses (b) and (c) above, the Borrower shall have no obligation under this subsection 11.5 to the Administrative Agent, any Other Representative or any Lender with respect to any tax, levy, impost, duty, charge, fee, deduction or withholding imposed, levied, collected, withheld or assessed by any Governmental Authority. The agreements in this subsection shall survive repayment of the Loans and all other amounts payable hereunder.

                  11.6 Successors and Assigns; Participations and Assignments.
(a) This Agreement shall be binding upon and inure to the benefit of each of the Loan Parties party hereto, the Lenders, the Administrative Agent, the Other Representatives, all future holders of the Loans and their respective successors and assigns, except that none of the Loan Parties may, other than in accordance with subsection 8.5, assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

                  (b) Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Revolving Credit Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan (and any Note evidencing such Loan) for all purposes under this Agreement and the other Loan Documents and the Loan Parties and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. Any agreement pursuant to which any Lender shall sell any such participating interest shall provide that such Lender shall retain the sole right and responsibility to exercise such Lender's rights and enforce each of the Loan Parties' obligations hereunder, including the right to consent to any amendment, supplement, modification or waiver of any provision of this Agreement or any of the other Loan Documents, provided that such participation agreement may provide that such Lender will not agree to any amendment, supplement, modification or waiver described in clause (i) or (ii) of the proviso to the second sentence of subsection 11.1(a) without the consent of the Participant. The Borrower agrees that each Lender shall be entitled to the benefits of subsections 4.9, 4.10, 4.11, 4.12 and 11.5 without regard to whether it has granted any participating interests, and that all amounts payable to a Lender under subsections 4.9, 4.10,
4.11 and 4.12 shall be determined as if such Lender had not granted any such participating interests.

                  (c) Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time and from time to time assign to any Lender or any Affiliate thereof or, with the prior written consent of the Borrower and the Administrative Agent (which in each case shall not be unreasonably withheld), to an additional bank or financial institution (an "Assignee") all or any part of its rights and obligations under this Agreement and any Notes, including, without limitation, its Revolving Credit Commitment and Loans, pursuant to an Assignment and Acceptance, substantially in the form of Exhibit H, executed by such Assignee, such assigning Lender (and, in the case of an Assignee that is not then a Lender or an Affiliate thereof, by the Borrower and the Administrative Agent) and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that (unless the Borrower and the Administrative Agent otherwise consent in writing) no such transfer to an Assignee (other than a Lender or any Affiliate thereof) shall be in an aggregate principal amount less than $3,000,000 in the aggregate (or, if less, the full amount of such assigning Lender's Term Loans, Revolving Credit Loans and Revolving Credit Commitment). Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Revolving Credit Commitment and the Term Loans, as set forth therein, and (y) the assigning Lender thereunder shall be released from its obligations under this Agreement to the extent that such obligations shall have been expressly assumed by the Assignee pursuant to such Assignment and Acceptance (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto but shall nevertheless continue to be entitled to the benefits of subsections 4.10, 4.11, 4.12 and 11.5). Notwithstanding the foregoing, no Assignee, which as of the date of any assignment to it pursuant to this subsection 11.6(c) would be entitled to receive any greater payment under subsection 4.10 or 4.11 than the assigning Lender would have been entitled to receive as of such date under such subsections with respect to the rights assigned, shall be entitled to receive such payments unless the Borrower has expressly consented in writing to waive the benefit of this provision at the time of the assignment.

                  (d) The Administrative Agent, on behalf of the Borrower, shall maintain at its address referred to in subsection 11.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Revolving Credit Commitment of, and the principal amount of the Loans owing to, and any Notes evidencing such Loans owned by, each Lender from time to time. Notwithstanding anything in this Agreement to the contrary, each of the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of any Loan, any Notes and the Revolving Credit Commitments recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrower at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Notwithstanding anything in this Agreement to the contrary, no assignment under subsection 11.6(c) of any rights or obligations under or in respect of the Loans or the Notes evidencing such Loans shall be effective unless and until the Administrative Agent shall have recorded the assignment pursuant to subsection 11.6(d). Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an Affiliate thereof, by the Borrower and the Administrative Agent), together with payment to the Administrative Agent of a registration and processing fee of $3,500 (which fee need not be paid in the case of any assignment to an Affiliate of the assigning Lender), the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give prompt notice of such acceptance and recordation to the Borrower. On or prior to such effective date, the assigning Lender shall surrender any outstanding Notes held by it all or a portion of which are being assigned, and the Borrower, at its own expense, shall, upon the request to the Administrative Agent by the assigning Lender or the Assignee, as applicable, execute and deliver to the Administrative Agent (in exchange for the outstanding Notes of the assigning Lender) a new Revolving Credit Note, Term Note and/or Swing Line Note, as the case may be, to the order of such Assignee in an amount equal to (i) in the case of a Revolving Credit Note, the lesser of (A) the amount of such Assignee's Revolving Credit Commitment and (B) the aggregate principal amount of all Revolving Credit Loans made by such Assignee and (ii) in the case of a Term Note, the amount of such Assignee's Term Loans, in each case with respect to the relevant Loan or Revolving Credit Commitment after giving effect to such Assignment and Acceptance and, if the assigning Lender has retained a Revolving Credit Commitment or Term Loan hereunder, a new Revolving Credit Note, Term Note and/or Swing Line Note, as the case may be, to the order of the assigning Lender in an amount equal to (i) in the case of a Revolving Credit Note, the lesser of (A) the amount of such Lender's Revolving Credit Commitment and (B) the aggregate principal amount of all Revolving Credit Loans made by such Lender and (ii) in the case of a Term Note the amount of such Lender's Term Loans and (iii) in the case of a Swing Line Note, the lesser of (A) the Swing Line Commitment and (B) the aggregate principal amount of all Swing Line Loans made by such Lender, in each case with respect to the relevant Loan, Swing Line Commitment, Revolving Credit Commitment or Term Loan Commitment after giving effect to such Assignment and Acceptance. Any such new Notes shall be dated the Effective Date and shall otherwise be in the form of the Note replaced thereby. Any Notes surrendered by the assigning Lender shall be returned by the Administrative Agent to the Borrower marked "cancelled".

                  (f) The Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee, subject to the provisions of subsection 11.16, any and all information in such Lender's possession concerning the Borrower and their Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of each of the Borrower and its Affiliates prior to becoming a party to this Agreement. No assignment or participation made or purported to be made to any Transferee shall be effective without the prior written consent of the Borrower if it would require the Borrower to make any filing with any Governmental Authority or qualify any Loan or Note under the laws of any jurisdiction, and the Borrower shall be entitled to request and receive such information and assurances as it may reasonably request from any Lender or any Transferee to determine whether any such filing or qualification is required or whether any assignment or participation is otherwise in accordance with applicable law.

                  (g) Nothing herein shall prohibit any Lender from pledging or assigning any Loan or any Note to any Federal Reserve Bank in accordance with applicable law.

                  11.7 Adjustments; Set-off. (a) If any Lender (a "benefitted Lender") shall at any time receive any payment of all or part of its Revolving Credit Loans, Term Loans or the Reimbursement Obligations owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 9(f), or otherwise (except pursuant to subsection 4.4, 4.13(d) or 11.6)), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Revolving Credit Loans, Term Loans or the Reimbursement Obligations, as the case may be, owing to it, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders an interest (by participation, assignment or otherwise) in such portion of each such other Lender's Revolving Credit Loans, Term Loans or the Reimbursement Obligations, as the case may be, owing to it, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

                  (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by such Borrower to the extent permitted by applicable law, upon the occurrence of an Event of Default under
Section 9(a) to set-off and appropriate and apply against any amount then due and payable under Section 9(a) any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify such Borrower and the Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

                  11.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of such counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be delivered to the Borrower and the Administrative Agent.

                  11.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  11.10 Integration. This Agreement and the other Loan Documents represent the entire agreement of each of the Loan Parties party hereto, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by any of the Loan Parties party hereto, the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

                  11.11 GOVERNING LAW. THIS AGREEMENT AND ANY NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND ANY NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

                  11.12 Submission To Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

                  (i) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                  (ii) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient forum and agrees not to plead or claim the same;

                  (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the applicable Borrower, the applicable Lender or the Administrative Agent, as the case may be, at the address specified in subsection 11.2 or at such other address of which the Administrative Agent, any such Lender and any such Borrower shall have been notified pursuant thereto;

                  (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (v) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any punitive damages.

                  11.13 Acknowledgements. The Borrower hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

                  (b) neither the Administrative Agent nor any Other Representative or Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Administrative Agent and Lenders, on the one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby and thereby among the Lenders or among the Borrower and the Lenders.

                  11.14 WAIVER OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY NOTES OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  11.15 Confidentiality. The Administrative Agent and each Lender agrees to keep confidential any information (a) provided to it by or on behalf of the Borrower or any of its Subsidiaries pursuant to or in connection with this Agreement or (b) obtained by such Lender based on a review of the books and records of the Borrower or any of its Subsidiaries; provided that nothing herein shall prevent any Lender from disclosing any such information (i) to the Administrative Agent or any other Lender, (ii) to any Transferee or prospective Transferee which agrees to comply with the provisions of this subsection, (iii) to its affiliates and the employees, directors, agents, attorneys, accountants and other professional advisors of it and its affiliates, provided that such Lender shall inform each such Person of the agreement under this subsection 11.15 and take reasonable actions to cause compliance by any such Person referred to in this clause (iii) with this agreement (including, where appropriate, to cause any such Person to acknowledge its agreement to be bound by the agreement under this subsection 11.15), (iv) upon the request or demand of any Governmental Authority having jurisdiction over such Lender or to the extent required in response to any order of any court or other Governmental Authority or as shall otherwise be required pursuant to any Requirement of Law, provided that such Lender shall, unless prohibited by any Requirement of Law, notify the Borrower of any disclosure pursuant to this clause (iv) as far in advance as is reasonably practicable under such circumstances, (v) which has been publicly disclosed other than in breach of this Agreement, (vi) in connection with the exercise of any remedy hereunder, (vii) in connection with periodic regulatory examinations and reviews conducted by the National Association of Insurance Commissioners (to the extent applicable), (viii) in connection with any litigation to which such Lender may be a party, subject to the proviso in clause (iv), and (ix) if, prior to such information having been so provided or obtained, such information was already in the Administrative Agent's or a Lender's possession on a nonconfidential basis without a duty of confidentiality to the Borrower being violated.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                  GULTON ACQUISITION CORP.


                                  By: /s/ CHRISTINE K. VANDEN BEUKEL
                                      -------------------------------
                                      Name:  Christine K. Vanden Beukel
                                      Title: Vice President and Secretary

                                  THE CHASE MANHATTAN BANK,
                                    as Administrative Agent, Swing Line Lender,
                                    Issuing Lender and a Lender


                                  By: /s/ LAWRENCE PALUMBO JR.
                                      ------------------------------
                                      Name:  L. Palumbo
                                      Title: Vice President

                                  THE TRAVELERS INSURANCE COMPANY,
                                    as a Lender


                                  By: /s/ JORDAN M. STITZER
                                      ---------------------------
                                      Name: Jordan M. Stitzer
                                      Title: Vice President

                                  THE BANK OF NEW YORK,
                                    as a Lender


                                  By: /s/  JOHN LOKAY
                                      ------------------------
                                      Name:  John M. Lokay Jr.
                                      Title:    Vice-President

                                  BHF-BANK AKTIENGESELLSCHAFT, GRAND
                                  CAYMAN BRANCH, as a Lender


                                  By: /s/  JOHN SYKES      /s/ PERRY FORMAN
                                      ------------------   -----------------
                                      Name:  John Sykes    Perry Forman
                                      Title: AVP           VP

                                  COMERICA BANK,
                                    as a Lender


                                  By: /s/ KEVIN RINGENBERG
                                      -------------------------------
                                      Name:   Kevin Ringenberg
                                      Title:  Vice President

                                  NBD BANK,
                                    as a Lender


                                  By: /s/ RICHARD C. ELLIS
                                      -----------------------------
                                      Name:   Richard C. Ellis
                                      Title:  Vice President

                                  THE FIRST NATIONAL BANK OF BOSTON,
                                    as a Lender


                                  By: /s/ MARK M. ANDREW
                                      ------------------------------
                                      Name: Mark M. Andrew
                                      Title: Vice President

                                  FIRST SOURCE FINANCIAL LLP,
                                    by FIRST SOURCE FINANCIAL INC., its
                                    Agent/Manager, as a Lender


                                  By: /s/ GARY L. FRANCIS
                                      ---------------------------------
                                      Name: Gary L. Francis
                                      Title: Senior Vice President

                                  HELLER FINANCIAL, INC.,
                                    as a Lender


                                  By: /s/ DANIEL J. MARSZALEK
                                      --------------------------------
                                      Name:   Daniel J. Marszalek
                                      Title:  Senior Vice President

                                  MICHIGAN NATIONAL BANK,
                                    as a Lender


                                  By: /s/ JEFFREY W. BILLIG
                                      ---------------------------------------
                                      Name:   Jeffrey W. Billig
                                      Title:  Commercial Relationship Manager

                                  NATIONAL CITY BANK,
                                    as a Lender


                                  By: /s/ ROBERT ROWE
                                      ------------------------------
                                      Name:   Robert Rowe
                                      Title:  Vice President

                                                                      Schedule I
                                                             to Credit Agreement

                            Commitments and Addresses

                                                SCHEDULE I

                                     Revolving Credit
Lender and Address                   Commitment         Term Loss Commitment    Total Commitment
------------------                   ----------------   --------------------    ----------------
THE CHASE MANHATTAN BANK              $3,958,333.33         $5,541,666.67          $9,500,000.00
One Chase Manhattan Plaza,
  8th Floor
New York, NY 10081
Attn: Patricia Ciocco
Telecopy: (212) 552-5662

THE TRAVELERS INSURANCE COMPANY       $4,166,666.67         $5,833,333.33         $10,000,000.00
One Tower Square
Hartford, CT 06183-2030
Attn: John Petchler
Telecopy: (860) 954-5243

THE BANK OF NEW YORK                  $1,875,000.00         $2,625,000.00          $4,500,000.00
One Wall Street, 19th Floor
New York, NY 10286
Attn: John M. Lockay Jr.
Telecopy: (212) 635-1208

BHF-BANK AKTIENGESELLSCHAFT           $1,875,000.00         $2,625,000.00          $4,500,000.00
590 Madison Avenue, 30th Floor
New York, NY 10022-2540
Attn: John Sykes
Telecopy: (212) 756-5536

COMERCIA BANK                         $1,875,000.00         $2,625,000.00           $4,500,000.00
99 Monroe Avenue, NW
Grand Rapids, MI 49503
Attn: Kevin Ringenberg
Telecopy: (616) 776-7885

NBD BANK                              $1,875,000.00         $2,625,000.00           $4,500,000.00
611 Woodward Avenue
Detroit, MI 49503
Attn: Ted Willet
Telecopy: (313) 225-1671

THE FIRST NATIONAL BANK OF BOSTON     $1,875,000.00           $2,625,000.00           $4,500,000.00
100 Federal Street
Boston, MA 02110
Attn: Mark Andrew
Telecopy: (617) 434-4929

FIRST SOURCE FINANCIAL LLP            $1,875,000.00           $2,625,000.00           $4,500,000.00
2850 West Golf Road
Rolling Meadows, IL 60008
Attn: Gary Francia
Telecopy: (847) 734-7910

HELLER FINANCIAL, INC                 $1,875,000.00           $2,625,000.00           $4,500,000.00
101 Park Avenue
New York, NY 10178
Attn: Steven Ekert
Telecopy: (212) 880-2002

MICHIGAN NATIONAL BANK                $1,875,000.00           $2,625,000.00           $4,500,000.00
27777 Inkster Road
Farmington Hills, MI 48333-9086
Attn: Jeffrey W. Billig
Telecopy: (810) 473-4345

NATIONAL CITY BANK                    $1,875,000.00           $2,625,000.00           $4,500,000.00
1900 East Ninth Street, 10th Floor
Cleveland, OH 44114
Attn: Robert Rowe
Telecopy: (216) 575-9396
                                      --------------          --------------          --------------

TOTAL                                 $25,000,000.00          $35,000,000.00          $60,000,000.00
                                      ==============          ==============          ==============



                                                                     Schedule II
                                                             to Credit Agreement

                          Applicable Margin Step-Downs(1)

=========================================================================================================================
      Consolidated
       Interest                                          Eurodollar                    ABR
       Coverage                 Leverage                 Applicable                Applicable                Commitment
        Ratio                     Ratio                    Margin                    Margin                      Fee
-------------------------------------------------------------------------------------------------------------------------
     less than or = 2.25x     greater than or = 4.50x       2.750%                    1.750%                    0.500%
-------------------------------------------------------------------------------------------------------------------------
     greater than   2.25x     greater than      4.50x       2.500%                    1.500%                    0.500%
-------------------------------------------------------------------------------------------------------------------------
     greater than   2.50x     greater than      4.00x       2.250%                    1.250%                    0.375%
-------------------------------------------------------------------------------------------------------------------------
     greater than   2.75x     greater than      3.50x       2.000%                    1.000%                    0.375%
-------------------------------------------------------------------------------------------------------------------------
     greater than   3.00x     greater than      3.00x       1.750%                    0.750%                    0.375%
=========================================================================================================================

---------------------------

(1) If the calculation of the ratios set forth in the table would result in different Applicable Margins, the greater Applicable Margin will apply.

                                                                    Schedule III
                                                             to Credit Agreement

                                  Lockbox Banks


Lockbox Account


Bank of America, Illinois
Global Payment Services
231 S. LaSalle Street
Chicago, IL  60697



Depository Accounts


Bank of America, California
Account Administration -- 5693
1850 Gateway Boulevard, 4th Floor
Concord, CA  94520

Shoreline Bank
128 North Main Street
Buchanan, MI  49107

                                  Schedule 3.1

                                Letters of Credit

                                  See Attached

                                                                Attachment A
                                                               to Schedule 3.1


                         OUTSTANDING LETTERS OF CREDIT
**AS OF FEBRUARY 5, 1997**         JANUARY, 1997                       06-Feb-97

                                                                   Issuers      Outstanding        Expiration         Issuer
L/C#         Beneficiary                         Applicant          Amount         Amount             Date             Date
BANK: CHASE MANHATTAN BANK NEW YORK

B994445(C)   Pen Shien Industrial                Altec/E.V.        24,174.30        7,707.80         04/25/97         10/22/96
B994447(C)   Pen Shien Industrial                Altec/E.V.        10,530.65        4,430.65         03/25/97         11/21/96
B994448(C)   Tytech, Inc.                        Altec/E.V.       311,800.00      311,800.00         02/28/97         12/10/96


BANK: CHASE MANHATTAN BANK DELAWARE

83144(C)     Proton Electronic Industrial Co.    E.V.             850,000.00      658,639.60         1/21/98          11/19/96
83167(C)     Universal Electronics & Comp.       E.V.             125,000.00      120,849.17         5/31/97          01/21/97
83170(C)     Azden Corporation                   E.V.              60,000.00       60,000.00         5/31/97          01/21/97
83171(C)     Pen Shien Industrial                E.V.              35,000.00       35,000.00         5/31/97          01/21/97
83172(C)     Tytech, Inc.                        E.V.             300,000.00      300,000.00         5/31/97          01/21/97
83173(C)     Group West International            E.V.              35,000.00       35,000.00         5/31/97          01/21/97
83174(C)     Tory, LTD.                          E.V.              50,000.00       50,000.00         5/31/97          01/21/97
83175(C)     Samick Musical Instruments          E.V.             115,000.00      115,000.00         5/31/97          01/21/97
83176(C)     Korea Ricetro-Devices MFG.          E.V.             175,000.00      175,000.00         5/31/97          01/21/97
83177(C)     Toryo Shaji Company, Inc.           E.V.              85,000.00       75,857.60         5/31/97          01/21/97
83178(C)     Inter M                             E.V.             350,000.00      300,000.00         5/31/97          01/21/97
83179(C)     Phomic Corporation                  E.V.              40,000.00       40,000.00         5/31/97          01/21/97

Chase Manhattan Total                                          $2,576,504.95   $2,349,284.82                (S)               $0.00
                                                                                                            (C)       $2,349,284.87
                                                                                                          TOTAL=      $2,349,284.82


                                                         Note: (S) = STANDBY
                                                               (C) = COMMERCIAL

                                 Schedule 5.2(a)

                       Material Adverse Effect Disclosure


         See Schedule 4.10 of the Stock Purchase Agreement.

                                  Schedule 5.4

                                Consents Required

Landlord's consent required for Austin Sub-lease, between Mark IV Industries, Inc. and Electro-Voice Incorporated, with respect to leased property located at 8004B Cameron Road, Austin, Texas (Travis County).

                                  Schedule 5.6

                                   Litigation


See Schedule 4.15 of the Stock Purchase Agreement.

                                  Schedule 5.8

                             Mortgaged Real Property


                  9130 Glenoaks Boulevard
                  Sun Valley, CA  91352
                  Los Angeles County

                  13278 Ralston Avenue
                  Sylmar, CA  91342
                  Los Angeles County

                  600 Cecil Street
                  Buchanan, MI  49107
                  Berrien County

                  128 East Front Street
                  Buchanan, MI  49107
                  Berrien County

                  10500 West Reno Avenue
                  Oklahoma City, OK  73127
                  Canadian County

                  366 Industrial Road
                  Newport, TN  37821
                  Cocke County

                  1201 Dolly Parton Parkway
                  Sevierville, TN  37862
                  Sevier County

                                  Schedule 5.9

                          Intellectual Property Claims

                                      None.

                                  Schedule 5.14

                     Lien Searches and Filing Jurisdictions


I.       Lien Search Jurisdictions

         Searches have been conducted against the following debtors in the following locations:

         A.       ALTEC LANSING INTERNATIONAL

         Secretary of State of:

                  Michigan
                  New York
                  Oklahoma

         County or City of:

                  Berrien County, Michigan
                  Erie County, New York
                  Canadian County, Oklahoma

         B.       CETEC CORP. INC.

         Secretary of State of:

                  California
                  Delaware
                  Michigan
                  New York

         County or City of:

                  Los Angeles County, California
                  County of Newcastle, Delaware
                  Berrien County, Michigan
                  Erie County, New York

         C.       ELECTROSOUND OR ELECTRO-SOUND

         Secretary of State of:

                  California
                  Delaware
                  Michigan
                  New York

         County or City of:

                  Los Angeles County, California
                  County of Newcastle, Delaware
                  Berrien County, Michigan
                  Erie County, New York


         D.       ELECTRO-VOICE, INCORPORATED

         Secretary of State of:

                  Delaware
                  Indiana
                  Michigan
                  New York
                  Oklahoma
                  Tennessee

         County or City of:

                  County of Newcastle, Delaware
                  St. Joseph County, Indiana
                  Berrien County, Michigan
                  Erie County, New York
                  Canadian County, Oklahoma
                  Sevier County, Tennessee
                  Cocke County, Tennessee

         E.       GAUSS

         Secretary of State of:
                  California

         County or City of:
                  Los Angeles County, California

         F.       GULTON INDUSTRIES, INC.

         Secretary of State of:

                  Delaware
                  Michigan
                  New York
                  Tennessee
         County or City of:

                  County of Newcastle, Delaware
                  Berrien County, Michigan
                  Erie County, New York
                  Cocke County, Tennessee

         G.       LFE CORPORATION

         Secretary of State of:

                  California
                  Delaware
                  Michigan
                  New York

         County or City of:

                  Los Angeles County, California
                  County of Newcastle, Delaware
                  Berrien County, Michigan
                  Erie County, New York

         H.       MARK IV AUDIO, INC.

         Secretary of State of:

                  Delaware
                  Michigan
                  New York
                  Texas

         County or City of:

                  County of Newcastle, Delaware
                  Berrien County, Michigan
                  Erie County, New York
                  Travis County, Texas

         I.       MARK IV AUDIO MAGNETIC, INC.

         Secretary of State of:

                  California
                  Delaware
                  Michigan
                  New York

         County or City of:

                  Los Angeles County, California
                  County of Newcastle, Delaware
                  Berrien County, Michigan
                  Erie County, New York

         J.       MARK IV INDUSTRIES, INC.

         Secretary of State of:

                  Delaware
                  Michigan
                  New York
                  Texas

         County or City of:

                  County of Newcastle, Delaware
                  Berrien County, Michigan
                  Erie County, New York
                  Travis County, Texas

         K.       MARK IV PRO AUDIO

         Secretary of State of:
                  Michigan

         County or City of:
                  Berrien County, Michigan

         L.       MARK IV SALES, INC.

         Secretary of State of:
                  Texas

         M.       MARK IV EQUIPMENT, INC.

         Secretary of State of:
                  Texas

         N.       MARK IV ENTERPRISES, INC.

         Secretary of State of:
                  Texas

         O.       MARK IV AUDIO NORTH AMERICA

         Secretary of State of:
                  Michigan

         County or City of:
                  Berrien County, Michigan

         P.       MARK IV AUDIO SYSTEMS

         Secretary of State of:
                  Texas

         County or City of:
                  Travis County, Texas

         Q.       PINNACLE AUDIO

         Secretary of State of:

                  California
                  Delaware

         County or City of:

                  Los Angeles County, California
                  County of Newcastle, Delaware

         R.       UNIVERSITY SOUND

         Secretary of State of:

                  California
                  Delaware

         County or City of:

                  Los Angeles County, California
                  County of Newcastle, Delaware

         S.       VEGA

         Secretary of State of:
                  California

         County or City of:
                  Los Angeles County, California

         T.       VEGA IND.

         Secretary of State of:

                  California
                  Delaware
                  Michigan
                  New York

         County or City of:

                  Los Angeles County, California
                  County of Newcastle, Delaware
                  Berrien County, Michigan
                  Erie County, New York

         U.       VEGA IND. INC.

         Secretary of State of:

                  California
                  Delaware
                  Michigan
                  New York

         County or City of:

                  Los Angeles County, California
                  County of Newcastle, Delaware
                  Berrien County, Michigan
                  Erie County, New York

         V.       VEGA INC.

         Secretary of State of:
                  California

         County or City of:
                  Los Angeles County, California

II.      Filing Jurisdictions

         Secretary of State of:

                  California
                  Indiana
                  Michigan
                  Oklahoma
                  Tennessee
                  Texas

         City or County:

                  Los Angeles County, California
                  St. Joseph County, Indiana
                  Berrien County, Michigan
                  Canadian County, Oklahoma
                  Cocke County, Tennessee
                  Sevier County, Tennessee
                  Travis County, Texas

                                  Schedule 5.16

                                  Subsidiaries


FIRST TIER SUBSIDIARIES

EV International, Inc. is the direct owner of all of the issued and outstanding stock of:

EVI Audio International Holding Corporation, Inc., a Delaware corporation, a First Tier Subsidiary.

SECOND TIER SUBSIDIARIES

EVI Audio International Holding Corporation, Inc. is the owner of all the issued or outstanding capital stock of the following Second Tier Subsidiaries except as noted below*:

(a)      Mark IV Audio Canada, Inc., a Canadian corporation;

(b)      Altec Lansing International, a United Kingdom corporation;

(c) Mark IV Hong Kong Limited, a Hong Kong corporation ("Mark IV Hong Kong"), with the exception of one share;

(d)      Mark IV Audio Japan Ltd., a Japanese corporation;

(e)      Mark IV Audio France S.A., a French corporation;

(f)      Klark-Teknik PLC, a United Kingdom corporation ("Klark-Teknik");



------------------

* See Attachment A hereto for a list of changes expected to be made to names of certain Second and Third Tier Subsidiaries following the closing under the Stock Purchase Agreement and the consummation of the Mergers.

(g) Mark IV Audio (Europe) A.G., a Swiss corporation, with the exception of three shares;

(h)      Mark IV Audio Pty Ltd., an Australian corporation; and

(i) Dynacord Audio GmbH, a German corporation ("Dynacord GmbH")**, with the exception of one share.

THIRD TIER SUBSIDIARIES

Mark IV Hong Kong is the owner of all the issued and outstanding stock of the following Third Tier Subsidiary, except as noted below:

Audio Consultants Co., Limited, a Hong Kong corporation, with the exception of one share.

Dynacord GmbH is the owner of all the issued and outstanding stock of the following Third Tier Subsidiary, except as noted below:

(a) Dynacord S.A., a French corporation, with the exception of seven shares; and

(b)      EVI Audio GmbH, a German corporation.

Klark-Teknik is the owner of all the issued and outstanding stock of the following Third Tier Subsidiaries:

(a)      Cetec International Limited, a United Kingdom corporation;

(b)      Rebis Audio Limited, a United Kingdom corporation;

(c)      Dearden Davies Associates Limited, a United Kingdom corporation; and


------------------

** Beneficial ownership transferred pursuant to a Transfer Agreement on 2-10-97; registration of transfer to be effected.

(d)      Nivenfield (1992) Limited, a United Kingdom corporation.

FOURTH TIER SUBSIDIARIES

EVI Audio GmbH is the owner of all the issued and outstanding capital stock of the following Fourth Tier Subsidiary:

Dynacord KG, a German partnership.

                                                   Attachment A to Schedule 5.16


As of the date hereof, certain Second and Third Tier Subsidiaries are intended to be renamed as follows:

         1.       Mark IV Audio (Europe) A.G. will become EVI Audio
                  (Switzerland) A.G.

         2.       Mark IV Audio Pty. Ltd. will become EVI Audio (Aust) Pty. Ltd.

         3.       Mark IV Audio France S.A. will become EVI Audio France S.A.

         4.       Mark IV Audio Japan Ltd. will become EVI Audio Japan Ltd.

         5.       Mark IV Audio Canada, Inc. will become EVI Audio Canada, Inc.

         6.       Klark-Teknik PLC will become EVI Audio (U.K.) PLC.

         7.       Dynacord Audio GmbH will become EVI Audio Holding Deutschland
                  GmbH.

         8.       Mark IV Hong Kong Limited will become EVI Audio (Hong Kong)
                  Limited.

                                 Schedule 6.1(o)

                           Local Counsel Jurisdictions

                                   California
                                    Michigan
                                    Oklahoma
                                    Tennessee

                                 Schedule 7.9(c)

                         Leased U.S. Inventory Locations


9900 Baldwin Place
El Monte, CA  91731
Los Angeles County

9983 Glenoaks Blvd.
Sun Valley, CA  91352
Los Angeles County

907 E. Jefferson Blvd.
Mishawaka, IN  46545
St. Joseph County

448 Post Road
Buchanan, MI  49107
Berrien County

Express One
429 Post Road
Buchanan, MI 49107
Berrien County

Building 2
901 Wayne Street
Niles, MI  49121
Berrien County

Rankin Rd.
Newport, TN  37821
Cocke County

8004 Cameron Road
Austin, TX  78754
Travis County

                                 Schedule 8.2(g)

                             Permitted Indebtedness

1.       Domestic Indebtedness

         As of the date hereof, funds have been deposited in an escrow account to provide for the payment, after the Effective Date, of all of the Indebtedness (and all accrued and unpaid interest thereon) evidenced by a Deed of Trust Note, dated February 11, 1980, by Cetec Corporation (predecessor corporation to LFE Corporation) to Teachers Insurance and Annuity Association of America, in the original principal amount of U.S. $490,000.

                                 Schedule 8.3(j)

                                 Permitted Liens


1.       UCC Financing Statements
         [see attached]

2.       Mark IV Audio Canada Inc.

         Debtor:                   Mark IV Audio Canada, Inc.
                                   345 Herbert Street
                                   Ganaoque, Ontario, L7G 2V1

         Secured Party:            Pitney Bowes Leasing
                                   a division of Pitney Bowes of
                                   Canada Ltd.
                                   2695 N. Sheridan Way,
                                   Suite 200
                                   Mississauga, Ontario, L5K 2N7

         Registration No.:         920117 1018 0024 3064

         Collateral:               Miscellaneous office equipment

                                                   Attachment to Schedule 8.3(j)

                             Uniform Commercial Code
                              Financing Statements

-------------------------------------------------------------------------------------------------------------------------
             Jurisdiction              Debtor             Secured Party       Collateral       File Date       File No.
-------------------------------------------------------------------------------------------------------------------------

INDIANA                         Electro- Voice          Adams Remco, Inc.  Savin 9520          3/9/95       1972127
Indiana Secretary of State                                                 Copier

-------------------------------------------------------------------------------------------------------------------------
MICHIGAN

Michigan Secretary of State     Electro- Voice, Inc.    Ameritech Credit   Telephone            11/2/88      C139915
                                                        Corp.              Equipment

Michigan Secretary of State     Electro- Voice, Inc.    Ameritech Credit   Telephone            6/10/91      C488243
                                                        Corp.              Equipment                         Amendment to
                                                                                                             C139915 -
                                                                                                             Change of
                                                                                                             Address of
                                                                                                             Debtor
Michigan Secretary of State     Electro- Voice, Inc.    Ameritech Credit   Addition of          9/29/93      35541B
                                                        Corp.              excessions,                       Continuation
                                                                           additions and                     of C139915
                                                                           replacements to
                                                                           above

Michigan Secretary of State     Electro- Voice, Inc.    Ameritech Credit   Addition of          9/29/93      35542B
                                                        Corp.              excessions,
                                                                           additions and
                                                                           replacements
                                                                           to above
-------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
       Jurisdiction                      Debtor                   Secured Party          Collateral         File Date      File No.
-----------------------------------------------------------------------------------------------------------------------------------

Michigan Secretary of State        Electro- Voice, Inc.         Mid West Commerce      Copy Equipment         1/19/93      C675285
                                                                Leasing

Michigan Secretary of State        Electro- Voice, Inc.         Mid West Commerce      Copy Equipment         2/8/93       C682853
                                                                Leasing

Michigan Secretary of State        Electro- Voice, Inc.         Ameritech Credit       Tele-                  3/22/93      29075B
                                                                Corp.                  communications
                                                                                       Equipment

Michigan Secretary of State        Electro- Voice, Inc.         Ameritech Credit       Tele-                  3/22/93      29076B
                                                                Corp.                  communications
                                                                                       Equipment

Michigan Secretary of State        Electro- Voice, Inc.         Mid West Commerce      Copy Equipment        4/5/93       C702024
                                                                Leasing

Michigan Secretary of State        Electro- Voice, Inc.         Mid West
                                                                Commerce Leasing       General Equipment     4/12/93      C704196


Michigan Secretary of State        Electro- Voice, Inc.         NBD Equipment          Copy Equipment        12/15/95     D043383
                                                                Finance, Inc.          Lease

-----------------------------------------------------------------------------------------------------------------------------------

TENNESSEE

Cocke County Register of Deeds     Electro- Voice, Inc.         Biltmore               Copy Equipment         6/16/87      42417
                                                                Leasing, Inc.          and General
                                                                                       Office
                                                                                       Equipment
                                                                                       Lease
-----------------------------------------------------------------------------------------------------------------------------------

OKLAHOMA

Oklahoma Secretary of State        Altec Lansing                Zeno Systems           Copy Equipment         12/28/93     067692
                                   Corporation
-----------------------------------------------------------------------------------------------------------------------------------

                                 Schedule 8.4(a)

                         Permitted Guarantee Obligations

1.       German Guarantee Obligation

         Guarantee by EVI Audio Gmbh in favor of Banque Hervet to secure indebtedness of Mark IV Audio France S.A. under a line of credit of Mark IV Audio France S.A.

2.       Hong Kong Guarantee Obligations

         1. Guarantees provided by Mark IV Audio (Hong Kong) Limited dated September 29, 1995 in favor of Audio Consultants Co. Limited in the maximum amount of HKD $14,250,000.00.

         2. Guarantee provided by Audio Consultants Co. Limited dated September 29, 1995 in favor of Mark IV Audio (Hong Kong) Limited in the maximum amount of HKD $14,250,000.00.

3.       Guarantee of LFE Corporation

         Guarantee of LFE Corporation (formerly Cetec Corporation) of the underlease of Unit 2F, IS Rothfield Industrial Estate, Wembley, leased by Cetec International Limited.

4.       Guarantee of Mark IV Audio A.G.

         Guarantee of Mark IV Audio A.G. of obligation of Shuttlesound Limited to pay Mark Burgin a sum as compensation for loss of employment at Shuttlesound Limited.

                                 Schedule 8.9(c)

                              Permitted Investments


1. Any Investment arising as a result of the exercise of the option granted pursuant to an Option Agreement, dated May 26, 1995, between A.W. Oates, Esq., and Mark IV Audio A.G. Under such Option Agreement Mark IV Audio A.G. has an option to purchase such of the Option Shares (as defined below) of Shuttlesound Limited as are owned by A.W. Oates, Esq. at a price of pound sterling1.82 per share. (The "Option Shares" are defined as 17,000 shares of stock of pound sterling1 each, fully paid in).

2. Any Investment arising as a result of the exercise of the option granted pursuant to an Option Agreement, dated November 30, 1994, between Mark Patrick Leslie Burgin, Patrick Leslie Burgin (together, the "Grantors") and Mark IV Audio A.G. Under such Option Agreement Mark IV Audio A.G. has the right to purchase such of the Option Shares (as defined below) as are owned by the Grantors, at a price of pound sterling1.82 per share. (The "Option Shares" are defined as 27,500 shares of stock of pound sterling1 each, fully paid in.)

3. Loan Agreement between Mark IV Audio A.G. and Philip Alexander Mutton in the amount of pound sterling 10,010.

                                  Schedule 8.10

                     Permitted Transactions with Affiliates

Mark IV Audio Canada

1. Indemnity agreements by Mark IV Audio Canada, Inc., dated March 19, 1992, in favor of the following directors and officers of Mark IV Audio Canada,
Inc.:

         a.  Sal H. Alfiero
         b.  William P. Montague
         c.  Clement R. Arrison
         d.  John J. Byrne
         e.  Frederic L. Cook
         f.  Gerald S. Lippes
         g.  James R. Young
         h.  Violet Dennison
         i.  Harry Bradley, Jr.
         j.  Douglas MacCallum
         k.  Paul A. McGuire
         l.  Robert D. Pabst
         m.  Clifford M. Goldlist
         n.  Sheldon Godfrey

2. Mark IV Audio Canada, Inc. guarantees three MasterCard accounts on behalf of three of its employees, with a maximum liability of $15,000 Canadian Dollars.

                                                                  EXHIBIT A-1 TO
                                                                CREDIT AGREEMENT

                          FORM OF REVOLVING CREDIT NOTE


THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.


$_____________                                                New York, New York
                                                               February __, 1997


                  FOR VALUE RECEIVED, the undersigned, EV INTERNATIONAL, INC., a Delaware corporation formerly named Electro-Voice, Incorporated (the "Borrower"), hereby unconditionally promises to pay to the order of _____________ (the "Lender") and its successors and assigns, at the office of The Chase Manhattan Bank, located at 270 Park Avenue, New York, New York 10017, in lawful money of the United States of America and in immediately available funds, the aggregate unpaid principal amount of the Revolving Credit Loans made by the Lender to the undersigned pursuant to subsection 2.1 of the Senior Secured Credit Agreement, as defined below, which sum shall be payable on the Termination Date.

                  The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time at the applicable rates per annum and on the dates set forth in subsection 4.1 of the Senior Secured Credit Agreement until such principal amount is paid in full (both before and after judgment).

                  This Revolving Credit Note is one of the Revolving Credit Notes referred to in, and is subject in all respects to, the Credit Agreement, dated as of February __, 1997 (as amended, supplemented, waived or otherwise modified from time to time, the "Senior Secured Credit Agreement"), among the Borrower, the several banks and other financial institutions from time to time parties thereto (including the Lender), and The Chase Manhattan Bank, as administrative agent for such banks and financial institutions, and is entitled to the benefits thereof, is secured and guaranteed as provided therein and is subject to optional and mandatory prepayment in whole or in part as provided therein. Each holder hereof, by its acceptance of this Revolving Credit Note, agrees to the terms of, and to be bound by and to observe the provisions applicable to the Lenders contained in, the Senior Secured Credit Agreement. Terms used herein which are defined in the Senior Secured Credit Agreement shall have such defined meanings unless otherwise defined herein or unless the context otherwise requires.

                  Upon the occurrence of any one or more of the Events of Default specified in the Senior Secured Credit Agreement, all amounts then remaining unpaid on this Revolving Credit Note shall become, or may be declared to be, immediately due and payable, all as provided therein.

                  THIS REVOLVING CREDIT NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF.


                                       EV INTERNATIONAL, INC.


                                       By:_____________________________________
                                        Title:

                                                                 EXHIBIT A-2 TO
                                                               CREDIT AGREEMENT


                                FORM OF TERM NOTE


THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.


$____________                                                 New York, New York
                                                               February __, 1997


                  FOR VALUE RECEIVED, the undersigned, EV INTERNATIONAL, INC., a Delaware corporation formerly named Electro-Voice, Incorporated (the "Borrower"), hereby unconditionally promises to pay to the order of _____________ (the "Lender") and its successors and assigns, at the office of The Chase Manhattan Bank, located at 270 Park Avenue, New York, New York 10017, in lawful money of the United States of America and in immediately available funds, the principal amount of the lesser of (a) ___________________________ DOLLARS ($____________) and (b) the aggregate unpaid principal amount of the Term Loan made by the Lender to the undersigned pursuant to subsection 2.6 of the Senior Secured Credit Agreement, as defined below, which sum shall be payable in accordance with subsection 2.7(b) of the Senior Secured Credit Agreement in __ consecutive __________ installments, commencing on _________ __, 199_, each such installment to be in an amount equal to the Lender's Term Loan Percentage of the amount set forth next to the applicable installment date in such subsection 2.7(b).

                  The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time at the applicable rates per annum and on the dates set forth in subsection 4.1 of the Senior Secured Credit Agreement until such principal amount is paid in full (both before and after judgment).

                  This Term Note is one of the Term Notes referred to in, and is subject in all respects to, the Credit Agreement, dated as of February __, 1997 (as amended, supplemented, waived or otherwise modified from time to time, the "Senior Secured Credit Agreement"), among the Borrower, the several banks and other financial institutions from time to time parties thereto (including the Lender), and The Chase Manhattan Bank, as administrative agent for such banks and financial institutions, and is entitled to the benefits thereof, is secured and guaranteed as provided therein and is subject to optional and mandatory prepayment in whole or in part as provided therein. Each holder hereof, by its acceptance of this Term Note, agrees to the terms of, and to be bound by and to observe the provisions applicable to the Lenders contained in, the Senior Secured Credit Agreement. Terms used herein which are defined in the Senior Secured Credit Agreement shall have such defined meanings unless otherwise defined herein or unless the context otherwise requires.

                  Upon the occurrence of any one or more of the Events of Default specified in the Senior Secured Credit Agreement, all amounts then remaining unpaid on this Term Note shall become, or may be declared to be, immediately due and payable, all as provided therein.

                  THIS TERM NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF.



                                       EV INTERNATIONAL, INC.


                                       By:_____________________________________
                                        Title:

                                                                 EXHIBIT A-3 TO
                                                               CREDIT AGREEMENT


                             FORM OF SWING LINE NOTE


$____________                                                 New York, New York
                                                               February __, 1997



                  FOR VALUE RECEIVED, the undersigned, EV INTERNATIONAL, INC., a Delaware corporation formerly named Electro-Voice, Incorporated (the "Borrower"), hereby unconditionally promises to pay to the order of THE CHASE MANHATTAN BANK (the "Swing Line Lender") and its successors and assigns, at the office of Chemical Bank, 270 Park Avenue, New York, New York 10017, in lawful money of the United States of America and in immediately available funds, the principal amount of the lesser of (a) __________________________ DOLLARS ($____________) and (b) the aggregate unpaid principal amount of all Swing Line Loans made by the Swing Line Lender to the undersigned pursuant to subsection
2.5 of the Senior Secured Credit Agreement, as defined below, which sum shall be payable on the Termination Date.

                  The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time at the applicable rates per annum and on the dates set forth in subsection 4.1 of the Credit Agreement until paid in full (both before and after judgment).

                  This Swing Line Note is the Swing Line Note referred to in, and is subject in all respects to, the Credit Agreement, dated as of February __, 1997 (as amended, supplemented, waived or otherwise modified from time to time, the "Senior Secured Credit Agreement"), among the Borrower, the several banks and other financial institutions from time to time parties thereto (including the Swing Line Lender), and The Chase Manhattan Bank, as administrative agent for such banks and financial institutions, and is entitled to the benefits thereof, is secured and guaranteed as provided therein and is subject to optional and mandatory prepayment in whole or in part as provided therein. Each holder hereof, by its acceptance of this Swing Line Note, agrees to the terms of, and to be bound by and to observe the provisions applicable to the Lenders contained in, the Senior Secured Credit Agreement. Terms used herein which are defined in the Credit Agreement shall have such defined meanings unless otherwise defined herein or unless the context otherwise requires.

                  Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts remaining unpaid on this Swing Line Note shall become, or may be declared to be, immediately due and payable all as provided therein.

                  THIS SWING LINE NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF.


                                       EV INTERNATIONAL, INC.


                                       By:_____________________________________
                                        Title:

                                                                  EXHIBIT B TO
                                                              CREDIT AGREEMENT



                       GUARANTEE AND COLLATERAL AGREEMENT

                                     made by

                             EV INTERNATIONAL, INC.
                                 and its parent
                             EVI AUDIO HOLDING, INC.

                                   in favor of

                            THE CHASE MANHATTAN BANK,
                             as Administrative Agent


                          Dated as of February 10, 1997

                                                                          Page
                                                                          ----


SCHEDULES

1     Notice Addresses of Guarantors

2     Description of Pledged Securities

3 Location of Jurisdiction of Organization and Chief Executive Office or Sole Place of Business

4     Location of Inventory and Equipment

5 Copyrights and Copyright Licenses; Patents and Patent Licenses; Trademarks and Trademark Licenses

6     Existing Prior Liens

7     Accounts

8     Contracts


ANNEXES

1     Assumption Agreement

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----
SECTION 1.  DEFINED TERMS..................................................  2

      1.1  Definitions.....................................................  2
      1.2  Other Definitional Provisions...................................  8

SECTION 2.  GUARANTEE......................................................  8

      2.1  Guarantee.......................................................  8
      2.2  Right of Contribution...........................................  9
      2.3  No Subrogation..................................................  9
      2.4  Amendments, etc. with respect to the Borrower Obligations....... 10
      2.5  Guarantee Absolute and Unconditional............................ 10
      2.6  Reinstatement................................................... 11
      2.7  Payments........................................................ 12

SECTION 3.  GRANT OF SECURITY INTEREST..................................... 12

SECTION 4.  REPRESENTATIONS AND WARRANTIES................................. 13

      4.1    Representations and Warranties of Each Guarantor.............. 13
      4.2    Representations and Warranties of Each Grantor................ 13
      4.2.1  Title; No Other Liens......................................... 13
      4.2.2  Perfected First Priority Liens................................ 14
      4.2.3  Chief Executive Office........................................ 15
      4.2.4  Inventory and Equipment....................................... 15
      4.2.5  Farm Products................................................. 15
      4.2.6  Accounts...................................................... 15
      4.2.7  Intellectual Property......................................... 15
      4.3    Representations and Warranties of Each Pledgor................ 15

SECTION 5.  COVENANTS...................................................... 16

      5.1    Covenants of Each Guarantor................................... 16
      5.2    Covenants of Each Grantor..................................... 16
      5.2.1  Delivery of Instruments and Chattel Paper..................... 17
      5.2.2  Maintenance of Insurance...................................... 17
      5.2.3  Payment of Obligations........................................ 17
      5.2.4  Maintenance of Perfected Security Interest; Further
             Documentation ................................................ 17
      5.2.5  Changes in Locations, Name, etc............................... 18
      5.2.6  Notices....................................................... 18
      5.2.7  Pledged Securities............................................ 19

      5.2.8  Accounts...................................................... 19
      5.2.9  Maintenance of Records........................................ 19
      5.2.10  Acquisition of Intellectual Property......................... 19
      5.2.11  Protection of Trade Secrets.................................. 20
      5.3      Covenants of Each Pledgor................................... 20
      5.4  Covenants of Holdings........................................... 21

SECTION 6.  REMEDIAL PROVISIONS............................................ 22

      6.1  Certain Matters Relating to Accounts............................ 22
      6.2  Communications with Obligors; Grantors Remain Liable............ 25
      6.3  Pledged Stock................................................... 25
      6.4  Proceeds to be Turned Over To Administrative Agent.............. 26
      6.5  Application of Proceeds......................................... 27
      6.6  Code and Other Remedies......................................... 27
      6.7  Registration Rights............................................. 28
      6.8  Waiver; Deficiency.............................................. 29

SECTION 7.  THE ADMINISTRATIVE AGENT....................................... 29

      7.1  Administrative Agent's Appointment as Attorney-in-Fact, etc..... 29
      7.2  Duty of Administrative Agent.................................... 31
      7.3  Execution of Financing Statements............................... 32
      7.4  Authority of Administrative Agent............................... 32
      7.5  Right Of Inspection............................................. 32

SECTION 8.  MISCELLANEOUS.................................................. 33

      8.1  Amendments in Writing........................................... 33
      8.2  Notices......................................................... 33
      8.3  No Waiver by Course of Conduct; Cumulative Remedies............. 33
      8.4  Enforcement Expenses; Indemnification........................... 33
      8.5  Successors and Assigns.......................................... 34
      8.6  Set-Off......................................................... 34
      8.7  Counterparts.................................................... 34
      8.8  Severability.................................................... 34
      8.9  Section Headings................................................ 35
      8.10  Integration.................................................... 35
      8.11  GOVERNING LAW.................................................. 35
      8.12  Submission To Jurisdiction; Waivers............................ 35
      8.13  Acknowledgements............................................... 36
      8.14  WAIVER OF JURY TRIAL........................................... 36

                                                                           Page
                                                                           ----
      8.15  Additional Granting Parties.................................... 36
      8.16  Releases....................................................... 36

                   FORM OF GUARANTEE AND COLLATERAL AGREEMENT

            GUARANTEE AND COLLATERAL AGREEMENT, dated as of February __, 1997, made by EVI Audio Holding, Inc. a Delaware corporation formerly named Gulton Holding Corp. ("Holdings"), EV International, Inc., a Delaware corporation formerly named Electro-Voice, Incorporated (the "Borrower") and successor by merger to the Merged Companies referred to below (Holdings and the Borrower, together with any other Subsidiary of the Borrower that becomes a party hereto from time to time after the date hereof, the ("Granting Parties"), in favor of The Chase Manhattan Bank, as administrative agent (in such capacity, the "Administrative Agent") for the banks and other financial institutions (the "Lenders") from time to time parties to the Credit Agreement, dated as of February __, 1997 (as amended, waived, supplemented or otherwise modified from time to time, the "Senior Secured Credit Agreement"), among the Borrower (as successor by merger to Gulton Acquisition Corp.), the Lenders and the Administrative Agent.


                              W I T N E S S E T H:


            WHEREAS, pursuant to the Senior Secured Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

            WHEREAS, on the date hereof, the following transactions have occurred or are occurring:

            (i) Holdings through its subsidiary Gulton Acquisition Corp., a Delaware corporation ("Acquisition Co."), is acquiring the capital stock of Gulton Industries, Inc., a Delaware corporation ("GII"), the parent of each of LFE Corporation, Mark IV Audio, Inc. and Mark IV Audio Magnetic, Inc., each a Delaware corporation (together with Acquisition Co. and GII, the "Merged Companies"), and the parent of the Borrower,

            (ii) Acquisition Co. is merging with and into GII, with GII surviving, and GII and the other Merged Companies are merging with and into the Borrower, with the Borrower surviving and being renamed EV International, Inc., and succeeding by operation of such mergers to all the rights and obligations of Acquisition Co. under the Senior Secured Credit Agreement and becoming the Borrower thereunder, and

            (iii) the Borrower is contributing, assigning and transferring to its wholly owned subsidiary EVI Audio International Holding Corporation, Inc., a Delaware corporation ("EVI Audio"), all of the capital stock of the Borrower's other subsidiaries held by the Borrower on the date hereof, other than the Excluded Foreign Subsidiary Stock (as defined herein);

            WHEREAS, the Borrower is a member of an affiliated group of companies that includes or will include each other Granting Party;

            WHEREAS, the proceeds of the extensions of credit will be used in part to enable the Borrower to make valuable transfers to one or more of the other Granting Party in connection with the operation of their respective businesses;

            WHEREAS, the Borrower and the other Granting Parties are engaged in related businesses, and each such Granting Party will derive substantial direct and indirect benefit from the making of the extensions of credit under the Senior Secured Credit Agreement; and

            WHEREAS, it is a condition to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Senior Secured Credit Agreement that the Granting Parties shall execute and deliver this Agreement to the Administrative Agent for the benefit of the Lenders;

            NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Senior Secured Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Granting Party hereby agrees with the Administrative Agent, for the ratable benefit of the Secured Parties, as follows:

                            SECTION 1. DEFINED TERMS

            1.1 Definitions. (a) Unless otherwise defined herein, terms defined in the Senior Secured Credit Agreement and used herein shall have the meanings given to them in the Senior Secured Credit Agreement, and the following terms which are defined in the Code (as defined below) are used herein as so defined:
Chattel Paper, Documents, Equipment, Farm Products, Fixtures, Instruments and Inventory.

            (b) The following terms shall have the following meanings:

            "Accounts": all accounts (as defined in the Code) of the Borrower, including, without limitation all Accounts (as defined in the Senior Secured Credit Agreement) of the Borrower.

            "Agreement": this Guarantee and Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

            "Borrower Obligations": the collective reference to the unpaid principal of and interest on the Loans and Reimbursement Obligations and all other obligations and liabilities of the Borrower (including, without limitation, interest accruing at the then applicable rate provided in the Senior Secured Credit Agreement after the maturity of the Loans and Reimbursement Obligations and interest accruing at the then applicable rate provided in the Senior Secured Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Administrative Agent or any Lender (or, in the case of any Hedge Agreement referred to below, any Affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Senior Secured Credit Agreement, this Agreement, the other Loan Documents and any Letter of Credit or any Hedge Agreement entered into by the Borrower with any Lender (or, in the case of any Hedge Agreement, any Affiliate of any Lender) or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by the Borrower pursuant to the terms of any of the foregoing agreements).

            "Code": the Uniform Commercial Code as from time to time in effect in the State of New York.

            "Collateral": as defined in Section 3.

            "Collateral Account Bank": The Chase Manhattan Bank or another bank which at all times is a Lender as selected by the Borrower and notified to the Administrative Agent in writing promptly following such selection.

            "Collateral Proceeds Account": the cash collateral account established by the relevant Grantor at an office of the Collateral Account Bank in the name of the Administrative Agent.

            "Commitments": the collective reference to the Revolving Credit Commitments, the Swing Line Commitment, the Term Loan Commitments and the L/C Commitment; individually, a "Commitment".

            "Contracts" with respect to any Grantor, all contracts, agreements, instruments and indentures in any form, and portions thereof (except for the contracts listed on Schedule 8), to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of such Grantor to damages arising thereunder and (iii) all rights of such Grantor to perform and to exercise all remedies thereunder.

            "Copyright Licenses": with respect to any Grantor, all United States written license agreements of such Grantor providing for the grant by or to such Grantor of any right to use any Copyright of such Grantor, other than intercompany agreements, including, without limitation, any license agreements listed on Schedule 5 hereto subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.

            "Copyrights": with respect to any Grantor, all of such Grantor's right, title and interest in and to all United States copyrights, whether or not the underlying works of authorship have been published or registered, United States copyright registrations and copyright applications, and (a) all renewals thereof, (b) all income, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past or future infringements thereof and (c) the right to sue or otherwise recover for past, present and future infringements and misappropriations thereof.

            "Default": a "Default" as defined in the Senior Secured Credit Agreement.

            "Event of Default": an "Event of Default" as defined in the Senior Secured Credit Agreement.

            "Excluded Foreign Subsidiary Stock": one share of EVI Audio GmbH, a German company; three shares of Mark IV Audio (Europe) AG, a Swiss company; seven shares of Mark IV France S.A., a French company; seven shares of Dynacord France S.A., a French company; one share of Mark IV (Hong Kong) Limited, a Hong Kong company; and one share of Audio Consultants Co., Limited, a Hong Kong company.

            "General Fund Account": the general fund account of the relevant Grantor established at the same office of the Collateral Account Bank as the Collateral Proceeds Account.

            "General Intangibles": all "general intangibles" as such term is defined in Section 9-106 of the Uniform Commercial Code in effect in the State of New York on the date hereof.

            "Granting Parties": as defined in the initial paragraph hereof.

            "Grantor": the Borrower and each Domestic Subsidiary of the Borrower that from time to time becomes a party hereto.

            "Guarantor Obligations": with respect to any Guarantor, the collective reference to (i) the Borrower Obligations and (ii) all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement or any other Loan Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document).

            "Guarantors": the collective reference to each Granting Party other than the Borrower.

            "Hedge Agreements": as to any Grantor, all interest rate swaps, caps or collar agreements or similar arrangements entered into by such Person providing for protection against fluctuations in interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies, including, without limitation, all Interest Rate Protection Agreements and Permitted Hedging Arrangements with respect to currency exchange rates.

            "Intellectual Property": with respect to any Grantor, the collective reference to such Grantor's Copyrights, Copyright Licenses, Patents, Patent Licenses, Trade Secrets, Trademarks and Trademark Licenses.

            "Intercompany Note": with respect to any Grantor, any promissory note evidencing loans made by such Grantor to the Borrower or any of its Subsidiaries.

            "Issuers": the collective reference to the Persons identified on
      Schedule 2 as the issuers of the Pledged Stock.

            "Inventory": with respect to any Grantor, all inventory (as defined in the Code) of such Grantor, including, without limitation, all Inventory (as defined in the Senior Secured Credit Agreement) of the Borrower.

            "Loan Documents": the collective reference to the "Loan Documents" as defined in the Senior Secured Credit Agreement.

            "Loans": the collective reference to the "Loans" as defined in the Senior Secured Credit Agreement.

            "Lockbox System": the system, if any, of lockboxes and related deposit accounts established and maintained pursuant to Section 6.1(d) of this Agreement.

            "Notes": the collective reference to the "Notes" as defined in the Senior Secured Credit Agreement.

            "Obligations": (i) in the case of the Borrower, the Borrower Obligations, and (ii) in the case of each Guarantor, its Guarantor Obligations.

            "Patent Licenses": with respect to any Grantor, all United States written license agreements of such Grantor with any Person who is not an Affiliate or a Subsidiary in connection with any of the Patents of such Grantor or such other Person's patents, whether such Grantor is a licensor or a licensee under any such agreement, including, without limitation, the license agreements listed on Schedule 5, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.

            "Patents": with respect to any Grantor, all of such Grantor's right, title and interest in and to all United States patents, patent applications and patentable inventions and all reissues and extensions thereof, including, without limitation, all patents and patent applications identified in Schedule 5, and including, without limitation,
      (a) all inventions and improvements described and claimed therein, and patentable inventions, (b) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (c) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past or future infringements thereof), and (d) all other rights corresponding thereto in the United States and all reissues, divisions, continuations, continuations-in-part, substitutes, renewals, and extensions thereof, all improvements thereon, and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto.

            "Pledged Collateral": as defined in Section 3.

            "Pledged Notes": with respect to any Pledgor, all Intercompany Notes at any time issued to such Pledgor and all other promissory notes issued to or held by such Pledgor (other than promissory notes issued in connection with extensions of trade credit by any Pledgor in the ordinary course of business).

            "Pledged Securities": the collective reference to the Pledged Notes and the Pledged Stock.

            "Pledged Stock": with respect to any Pledgor, the shares of Capital Stock listed on Schedule 2 as held by such Pledgor, together with any other shares, stock certificates, options or rights of any nature whatsoever in respect of the Capital Stock of any Issuer that may be issued or granted to, or held by, such Pledgor while this Agreement is in effect (provided that in no event shall there be pledged, nor shall any

      Pledgor be required to pledge, directly or indirectly, (x) more than 65% of any series of the outstanding Capital Stock of any Foreign Subsidiary pursuant to this Agreement) or (y) any Excluded Foreign Subsidiary Stock).

            "Pledgor": Holdings (with respect to Pledged Stock of the Borrower), the Borrower (with respect to Pledged Stock of EVI Audio and any other Subsidiary of the Borrower and any other Pledged Securities held by the Borrower) and any other Granting Party (with respect to Pledged Securities held by such Granting Party).

            "Proceeds": all "proceeds" as such term is defined in Section 9-306(1) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, Proceeds of Pledged Securities shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon or distributions or payments with respect thereto.

            "Revolving Credit Commitments": the collective reference to the "Revolving Credit Commitments" as defined in the Senior Secured Credit Agreement.

            "Secured Parties": the collective reference to the Administrative Agent, the Lenders (including, without limitation the Issuing Lender and the Swing Line Lender) and any Affiliate of any Lender which has entered into any Interest Rate Protection Agreement or Permitted Hedging Arrangement with the Borrower or any of its Subsidiaries, and their respective successors and assigns.

            "Securities Act": the Securities Act of 1933, as amended from time to time.

            "Security Collateral": as defined in Section 3.

            "Trade Secrets": with respect to any Grantor, all of such Grantor's right, title and interest in and to all United States trade secrets, including, without limitation, know-how, processes, formulae, compositions, designs, and confidential business and technical information, and all rights of any kind whatsoever accruing thereunder or pertaining thereto, including, without limitation, (a) all income, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including, without limitation, payments under all licenses, non-disclosure agreements and memoranda of understanding entered into in connection therewith, and damages and payments for past or future misappropriations thereof, and (b) the right to sue or otherwise recover for past, present or future misappropriations thereof.

            "Trademark Licenses": with respect to any Grantor, all United States written license agreements of such Grantor with any Person who is not an Affiliate or a Subsidiary in connection with any of the Trademarks of such Grantor or such other Person's names or trademarks, whether such Grantor is a licensor or a licensee under any such agreement, including, without limitation, the license agreements listed on

      Schedule 5, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.

            "Trademarks": with respect to any Grantor, all of such Grantor's right, title and interest in and to all United States trademarks, service marks, trade names, trade dress or other indicia of trade origin or business identifiers, trademark and service mark registrations, and applications for trademark or service mark registrations (except for "intent to use" applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. Section 1051, unless and until an Amendment to Allege Use or a Statement of Use under Sections 1(c) and 1(d) of said Act has been filed), and any renewals thereof, including, without limitation, each registration and application identified in Schedule 5, and including, without limitation, (a) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (b) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past or future infringements thereof), and (c) all other rights corresponding thereto in the United States and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto, together in each case with the goodwill of the business connected with the use of, and symbolized by, each such trademark, service mark, trade name, trade dress or other indicia of trade origin or business identifiers.

            "Vehicles": all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state and all tires and other appurtenances to any of the foregoing.

            1.2 Other Definitional Provisions. (a) The words "hereof," "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Annex references are to this Agreement unless otherwise specified.

            (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

            (c) Where the context requires, terms relating to the Collateral, Pledged Collateral or Security Collateral, or any part thereof, when used in relation to a Granting Party shall refer to such Granting Party's Collateral, Pledged Collateral or Security Collateral or the relevant part thereof.


                             SECTION 2.  GUARANTEE

            2.1 Guarantee. (a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Secured Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due and payable (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations.

            (b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable law, including applicable federal and state laws relating to the insolvency of debtors.

            (c) Each Guarantor agrees that the Borrower Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Administrative Agent or any other Secured Party hereunder.

            (d) The guarantee contained in this Section 2 shall remain in full force and effect until the earlier to occur of (i) the first date on which all the Loans, any Reimbursement Obligations, all other Borrower Obligations then due and owing, and the obligations of each Guarantor under the guarantee contained in this Section 2 then due and owing shall have been satisfied by payment in full, no Letter of Credit shall be outstanding and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Senior Secured Credit Agreement the Borrower may be free from any Borrower Obligations or (ii) as to any Guarantor, the sale or other disposition of all of the Capital Stock of such Guarantor permitted under the Senior Secured Credit Agreement.

            (e) No payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any other Secured Party from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Borrower Obligations or any payment received or collected from such Guarantor in respect of the Borrower Obligations), remain liable for the Borrower Obligations up to the maximum liability of such Guarantor hereunder until the earlier to occur of (i) the first date on which the Loans, any Reimbursement Obligations, and all other Borrower Obligations then due and owing, are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated or (ii) the sale or other disposition of all of the Capital Stock of such Guarantor permitted under the Senior Secured Credit Agreement.

            2.2 Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor's right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent and the other Secured Parties, and each Guarantor shall remain liable to the Administrative Agent and the Lenders for the full amount guaranteed by such Guarantor hereunder.

            2.3 No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Administrative Agent or any other Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any other Secured Party against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any other Secured Party for the payment of the Borrower Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Administrative Agent and the other Secured Parties by the Borrower on account of the Borrower Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Borrower Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Administrative Agent and the other Secured Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Borrower Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

            2.4 Amendments, etc. with respect to the Borrower Obligations. To the maximum extent permitted by law, each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower Obligations made by the Administrative Agent or any other Secured Party may be rescinded by the Administrative Agent or such other Secured Party and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any other Secured Party, and the Senior Secured Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any other Secured Party for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guarantee contained in this Section 2 or any property subject thereto, except to the extent required by applicable law.

            2.5 Guarantee Absolute and Unconditional. Each Guarantor waives, to the maximum extent permitted by applicable law, any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by the Administrative Agent or any other Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Administrative Agent and the other Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this
Section 2. Each Guarantor waives, to the maximum extent permitted by applicable law, diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the other Guarantors with respect to the Borrower Obligations. Each Guarantor understands and agrees, to the extent permitted by law, that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment. Each Guarantor hereby waives, to the maximum extent permitted by applicable law, any and all defenses that it may have arising out of or in connection with any and all of the following: (a) the validity or enforceability of the Senior Secured Credit Agreement or any other Loan Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any other Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower against the Administrative Agent or any other Secured Party, (c) any change in the time, place, manner or place of payment, amendment, or waiver or increase in the Obligations, (d) any exchange, taking, or release of Collateral, (e) any change in the corporate structure or existence of the Borrower, (f) any application of Collateral to Obligations or (g) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Borrower Obligations, or of such Guarantor under the guarantee contained in this
Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent or any other Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any other Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any other Secured Party against any Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

            2.6 Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

            2.7 Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars at the office of the Administrative Agent located at 270 Park Avenue, New York, New York 10017.


                      SECTION 3. GRANT OF SECURITY INTEREST

            Each Granting Party (1) that is a Grantor hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations of such Grantor:

            (a) all Accounts;

            (b) all Chattel Paper;

            (c) all Contracts;

            (d) all Documents;

            (e) all Equipment (other than Vehicles);

            (f) all General Intangibles;

            (g) all Instruments;

            (h) all Intellectual Property;

            (i) all Inventory;

            (j) all books and records pertaining to any of the foregoing;

            (k) the Collateral Proceeds Account; and

            (l) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

and (2) that is a Pledgor hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in all of the Pledged Securities now owned or at any time hereafter acquired by such Pledgor, and any Proceeds thereof (the "Pledged Collateral"; the Collateral (if any) and the Pledged Collateral (if any) of any Granting Party being collectively referred to herein as such Granting Party's "Security Collateral");


provided however, that (x) Collateral shall not include any Pledged Collateral, or any property or assets specifically excluded from Pledged Collateral (including any Excluded Foreign Subsidiary Stock, and any Capital Stock of any Foreign Subsidiary in excess of 65% of any series of such stock); and (y) in the case of any Instruments, Contracts, Chattel Paper, General Intangibles, Copyright Licenses, Patent Licenses, Trademark Licenses or other contracts or agreements with or issued by Persons (other than a Subsidiary of the Borrower) that would otherwise be included in the Security Collateral, no security interest in the right, title and interest of any Granting Party thereunder or therein will be granted pursuant to this Section 2 (and such Instruments, Contracts, Chattel Paper, General Intangibles, Copyright Licenses, Patent Licenses, Trademark Licenses or other contracts or agreements shall not be deemed to constitute a part of the Security Collateral) for so long as, and to the extent that, the granting of a security interest in the right, title and interest of such Grantor thereunder or therein pursuant to the terms hereof would result in a breach, default or termination of such Instruments, Contracts, Chattel Paper, General Intangibles, Copyright Licenses, Patent Licenses, Trademark Licenses or other contracts or agreements and (z) in the case of the Equipment that would otherwise be included in the foregoing Collateral, the foregoing will not be deemed to grant a security interest therein under this Agreement (and such Equipment shall not be deemed to constitute a part of the Collateral) if such Equipment is subject to a Lien permitted by subsection 8.3(h) of the Senior Secured Credit Agreement.

                    SECTION 4. REPRESENTATIONS AND WARRANTIES

            4.1 Representations and Warranties of Each Guarantor. To induce the Administrative Agent and the Lenders to enter into the Senior Secured Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Guarantor hereby represents and warrants to the Administrative Agent and each other Secured Party that the representations and warranties set forth in Section 5 of the Senior Secured Credit Agreement as they relate to such Guarantor or to the Loan Documents to which such Guarantor is a party or to the Transaction Documents to which such Guarantor is a party, each of which representations and warranties is hereby incorporated herein by reference, are true and correct in all material respects, and the Administrative Agent and each other Secured Party shall be entitled to rely on each of such representations and warranties as if fully set forth herein; provided that each reference in each such representation and warranty to the Borrower's knowledge shall, for the purposes of this Section 4.1, be deemed to be a reference to such Guarantor's knowledge.

            4.2 Representations and Warranties of Each Grantor. To induce the Administrative Agent and the Lenders to enter into the Senior Secured Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby represents and warrants to the Administrative Agent and each other Secured Party that:

            4.2.1 Title; No Other Liens. Except for the security interest granted to the Administrative Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement and the other Liens permitted to exist on such Grantor's Collateral by the Senior Secured Credit Agreement (including without limitation subsection 8.3 thereof), such Grantor owns each item of such Grantor's Collateral free and clear of any and all Liens. Except as set forth on
Schedule 6, no financing statement or other similar public notice with respect to all or any part of such Grantor's Collateral is on file or of record in any public office, except such as have been filed in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement or as are permitted by the Senior Secured Credit Agreement (including without limitation subsection 8.3 thereof) or any other Loan Document or for which termination statements will be delivered on the Closing Date.

            4.2.2 Perfected First Priority Liens. (i) This Agreement is effective to create, as collateral security for the Obligations of such Grantor, valid and enforceable Liens on such Grantor's Collateral in favor of the Administrative Agent, for the benefit of the Secured Parties, except as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditor's rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

            (ii) Except with respect to (A) Liens on Equipment constituting Fixtures, (B) any rights reserved in favor of the United States government as required under law, (C) Liens upon Patents, Patent Licenses, Trademarks and Trademark Licenses to the extent that (I) such Liens cannot be perfected by the filing of financing statements under the Uniform Commercial Code or by the filing and acceptance thereof in the United States Patent and Trademark Office or (II) such Patents, Patent Licenses, Trademarks and Trademark Licenses are not, individually or in the aggregate, material to the business of the Borrower and its Subsidiaries taken as a whole,
(D) Liens on uncertificated securities, (E) Liens on Collateral the perfection of which requires filings in or other actions under the laws of jurisdictions outside of the United States of America, any State, territory or dependency thereof or the District of Columbia (except to the extent that such filings or other actions have been made or taken), (F) Liens on contracts or receivables on which the United States of America or any department, agency, or instrumentality thereof is the obligor, (G) Liens on Proceeds of receivables and Inventory, until transferred to or deposited in the Collateral Proceeds Account (if any), and (H) claims of creditors of Persons receiving goods included as Collateral for "sale or return" within the meaning of Section 2-326 of the Uniform Commercial Code of the applicable jurisdiction, upon filing of the financing statements delivered to the Administrative Agent by such Grantor on the Effective Date in the jurisdictions listed on Schedule 5.14 to the Senior Secured Credit Agreement (which financing statements are in proper form for filing in such jurisdictions) and the recording of the Mortgages (and the recording of any Patent and Trademark Security Agreement, as set forth therein, and the making of filings after the Effective Date in any other jurisdiction as may be necessary under any Requirement of Law) and the delivery to, and continuing possession by, the Administrative Agent of all Instruments, Chattel Paper and Documents a security interest in which is perfected by possession, the Liens created pursuant to this Agreement will constitute valid Liens on and, to the extent provided herein, perfected security interests in such Grantor's Collateral (but as to the Copyrights and Copyright Licenses and accounts arising therefrom, only to the extent the Uniform Commercial Code of the relevant jurisdiction, from time to time in effect, is applicable) in favor of the Administrative Agent for the benefit of the Secured Parties, which Liens will be prior to all other Liens of all other Persons, except for Liens permitted pursuant to the Loan Documents (including, without limitation, those permitted to exist pursuant to subsection 8.3 of the Senior Secured Credit Agreement), and which Liens are enforceable as such as against all other Persons (except to the extent that the recording of an assignment or other transfer of title to the Administrative Agent in the United States Patent and Trademark Office may be necessary for enforceability, and except, with respect to goods only, buyers in the ordinary course of business to the extent provided in Section 9-307(1) of the Code), except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) or by an implied covenant of good faith and fair dealing.

            4.2.3 Chief Executive Office. On the date hereof, such Grantor's jurisdiction of organization and the location of such Grantor's chief executive office or sole place of business are specified on Schedule 3.

            4.2.4 Inventory and Equipment. On the date hereof, such Grantor's Inventory and Equipment (other than mobile goods) are kept at the locations listed on Schedule 4.

            4.2.5 Farm Products. None of such Grantor's Collateral constitutes, or is the Proceeds of, Farm Products.

            4.2.6 Accounts. The amount represented by such Grantor to the Administrative Agent or the other Secured Parties from time to time as owing by each account debtor or by all account debtors in respect of such Grantor's Accounts will at such time be the correct amount, in all material respects, actually owing by such account debtor or debtors thereunder, except to the extent that appropriate reserves therefor have been established on the books of such Grantor in accordance with GAAP. The places where such Grantor keeps its records concerning such Grantor's Accounts are listed on Schedule 7 or such other location or locations of which such Grantor shall have provided prior written notice to the Administrative Agent pursuant to Section 5.2.5 hereof. Unless otherwise indicated in writing to the Administrative Agent, each Account of such Grantor arises out of a bona fide sale and delivery of goods or rendition of services by such Grantor. Such Grantor has not given any account debtor any deduction in respect of the amount due under any such Account, except as such Grantor may otherwise advise the Administrative Agent in writing.

            4.2.7 Intellectual Property. Schedule 5 lists all material Trademarks and material Patents (including, without limitation, Trademarks and Patents registered in the United States Patent and Trademark Office) owned by such Grantor in its own name as of the date hereof and all material Trademark Licenses and all material Patent Licenses (including, without limitation, material Trademark Licenses for registered Trademarks and material Patent Licenses for registered Patents) owned by such Grantor in its own name as of the date hereof.

            4.3 Representations and Warranties of Each Pledgor. To induce the Administrative Agent and the Lenders to enter into the Senior Secured Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Pledgor hereby represents and warrants to the Administrative Agent and each other Secured party that:

            4.3.1 The shares of Pledged Stock pledged by such Pledgor hereunder constitute (i) in the case of each Domestic Subsidiary, all the issued and outstanding shares of all classes of the Capital Stock of each such Domestic Subsidiary owned by such Pledgor and (ii) in the case of each Foreign Subsidiary such percentage (not more than 65%) as is specified on Schedule 2 of all the issued and outstanding shares of all classes of the Capital Stock of each such Foreign Subsidiary.

            4.3.2 All the shares of the Pledged Stock pledged by such Pledgor hereunder have been duly and validly issued and are fully paid and nonassessable.

            4.3.3 Such Pledgor is the record and beneficial owner of, and has good and valid title to, the Pledged Securities pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement and Liens imposed by operation of law.

            4.3.4 Upon delivery to the Administrative Agent of the certificates evidencing the Pledged Securities held by such Pledgor, the security interest created by this Agreement in such Pledged Collateral, assuming the continuing possession of such Pledged Securities by the Administrative Agent, will constitute a valid, perfected first priority security interest in such Pledged Collateral to the extent provided in the Code, enforceable in accordance with its terms against all creditors of such Pledgor and any persons purporting to purchase such Pledged Collateral from such Pledgor, except as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                              SECTION 5. COVENANTS

            5.1 Covenants of Each Guarantor. Each Guarantor covenants and agrees with the Administrative Agent and the other Secured Parties that, from and after the date of this Agreement until the Loans, any Reimbursement Obligations, and all other Obligations then due and owing, shall have been paid in full, no Letter of Credit shall be outstanding and the Commitments shall have terminated, such Guarantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor or any of its Subsidiaries.

            5.2 Covenants of Each Grantor. Each Grantor covenants and agrees with the Administrative Agent and the other Secured Parties that, from and after the date of this Agreement until the Loans, any Reimbursement Obligations, and all other Obligations then due and owing, shall have been paid in full, no Letter of Credit shall be outstanding and the Commitments shall have terminated:

            5.2.1 Delivery of Instruments and Chattel Paper. If any amount payable under or in connection with any of such Grantor's Collateral shall be or become evidenced by any Instrument or Chattel Paper, such Instrument or Chattel Paper shall be promptly delivered to the Administrative Agent, duly indorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement.

            5.2.2 Maintenance of Insurance. (a) Such Grantor will maintain, with financially sound and reputable companies, insurance policies (i) insuring such Grantor's Inventory and Equipment against loss by fire, explosion, theft and such other casualties as may be reasonably satisfactory to the Administrative Agent and (ii) insuring such Grantor, the Administrative Agent and the other Secured Parties against liability for personal injury and property damage relating to such Inventory and Equipment, such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to the Administrative Agent.

            (b) All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Administrative Agent of written notice thereof, (ii) name the Administrative Agent as an additional insured party or loss payee, (iii) include deductibles consistent with past practice or otherwise reasonably satisfactory to the Administrative Agent and
(iv) be reasonably satisfactory in all other respects to the Administrative
Agent.

            (c) Such Grantor (if the Borrower) shall deliver to the Administrative Agent and the other Secured Parties reports of one or more reputable insurance brokers of the individual insurance companies with respect to such insurance as the Administrative Agent may from time to time reasonably request.

            5.2.3 Payment of Obligations. Such Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon such Grantor's Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to such Grantor's Collateral, except that no such tax, assessment, charge or levy need be paid or satisfied if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and such proceedings would not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.

            5.2.4 Maintenance of Perfected Security Interest; Further Documentation. (a) Such Grantor shall maintain the security interest created by this Agreement in such Grantor's Collateral as a perfected security interest having at least the priority described in Section 4.2.2 and shall defend such security interest against the claims and demands of all Persons whomsoever.

            (b) Such Grantor will furnish to the Administrative Agent from time to time statements and schedules further identifying and describing such Grantor's Collateral and such other reports in connection with such Grantor's Collateral as the Administrative Agent may reasonably request in writing, all in reasonable detail.

            (c) At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted by such Grantor, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby.

            5.2.5 Changes in Locations, Name, etc. Such Grantor will not, except upon not less than 30 days' prior written notice to the Administrative Agent and delivery to the Administrative Agent, if applicable, of a written supplement to
Schedule 4 showing any additional location at which such Grantor's Inventory or Equipment shall be kept:

            (i) permit any of such Grantor's Inventory or Equipment to be kept at a location other than the location(s) applicable to such Grantor listed on Schedule 4 (other than Inventory or Equipment being conveyed, sold, leased, assigned, transferred or otherwise disposed of as permitted by the Senior Secured Credit Agreement);

            (ii) change the location of its chief executive office or sole place of business from that referred to in Section 4.2.3; or

            (iii) change its name, identity or corporate structure to such an extent that any financing statement filed by the Administrative Agent in connection with this Agreement would become misleading;

provided that, prior to taking any such action, or promptly after receiving a written request therefor from the Administrative Agent, such Grantor shall deliver to the Administrative Agent all additional executed financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein.

            5.2.6 Notices. Such Grantor will advise the Administrative Agent promptly, in reasonable detail, of:

            (a) any Lien (other than security interests created hereby or Liens permitted under the Senior Secured Credit Agreement) on any of such Grantor's Collateral which would adversely affect the ability of the Administrative Agent to exercise any of its remedies hereunder; and

            (b) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of such Grantor's Collateral or on the security interests created hereby.

            5.2.7 Pledged Securities. In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Stock issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.3.1 with respect to the Pledged Stock issued by it and
(iii) the
terms of Sections 6.3(c) and 6.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or
6.7 with respect to the Pledged Stock issued by it.

            5.2.8 Accounts. (a) Other than in the ordinary course of business, such Grantor will not (i) grant any extension of the time of payment of any of such Grantor's Accounts, (ii) compromise or settle any such Account for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Account, (iv) allow any credit or discount whatsoever on any such Account or (v) amend, supplement or modify any Account in any manner that could adversely affect the value thereof.

            (b) Such Grantor will deliver to the Administrative Agent a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 10% of the aggregate amount of the then outstanding Accounts.

            5.2.9 Maintenance of Records. Such Grantor will keep and maintain at its own cost and expense reasonably satisfactory and complete records of its Collateral, including, without limitation, a record of all payments received and all credits granted with respect to such Collateral, and shall mark such records to evidence this Agreement and the Liens and the security interests created hereby. For the Administrative Agent's and the other Secured Parties' further security, the Administrative Agent, for the benefit of the Secured Parties, shall have a security interest in all of such Grantor's books and records pertaining to such Grantor's Collateral.

            5.2.10 Acquisition of Intellectual Property. Within 45 days after the end of each calendar quarter, such Grantor will notify the Administrative Agent of any acquisition by such Grantor of (i) any material registration of Copyright, Patent or Trademark or (ii) any exclusive rights under a material Copyright License, Patent License or Trademark License, and shall take such actions as may be reasonably requested by the Administrative Agent (but only to the extent such actions are within such Grantor's control) to perfect the security interest granted to the Administrative Agent and the other Secured Parties therein (including, without limitation, (x) the execution and delivery of a Patent and Trademark Security Agreement (or amendments to any such agreement previously executed or delivered by such Grantor) or other comparable agreements with respect to Copyrights or Copyright Licenses and (y) the making of appropriate filings (I) of financing statements under the Uniform Commercial Code of any applicable jurisdiction and/or (II) in the United States Patent and Trademark Office, or with respect to Copyrights and Copyright Licenses, other applicable office).

            5.2.11 Protection of Trade Secrets. Such Grantor shall take all steps which it deems commercially reasonable to preserve and protect the secrecy of all material Trade Secrets of such Grantor.

            5.3 Covenants of Each Pledgor. Each Pledgor covenants and agrees with the Administrative Agent and the other Secured Parties that, from and after the date of this Agreement until the Loans, any Reimbursement Obligations, and all other Obligations then due and owing shall have been paid in full, no Letter of Credit shall be outstanding and the Commitments shall have terminated:

            5.3.1 If such Pledgor shall become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Pledgor shall accept the same as the agent of the Administrative Agent and the other Secured Parties, hold the same in trust for the Administrative Agent and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by such Pledgor to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Administrative Agent so requests, signature guaranteed, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations (provided that in no event shall there be pledged, nor shall any Pledgor be required to pledge, more than 65% of any series of the outstanding Capital Stock of any Foreign Subsidiary pursuant to this Agreement). Any sums paid upon or in respect of the Pledged Securities upon the liquidation or dissolution of any Issuer or Maker (except any liquidation or dissolution of any Subsidiary of the Borrower in accordance with the Senior Secured Credit Agreement) shall be paid over to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Stock or any property shall be distributed upon or with respect to the Pledged Stock pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Securities shall be received by such Pledgor, such Pledgor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Secured Parties, segregated from other funds of such Pledgor, as additional collateral security for the Obligations.

            5.3.2 Without the prior written consent of the Administrative Agent, such Pledgor will not (except pursuant to a transaction permitted by the Senior Secured Credit Agreement) (i) vote to enable, or take any other action to permit, any Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of any Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Securities or Proceeds thereof or
(iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Pledged Securities or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or Liens arising by operation of law.

            5.3.3 Such Pledgor shall maintain the security interest created by this Agreement in such Pledgor's Pledged Collateral as a perfected security interest having at least the priority described in Section 4.3.4 and shall defend such security interest against the claims and demands of all Persons whomsoever. At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Pledgor, such Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted by such Pledgor.

            5.4 Covenants of Holdings. Holdings covenants and agrees with the Administrative Agent and the other Secured Parties that, from and after the date of this Agreement until the Loans, any Reimbursement Obligations, and all other Obligations then due and owing have been paid in full, no Letter of Credit shall be outstanding and the Commitments shall have terminated:

            5.4.1 Holding shall not conduct or otherwise engage, in any business or operations other than (i) transactions contemplated by the Loan Documents or the provision of administrative, legal, accounting and management services to or on behalf of the Borrower or any of its Subsidiaries, (ii) the ownership of the Capital Stock of the Borrower (or any successor thereto), and the exercise of rights and performance of obligations in connection therewith, (iii) the entry into, and exercise of rights and performance of obligations in respect of, (A) the Transaction Documents and Senior Subordinated Notes Documents to which Holdings is a party, this Guarantee and Collateral Agreement and the other Loan Documents to which Holdings is a party, and any other agreement to which Holdings is a party on the date hereof, in each case as amended, supplemented, waived or otherwise modified from time to time, and any refinancings, refundings, renewals or extensions thereof, (B) contracts and agreements with officers, directors and employees of the Holdings or a Subsidiary thereof relating to their employment or directorships, (C) insurance policies and related contracts and agreements, and (D) equity subscription agreements, registration rights agreements, voting and other stockholder agreements, engagement letters, underwriting agreements and other agreements in respect of its equity securities or any offering, issuance or sale thereof, (iv) the offering, issuance and sale of its equity securities, (v) the filing of registration statements, and compliance with applicable reporting and other obligations, under federal, state or other securities laws, (vi) the listing of its equity securities and compliance with applicable reporting and other obligations in connection therewith, (vii) the retention of transfer agents, private placement agents, underwriters, counsel, accountants and other advisors and consultants, (viii) the performance of obligations under and compliance with its certificate of incorporation and by-laws, or any applicable law, ordinance, regulation, rule, order, judgment, decree or permit, including, without limitation, as a result of or in connection with the activities of the Borrower and its Subsidiaries, (ix) the incurrence and payment of its operating and business expenses and any taxes for which it may be liable, and (x) other activities incidental or related to the foregoing.

            5.4.2 Holdings shall not own, lease, manage or otherwise operate any properties or assets (other than in connection with the activities described in Section 5.4.1 above), or incur, create, assume or suffer to exist any Indebtedness or Guarantee Obligations of Holdings (other than such as may be incurred, created or assumed or exist in connection with the activities described in Section 5.4.1 above.

                         SECTION 6. REMEDIAL PROVISIONS

            6.1 Certain Matters Relating to Accounts. (a) At any time and from time to time after the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and the relevant Grantor shall furnish all such assistance and information as the Administrative Agent may require in connection with such test verifications. At any time and from time to time after the occurrence and during the continuance of an Event of Default, upon the Administrative Agent's reasonable request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others reasonably satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts.

            (b) The Administrative Agent hereby authorizes each Grantor to collect such Grantor's Accounts and the Administrative Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, any Proceeds constituting collections of such Accounts, when collected by such Grantor (excluding any such collections through the Lockbox System), (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Administrative Agent if required, in the Collateral Proceeds Account established by such Grantor maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Secured Parties only as provided in Section 6.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Administrative Agent and the other Secured Parties, segregated from other funds of such Grantor. Each such deposit of Proceeds of Accounts shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit. All Proceeds constituting collections of Accounts while held by the Collateral Account Bank (or by any Guarantor in trust for the benefit of the Administrative Agent and the other Secured Parties) shall continue to be collateral security for all of the Obligations and shall not constitute payment thereof until applied as hereinafter provided. At any time when an Event of Default has occurred and is continuing, at the Administrative Agent's election, the Administrative Agent may apply all or any part of the funds on deposit in the Collateral Proceeds Account established by the relevant

Grantor to the payment of the Obligations of such Grantor then due and owing, such application to be made as set forth in Section 6.5 hereof. So long as no Event of Default has occurred and is continuing, the funds on deposit in the Collateral Proceeds Account shall be remitted as provided in Section 6.9 hereof. At any time when an Event of Default has occurred and is continuing, at the Administrative Agent's request, each Grantor shall deliver to the Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to such Grantor's Accounts, including, without limitation, all statements relating to such Grantor's Accounts.

            (c) At any time and from time to time after the occurrence and during the continuance of an Event of Default, at the Administrative Agent's request, each Grantor shall deliver to the Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to such Grantor's Accounts, including, without limitation, all original orders, invoices and shipping receipts.

            (d) Lockbox System; Collateral Proceeds Account. (i) Solely to the extent required under subsection 8.18(a) of the Senior Secured Credit Agreement, on or prior to the date required pursuant to such subsection 8.18(a), each Grantor shall (subject to subsection 8.18(a) of the Senior Secured Credit Agreement) establish or cause to be established in the name of the Administrative Agent, and subject to the control of the Administrative Agent pursuant to such Grantor's Lockbox Agreements, for the benefit of the Administrative Agent and the other Secured Parties, such Grantor's Lockbox System into which the Proceeds of all such Grantor's Accounts (except as permitted under and in accordance with subsection 8.18(a) of the Senior Secured Credit Agreement) shall be deposited and forwarded to the Collateral Account Bank in accordance with and to the extent and when required under such Lockbox Agreements. On and after the date, if any, on which any Grantor is required to establish any Lockbox System for so long as such Grantor is required to maintain such system (subject to subsection 8.18(a) of the Senior Secured Credit Agreement), (x) such Grantor shall ensure that all account debtors in respect of such Grantor's Accounts payable in Dollars shall have been given instructions reasonably satisfactory to the Administrative Agent directing such account debtors to make all payments on such Accounts by means of deposits into such Grantor's Lockbox System, (y) without the prior consent of the Administrative Agent (which consent shall not be unreasonably withheld), such Grantor shall not, in a manner materially adverse to the Secured Parties, change the form of any such instructions given to account debtors, and (z) unless and until the Administrative Agent shall have advised such Grantor to the contrary, such Grantor shall, and the Administrative Agent hereby authorizes such Grantor to, enforce and collect all amounts owing on such Grantor's Accounts, for the benefit and on behalf of the Administrative Agent and the other Secured Parties in accordance with and subject to the provisions of such Grantor's Lockbox Agreements; provided, however, that such privilege shall automatically be suspended upon the occurrence and during the continuance of an Event of Default specified in Section 9(f) of the Senior Secured Credit Agreement with respect to such Grantor and may at the option of the Administrative Agent be terminated upon the occurrence and during the continuance of any other Event of Default with respect to such Grantor or any other Grantor.

        (ii) All Proceeds of such Grantor's Accounts which have been received on any Business Day through such Grantor's Lockbox System will be transferred into such Grantor's Collateral Proceeds Account on such Business Day to the extent required by the applicable Lockbox Agreement. All of such Grantor's Proceeds received on any Business Day by the Collateral Account Bank pursuant to paragraph (b) above will be transferred into such Grantor's Collateral Proceeds Account on such Business Day. Such Collateral Proceeds Account is, and shall remain, under the sole dominion and control of the Administrative Agent. Each Grantor acknowledges and agrees that (A) such Grantor has no right of withdrawal from its Collateral Proceeds Account, (B) the funds on deposit in such Grantor's Collateral Proceeds Account shall be collateral security for all of such Grantor's Obligations and (C) upon the occurrence and during the continuance of an Event of Default, at the Administrative Agent's election, the funds on deposit in such Grantor's Collateral Proceeds Account may be applied by the Administrative Agent to the payment of such Grantor's Obligations then due and owing, such application to be made in the order of priority set forth in Section
6.5 hereof.

            (e) General Fund Account. So long as no Event of Default has occurred and is continuing, and whether or not any Lockbox System shall have been established or maintained, the Administrative Agent shall instruct the Collateral Account Bank to promptly remit any funds on deposit in each Grantor's Collateral Proceeds Account to such Grantor's General Fund Account. In the event that an Event of Default has occurred and is continuing, the Administrative Agent and the Grantors agree that the Administrative Agent, at its option, may require that each Collateral Proceeds Account be established at The Chase Manhattan Bank. Each Grantor shall have the right, at any time and from time to time, to withdraw such of its own funds from its own General Fund Account, and to maintain such balances in its General Fund Account, as it shall deem to be necessary or desirable.

            (f) Restructuring of Deposit Accounts. If (a) any Collateral Proceeds Account is maintained at a Collateral Account Bank located in a state within the United States in which Article 9 of the Uniform Commercial Code in effect in such state has been expressly made applicable to (and only for so long as it is applicable to) demand deposit accounts and all filings have been made in such state which are necessary to perfect the Secured Parties' security interest in such Collateral Proceeds Account or (b) after the Effective Date the relevant Grantor demonstrates to the Administrative Agent, and the Administrative Agent in its sole discretion agrees, that the costs associated with maintaining both a Collateral Proceeds Account and a General Fund Account outweigh any benefits to the Secured Parties in terms of any additional protection to their rights in such Grantor's Collateral that could not be achieved with the use of a single account, then upon the request of such Grantor, the Administrative Agent may amend this Agreement to delete the requirement that a separate General Fund Account be maintained and provide that such Grantor be entitled to withdraw funds on deposit in such Collateral Proceeds Account at any time so long as no Event of Default has occurred and is continuing.

            6.2 Communications with Obligors; Grantors Remain Liable. (a) The Administrative Agent in its own name or in the name of others may at any time and from time to time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Accounts and parties to the Contracts (in each case, to the extent constituting Collateral) to verify with them to the Administrative Agent's satisfaction the existence, amount and terms of any Receivables or Contracts.

            (b) Upon the request of the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on such Grantor's Accounts and parties to such Grantor's Contracts (in each case, to the extent constituting Collateral) that such Accounts and such Contracts have been assigned to the Administrative Agent, for the ratable benefit of the Secured Parties, and that payments in respect thereof shall be made directly to the Administrative Agent.

            (c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of such Grantor's Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Administrative Agent nor any Lender shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any other Secured Party of any payment relating thereto, nor shall the Administrative Agent or any other Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Account (or any agreement giving rise thereto) to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

            6.3 Pledged Stock. (a) Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Pledgor of the Administrative Agent's intent to exercise its corresponding rights pursuant to Section 6.3(b), each Pledgor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, to the extent permitted in the Senior Secured Credit Agreement, and to exercise all voting and corporate rights with respect to the Pledged Stock; provided, however, that no vote shall be cast or corporate right exercised or such other action taken (other than in connection with a transaction expressly permitted by the Senior Secured Credit Agreement) which, in the Administrative Agent's reasonable judgment, would materially impair the Pledged Collateral or the related rights or remedies of the Secured Parties or which would be inconsistent with or result in any violation of any provision of the Senior Secured Credit Agreement, this Agreement or any other Loan Document.

            (b) If an Event of Default shall occur and be continuing and the Administrative Agent shall give notice of its intent to exercise such rights to the relevant Pledgor or Pledgors,

(i) the Administrative Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Stock and make application thereof to the Obligations in such order as the Administrative Agent may determine, and (ii) any or all of the Pledged Stock shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Stock at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such Pledged Stock as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by the relevant Pledgor or the Administrative Agent of any right, privilege or option pertaining to such Pledged Stock, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may reasonably determine), all without liability (other than for its gross negligence or willful misconduct) except to account for property actually received by it, but the Administrative Agent shall have no duty to any Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing, provided that the Administrative Agent shall not exercise any voting or other consensual rights pertaining to the Pledged Stock in any way that would constitute an exercise of the remedies described in Section 7 other than in accordance with Section 7.

            (c) Each Pledgor hereby authorizes and instructs each Issuer or Maker of any Pledged Securities pledged by such Pledgor hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing that (x) states that an Event of Default has occurred and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Pledgor, and each Pledgor agrees that each Issuer or Maker shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Securities directly to the Administrative Agent.

            6.4 Proceeds to be Turned Over To Administrative Agent. In addition to the rights of the Administrative Agent and the other Secured Parties specified in Section 6.1 with respect to payments of Accounts, if an Event of Default shall occur and be continuing, and the Administrative Agent shall have instructed any Grantor to do so, all Proceeds received by such Grantor consisting of cash, checks and other Cash Equivalent items shall be held by such Grantor in trust for the Administrative Agent and the other Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Administrative Agent, if required). All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in the relevant Collateral Proceeds Account maintained under its sole dominion and control. All Proceeds while held by the Administrative Agent in such Collateral Proceeds Account (or by such

Grantor in trust for the Administrative Agent and the other Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.

            6.5 Application of Proceeds. It is agreed that if an Event of Default shall occur and be continuing, any and all Proceeds of the relevant Granting Party's Security Collateral received by the Administrative Agent (whether from the relevant Granting Party or otherwise) shall be held by the Administrative Agent for the benefit of the Secured Parties as collateral security for the Obligations of the relevant Granting Party (whether matured or unmatured), and/or then or at any time thereafter may, in the sole discretion of the Administrative Agent, be applied by the Administrative Agent against the Obligations of the relevant Granting Party then due and owing in the following order of priority:

            FIRST, to the payment of all reasonable costs and expenses incurred by the Administrative Agent in connection with this Agreement, the Senior Secured Credit Agreement, any other Loan Document or any of the Obligations of the relevant Granting Party, including, without limitation, all court costs and the reasonable fees and expenses of its agents and legal counsel, and any other reasonable costs or expenses incurred in connection with the exercise by the Administrative Agent of any right or remedy under this Agreement, the Senior Secured Credit Agreement, or any other Loan Document;

            SECOND, to the ratable satisfaction of all other Obligations of the relevant Granting Party; and

            THIRD, to the relevant Granting Party or its successors or assigns, or to whomsoever may be lawfully entitled to receive the same.

            6.6 Code and Other Remedies. If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code or any other applicable law. Without limiting the generality of the foregoing, to the extent permitted by applicable law, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Granting Party or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Security Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Security Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Administrative Agent or any other Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any other Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Security Collateral so sold, free of any right or equity of redemption in any Granting Party, which right or equity is hereby waived or released. Each Granting Party further agrees, at the Administrative Agent's request, to assemble the Security Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Granting Party's premises or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Security Collateral or in any way relating to the Security Collateral or the rights of the Administrative Agent and the other Secured Parties hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations of the relevant Granting Party, in the order of priority specified in Section 6.5 above, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Code, need the Administrative Agent account for the surplus, if any, to any Granting Party. To the extent permitted by applicable law, each Granting Party waives all claims, damages and demands it may acquire against the Administrative Agent or any other Secured Party arising out of the exercise by them of any rights hereunder, except to the extent arising as a result of the gross negligence or willful misconduct of the Administrative Agent or such other Secured Party. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

            6.7 Registration Rights. (a) If the Administrative Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 6.6, and if in the reasonable opinion of the Administrative Agent it is necessary or reasonably advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Pledgor will use its reasonable best efforts to cause the Issuer thereof to (i) execute and deliver, and use its best efforts to cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Administrative Agent, necessary or advisable to register such Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of such Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the reasonable opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Such Pledgor agrees to cause such Issuer to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which the Administrative Agent shall reasonably designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

            (b) Such Pledgor recognizes that the Administrative Agent may be unable to effect a public sale of any or all such Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Such Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

            (c) Such Pledgor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of such Pledged Stock pursuant to this Section 6.7 valid and binding and in compliance with any and all other applicable Requirements of Law. Such Pledgor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the Administrative Agent and the Lenders, that the Administrative Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7 shall be specifically enforceable against such Pledgor, and to the extent permitted by applicable law, such Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Senior Secured Credit Agreement.

            6.8 Waiver; Deficiency. Each Granting Party (other than the Borrower) waives and agrees not to assert any rights or privileges which it may acquire under Section 9-112 of the Code, to the extent permitted by applicable law. Each Granting Party shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Security Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any other Secured Party to collect such deficiency.

                       SECTION 7. THE ADMINISTRATIVE AGENT

            7.1 Administrative Agent's Appointment as Attorney-in-Fact, etc. (a) Each Granting Party hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Granting Party and in the name of such Granting Party or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be reasonably necessary or desirable to accomplish the purposes of this Agreement to the extent permitted by applicable law. Without limiting the generality of the foregoing, at any time when an Event of Default has occurred and is continuing (in each case to the extent permitted by applicable law), (x) each Pledgor hereby gives the Administrative Agent the power and right, on behalf of such Pledgor, without notice or assent by such Pledgor, to execute, in connection with any sale provided for in Section 6.6 or 6.7, any indorsements, assessments or other instruments of conveyance or transfer with respect to such Pledgor's Pledged Collateral, and (y) each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

            (i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account of such Grantor or with respect to any other Collateral of such Grantor and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Account of such Grantor or with respect to any other Collateral of such Grantor whenever payable;

            (ii) in the case of any Copyright, Patent or Trademark constituting Collateral of such Grantor, execute and deliver any and all agreements, instruments, documents and papers as the Administrative Agent may reasonably request to evidence the Administrative Agent's and the Lenders' security interest in such Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

            (iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral of such Grantor, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof; and

            (iv) (i) direct any party liable for any payment under any of the Collateral of such Grantor to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (ii) ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral of such Grantor; (iii) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral of such Grantor; (iv) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral of such Grantor or any portion thereof and to enforce any other right in respect of any Collateral of such Grantor; (v) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral of such Grantor; (vi) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, to give such discharges or releases as the Administrative Agent may deem appropriate; (vii) subject to any existing reserved rights or licenses, assign any Copyright, Patent or Trademark constituting Collateral of such Grantor (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (viii) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral of such Grantor as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent's option and such Grantor's expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral of such Grantor and the Administrative Agent's and the other Secured Parties' security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

      Anything in this Section 7.1(a) to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing.

            (b) If any Granting Party fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

            (c) The reasonable expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due ABR Loans which are Term Loans under the Senior Secured Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by the relevant Granting Party, shall be payable by such Granting Party to the Administrative Agent on demand.

            (d) Each Granting Party hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable as to the relevant Granting Party until this Agreement is terminated as to such Granting Party, and the security interests in the Security Collateral of such Granting Party created hereby are released.

            7.2 Duty of Administrative Agent. The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Security Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any other Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Security Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Security Collateral upon the request of any Granting Party or any other Person or to take any other action whatsoever with regard to the Security Collateral or any part thereof. The powers conferred on the Administrative Agent and the other Secured Parties hereunder are solely to protect the Administrative Agent's and the other Secured Parties' interests in the Security Collateral and shall not impose any duty upon the Administrative Agent or any other Secured Party to exercise any such powers. The Administrative Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Granting Party for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

            7.3 Execution of Financing Statements. Pursuant to Section 9-402 of the Code and any other applicable law, each Granting Party authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to such Granting Party's Security Collateral without the signature of such Granting Party in such form and in such offices as the Administrative Agent reasonably determines appropriate to perfect the security interests of the Administrative Agent under this Agreement. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

            7.4 Authority of Administrative Agent. Each Granting Party acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement or any amendment, supplement or other modification of this Agreement shall, as between the Administrative Agent and the Secured Parties, be governed by the Senior Secured Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Granting Parties the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Granting Party shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

            7.5 Right Of Inspection. Upon reasonable written advance notice to any Grantor and at reasonable intervals, or at any time and from time to time after the occurrence and during the continuation of an Event of Default, the Administrative Agent shall have reasonable access during normal business hours to all the books, correspondence and records of such Granting Party, and the Administrative Agent and its representatives may examine the same, and to the extent reasonable take extracts therefrom and make photocopies thereof, and such Granting Party agrees to render to the Administrative Agent, at such Granting Party's reasonable cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. The Administrative Agent and its representatives shall also have the right, upon reasonable advance written notice to such Granting Party, to enter during normal business hours into and upon any premises owned, leased or operated by such Granting Party where any of such Granting Party's Inventory or Equipment is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein.


                            SECTION 8. MISCELLANEOUS

            8.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each affected Granting Party and the Administrative Agent, provided that any provision of this Agreement imposing obligations on any Granting Party may be waived by the Administrative Agent in a written instrument executed by the Administrative Agent.

            8.2 Notices. All notices, requests and demands to or upon the Administrative Agent or any Granting Party hereunder shall be effected in the manner provided for in subsection 11.2 of the Senior Secured Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1, unless and until such Guarantor shall change such address by notice to the Administrative Agent given in accordance with subsection 11.2 of the Senior Secured Credit Agreement.

            8.3 No Waiver by Course of Conduct; Cumulative Remedies. Neither the Administrative Agent nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such other Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

            8.4 Enforcement Expenses; Indemnification. (a) Each Guarantor agrees to pay or reimburse each Secured Party and the Administrative Agent for all their respective reasonable costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement against such Guarantor and the other Loan Documents to which such Guarantor is a party, including, without limitation, the reasonable fees and disbursements of one firm of counsel to the Secured Parties and the Administrative Agent.

            (b) Each Guarantor agrees to pay, and to save the Administrative Agent and the Secured Parties harmless from, (x) any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other similar taxes which may be payable or determined to be payable with respect to any of the Security Collateral or in connection with any of the transactions contemplated by this Agreement and (y) any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement (collectively, the "indemnified liabilities"), in each case to the extent the Borrower would be required to do so pursuant to Section 11.5 of the Senior Secured Credit Agreement, and in any event excluding any taxes or other indemnified liabilities arising from gross negligence or willful misconduct of the Administrative Agent or any Secured Party.

            (c) The agreements in this Section 8.4 shall survive repayment of the Obligations and all other amounts payable under the Senior Secured Credit Agreement and the other Loan Documents.

            8.5 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Granting Parties, the Administrative Agent and the Secured Parties and their respective successors and assigns; provided that no Granting Party may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

            8.6 Set-Off. Each Guarantor hereby irrevocably authorizes the Administrative Agent and each other Secured Party at any time and from time to time without notice to such Guarantor, any other Guarantor or the Borrower, any such notice being expressly waived by each Guarantor and by the Borrower, to the extent permitted by applicable law, upon the occurrence and during the continuance of an Event of Default under Section 9(a) of the Senior Secured Credit Agreement and any amount remaining unpaid after it becomes due and payable by such Guarantor hereunder, to set-off and appropriate and apply against any such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent or such other Secured Party to or for the credit or the account of such Guarantor, or any part thereof in such amounts as the Administrative Agent or such other Secured Party may elect. The Administrative Agent and each other Secured Party shall notify such Guarantor promptly of any such set-off and the application made by the Administrative Agent or such other Secured Party of the proceeds thereof; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and each other Secured Party under this Section 8.6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or such other Secured Party may have.

            8.7 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

            8.8 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            8.9 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

            8.10 Integration. This Agreement and the other Loan Documents represent the entire agreement of the Granting Parties, the Administrative Agent and the other Secured Parties with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Granting Parties, the Administrative Agent or any other Secured Party relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

            8.11 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

            8.12 Submission To Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

            (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgement in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

            (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

            (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address referred to in Section 8.2 or at such other address of which the Administrative Agent (in the case of any other party hereto) or the Borrower (in the case of the Administrative Agent) shall have been notified pursuant thereto;

            (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

            (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any punitive damages.

            8.13 Acknowledgements. Each Guarantor hereby acknowledges that:

            (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

            (b) neither the Administrative Agent nor any other Secured Party has any fiduciary relationship with or duty to any Guarantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Guarantors, on the one hand, and the Administrative Agent and the Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

            (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Guarantors and the Secured Parties.

            8.14 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

            8.15 Additional Granting Parties. Each new Domestic Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to
Section 8.15 of the Senior Secured Credit Agreement shall become a Granting Party for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

            8.16 Releases. (a) At such time as the Loans, the Reimbursement Obligations and the other Obligations then due and owing shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding, all Security Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Granting Party hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Security Collateral shall revert to the Granting Parties. At the request and sole expense of any Granting Party following any such termination, the Administrative Agent shall deliver to such Granting Party any Security Collateral held by the Administrative Agent hereunder, and execute and deliver to such Granting Party such documents (including without limitation UCC termination statements) as such Granting Party shall reasonably request to evidence such termination.

            (b) In connection with the sale or other disposition of all of the Capital Stock of any Guarantor or the sale or other disposition of Security Collateral permitted under the Senior Secured Credit Agreement and the release of such Guarantor from its Guarantee or the release of the Security Collateral subject to such sale or other disposition, the Borrower shall deliver to the Administrative Agent, a written request for release identifying such Guarantor or the relevant Security Collateral and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with the Senior Secured Credit Agreement and the other Loan Documents. The Administrative Agent shall execute and deliver to the relevant Granting Party (at the sole cost and expense of such Granting Party) all releases or other documents (including without limitation UCC termination statements) necessary or reasonably desirable for the release of the Liens created hereby on such Security Collateral as such Granting Party may reasonably request.

            IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.


                                        EV INTERNATIONAL, INC.

                                        By:   ____________________________
                                              Title


                                        EVI AUDIO HOLDING, INC.


                                        By:   ____________________________
                                              Title:



Acknowledged and Agreed to as
of the date hereof by:

THE CHASE MANHATTAN BANK, as
Administrative Agent

By: ________________________
    Title:

                                                                      Schedule 1





                         NOTICE ADDRESSES OF GUARANTORS


EVI Audio Holding, Inc.
c/o EV International, Inc.
600 Cecil Street
Buchanan, Michigan  49107
Attention:
Telephone:
Telecopy:

with Copies to:

Greenwich Street Capital Partners, Inc.
388 Greenwich Street, 36th Floor
New York, New York  10013
re: EVI Audio Holding, Inc.
Attention:  Nicholas Somers
Telephone:  (212) 816-2889
Telecopy:   (212) 816-0166

and

Debevoise & Plimpton
875 Third Avenue
New York, New York  10013
Attention:  David A. Brittenham, Esq.
Telephone:  (212) 909-6000
Telecopy: (212) 909-6836

                                                                      Schedule 2

                        DESCRIPTION OF PLEDGED SECURITIES


PLEDGED STOCK:

                                          Stock Certificate
    Issuer              Class of Stock            No.          No. of Shares
--------------------    --------------    -----------------    -------------

                                                                      Schedule 3





       LOCATION OF JURISDICTION OF ORGANIZATION AND CHIEF EXECUTIVE OFFICE
                            OR SOLE PLACE OF BUSINESS


                Granting Party                                   Location
                --------------                                   --------

                                                                      Schedule 4





                       LOCATION OF INVENTORY AND EQUIPMENT


          Granting Party                                    Locations
          --------------                                    ---------

                                                                      Schedule 5






                           PATENTS AND PATENT LICENSES




                        TRADEMARKS AND TRADEMARK LICENSES

                                                                      Schedule 6





                              EXISTING PRIOR LIENS

                                                                      Schedule 7





                                    ACCOUNTS

                                                                      Schedule 8

                                    CONTRACTS

                                                                      Annex 1 to
                                              Guarantee and Collateral Agreement



            ASSUMPTION AGREEMENT, dated as of _________ __, 199_, made by ______________________________, a ______________ corporation (the "Additional
Granting Party"), in favor of THE CHASE MANHATTAN BANK, as administrative agent (in such capacity, the "Administrative Agent") for the banks and other financial institutions (the "Lenders") from time to time parties to the Senior Secured Credit Agreement referred to below and the other Secured Parties (as defined below). All capitalized terms not defined herein shall have the meaning ascribed to them in such the Guarantee and Collateral Agreement referred to below, or if not defined therein, in Senior Secured Credit Agreement.


                              W I T N E S S E T H :


            WHEREAS, EV International, Inc., a Delaware corporation (the "Borrower"), the Lenders and the Administrative Agent are parties to a Credit Agreement, dated as of February __, 1997 (as amended, supplemented or otherwise modified from time to time, the "Senior Secured Credit Agreement");

            WHEREAS, in connection with the Senior Secured Credit Agreement, the Borrower and certain of its Affiliates and Subsidiaries are, or are to become, parties to the Guarantee and Collateral Agreement, dated as of February __, 1997 (as amended, supplemented or otherwise modified from time to time, the "Guarantee and Collateral Agreement") in favor of the Administrative Agent, for the ratable benefit of the Secured Parties (as defined in the Guarantee and Collateral Agreement);

            WHEREAS, the Additional Grantor is a member of an affiliated group of companies that includes the Borrower and each other Granting Party to the Guarantee and Collateral Agreement; the proceeds of the extensions of credit under the Senior Secured Credit Agreement will be used in part to enable the Borrower to make valuable transfers to one or more of the other Granting Parties (including the Additional Grantor) in connection with the operation of their respective businesses; and the Borrower and the other Granting Parties (including the Additional Grantor) are engaged in related businesses, and each such Granting Party (including the Additional Grantor) will derive substantial direct and indirect benefit from the making of the extensions of credit under the Senior Secured Credit Agreement;

            WHEREAS, the Senior Secured Credit Agreement requires the Additional Granting Party to become a party to the Guarantee and Collateral Agreement; and

            WHEREAS, the Additional Granting Party has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;

            NOW, THEREFORE, IT IS AGREED:

            1. Guarantee and Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Granting Party, as provided in Section
8.15 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Granting Party thereunder with the same force and effect as if originally named therein as a Guarantor [, Grantor and Pledgor] [and Grantor] [and Pledgor] (1) and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Guarantor [, Grantor and Pledgor] [and Grantor] [and Pledgor] (2) thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in Schedules ____________ to the Guarantee and Collateral Agreement, and such Schedules are hereby amended and modified to include such information. The Additional Granting Party hereby represents and warrants that each of the representations and warranties of such Additional Grantor, in its capacities as a Guarantor [, Grantor and Pledgor] [and Grantor] [and Pledgor], (3) contained in Section 4 of the Guarantee and Collateral Agreement is true and correct in all material respects on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

            2. GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.


            IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

                                    [ADDITIONAL GRANTING PARTY]



                                    By:_________________________________________
                                       Name:
                                       Title:


--------

(1) Indicate the capacities in which the Additional Grantor is becoming a Granting Party.

(2) Indicate the capacities in which the Additional Grantor is becoming a Granting Party.

(3) Indicate the capacities in which the Additional Grantor is becoming a Granting Party.

                                                      Annex 1-A to
                                                      Assumption Agreement

                                                                  EXHIBIT C TO
                                                              CREDIT AGREEMENT


                 FORM OF PATENT AND TRADEMARK SECURITY AGREEMENT


            PATENT AND TRADEMARK SECURITY AGREEMENT, dated as of
February __, 1997, made by [EV International, Inc., a Delaware corporation formerly named Electro-Voice, Incorporated and successor by merger to Gulton Acquisition Corp., Gulton Industries, Inc., LFE Corporation, Mark IV Audio, Inc. and Mark IV Audio Magnetic, Inc., each a Delaware corporation] [name of Domestic Subsidiary of the Borrower] (the "Grantor"), in favor of The Chase Manhattan Bank, a New York banking corporation ("Chase"), as administrative agent (in such capacity, the "Administrative Agent") for the banks and other financial institutions (the "Lenders") from time to time parties to the Credit Agreement, dated as of February __, 1997 (as amended, waived, supplemented or otherwise modified from time to time, the "Senior Secured Credit Agreement"), among [the Grantor] [EV International, Inc., a Delaware corporation as the Borrower thereunder] (as successor by merger to Gulton Acquisition Corp.) (in such capacity, the "Borrower"), the Lenders and the Administrative Agent.


                              W I T N E S S E T H :


            WHEREAS, pursuant to the Senior Secured Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein; and

            [WHEREAS, the Grantor is party to the Guarantee and Collateral Agreement, dated as of February __, 1997 (as amended, waived, supplemented or otherwise modified from time to time, the "Guarantee and Collateral Agreement"), in favor of the Administrative Agent, and the Borrower and one or more other Granting Parties (as defined therein) are also parties thereto; and]1

            [WHEREAS, the Grantor is a member of an affiliated group of companies that includes the Borrower and each other Granting Party; the proceeds of the extensions of credit under the Senior Secured Credit Agreement will be used in part to enable the Borrower to make valuable transfers to one or more of the other Granting Parties (including the Grantor) in connection with the operation of their respective businesses; and the Borrower and the other Granting Parties including the Grantor) are engaged in related businesses, and each such

--------

1. Include in any future Patent and Trademark Agreement to which a Domestic Subsidiary is to be a party.

granting Party (including the Grantor) will derive substantial direct and indirect benefit from the making of the extensions of credit under the Senior Secured Credit Agreement; and]2

            WHEREAS, it is a condition to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Senior Secured Credit Agreement that the Grantor shall execute and deliver this Agreement to the Administrative Agent for the ratable benefit of the Secured Parties (as defined below);

            NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Senior Secured Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, the Grantor hereby agrees with the Administrative Agent, for the ratable benefit of the Secured Parties, as follows:


1. Defined Terms. (a) Unless otherwise defined herein, capitalized terms which are defined in the Senior Secured Credit Agreement and used herein shall have the meanings given to them in the Senior Secured Credit Agreement.

            (b)   The following terms shall have the following meanings:

            "Agreement": this Patent and Trademark Security Agreement, as the same may be amended, supplemented, waived or otherwise modified from time to time.

            "Code": the Uniform Commercial Code as from time to time in effect in the State of New York.

            "Collateral": as defined in Section 2 of this Agreement.

            "Default": a "Default" as defined in the Senior Secured Credit Agreement.

            "Event of Default": an "Event of Default" as defined in the Senior Secured Credit Agreement.

            "General Intangibles": as defined in Section 9-106 of the Code, including, without limitation, all Patents and Trademarks now or hereafter owned by the Grantor to the extent such Patents and Trademarks would be included in General Intangibles under the Code.

            "Loan Documents": the collective reference to the "Loan Documents" as defined in the Senior Secured Credit Agreement.

--------

2. Include in any future Patent and Trademark Agreement to which a Domestic Subsidiary is to be a party.

            "Loans": the collective reference to the "Loans" as defined in the Senior Secured Credit Agreement.

            "Obligations": the Obligations (as defined in the Guarantee and Collateral Agreement) of the Grantor.

            "Patent Licenses": all United States written license agreements of the Grantor with any Person who is not an Affiliate or Subsidiary of the Grantor in connection with any of the Patents or such other Person's patents, whether the Grantor is a licensor or a licensee under any such agreement, including, without limitation, the license agreements listed on
      Schedule II hereto, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory (as defined in the Guarantee and Collateral Agreement) now or hereafter covered by such licenses.

            "Patents": all of the Grantor's right, title and interest in and to all United States patents, patent applications and patentable inventions and all reissues and extensions thereof, including, without limitation, all patents and patent applications identified in Schedule II hereto, and including, without limitation, (a) all inventions and improvements described and claimed therein, and patentable inventions, (b) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (c) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past or future infringements thereof), and (d) all other rights corresponding thereto in the United States and all reissues, divisions, continuations, continuations-in-part, substitutes, renewals, and extensions thereof, all improvements thereon, and all other rights of any kind whatsoever of the Grantor accruing thereunder or pertaining thereto (Patents and Patent Licenses being, collectively, the "Patent Collateral").

            "Proceeds": as defined in Section 9-306(1) of the Code.

            "Revolving Credit Commitments": the collective reference to the "Revolving Credit Commitments" as defined in the Senior Secured Credit Agreement.

            "Secured Parties": the collective reference to the Administrative Agent, the Lenders (including, without limitation, the Issuing Lender and the Swing Line Lender), any Affiliate of any Lender which has entered into any Interest Rate Protection Agreement or Permitted Hedging Arrangement with the Borrower or any of its Subsidiaries, and their respective successors and assigns.

            "Trademark Licenses": all United States written license agreements of the Grantor with any Person who is not an Affiliate or Subsidiary of the Grantor in connection with any of the Trademarks or such other Person's names or trademarks, whether the Grantor is a licensor or a licensee under any such agreement, including, without limitation, the license agreements listed on
      Schedule I hereto, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory (as defined in the Guarantee and Collateral Agreement) now or hereafter covered by such licenses.

            "Trademarks": all of the Grantor's right, title and interest in and to all United States trademarks, service marks, trade names, trade dress or other indicia of trade origin or business identifiers, trademark and service mark registrations, and applications for trademark or service mark registrations (except for "intent to use" applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. Section 1051, unless and until an Amendment to Allege Use or a Statement of Use under Sections 1(c) and 1(d) of said Act has been filed), and any renewals thereof, including, without limitation, each registration and application identified in Schedule I hereto, and including, without limitation, (a) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (b) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past or future infringements thereof), and (c) all other rights corresponding thereto in the United States and all other rights of any kind whatsoever of the Grantor accruing thereunder or pertaining thereto, together in each case with the goodwill of the business connected with the use of, and symbolized by, each such trademark, service mark, trade name, trade dress or other indicia of trade origin or business identifiers (Trademarks and Trademark Licenses being, collectively, the "Trademark Collateral").

            (b) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and paragraph references are to this Agreement unless otherwise specified.

            (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

            (d) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to the Grantor, shall refer to such Grantor's Collateral or the relevant part thereof.

            2. Grant of Security Interest. The Grantor hereby grants, subject to existing licenses granted by such Grantor in the ordinary course of business with respect to the Collateral (as hereinafter defined), to the Administrative Agent for the ratable benefit of the Secured Parties a security interest in all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations of such Grantor:

            (i) all Patents;

            (ii) all Patent Licenses;

            (iii) all Trademarks;

            (iv) all Trademark Licenses;

            (v) all General Intangibles connected with the use of or symbolized by the Trademarks and Patents; and

            (vi) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided, that the foregoing grant of a security interest with respect to General Intangibles, Patent Licenses and Trademark Licenses shall not include a security interest in, and the Collateral shall not include, any Patent License or Trademark License with or issued by Persons other than a Subsidiary of the Grantor that would otherwise be included in the Collateral to the extent that the grant by such Grantor of such security interest is prohibited by the terms and provisions of the written agreement or document or instrument creating or evidencing such license or permit or Patent License or Trademark License, or gives the other party thereto the right to terminate such Patent License or Trademark License in the event of the grant of a security interest with respect thereto. All references in this Agreement to any of the property described in clauses (i) through (vi) of the preceding sentence, or to any Proceeds thereof, shall be deemed to be references to such property or Proceeds to the extent such property or Proceeds constitutes Collateral.

            3. Representations and Warranties. The Grantor hereby represents and warrants to the Administrative Agent on behalf of the Secured Parties that:

            (a) Power and Authority. As of the date hereof, the Grantor has the corporate power and authority, and the legal right, to make, deliver and perform its obligations under, and to grant the security interest in the Trademark Collateral and the Patent Collateral to the extent provided in, and pursuant to, this Agreement and has taken all necessary corporate action to authorize the execution, delivery and performance of, and grant of the security interest in the Trademark Collateral and the Patent Collateral to the extent provided in, and pursuant to, this Agreement.

            (b) Title; No Other Liens. As of the date hereof, except for the Liens granted to the Administrative Agent, for the benefit of the Secured Parties, pursuant to this Agreement and the other Liens permitted to exist on the Collateral pursuant to the Loan Documents (including, without limitation, any Liens permitted to exist on the Collateral pursuant to subsection 8.3 of the Senior Secured Credit Agreement), the Grantor is (or, in the case of after-acquired Collateral, will be) the sole, legal and beneficial owner of the entire right, title and interest in and to the material Trademarks set forth on Schedule I hereto and the material Patents set forth in Schedule II hereto free and clear of any and all Liens. As of the date hereof, except as set forth on Schedule III hereto, no security agreement, financing statement or other public notice similar in effect with respect to all or any part of the Collateral is on file or of record in any public office (including, without limitation, the United States Patent and Trademark Office), except such as may have been filed in favor of the Administrative Agent, for the benefit of the Secured Parties, pursuant to this Agreement or in respect of such Liens as may be permitted pursuant to the Loan Documents (including, without limitation, any Liens permitted to exist on the Collateral pursuant to subsection 8.3 of the Senior Secured Credit Agreement).

            (c) Perfected First Priority Liens. (i) As of the date hereof, this Agreement is effective to create, as collateral security for the Obligations, valid and enforceable Liens on the Collateral in favor of the Administrative Agent, for the benefit of the Secured Parties, except as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

            (ii) As of the date hereof, except with respect to Liens upon Patents and Trademarks and Patent Licenses and Trademark Licenses, which Liens, to the extent not otherwise perfected by the filing of financing statements under the Code in accordance herewith, would in the case of Patents and Trademarks listed in Schedules I and II hereto, or in the case of Patent Licenses and Trademark Licenses listed in Schedules I and II hereto may be perfected upon the filing, acceptance and recordation thereof in the United States Patent and Trademark Office, upon filing of the financing statements delivered to the Administrative Agent by the Grantor on the Effective Date in the jurisdictions listed on Schedule 5.14 to the Senior Secured Credit Agreement (which financing statements are in proper form for filing in such jurisdictions) (and the recording of this Agreement in the United States Patent and Trademark Office, and the making of filings after the Effective Date in any other jurisdiction in the United States as may be necessary under any Requirement of Law) the Liens created pursuant to this Agreement will constitute valid and perfected Liens on the Collateral in the United States in favor of the Administrative Agent for the benefit of the Secured Parties, which Liens will be prior to all other Liens of all other Persons with respect to the Collateral, except for Liens permitted pursuant to the Loan Documents (including, without limitation, those permitted to exist pursuant to subsection 8.3 of the Senior Secured Credit Agreement), and which Liens are enforceable as such against all creditors of and purchasers (except to the extent that the recording of an assignment or other transfer of title to the Administrative Agent in the United States Patent and Trademark Office may be necessary for such enforceability) from the Grantor, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) or by an implied covenant of good faith and fair dealing.

            (d) Consents. No consent of any party (other than the Grantor) to any material Patent License or material Trademark License constituting Collateral is required, or purports to be required, to be obtained by or on behalf of the Grantor in connection with the execution, delivery and performance of this Agreement that has not been obtained. Each Patent License and Trademark License constituting Collateral is in full force and effect and constitutes a valid and legally enforceable obligation of the Grantor and (to the knowledge of the Grantor) each other party thereto except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor's rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) or by an implied covenant of good faith and fair dealing and except to the extent the failure of any such Patent License or Trademark License constituting Collateral to be in full force and effect or valid or legally enforceable would not be reasonably expected, in the aggregate, to have a material adverse effect on the value of the Collateral (as such term is defined in the Senior Secured Credit Agreement). No consent or authorization of, filing with or other act by or in respect of any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of any of the Patent Licenses or Trademark Licenses constituting Collateral by any party thereto other than those which have been duly obtained, made or performed and are in full force and effect and those the failure of which to make or obtain would not be reasonably expected, in the aggregate, to have a material adverse effect on the value of the Collateral (as such term is defined in the Senior Secured Credit Agreement). Neither such Grantor nor (to the knowledge of such Grantor) any other party to any Patent License or Trademark License constituting Collateral is in default in the performance or observance of any of the terms thereof, except for such defaults as would not reasonably be expected, in the aggregate, to have a material adverse effect on the value of the Collateral (as such term is defined in the Senior Secured Credit Agreement). Except for rights reserved in favor of the United States government, as required under law, the right, title and interest of the Grantor in, to and under each Patent License and Trademark License constituting Collateral are not subject to any defense, offset, counterclaim or claim which would be reasonably expected, either individually or in the aggregate, to have a material adverse effect on the value of the Collateral (as such term is defined in the Senior Secured Credit Agreement).

            (e) Schedules I and II are Complete; All Filings Have Been Made. Set forth in Schedules I and II is a complete and accurate list of all material Trademarks and material Patents owned by the Grantor as of the date hereof. As of the date hereof, the Grantor will have made all necessary filings to protect and maintain its interest in the Trademarks and Patents set forth in Schedules I and II, including, without limitation, all necessary filings and payments of all maintenance fees, in the United States Patent and Trademark Office to the extent such Trademarks and Patents are material to such Grantor's business. Set forth in Schedules I and II is a complete and accurate list of all of the material Trademark Licenses and material Patent Licenses owned by the Grantor as of the date hereof.

            (f) The Trademarks and Trademark Licenses are Subsisting and Not Adjudged Invalid. As of the date hereof, each trademark registration and trademark application of the Grantor set forth in Schedule I is subsisting as of the date hereof, and has not been adjudged invalid, unregisterable or unenforceable, in whole or in part, and, to the best of such Grantor's knowledge, is valid, registrable and enforceable. As of the date hereof, each of the Trademark Licenses set forth in Schedule I is validly subsisting and has not been adjudged invalid or unenforceable, in whole or in part, and, to the best of such Grantor's knowledge, is valid and enforceable. As of the date hereof, each Grantor has notified the Administrative Agent in writing of all uses of any item of Trademark Collateral material to such Grantor's business of which such Grantor is aware which could reasonably be expected to lead to such item becoming invalid or unenforceable, including unauthorized uses by third parties and uses which were not supported by the goodwill of the business connected with such Collateral.

            (g) The Patent and Patent Licenses are Subsisting and Not Adjudged Invalid. As of the date hereof, each Patent and patent application of the Grantor set forth in Schedule II is subsisting and has not been adjudged invalid, unpatentable or unenforceable, in whole or in part, and, to the best of such Grantor's knowledge, is valid, patentable and enforceable. As of the date hereof, each of the Patent Licenses set forth in Schedule II is validly subsisting and has not been adjudged invalid or unenforceable, in whole or in part, and, to the best of such Grantor's knowledge, is valid and enforceable. As of the date hereof, the Grantor has notified the Administrative Agent in writing of all uses of any item of Patent Collateral material to such Grantor's business of which such Grantor is aware which could reasonably be expected to lead to such item becoming invalid or unenforceable.

            (h) No Previous Assignments or Releases. As of the date hereof, the Grantor has not made an agreement constituting a present or future assignment, sale, transfer or encumbrance of any of the Collateral (except for any such assignment, sale, transfer or encumbrance permitted under the Loan Documents). Except as permitted by the Loan Documents or as required by law, the Grantor has not granted any license, shop right, release, covenant not to sue, or non-assertion assurance to any Person with respect to any material part of the Collateral which would have a Material Adverse Effect.

            (i) Proper Statutory Notice. The Grantor has marked its products with the trademark registration symbol (R), the numbers of all appropriate patents, the common law trademark symbol (TM), or the designation "patent pending," as the case may be, to the extent that it is reasonably and commercially practicable.

            (j) No Knowledge of Claims Likely to Arise. Except for the Trademark Licenses and Patent Licenses listed in Schedules I and II hereto, the Grantor has no knowledge of the existence of any right or any claim (other than as permitted by this Agreement or the Loan Documents) that is likely to be made under or against any item of Collateral contained on Schedules I and II which would have a Material Adverse Effect.

            (k) No Knowledge of Existing or Threatened Claims. No claim has been made and is continuing or, to the Grantor's knowledge, threatened that the use by such Grantor of any item of Collateral is invalid or unenforceable or that the use by such Grantor of any Collateral does or may violate the rights of any Person, which would have a Material Adverse Effect. To the Grantor's knowledge, there is currently no infringement or unauthorized use of any item of Collateral contained on Schedules I and II hereto which would have a Material Adverse Effect.

            The Grantor agrees that the foregoing representations and warranties shall be deemed to have been made by the Grantor on and as of each date on which an extension of credit is made by the Lenders to the Borrower under the Senior Secured Credit Agreement, in each case as though made on and as of each such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

            4. Covenants. The Grantor covenants and agrees with the Administrative Agent and the other Secured Parties that, from and after the date of this Agreement until the payment in full of the Loans, the Reimbursement Obligations and to the extent then due and owing, all other Obligations, the termination of the Revolving Credit Commitments and the expiration, termination or return to the Issuing Lender of any Letters of Credit:

            (a) Further Documentation; Pledge of Instruments and Chattel Paper. At any time and from time to time, upon the written request of the Administrative Agent or the Grantor, as the case may be, and at the sole expense of such Grantor, such Grantor or the Administrative Agent, as the case may be, will promptly and duly execute and deliver such further instruments and documents and take such further action as the Administrative Agent or such Grantor, as the case may be, may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Liens created hereby. The Grantor also hereby authorizes the Administrative Agent to file any such financing or continuation statement without the signature of such Grantor to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction. The Administrative Agent agrees to notify such Grantor and such Grantor agrees to notify the Administrative Agent of any financing or continuation statement filed by it pursuant to this Section 4(a), provided that any failure to give any such notice shall not affect the validity or effectiveness of any such filing.

            (b) Indemnification and Expenses. The Grantor agrees to pay, and to save the Administrative Agent, the other Secured Parties and their respective agents, officers, directors and successors harmless from, any and all liabilities and reasonable costs and expenses (including, without limitation, reasonable legal fees and expenses) (i) with respect to, or resulting from, any delay by such Grantor in complying with any material Requirement of Law applicable to any of the Collateral, or (ii) in connection with any of the transactions contemplated by this Agreement, provided that such indemnity shall not, as to the Administrative Agent, any of the other Secured Parties or any of their respective agents, officers, directors and successors, be available to the extent that such liabilities, costs and expenses resulted from the gross negligence or willful misconduct of any of the same. In any suit, proceeding or action brought by the Administrative Agent or any other Secured Party under any of the Collateral for any sum owing thereunder, or to enforce any of the Collateral, the Grantor will save, indemnify and keep the Administrative Agent, such Secured Party and their respective agents, officers, directors and successors harmless from and against all expense, loss or damage suffered by reason of any defense or counterclaim raised in any such suit, proceeding or action, except to the extent such expense, loss or damage resulted from the gross negligence or willful misconduct of any of the same.

            (c) Maintenance of Records. The Grantor will keep and maintain at its own cost and expense reasonably satisfactory and complete records of the Collateral, and shall mark such records to evidence this Agreement and the Liens and the security interests created hereby. For the Administrative Agent's and the other Secured Parties' further security, the Administrative Agent, for the benefit of the Secured Parties, shall have a security interest in all of the Grantor's books and records pertaining to the Collateral.

            (d) Right of Inspection. Upon reasonable written advance notice to the Grantor and at reasonable intervals, or at any time and from time to time after the occurrence and during the continuation of an Event of Default, the Administrative Agent shall have reasonable access during normal business hours to all the books, correspondence and records of such Grantor, and the Administrative Agent and its representatives may examine the same, and to the extent reasonable take extracts therefrom and make photocopies thereof, and the Grantor agrees to render to the Administrative Agent, at such Grantor's reasonable cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto.

            (e) Compliance with Laws, etc. The Grantor will comply in all material respects with all material Requirements of Law applicable to the Collateral or any part thereof, except to the extent that the failure to so comply would not be reasonably expected to materially adversely affect in the aggregate the Administrative Agent's or the other Secured Parties' rights hereunder, the priority of their Liens on the Collateral or the value of the Collateral.

            (f) Further Identification of Collateral. The Grantor will furnish to the Administrative Agent from time to time such statements and schedules further identifying and describing the Collateral, and such other reports in connection with the Collateral, as the Administrative Agent may reasonably request, all in reasonable detail.

            (g) Security Interest in Any Newly Acquired Collateral. The Grantor agrees that, should it obtain an ownership interest in any material Trademark, Patent, Trademark License or Patent License, which is not now a part of the Collateral, (i) the provisions of Section 2 shall automatically apply thereto, (ii) any such Trademark, Patent, Trademark License and Patent License shall automatically become part of the Collateral, and (iii) with respect to any ownership interest in any such Trademark, Patent, Trademark License or Patent License that such Grantor should obtain, it shall give notice thereof to the Administrative Agent in writing, in reasonable detail, at its address set forth in each of the Credit Agreements within 45 days after the end of the calendar quarter in which it obtains such ownership interest. The Grantor authorizes the Administrative Agent to modify this Agreement by amending Schedules I and II (and will cooperate reasonably with the Administrative Agent in effecting any such amendment) to include on Schedule I any Trademark and Trademark License and on Schedule II any Patent or Patent License of which it receives notice under this Section, or to prepare and file with the United States Patent and Trademark Office a supplement to this Agreement to include any Patent or Trademark of which it receives notice to under this Section.

            (h) Maintenance of the Trademark Collateral. Except as permitted in the Loan Documents the Grantor agrees to take all reasonably necessary steps, including, without limitation, in the United States Patent and Trademark Office or in any court, to (i) maintain each trademark registration and each Trademark License identified on Schedule I hereto, and (ii) pursue each trademark application now or hereafter identified in
      Schedule I hereto, including, without limitation, the filing of responses to office actions issued by the United States Patent and Trademark Office, the filing of applications for renewal, the filing of affidavits under Sections 8 and 15 of the United States Trademark Act, and the participation in opposition, cancellation, infringement and misappropriation proceedings, except, in each case in which such Grantor has reasonably determined that any of the foregoing is not of material economic value to it. The Grantor agrees to take corresponding steps with respect to each new or acquired trademark or service mark registration, or application for trademark or service mark registration, or any rights obtained under any Trademark License, in each case, which it is now or later becomes entitled, except in each case in which such Grantor has reasonably determined that any of the foregoing is not of material economic value to it. Any expenses incurred in connection with such activities shall be borne by such Grantor.

            (i) Maintenance of the Patent Collateral. The Grantor agrees to take all necessary steps, including, without limitation, in the United States Patent and Trademark Office or in any court, to (i) maintain each patent and each Patent License identified on Schedule II hereto, and (ii) pursue each patent application, now or hereafter identified in Schedule II hereto, including, without limitation, the filing of divisional, continuation, continuation-in-part and substitute applications, the filing of applications for reissue, renewal or extensions, the payment of maintenance fees, and the participation in interference, reexamination, opposition, infringement and misappropriation proceedings, except, in each case in which such Grantor has reasonably determined that any of the foregoing is not of material economic value to it. The Grantor agrees to take corresponding steps with respect to each new or acquired patent, patent application, or any rights obtained under any Patent License, in each case, which it is now or later becomes entitled, except in each case in which such Grantor has reasonably determined that any of the foregoing is not of material economic value to it. Any expenses incurred in connection with such activities shall be borne by the Grantor.

            (j) Preservation and Protection of the Trademark Collateral and Patent Collateral. Except as provided in Section 4(k) hereof, the Grantor shall take all steps which it or the Administrative Agent deems reasonably appropriate under the circumstances to preserve and protect its material Trademark Collateral and Patent Collateral.

            (k) Grantor Shall Not Abandon any Collateral. The Grantor shall not abandon any trademark registration, patent or any pending trademark or patent application, in each case listed on Schedule I or Schedule II, without the written consent of the Administrative Agent, unless such Grantor shall have previously determined that such use or the pursuit or maintenance of such trademark registration, patent or pending trademark or patent application is not of material economic value to it, in which case, such Grantor will, at least annually, give notice of any such abandonment to the Administrative Agent in writing, in reasonable detail, at its address set forth in the Senior Secured Credit Agreement.

            (l) Infringement of Any Collateral. In the event that any Grantor becomes aware that any item of the Collateral which such Grantor has reasonably determined to be material to its business is infringed or misappropriated by a third party, which infringement or misappropriation would reasonably be expected to have a Material Adverse Effect, such Grantor shall notify the Administrative Agent promptly and in writing, in reasonable detail, at its address set forth in the Senior Secured Credit Agreement, and shall take such actions as such Grantor or the Administrative Agent deems reasonably appropriate under the circumstances to protect such Collateral, including, without limitation, suing for infringement or misappropriation and for an injunction against such infringement or misappropriation. Any expense incurred in connection with such activities shall be borne by such Grantor. The Grantor will advise the Administrative Agent promptly and in writing, in reasonable detail, at its address set forth in the Senior Secured Credit Agreement, of any adverse determination or the institution of any proceeding (including, without limitation, the institution of any proceeding in the United States Patent and Trademark Office or any court) regarding any item of the Collateral which has a Material Adverse Effect.

            (m) Use of Statutory Notice. The Grantor shall mark its products with the trademark registration symbol (R), the numbers of all appropriate patents, the common law trademark symbol (TM), or the designation "patent pending," as the case may be, to the extent that it is reasonably and commercially practicable.

            (n) Limitation on Liens on Collateral. The Grantor will not create, incur or permit to exist, will defend the Collateral against, and will take such other action as is reasonably necessary to remove, any material Lien or material adverse claim on or to any of the Collateral, other than Liens created hereby and other than as permitted pursuant to the Loan Documents (including, without limitation, any Liens permitted to exist on the Collateral pursuant to subsection 8.3 of the Senior Secured Credit Agreement), and will defend the right, title and interest of the Administrative Agent and the other Secured Parties in and to any of the Collateral against the claims and demands of all Persons whomsoever, except where failure to defend would not have a Material Adverse Effect.

            (o) Limitations on Dispositions of Collateral. Without the prior written consent of the Administrative Agent, the Grantor will not sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Collateral, or attempt, offer or contract to do so, except with respect to licenses in the ordinary course of business or as permitted by this Agreement or the Loan Documents.

            (p) Notices. The Grantor will advise the Administrative Agent promptly and in writing, in reasonable detail, at its address set forth in the Senior Secured Credit Agreement, (i) of any Lien (other than Liens created hereby or permitted under the Loan Documents, including, without limitation, any Liens permitted to exist on the Collateral pursuant to subsection 8.3 of the Senior Secured Credit Agreement) on any Patents or Trademarks and (ii) of the occurrence of any other event which would reasonably be expected in the aggregate to have a material adverse effect on the aggregate value of the Collateral taken as a whole or the Liens created hereunder.

            5.  Administrative Agent's Appointment as Attorney-in-Fact.

            (a) Powers. The Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent of the Administrative Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be reasonably necessary or desirable to accomplish the purposes of this Agreement to the extent permitted by law, and, without limiting the generality of the foregoing, to the extent permitted by law, the Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do, at any time when an Event of Default has occurred and is continuing, the following:

             (i) to execute and deliver any and all agreements, instruments, documents, and papers as the Administrative Agent may reasonably request to evidence the Administrative Agent's and the other Secured Parties' security interest in any of the Collateral and the goodwill of such Grantor relating thereto or represented thereby;

            (ii) in the name of such Grantor or its own name, or otherwise, to take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any General Intangible (to the extent that the foregoing constitute Collateral) or with respect to any other Collateral and to file any claim or to take any other action or institute any proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under such General Intangible or with respect to any other Collateral whenever payable;

            (iii) to pay or discharge Liens placed on the Collateral, other than Liens permitted under this Agreement or the other Loan Documents, including, without limitation, any Liens permitted to exist on the Collateral pursuant to subsection 8.3 of the Senior Secured Credit Agreement; and

            (iv) (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (B) to ask for, or demand, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against the Grantor with respect to any of the Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Administrative Agent may deem appropriate; (G) subject to any pre-existing reserved rights or licenses, to assign any Patent or Trademark constituting Collateral (along with the goodwill of the business to which any such Patent or Trademark pertains), for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and
      (H) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and to do, at the Administrative Agent's option and the Grantor's expense, at any time, or from time to time, all acts and things which the Administrative Agent deems reasonably necessary to protect, preserve or realize upon the Collateral and the Administrative Agent's and the other Secured Parties' Liens thereon and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

The Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable until the payment in full of the Loans, the Reimbursement Obligations and the other Obligations then due and owing, the termination of the Revolving Credit Commitments and the expiration, termination or return to the Issuing Lender of any Letters of Credit.

            (b) Other Powers. The Grantor also authorizes the Administrative Agent, from time to time if an Event of Default shall have occurred and be continuing, to execute, in connection with any sale provided for in Section 8 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

            (c) No Duty on the Part of Administrative Agent or Secured Parties. The powers conferred on the Administrative Agent and the other Secured Parties hereunder are solely to protect the Administrative Agent's and the other Secured Parties' interests in the Collateral and shall not impose any duty upon the Administrative Agent or any other Secured Party to exercise any such powers. The Administrative Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees, affiliates, agents or successors shall be responsible to the Grantor for any act or failure to act hereunder, except for gross negligence or willful misconduct of any of the same.

            6. Performance by Administrative Agent of Grantor's Obligations. If the Grantor fails to perform or comply with any of its agreements contained herein and the Administrative Agent, as provided for by the terms of this Agreement, shall perform or comply, or otherwise cause performance or compliance, with such agreements, the reasonable expenses of the Administrative Agent incurred in connection with such performance or compliance, together with interest thereon at a rate per annum equal to 1.75% above the rate applicable to ABR Loans that are Term Loans, shall be payable by such Grantor to the Administrative Agent on demand, and such Grantor's obligations to make such payments shall constitute Obligations secured hereby.

            7. Proceeds. It is agreed that if an Event of Default shall occur and be continuing, (a) all Proceeds of any Collateral received by the Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Administrative Agent and the other Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Administrative Agent, if required), and (b) any and all such Proceeds received by the Administrative Agent (whether from the Grantor or otherwise) shall be held by the Administrative Agent for the benefit of the Secured Parties as collateral security for the Obligations (whether matured or unmatured), and/or then or at any time thereafter may, in the sole discretion of the Administrative Agent, be applied by the Administrative Agent against the Obligations then due and owing in the following order of priority:

            FIRST, to the payment of all reasonable costs and expenses incurred by the Administrative Agent (including, without limitation, in its capacity as Senior Secured Credit Agreement Administrative Agent) in connection with this Agreement, the Guarantee and Collateral Agreement, the Senior Secured Credit Agreement, any other Loan Document or any of the Obligations, including, without limitation, all court costs and the reasonable fees and expenses of its agents and legal counsel, and any other reasonable costs or expenses incurred in connection with the exercise by the Administrative Agent (including, without limitation, in its capacity as Senior Secured Credit Agreement Administrative Agent) of any right or remedy under this Agreement, the Senior Secured Credit Agreement, or any other Loan Document;

            SECOND, to the ratable satisfaction of all other Obligations; and

            THIRD, to the Grantor or its successors or assigns, or to whomsoever may be lawfully entitled to receive the same.

            8. Remedies. If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Secured Parties, may exercise all rights and remedies of a secured party under the Code, and, to the extent permitted by law, all other rights and remedies granted to the Administrative Agent or any Secured Party in this Agreement and the other Loan Documents and in any other instrument or agreement securing, evidencing or relating to the Obligations. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances, to the extent permitted by law, forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Administrative Agent or any other Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any other Secured Party shall have the right, to the extent permitted by law, upon any such sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Grantor, which right or equity is hereby waived and released. The Grantor further agrees, at the Administrative Agent's request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor's premises or elsewhere. In the event of any sale, assignment, or other disposition of any of the Collateral, the goodwill of the business connected with and symbolized by any Trademark Collateral subject to such disposition shall be included, and such Grantor shall supply to the Administrative Agent or its designee such Grantor's know-how and expertise relating to the Collateral subject to such disposition, and such Grantor's notebooks, studies, reports, records, documents and things embodying the same or relating to the inventions, processes or ideas covered by, and to the manufacture of any products under or in connection with, the Collateral subject to such disposition, and such Grantor's customer's lists, studies and surveys and other records and documents relating to the distribution, marketing, advertising and sale of products relating to the Collateral subject to such disposition. The Administrative Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the other Secured Parties hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment and performance in whole or in part of the Obligations then due and owing, in the order of priority specified in Section 7 hereof, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Code, need the Administrative Agent account for the surplus, if any, to the Grantor. To the extent permitted by applicable law, (a) the Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any other Secured Party arising out of the repossession, retention or sale of the Collateral, other than any such claims, damages and demands that may arise from the gross negligence or willful misconduct of any of them, and (b) any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. The Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay in full the Loans, the Reimbursement Obligations, and, to the extent then due and owing, all other Obligations, including, without limitation, the reasonable fees and disbursements of any attorneys employed by the Administrative Agent or any other Secured Party to collect such deficiency, as provided in the Senior Secured Credit Agreement.

            9. Limitation on Duties Regarding Preservation of Collateral. The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any other Secured Party, nor any of their respective directors, officers, employees, affiliates or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Grantor or any other Person.

            10. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are powers coupled with an interest and are irrevocable until the payment in full of the Loans, the Reimbursement Obligations and, to the extent then due and owing, all other Obligations, the termination of the Revolving Credit Commitments and the expiration, termination or return to the Issuing Lender of any Letters of Credit.

            11. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            12. Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

            13. No Waiver; Cumulative Remedies. Neither the Administrative Agent nor any other Secured Party nor the Grantor shall by any act (except by a written instrument pursuant to Section 14 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent, any other Secured Party or the Grantor, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent, any other Secured Party or the Grantor of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent, such other Secured Party or the Grantor would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

            14. Waivers and Amendments; Successors and Assigns. None of the terms or provisions of this Agreement may be amended, supplemented, waived or otherwise modified except by a written instrument executed by the Grantor and the Administrative Agent, provided that, if requested by the Grantor, any provision of this Agreement for the benefit of the Administrative Agent and/or the other Secured Parties may be waived by the Administrative Agent in a written letter or agreement executed by the Administrative Agent or by telex or facsimile transmission from the Administrative Agent. This Agreement shall be binding upon and shall inure to the benefit of the Grantor and its successors and assigns, and the Administrative Agent and the other Secured Parties and their respective successors, indorsees, transferees and assigns, except that (other than in accordance with subsection 8.5 of the Senior Secured Credit Agreement) the Grantor shall not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

            15. Notices. All notices, requests and demands to or upon the respective parties hereto shall be made in accordance with subsection 11.2 of the Senior Secured Credit Agreement. The Administrative Agent, the Secured Parties and the Grantor may change their respective addresses and transmission numbers for notices by notice in the manner provided in this Section 15.

            16. Authority of Administrative Agent. The Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the other Secured Parties, be governed by the Senior Secured Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and such Grantor, the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and such Grantor shall not be under any obligation to make any inquiry respecting such authority.

            17. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

            18. Release of Collateral and Termination. (a) This Agreement shall remain in full force and effect and be binding in accordance with and to the extent of its terms and the security interest created by this Agreement shall not be released until the payment in full of the Loans, the Reimbursement Obligations and the other Obligations then due and owing shall have occurred, the Revolving Credit Commitments shall have been terminated and any Letters of Credit shall have expired or been terminated or returned to the Issuing Lender, at which time the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and the Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantor, provided that if any payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Grantor or any other Loan Party, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or a trustee or similar officer for, the Grantor or any other Loan Party or any substantial part of its property, or otherwise, this Agreement, all rights hereunder and the Liens created hereby shall continue to be effective, or be reinstated, as though such payments had not been made. Upon request of the Grantor following any such termination, the Administrative Agent shall reassign (at the sole cost and expense of such Grantor) to such Grantor any Collateral held by the Administrative Agent hereunder, and execute and deliver (at the sole cost and expense of such Grantor) to such Grantor such documents as such Grantor shall reasonably request to evidence such termination and reassignment.

            (b) If any of the Collateral shall be sold, transferred or otherwise disposed of by the Grantor in a transaction permitted by the Senior Secured Credit Agreement, then the Administrative Agent shall execute and deliver to the Grantor (at the sole cost and expense of such Grantor) all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral.

            19. Incorporation of Provisions of Guarantee and Collateral Agreement. The Grantor hereby acknowledges and affirms that the rights and remedies of the Administrative Agent with respect to the security interest in the Collateral made and granted hereby are more fully set forth in the Guarantee and Collateral Agreement, the terms, conditions and other provisions of which, in so far as they relate to the Collateral, such security interest and such rights and remedies, are incorporated by reference herein as if fully set forth herein. Nothing in this Agreement shall defer or impair the attachment or perfection of any security interest in any collateral described in the Guarantee and Collateral Agreement which would attach or be perfected pursuant to the terms of the Guarantee and Collateral Agreement without action by the Grantor or any other Person.

            20. Interpretation. In the event of a conflict between any term of this Agreement and the terms of the Senior Secured Credit Agreement, the terms of the Senior Secured Credit Agreement shall control.

            21. Integration. This Agreement and the other Loan Documents represent the entire agreement of the Grantor and the Administrative Agent with respect to the subject matter hereof and there are no promises or representations by the Grantor, the Administrative Agent or any other Secured Party relative to the subject matter hereof not reflected or referred to herein or therein.

            22. Submission To Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

            (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgement in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the

      United States of America for the Southern District of New York, and appellate courts from any thereof;

            (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient forum and agrees not to plead or claim the same;

            (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Grantor or the applicable Secured Party, as the case may be, at the address referred to in Section 15 or at such other address of which the Administrative Agent and the Grantor shall have been notified pursuant thereto;

            (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

            (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 22 any punitive damages.

            23. WAIVER OF JURY TRIAL. THE GRANTOR AND THE ADMINISTRATIVE AGENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

            24. Counterparts. This Agreement may be executed and acknowledged by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

            IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.


                                      [GRANTOR]


                                      By:   __________________________
                                            Title:




ACKNOWLEDGED AND AGREED AS OF
THE DATE HEREOF BY:

THE CHASE MANHATTAN BANK, as Administrative Agent


By:__________________________________________________
   Title:

STATE OF NEW YORK       )
                        ) ss.:
COUNTY OF NEW YORK      )


            On the ___________ day of _________, 1997, before me personally came ______________ to me known, who, being by me duly sworn, did depose and say he resides at ____________________________________________________________________
____________________________ and that he is the_________________________________
of [GRANTOR], the corporation described in and which executed the above instrument; that he has been authorized to execute said instrument on behalf of said corporation; and that he signed said instrument on behalf of said corporation pursuant to said authority.


                                  --------------------------
                                  Notary Public

[Notarial Seal]

STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF NEW YORK  )

      On the _______ day of _________, 1997, before me personally came ____________ to me known, who, being by me duly sworn, did depose and say he resides at ____________________________________________________________________
___________________________ and that he is the ________________________________
of THE CHASE MANHATTAN BANK, the national banking association described in and which executed the above instrument; that he has been authorized to execute said instrument on behalf of said association; and that he has signed said instrument on behalf of said association pursuant to said authority.


                                  --------------------------
                                  Notary Public

[Notarial Seal]

                                                                      Schedule I




                        TRADEMARKS AND TRADEMARK LICENSES

                                                                     Schedule II


                           PATENTS AND PATENT LICENSES

                                                                    Schedule III


                           EXISTING SECURITY INTERESTS

                                                              EXHIBIT D TO
                                                              CREDIT AGREEMENT


                                                                    [California]
Recording requested by, and when
recorded, please return to:

Simpson Thacher & Bartlett
  a partnership which includes
  professional corporations
425 Lexington Avenue
New York, New York  10017

ATTN: Emily R. Steinman, Esq.


THIS INSTRUMENT IS TO BE INDEXED IN THE OFFICE OF THE LOS ANGELES
COUNTY RECORDS AS BOTH A DEED OF TRUST AND A FIXTURE FILING






                          DEED OF TRUST, ASSIGNMENT OF
                           RENTS AND LEASES, SECURITY
                          AGREEMENT AND FIXTURE FILING


                                      from


                         EV INTERNATIONAL, INC., Grantor


                                       to


                    CHICAGO TITLE INSURANCE COMPANY, Trustee
                                 for the use and
                                   benefit of

         THE CHASE MANHATTAN BANK, as Administrative Agent, Beneficiary


                          DATED AS OF FEBRUARY __, 1997

                                                                    [California]



                       DEED OF TRUST, ASSIGNMENT OF RENTS
                AND LEASES, SECURITY AGREEMENT AND FIXTURE FILING



                  THIS DEED OF TRUST, ASSIGNMENT OF RENTS AND LEASES, SECURITY AGREEMENT AND FIXTURE FILING, dated as of February __, 1997 is made by EV INTERNATIONAL, INC., a Delaware corporation, as successor by merger and name change to LFE Corporation ("GRANTOR"), whose address is 600 Cecil Street, Buchanan, Michigan 49107, to CHICAGO TITLE INSURANCE COMPANY, a ____________ corporation, ("TRUSTEE") whose address is ___________________________________for the use and benefit of THE CHASE MANHATTAN BANK, a New York banking corporation whose address is 270 Park Avenue, New York, New York 10017, as Administrative Agent (in such capacity, "BENEFICIARY") for the several banks and other financial institutions (the "LENDERS") from time to time parties to the Credit Agreement dated as of February __, 1997, (as the same may be amended, supplemented, waived or otherwise modified from time to time the "SENIOR SECURED CREDIT AGREEMENT") among Gulton Acquisition Corp., a Delaware corporation ("BORROWER"), the Lenders and Beneficiary. References to this "Deed of Trust" shall mean this instrument and any and all renewals, modifications, amendments, supplements, extensions, consolidations, substitutions, spreaders and replacements of this instrument. Capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the Senior Secured Credit Agreement.

                                   Background

                  A. Gulton Holdings Corp., a Delaware corporation which, on or after the Effective Date, will be renamed EVI Audio Holding, Inc. ("HOLDINGS") and Borrower, its direct Wholly Owned Subsidiary, are newly formed companies organized by an investor group led by Greenwich Street Capital Partners, Inc., a Delaware corporation ("GSCP").

                  B. Borrower acquired Gulton Industries Inc., a Delaware corporation ("GII") which was a subsidiary of Mark IV Industries, Inc. ("MARK IV") through the purchase from Mark IV and Mark IV PLC of the capital stock of GII (the "ACQUISITION") pursuant to the Stock Purchase Agreement, dated as of December 12, 1996, by and among Mark IV, Mark IV PLC and Borrower (as amended, supplemented, waived or otherwise modified from time to time in accordance with the Senior Secured Credit Agreement, the "STOCK PURCHASE AGREEMENT").

                  C. Borrower merged with and into GII (the "FIRST MERGER"), and GII as surviving corporation of the First Merger merged (the "SECOND MERGER"; the First Merger together with the Second Merger, the "MERGERS") with and into Electro-Voice, Incorporated, a Delaware corporation and a Wholly Owned Subsidiary of GII, which was thereupon renamed EV International, Inc.

                  D. In order to (i) finance a portion of the Acquisition Consideration, (ii) refinance a portion of the existing indebtedness of GII and its subsidiaries, (iii) pay certain fees, taxes and expenses related to (x) the Acquisition and the financing thereof and (y) the refinancing of such existing indebtedness of GII and its subsidiaries and (iv) finance the working capital and other business requirements of Grantor and its subsidiaries following the consummation of the Acquisition and the Merger, Acquisition Co. has requested that the Lenders make the Loans and issue and participate in the Letters of Credit in accordance with the terms of the Senior Secured Credit Agreement.

                  E. Grantor is the owner of the parcel(s) of real property described on Schedule A attached hereto (such real property, together with all of the buildings, improvements, structures and fixtures now or subsequently located thereon (the "IMPROVEMENTS"), being collectively referred to as the "REAL ESTATE").

                  F. Pursuant to the terms of the Senior Secured Credit Agreement, the Lenders have agreed, among other things, to make the Loans and the Issuing Lender has agreed to issue, and the L/C Participants have agreed to acquire undivided participating interests in, the Letter(s) of Credit for the account of the Borrower upon the terms and subject to the conditions set forth in the Senior Secured Credit Agreement which conditions include the grant by Grantor to Beneficiary of a first lien upon and perfected security interest in, among other things, all estate, right, title and interest of Grantor in and to the Real Estate pursuant to the terms hereof.

                  G. Grantor is the successor by merger to Borrower, and it is to the advantage and benefit of Grantor that the Lenders make the Loans to Borrower.

                                Granting Clauses

                  For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor agrees that to secure:

                  (a) the repayment of principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Loan Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans (as they may be evidenced by the Notes from time to time) and all other obligations (including the Reimbursement Obligations) and liabilities of Grantor to Beneficiary, the Issuing Lender and the Lenders, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with, the Senior Secured Credit Agreement, the Loans, the Letters of Credit, the Security Documents, any Guarantee Obligation of Grantor as to which any Lender is a beneficiary, any Permitted Hedging Arrangement with any Lender or any banking affiliate of any Lender (whether entered into directly, or guaranteed, by Grantor), the Guarantee and Collateral Agreement dated as of February __, 1997 between Grantor, Holdings and Beneficiary (the "GUARANTEE") or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees, charges and disbursements of counsel to the Administrative Agent, the Issuing Lender or any Lender that are required to be paid by any Loan Party pursuant to the Senior Secured Credit Agreement) (the items set forth above being referred to collectively as the "INDEBTEDNESS"); and

                  (b) the performance of all covenants, agreements, obligations and liabilities of Grantor (the "OBLIGATIONS") under or pursuant to the provisions of the Senior Secured Credit Agreement, the Loans, this Deed of Trust, the Guarantee, any other document securing payment of the Indebtedness (the "SECURITY DOCUMENTS") and any amendments, supplements, extensions, renewals, restatements, replacements or modifications of any of the foregoing (the Senior Secured Credit Agreement, the Loans, the Letters of Credit, this Deed of Trust, the Guarantee and all other documents and instruments from time to time evidencing, securing or guaranteeing the payment of the Indebtedness or the performance of the Obligations, as any of the same may be amended, supplemented, extended, renewed, restated, replaced or modified from time to time, are collectively referred to as the "LOAN DOCUMENTS");

GRANTOR HEREBY IRREVOCABLY GRANTS, TRANSFERS AND ASSIGNS TO TRUSTEE, IN TRUST, WITH POWER OF SALE, THE FOLLOWING:

                  (A)  the Real Estate;

                  (B) all the estate, right, title, claim or demand whatsoever of Grantor, in possession or expectancy, in and to the Real Estate or any part thereof;

                  (C) all right, title and interest of Grantor in, to and under all easements, rights of way, gores of land, streets, ways, alleys, passages, sewer rights, waters, water courses, water and riparian rights, development rights, air rights, mineral rights and all estates, rights, titles, interests, privileges, licenses, tenements, hereditaments and appurtenances belonging, relating or appertaining to the Real Estate, and any reversions, remainders, rents, issues, profits and revenue thereof and all land lying in the bed of any street, road or avenue, in front of or adjoining the Real Estate to the center line thereof;

                  (D) all right, title and interest of Grantor in and to all of the fixtures, chattels, business machines, machinery, apparatus, equipment, furnishings, fittings and articles of personal property of every kind and nature whatsoever, and all appurtenances and additions thereto and substitutions or replacements thereof (together with, in each case, attachments, components, parts and accessories) currently owned or subsequently acquired by Grantor and now or subsequently attached to, or contained in or used or usable in any way in connection with any operation or letting of the Real Estate, including but without limiting the generality of the foregoing, all screens, awnings, shades, blinds, curtains, draperies, artwork, carpets, rugs, storm doors and windows, furniture and furnishings, heating, electrical, and mechanical equipment, lighting, switchboards, plumbing, ventilating, air conditioning and air-cooling apparatus, refrigerating, and incinerating equipment, escalators, elevators, loading and unloading equipment and systems, stoves, ranges, laundry equipment, cleaning systems (including window cleaning apparatus), telephones, communication systems (including satellite dishes and antennae), televisions, computers, sprinkler systems and other fire prevention and extinguishing apparatus and materials, security systems, motors, engines, machinery, pipes, pumps, tanks, conduits, appliances, fittings and fixtures of every kind and description (all of the foregoing in this paragraph (D) being referred to as the "EQUIPMENT");

                  (E) all right, title and interest of Grantor in and to all substitutes and replacements of, and all additions and improvements to, the Real Estate and the Equipment, subsequently acquired by or released to Grantor or constructed, assembled or placed by Grantor on the Real Estate, immediately upon such acquisition, release, construction, assembling or placement, including, without limitation, any and all building materials to be used by Grantor whether stored at the Real Estate or offsite, and, in each such case, without any further mortgage, conveyance, assignment or other act by Grantor;

                  (F) all right, title and interest of Grantor in, to and under all leases, subleases, underlettings, concession agreements, management agreements, licenses and other agreements relating to the use or occupancy of the Real Estate or the Equipment or any part thereof, now existing or subsequently entered into by Grantor and whether written or oral and all guarantees of any of the foregoing (collectively, as any of the foregoing may be amended, restated, extended, renewed or modified from time to time, the "LEASES"), and all rights of Grantor in respect of cash and securities deposited thereunder and the right to receive and collect the revenues, income, rents, issues and profits thereof, together with all other rents, royalties, issues, profits, revenue, income and other benefits arising from the use and enjoyment of the Trust Property (as defined below) (collectively, the "RENTS");

                  (G) all books and records relating to or used in connection with the operation of the Real Estate or the Equipment or any part thereof;

                  (H) all right, title and interest of Grantor, to the extent assignable, in and to (i) all unearned premiums under insurance policies now or subsequently obtained by

         Grantor relating to the Real Estate or Equipment, (ii) any such insurance policies, (iii) all proceeds of any such insurance policies (including title insurance policies) including the right to collect and receive such proceeds, subject to the provisions relating to insurance generally set forth below, and (iv) all awards and other compensation, including the interest payable thereon and the right to collect and receive the same, made to the present or any subsequent owner of the Real Estate or Equipment for the taking by eminent domain, condemnation or otherwise, of all or any part of the Real Estate or any easement or other right therein, subject to the provisions relating to condemnation awards generally set forth below;

                  (I) all right, title and interest of Grantor, to the extent assignable, in and to (i) all contracts from time to time executed by Grantor or any manager or agent on its behalf relating to the ownership, construction, maintenance, repair, operation, occupancy, sale or financing of the Real Estate or Equipment or any part thereof and all agreements relating to the purchase or lease of any portion of the Real Estate or any property which is adjacent or peripheral to the Real Estate, together with the right to exercise such options (collectively, the "CONTRACTS"), (ii) all consents, licenses, building permits, certificates of occupancy and other governmental approvals relating to construction, completion, occupancy, use or operation of the Real Estate or any part thereof (collectively, the "PERMITS") and
         (iii) all drawings, plans, specifications and similar or related items relating to the Real Estate (collectively, the "PLANS");

                  (J) any and all monies now or subsequently on deposit for the payment of real estate taxes or special assessments against the Real Estate or for the payment of premiums on insurance policies covering the foregoing property or otherwise on deposit with or held by Beneficiary as provided in this Deed of Trust;

                  (K) all accounts and revenues arising from the operation of the Improvements; and

                  (L)  all proceeds, both cash and noncash, of the foregoing;

                  (All of the foregoing property and rights and interests now owned or held or subsequently acquired by Grantor and described in the foregoing clauses (A) through (E) are collectively referred to as the "PREMISES", and those described in the foregoing clauses (A) through (L) are collectively referred to as the "TRUST PROPERTY").

                  TO HAVE AND TO HOLD the Trust Property and the rights and privileges hereby granted unto Trustee, its successors and assigns for the uses and purposes set forth, until the Indebtedness is fully paid and the Obligations fully performed or as otherwise expressly provided in the Section of this Deed of Trust entitled "Release of Deed of Trust".

                              Terms and Conditions

                  Grantor further represents, warrants, covenants and agrees with Trustee and Beneficiary as follows:

                  1. Warranty of Title. Grantor warrants that Grantor has good title to the Real Estate in fee simple and good title to the rest of the Trust Property, subject only to the matters that are set forth in Schedule B of the title insurance policy or policies being issued to Beneficiary to insure the lien of this Deed of Trust and Liens expressly permitted under the Senior Secured Credit Agreement (collectively, the "PERMITTED EXCEPTIONS") and Grantor shall warrant, defend and preserve such title and the rights granted by this Deed of Trust with respect thereto against all claims of all persons and entities. Grantor further warrants that it has the right to grant this Deed of Trust.

                  2. Payment of Indebtedness. Grantor shall pay the Indebtedness at the times and places and in the manner specified in the Senior Secured Credit Agreement and shall perform all the Obligations.

                  3. Requirements. (a) Grantor shall promptly comply with, or cause to be complied with, and conform to all present and future laws, statutes, codes, ordinances, orders, judgments, decrees, rules, regulations and requirements, and irrespective of the nature of the work to be done, of each of the United States of America, any State and any municipality, local government or other political subdivision thereof and any agency, department, bureau, board, commission or other instrumentality of any of them, now existing or subsequently created (collectively, "GOVERNMENTAL AUTHORITY") which has jurisdiction over the Trust Property and all covenants, restrictions and conditions now or later of record which may be applicable to any of the Trust Property, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of any of the Trust Property, except to the extent that failure to comply therewith, in the aggregate, would not reasonably be expected to have a Material Adverse Effect. All present and future laws, statutes, codes, ordinances, orders, judgments, decrees, rules, regulations and requirements of every Governmental Authority applicable to Grantor or to any of the Trust Property and all covenants, restrictions, and conditions which now or later may be applicable to any of the Trust Property are collectively referred to as the "LEGAL REQUIREMENTS".

                  (b) From and after the date of this Deed of Trust, except as expressly permitted under the Senior Secured Credit Agreement or herein, Grantor shall not by act or omission permit, other than Permitted Exceptions, any building or other improvement on any premises not subject to this Deed of Trust to rely on the Premises or any part thereof or any interest therein to fulfill any Legal Requirement, and Grantor hereby assigns to Beneficiary any and all rights to give consent for all or any portion of the Premises or any interest therein to be so used. Grantor shall not by act or omission impair the integrity of any of the Real Estate as a single zoning lot separate and apart from all other premises. Grantor represents that each parcel of the Real Estate constitutes a legally subdivided lot, in compliance with all subdivision laws and similar Legal Requirements, except to the extent that failure to comply therewith, in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Any act or omission by Grantor which would result in a violation of any of the provisions of this subsection shall be void.

                  4. Payment of Taxes and Other Impositions. (a) Except as expressly permitted under the Senior Secured Credit Agreement, Grantor, prior to delinquency, shall pay and discharge all taxes of every kind and nature (including, without limitation, all real and personal property, income, franchise, withholding, transfer, gains, profits and gross receipts taxes), all charges for any easement or agreement maintained for the benefit of any of the Trust Property, all general and special assessments, levies, permits, inspection and license fees, all water and sewer rents and charges and all other public charges even if unforeseen or extraordinary, imposed upon or assessed against or which may become a lien on any of the Trust Property, or arising in respect of the occupancy, use or possession thereof, together with any penalties or interest on any of the foregoing (all of the foregoing are collectively referred to as the "IMPOSITIONS"). Grantor shall within 30 days after the request of Beneficiary deliver to Beneficiary (i) original or copies of receipted bills and cancelled checks or other evidence of payment of such Imposition if it is a real estate tax or other public charge and (ii) evidence acceptable to Beneficiary in its reasonable discretion showing the payment of any other such Imposition. If by law any Imposition, at Grantor's option, may be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Grantor may elect to pay such Imposition in such installments and shall be responsible for the payment of such installments with interest, if any.

                  (b) Nothing herein shall affect any right or remedy of Trustee or Beneficiary under this Deed of Trust or otherwise, without notice or demand to Grantor, to pay any Imposition after the date such Imposition shall have become delinquent, and to add to the Indebtedness the amount so paid, together with interest from the time of payment at the rate of interest described in paragraph 4.1(c) of the Senior Secured Credit Agreement (the "DEFAULT RATE"). Any sums paid by Trustee or Beneficiary in discharge of any Impositions shall be
(i) a charge on the Premises secured hereby prior to any right or title to, interest in, or claim upon the Premises subordinate to the lien of this Deed of Trust, and (ii) payable on demand by Grantor to Trustee or Beneficiary, as the case may be, together with interest at the Default Rate as set forth above.

                  (c) Grantor shall not claim, demand or be entitled to receive any credit or credits toward the satisfaction of this Deed of Trust or on any interest payable thereon for any taxes assessed against the Trust Property or any part thereof, and shall not claim any deduction from the taxable value of the Trust Property by reason of this Deed of Trust.

                  (d) Grantor shall have the right pursuant to subsection 7.3 of the Senior Secured Credit Agreement to contest in good faith to the amount or validity of any Imposition by appropriate proceedings diligently conducted with reserves in conformity with GAAP, provided that Grantor shall demonstrate to Beneficiary's reasonable satisfaction that such proceedings shall operate conclusively to prevent the sale of the Trust Property, or any part thereof, to satisfy such Imposition prior to final determination of such proceedings.

                  (e) Upon written notice to Grantor, Beneficiary during the continuance of an Event of Default (as defined below) shall be entitled to require Grantor to pay monthly in advance to Beneficiary the equivalent of 1/12th of the estimated annual Impositions. Beneficiary may commingle such funds with its own funds but Grantor shall be entitled to interest thereon at a rate mutually agreed upon by Grantor and Beneficiary.

                  5. Insurance. (a) Grantor shall maintain or cause to be maintained on all of the Premises:

                  (i) property insurance against loss or damage by fire, lightning, windstorm, tornado, water damage, flood, earthquake and by such other further risks and hazards as now are or subsequently may be covered by an "all risk" policy or a fire policy covering "special" causes of loss (provided, however, that the maintenance of insurance against earthquake, windstorm, flood and freeze risks shall be subject to availability of such insurance coverage on commercially reasonable terms). The policy shall include building ordinance law endorsements and the policy limits shall be automatically reinstated after each loss (other than with respect to flood and earthquake coverage which shall be reinstated on a commercially reasonable basis);

                  (ii) commercial general liability insurance under a policy including the "broad form CGL endorsement" (or which incorporates the language or similar language of such endorsement), covering all claims for personal injury, bodily injury or death, or property damage, subject to standard policy terms, conditions and exclusions, occurring on, in or about the Premises in an amount not less than $10,000,000 combined single limit with respect to personal injury, bodily injury or death, or property damage, relating to any one occurrence plus such excess limits as Beneficiary shall reasonably request from time to time;

                  (iii) when and to the extent reasonably required by Beneficiary, insurance against loss or damage by any other risk commonly insured against by persons occupying or using like properties in the locality or localities in which the Real Estate is situated;

                  (iv) during the course of any construction or repair of Improvements, commercial general liability insurance under a policy including the "broad form CGL endorsement" (or which incorporates the language or similar language of such endorsement), (including coverage for elevators and escalators, if any). The policy shall include coverage for independent contractors and completed operations. The completed operations coverage shall stay in effect for two years after construction of any Improvements has been completed. The policy shall provide coverage on an occurrence basis against claims for personal injury, including, without limitation, bodily injury and death, and property damage resulting from Grantor's negligence or other behavior for which Grantor may be adjudged tortiously liable, subject to standard policy terms, conditions and exclusions, occurring on, in or about the Premises and the adjoining streets, sidewalks and passageways, such insurance to afford immediate minimum protection to a limit of not less than that reasonably required by Beneficiary with respect to personal injury, bodily injury or death to any one or more persons or damage to property;

                  (v) during the course of any construction or repair of the Improvements, workers' compensation insurance (including employer's liability insurance) for all employees of Grantor engaged on or with respect to the Premises in such amounts no less than the limits established by law or in the case of employer's liability insurance, no less than $500,000, provided that Grantor may self-insure any or all workers' compensation liabilities;

                  (vi) during the course of any construction, addition, alteration or repair of the Improvements, builder's risk completed value property insurance form against "all risks of physical loss" (subject to standard policy exclusions), including collapse, water damage, flood and earthquake and transit coverage, during construction or repairs of the Improvements, with deductible approved by Beneficiary in its reasonable discretion, in reporting form, covering the total replacement value of work performed and equipment, supplies and materials furnished (with an appropriate limit for soft costs in the case of construction); provided, however, that the maintenance of insurance against earthquake and flood risks shall be subject to availability of such insurance coverage on commercially reasonable terms;

                  (vii) boiler and machinery property insurance covering pressure vessels, air tanks, boilers, machinery, pressure piping, heating, air conditioning and elevator equipment and escalator equipment, provided the Improvements contain equipment of such nature, in such amounts as are reasonably satisfactory to Beneficiary but not less than the lesser of $1,000,000 or 10% of the value of the Improvements;

                  (viii) if any portion of the Premises are located in an area identified in the Federal Register as having special flood hazards by the Secretary of Housing and Urban Development or other applicable agency, flood insurance covering any parcel of the Trust Property which contains improvements in an amount satisfactory to Beneficiary in its reasonable discretion, but in no event less than the maximum limit of coverage available with respect to the particular type of property under the National Flood Insurance Act of 1968, as amended and with a term ending not later than the maturity of the Indebtedness and Beneficiary shall receive confirmation that Grantor has received the notice required pursuant to Section 208.8(e)(3) of Regulation H of the Board of Governors of The Federal Reserve System; and

                  (ix) such other insurance in such amounts as Beneficiary may reasonably request from time to time.

Each insurance policy (other than flood insurance written under the National Flood Insurance Act of 1968, as amended, in which case to the extent available) shall (i) provide that it shall not be cancelled, non-renewed or, in the case of property and boiler and machinery insurance, materially amended without 30-days' prior written notice to Beneficiary, (ii) with respect to all property insurance, subject to availability on commercially reasonable terms, provide for deductibles not to exceed $250,000, other than with respect to (a) flood, freeze, windstorm and earthquake perils for which deductibles shall not exceed the greater of $500,000 or 5% of values at risk per location involved in loss and (b) boiler and machinery coverage for which deductibles shall not exceed the greater of $500,000 or five times 100% of the daily time element value, contain a "Replacement Cost Endorsement" without any deduction made for depreciation and with no co-insurance penalty (or attaching an agreed amount endorsement satisfactory to Beneficiary in its reasonable discretion), with loss payable solely to Beneficiary (modified, if necessary and to the extent available under such policy, to provide that proceeds in the amount of replacement cost may be retained by Beneficiary without the obligation to rebuild) as its interest may appear, without contribution, under a "standard" or "New York" mortgagee clause acceptable to Beneficiary in its reasonable discretion and be written by insurance companies having an A.M. Best Company, Inc. rating of A- or higher and a financial size category of not less than VII, or otherwise as approved by Beneficiary in its reasonable discretion and (iii) contain a "manuscript" endorsement providing that Grantor may not unilaterally cancel such policy without Beneficiary's prior written consent. Liability insurance policies shall name Beneficiary as an additional insured and contain a waiver of subrogation against Beneficiary; all such policies shall indemnify and hold Beneficiary harmless from all liability claims occurring on, in or about the Premises and the adjoining streets, sidewalks and passageways, subject to standard policy terms, conditions and exclusions. The amounts of each insurance policy and the form of each such policy shall at all times be satisfactory to Beneficiary in its reasonable discretion. Each policy shall expressly provide that any proceeds which are payable to Beneficiary shall be paid by check payable to the order of Beneficiary only and requiring the endorsement of Beneficiary only. If any required insurance shall expire, be withdrawn, become void by breach of any condition thereof by Grantor or by any lessee of any part of the Trust Property or become void or unsafe by reason of the failure or impairment of the capital of any insurer, Grantor shall immediately obtain new or additional insurance satisfactory to Beneficiary in its reasonable discretion. Grantor shall not take out any separate or additional insurance which is contributing in the event of loss unless it is properly endorsed and otherwise satisfactory to Beneficiary in all respects in its reasonable discretion.

                  (b) Grantor shall deliver to Beneficiary an original of each insurance policy required to be maintained, or a certificate of such insurance acceptable to Beneficiary in its reasonable discretion, together with a copy of the declaration page for each such policy. Grantor shall (i) pay as they become due all premiums for such insurance, (ii) not later than seven days prior to the expiration of each policy to be furnished pursuant to the provisions of this Section , deliver a renewed policy or policies, or certificates of insurance acceptable to Beneficiary, in its reasonable discretion, or duplicate original or originals thereof. Upon the reasonable request of Beneficiary, Grantor shall cause its insurance underwriter or broker to certify to Beneficiary in writing that all the requirements of this Deed of Trust governing insurance have been satisfied.

                  (c) If Grantor is in default of its obligations to insure or deliver any such policy or policies, or certificates of insurance acceptable to Beneficiary, in its reasonable discretion, then Beneficiary, at its option and without notice, may effect such insurance from year to year, and pay the premium or premiums therefor, and Grantor shall pay to Beneficiary on demand such premium or premiums so paid by Beneficiary with interest from the time of payment at the Default Rate and the same shall be deemed to be secured by this Deed of Trust and shall be collectible in the same manner as the Indebtedness secured by this Deed of Trust.

                  (d) Grantor shall increase the amount of property insurance required to equal 100% replacement cost pursuant to the provisions of this Section at the time of each renewal of each policy (but not later than 12 months from the date of this Deed of Trust and each successive 12 month period to occur thereafter) by using the Morgan & Swift Building Cost Index to determine whether there shall have been an increase in the replacement value since the most recent adjustment and, if there shall have been such an increase, the amount of insurance required shall be adjusted accordingly.

                  (e) Grantor promptly shall in all material respects comply with and conform to (i) all provisions of each such insurance policy, and (ii) all requirements of the insurers applicable to Grantor or to any of the Trust Property or to the use, manner of use, occupancy, possession, operation, maintenance, alteration or repair of any of the Trust Property. Grantor shall not use or permit the use of the Trust Property in any manner which would permit any insurer to cancel any insurance policy or void coverage required to be maintained by this Deed of Trust.

                  (f) (i) If the Trust Property, or any part thereof, shall be destroyed or damaged by fire or any other casualty, whether insured or uninsured, or in the event any claim is made against Grantor for any personal injury, bodily injury or property damage incurred on or about the Premises, Grantor shall promptly give notice thereof to Beneficiary.

                  (ii) If the Trust Property is damaged by fire or other casualty and the cost to repair such damage is less than $1,000,000, then provided that no Event of Default shall have occurred and be continuing, Grantor shall have the right to adjust such loss, and the insurance proceeds relating to such loss may be paid over to Grantor; provided that Grantor shall, promptly after any such damage, repair such damage to the extent required by subsection 7.5 of the Senior Secured Credit Agreement regardless of whether any insurance proceeds have been received or whether such proceeds, if received, are sufficient to pay for the costs of repair.

                  (iii) If the Trust Property is damaged by fire or other casualty, and the cost to repair such damage exceeds the limit in
         Section 5(f)(ii) above, or if an Event of Default shall have occurred and be continuing, then Grantor authorizes and empowers Beneficiary, at Beneficiary's option and in Beneficiary's reasonable discretion, as attorney-in-fact for Grantor, to make proof of loss, to adjust and compromise any claim under any insurance policy, to appear in and prosecute any action arising from any policy, to collect and receive insurance proceeds and to deduct therefrom Beneficiary's reasonable expenses incurred in the collection process. Each insurance company concerned is hereby authorized and directed to make payment for such loss directly to Beneficiary. Beneficiary shall have the right to require Grantor to repair or restore the Trust Property to the extent required by subsection 7.5 of the Senior Secured Credit Agreement, and Grantor hereby designates Beneficiary as its attorney-in-fact for the purpose of making any election required or permitted under any insurance policy relating to such repair or restoration. The insurance proceeds or any part thereof received by Beneficiary may be applied by Beneficiary toward reimbursement of all reasonable costs and expenses of Beneficiary in collecting such proceeds, and the balance, at Beneficiary's option in its sole and absolute discretion, to the principal (to the installments in inverse order of maturity, if payable in installments) and interest due or to become due under the Notes, the Senior Secured Credit Agreement or the other Loan Documents, to fulfill any other Obligation of Grantor, to the restoration or repair of the property damaged, or released to Grantor. Application by Beneficiary of any insurance proceeds toward the last maturing installments of principal and interest due or to become due on the Loans shall not excuse Grantor from making any regularly scheduled payments due thereunder, nor shall such application extend or reduce the amount of such payments. In the event Beneficiary elects to release such proceeds to Grantor, Grantor shall be obligated to use such proceeds to restore or repair the Trust Property to the extent required by subsection 7.5 of the Senior Secured Credit Agreement.

                  (g) In the event of foreclosure of this Deed of Trust or other transfer of title to the Trust Property in extinguishment of the Indebtedness, all right, title and interest of Grantor in and to any insurance policies then in force, to the extent assignable or transferable, shall pass to the purchaser or grantee and Grantor hereby appoints Beneficiary its attorney-in-fact, in Grantor's name, to assign and transfer all such policies and proceeds to such purchaser or grantee.

                  (h) Upon written notice to Grantor, Beneficiary, during the continuance of an Event of Default, shall be entitled to require Grantor to pay monthly in advance to Beneficiary the equivalent of 1/12th of the estimated annual premiums due on such insurance. Beneficiary may commingle such funds with its own funds but Grantor shall be entitled to interest thereon at a rate mutually agreed upon by Grantor and Beneficiary.

                  (i) Grantor may maintain insurance required under this Deed of Trust by means of one or more blanket insurance policies maintained by Grantor; provided, however, that (A) any such policy shall specify, or Grantor shall furnish to Beneficiary a written statement from the insurer so specifying, the maximum amount of the total insurance afforded by such blanket policy that is allocated to the Premises and the other Trust Property and any sublimits and aggregates in such blanket policy applicable to the Premises and the other Trust Property, (B) each such blanket policy shall include an endorsement providing that, in the event of a loss resulting from an insured peril, insurance proceeds shall be allocated to the Trust Property in an amount equal to the coverages required to be maintained by Grantor as provided above (subject to applicable sublimits and aggregates) and (C) the protection afforded under any such blanket policy shall be no less than that which would have been afforded under a separate policy or policies relating only to the Trust Property (subject to applicable sublimits and aggregates).

                  6. Restrictions on Liens and Encumbrances. Except for the lien of this Deed of Trust and the Permitted Exceptions and except as otherwise permitted pursuant to the terms of the Senior Secured Credit Agreement, Grantor shall not further mortgage, nor otherwise encumber the Trust Property nor create or suffer to exist any lien, charge or encumbrance on the Trust Property, or any part thereof, whether superior or subordinate to the lien of this Deed of Trust and whether recourse or non-recourse.

                  7. Due on Sale and Other Transfer Restrictions. Except as may be otherwise expressly permitted under the Senior Secured Credit Agreement, Grantor shall not sell, transfer, convey or assign all or any portion of, or any interest in, the Trust Property.

                  8. Maintenance; No Alteration; Inspection; Utilities. (a) Grantor shall maintain or cause to be maintained all the Improvements in good condition and repair and shall not commit or suffer any waste of the Improvements. To the extent required under subsection 7.5 of the Senior Secured Credit Agreement, Grantor shall repair, restore, replace or rebuild promptly any part of the Premises which may be damaged or destroyed by any casualty whatsoever to a condition substantially equivalent to its condition prior to the damage or destruction. Except as permitted by the Senior Secured Credit Agreement, the Improvements shall not be demolished or materially altered, nor any material additions built, without the prior written consent of Beneficiary, provided that Grantor may make alterations or additions without the consent of Beneficiary that do not materially reduce the value of the Trust Property.

                  (b) Beneficiary and any persons authorized by Beneficiary shall, upon reasonable notice and at any reasonable time, have the right to enter and inspect the Premises and the right to inspect all work done, labor performed and materials furnished in and about the Improvements and the right to inspect and make copies, to the extent reasonable, of all books, contracts and records of Grantor relating to the Trust Property.

                  (c) Except as permitted under subsection 7.3 of the Senior Secured Credit Agreement, Grantor shall pay or cause to be paid prior to delinquency, all utility charges which are incurred for gas, electricity, water or sewer services furnished to the Premises and all other assessments or charges of a similar nature, whether public or private, affecting the Premises or any portion thereof, whether or not such assessments or charges are liens thereon.

                  9. Condemnation/Eminent Domain. Promptly upon obtaining knowledge of the institution of any proceedings for the condemnation of the Trust Property, or any portion thereof, Grantor will notify Beneficiary of the pendency of such proceedings. Grantor authorizes Beneficiary, at Beneficiary's option and in Beneficiary's reasonable discretion, as attorney-in-fact for Grantor, to commence, appear in and prosecute, in Beneficiary's or Grantor's name, any action or proceeding relating to any condemnation of the Trust Property, or any portion thereof, and to settle or compromise any claim in connection with such condemnation upon the occurrence and during the continuance of an Event of Default. If Beneficiary elects not to participate in such condemnation proceeding, then Grantor shall, at its expense, diligently prosecute any such proceeding and shall consult with Beneficiary, its attorneys and experts and cooperate with them in any defense of any such proceedings. All awards and proceeds of condemnation shall be applied in the same manner as insurance proceeds, and to the extent such awards and proceeds exceed $1,000,000 and no Event of Default shall have occurred and be continuing, such awards and proceeds shall be assigned to Beneficiary to be applied in the same manner as insurance proceeds, as provided above in subsection 5(f)(iii) above, and Grantor agrees to execute any such assignments of all such awards as Beneficiary may request.

                  10. Restoration. If Beneficiary elects or is required hereunder to release funds to Grantor for restoration of any of the Trust Property, then such restoration shall be performed in accordance with such conditions as Beneficiary shall impose in its reasonable discretion, and as are customarily imposed by construction lenders.

                  11. Leases. (a) Grantor shall not (i) execute an assignment or pledge of any Lease relating to all or any portion of the Trust Property other than in favor of Beneficiary, or (ii) without the prior written consent of Beneficiary, which consent shall not be unreasonably withheld or delayed, execute or permit to exist any Lease of any of the Trust Property, except for Permitted Exceptions and except as may be otherwise expressly permitted under the Senior Secured Credit Agreement.

                  (b) As to any Lease consented to by Beneficiary under subsection 11(a) above, Grantor shall:

                  (i) promptly perform in all material respects all of the provisions of the Lease on the part of the lessor thereunder to be performed;

                  (ii) promptly enforce all of the material provisions of the Lease on the part of the lessee thereunder to be performed;

                  (iii) appear in and defend any action or proceeding arising under or in any manner connected with the Lease or the obligations of Grantor as lessor or of the lessee thereunder;

                  (iv) exercise, within 5 business days after a reasonable request by Beneficiary, any right to request from the lessee a certificate with respect to the status thereof;

                  (v) promptly deliver to Beneficiary copies of any notices of default which Grantor may at any time forward to or receive from the lessee;

                  (vi) promptly deliver to Beneficiary a fully executed counterpart of the Lease; and

                  (vii) promptly deliver to Beneficiary, upon Beneficiary's reasonable request, if permitted under such Lease, an assignment of the Grantor's interest under such Lease.

                  (c) Grantor shall deliver to Beneficiary, within 10 business days after a reasonable request by Beneficiary, a written statement, certified by Grantor as being true, correct and complete, containing the names of all lessees and other occupants of the Trust Property, the terms of all Leases and the spaces occupied and rentals payable thereunder, and a list of all Leases which are then in default, including the nature and magnitude of the default; such statement shall be accompanied by such other information as Beneficiary may reasonably request.

                  (d) All Leases entered into by Grantor after the date hereof, if any, and all rights of any lessees thereunder shall be subject and subordinate in all respects to the lien and provisions of this Deed of Trust unless Beneficiary shall otherwise elect in writing.

                  (e) In the event of the enforcement by Beneficiary of any remedy under this Deed of Trust, the lessee under each Lease shall, if requested by Beneficiary or any other person succeeding to the interest of Beneficiary as a result of such enforcement, and if provided, at such lessee's request, with a nondisturbance agreement from Beneficiary or such person, attorn to Beneficiary or to such person and shall recognize Beneficiary or such successor in interest as lessor under the Lease without change in the provisions thereof; provided however, that Beneficiary or such successor in interest shall not be: (i) bound by any payment of an installment of rent or additional rent which may have been made more than 30 days before the due date of such installment; (ii) bound by any amendment or modification to the Lease made without the consent of Beneficiary or such successor in interest; (iii) liable for any previous act or omission of Grantor (or its predecessors in interest); (iv) responsible for any monies owing by Grantor to the credit of such lessee or subject to any credits, offsets, claims, counterclaims, demands or defenses which the lessee may have against Grantor (or its predecessors in interest); (v) bound by any covenant to undertake or complete any construction of the Premises or any portion thereof; or (vi) obligated to make any payment to such lessee other than any security deposit actually delivered to Beneficiary or such successor in interest. Each lessee or other occupant, upon request by Beneficiary or such successor in interest, shall execute and deliver an instrument or instruments confirming such attornment. In addition, Grantor agrees that each Lease entered into after the date of this Deed of Trust shall include language to the effect of subsections (d)-(e) of this Section and language to the effect that if any act or omission of Grantor would give any lessee under such Lease the right, immediately or after lapse of a period of time, to cancel or terminate such Lease, or to abate or offset against the payment of rent or to claim a partial or total eviction, such lessee shall not exercise such right until it has given written notice of such act or omission to Beneficiary and until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice without a remedy being effected; provided that the provisions of such subsections shall be self-operative and any failure of any Lease to include such language shall not impair the binding effect of such provisions on any lessee under such Lease.

                  12. Further Assurances/Estoppel Certificates. To further assure Beneficiary's and Trustee's rights under this Deed of Trust, Grantor agrees upon demand of Beneficiary or Trustee to do any act or execute any additional documents (including, but not limited to, security agreements on any personalty included or to be included in the Trust Property and a separate assignment of each Lease in recordable form) as may be reasonably required by Beneficiary or Trustee to confirm the rights or benefits conferred on Beneficiary or Trustee by this Deed of Trust.

                  13. Beneficiary's Right to Perform. If Grantor fails to perform any of the covenants or agreements of Grantor, Beneficiary or Trustee, without waiving or releasing Grantor from any obligation or default under this Deed of Trust, may, at any time (but shall be under no obligation to) pay or perform the same, and the amount or cost thereof, with interest at the Default Rate, shall immediately be due from Grantor to Beneficiary or Trustee (as the case may be) and the same shall be secured by this Deed of Trust and shall be an encumbrance on the Trust Property prior to any right, title to, interest in or claim upon the Trust Property attaching subsequent to the date of this Deed of Trust. No payment or advance of money by Beneficiary or Trustee under this Section shall be deemed or construed to cure Grantor's default or waive any right or remedy of Beneficiary or Trustee.

                  14. Events of Default. The occurrence of an Event of Default under the Senior Secured Credit Agreement shall constitute an Event of Default hereunder.

                  15. Remedies. (a) Upon the occurrence of any Event of Default, in addition to any other rights and remedies Beneficiary may have pursuant to the Loan Documents, or as provided by law, and without limitation, the Indebtedness and all other amounts payable with respect to the Loans, the Letters of Credit, the Senior Secured Credit Agreement, this Deed of Trust and the other Security Documents shall become due and payable as provided in the Senior Secured Credit Agreement. Except as expressly provided above in this Section , presentment, demand, protest and all other notices of any kind are hereby expressly waived. In addition, upon the occurrence of any Event of Default, Beneficiary may immediately take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Grantor and in and to the Trust Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such manner as Beneficiary may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Beneficiary:

                  (i) Enter upon and take possession of the Trust Property or any part thereof, with or without legal action, and do any acts which it deems necessary or desirable to preserve the value, marketability or rentability of the Trust Property, or any part thereof or the value of this Deed of Trust (including, without limitation, entering into new leases of all or any part of the Trust Property) and, with or without taking possession of the Trust Property, sue for or otherwise collect the rents, issues and profits thereof, including those past due and unpaid, and apply the same, less costs and expenses of operation and collection including reasonable attorneys' fees, upon the Indebtedness, all in such order as Beneficiary may determine. The entering upon and taking possession of the Trust Property, the collection of such rents, issues and profits and the application thereof as aforesaid, shall not cure or waive any default or notice of default hereunder or invalidate any act done in response to such default or pursuant to such notice of default and, notwithstanding the continuance in possession of the Trust Property or the collection, receipt and application of rents, issues or profits, Beneficiary shall be entitled to exercise every right provided for in any of the Loan Documents or by law.

                  (ii) Bring an action in any court of competent jurisdiction to foreclose this Deed of Trust or to enforce any of the covenants, terms or conditions hereof and Beneficiary shall have the right to specific performance, injunction and any other equitable right or remedy as though other remedies were not provided in this Deed of Trust.

                  (iii) Elect to cause the Trust Property or any part thereof to be sold as follows, Grantor hereby expressly waiving any right which it may have to direct the order in which any of the Trust Property may be sold:

                  (a) Beneficiary may proceed as if all of the Trust Property were real property, in accordance with subparagraph (c) below, or Beneficiary may elect to treat any of the Trust Property which consists of personal property, in accordance with the Section of this Deed of Trust entitled "Security Agreement Under Uniform Commercial Code", separate and apart from the sale of real property, the remainder of the Trust Property being treated as real property;

                  (b) Beneficiary may cause any such sale or other disposition to be conducted immediately following the expiration of any grace period, if any, herein provided or Beneficiary may delay any such sale or other disposition for such period of time as Beneficiary deems to be in its best interest. Should Beneficiary desire that more than one such sale or other disposition be conducted, Beneficiary may, at its option, cause the same to be conducted simultaneously, or successively on the same day, or at such different days or times and in such order as Beneficiary may deem to be in its best interest;

                  (c) Should Beneficiary elect to sell the Trust Property upon which Beneficiary elects to proceed under the laws governing foreclosure of or sales pursuant to Deeds of Trust, Beneficiary or Trustee shall give such notice of default and election to sell as may then be required by law. Thereafter, upon the expiration of such time and the giving of such notice of sale as may then be required by law, Trustee, at the time and place specified by the notice of sale, shall sell such Trust Property, or any portion thereof specified by Beneficiary, at public auction to the highest bidder for cash in lawful money of the United States, subject, however, to the provisions of the Section of this Deed of Trust entitled "Right of Beneficiary to Credit Sale". Trustee may, and upon request of Beneficiary shall, from time to time, postpone the sale by public announcement thereof at the time and place noticed therefor. If the Trust Property consists of several lots or parcels, Beneficiary may elect to sell the Trust Property either as a whole or in separate lots or parcels. If Beneficiary elects to sell in separate lots or parcels, Beneficiary may designate the order in which such lots or parcels shall be offered for sale or sold. Any person, including Grantor, Trustee or Beneficiary, may purchase at the sale. Upon any sale, Trustee shall execute and deliver to the purchaser or purchasers a deed or deeds conveying the property so sold, but without any covenant or warranty whatsoever, express or implied, whereupon such purchaser or purchasers shall be let into immediate possession;

                  (d) In the event of a sale or other disposition of any such property, or any part thereof, and the execution of a deed or other conveyance pursuant thereto, the recitals therein of facts, such as an Event of Default, the giving of notice of default and notice of sale, demand that such sale should be made, postponement of sale, terms of sale, sale, purchase, payments of purchase money, and any other fact affecting the regularity or validity of such sale or disposition shall be conclusive proof of the truth of such facts; and any such deed or conveyance shall be conclusive against all persons as to such facts recited therein;

                  (e) Beneficiary and/or Trustee shall apply the proceeds of any sale or disposition hereunder in the order as provided in the Section of this Deed of Trust entitled "Sale of the Properties; Application of Proceeds"; and

             (iv) Exercise all other rights and remedies provided herein, in the other Loan Documents or otherwise available at law or equity.

                  16. Sale of the Properties; Application of Proceeds. (a) Subject to the requirements of applicable law, the proceeds or avails of any foreclosure sale and all moneys received by Beneficiary pursuant to any right given or action taken under the provisions of this Deed of Trust shall be applied as follows:

                  First: To the payment of the costs and expenses of any such sale or other enforcement proceedings in accordance with the terms hereof and of any judicial proceeding wherein the same may be made, and in addition thereto, reasonable compensation to Beneficiary, its agents and counsel, and all actual out of pocket expenses, advances, liabilities and sums made or furnished or incurred by Beneficiary or the holder of this Deed of Trust under this Deed of Trust and the other Loan Documents, together with interest at the Default Rate (or such lesser amount as may be the maximum amount permitted by law), and all taxes, assessments or other charges, except any taxes, assessments or other charges subject to which the Trust Property shall have been sold;

                  Second: To the payment of the aggregate amount when due, owing and unpaid (whether by acceleration or otherwise) upon the Indebtedness for principal and interest; and in case such proceeds shall be insufficient to pay in full the whole aggregate amount so due and unpaid, then first, to the payment of all amounts of interest at the time due and payable on the Indebtedness, without preference or priority of any installment of interest over any other installment of interest, and with payment of interest on the Notes and other instruments evidencing the Indebtedness being applied pro rata based on the amount of interest then due pursuant to the Notes, the Senior Secured Credit Agreement and other instrument evidencing the Indebtedness, and second, to the payment of all amounts of principal, with payment of principal due under the Notes, the Senior Secured Credit Agreement and other instruments evidencing the Indebtedness being applied pro rata based on the amount of principal due under the Notes, the Senior Secured Credit Agreement and other instrument evidencing the Indebtedness; all such payments of principal and interest to be made ratably to the holders entitled thereto.

                  Third: To the payment of any other sums required to be paid by Grantor pursuant to any provision of this Deed of Trust, or any other Loan Document.

                  Fourth: To the payment of the surplus, if any, to whomsoever may be lawfully entitled to receive the same.

                  17.      Trustee's Powers and Liabilities.

                  (a) Powers of Trustee. At any time or from time to time, without liability therefor and without notice, upon the written request of Beneficiary and presentation of the Notes and the other instruments evidencing the indebtedness and this Deed of Trust for endorsement, without affecting the personal liability of any person for the payment of the indebtedness secured hereby, and without affecting the lien of this Deed of Trust upon the Trust Property for the full amount of all amounts secured hereby, Trustee may (i) reconvey all or any part of the Trust Property, (ii) consent to the making of any map or plat thereof, (iii) join in granting any easement thereon or in creating any covenants or conditions restricting use or occupancy thereof, or
(iv) join in any extension agreement or in any agreement subordinating the lien or charge hereof.

                  (b) Reconveyance. Upon written request of Beneficiary stating that all sums secured hereby have been paid, and upon surrender of this Deed of Trust and the Notes and the other instruments evidencing the Indebtedness to Trustee for cancellation and retention, and upon payment of its fees, Trustee shall reconvey, without warranty, the property then held hereunder. The recitals in any such reconveyance of any matters or facts shall be conclusive proof of the truth thereof. The grantee in such reconveyance may be described as "the person or persons legally entitled thereto."

                  (c) Trustee Notice. Trustee is not obligated to notify any party hereto of any pending sale under any other deed of trust or of any action or proceeding in which Grantor, Beneficiary or Trustee shall be a party, unless brought by Trustee.

                  (d) Compensation and Indemnification of Trustee. Trustee shall be entitled to reasonable compensation for all services rendered or expenses incurred in the administration or execution of the trusts hereby created and Grantor hereby agrees to pay the same. Trustee shall be indemnified, held harmless and reimbursed by Grantor for any liability, damage or expense, including reasonable attorneys' fees and amounts paid in settlement, which Trustee may incur or sustain in connection with this Deed of Trust or in the doing of any act which Trustee is required or permitted to do by the terms hereof or by law.

                  (e) Substitute Trustees. Beneficiary may substitute the Trustee hereunder in any manner now or hereafter provided by law, or in lieu thereof, Beneficiary may from time to time, by an instrument in writing, substitute a successor or successors to any Trustee named herein or acting hereunder, which instrument, executed and acknowledged by Beneficiary and recorded in the office of the recorder of the county or counties where the Trust Property is situated, shall be conclusive proof of proper substitution of such successor Trustee or Trustees, who shall thereupon, and without conveyance from the predecessor Trustee, succeed to all its title, estate, rights, powers and duties. Such instrument must contain the name of the original Grantor, Trustee and Beneficiary hereunder, the book and page where this Deed of Trust is recorded, the legal description of the Land and the name and address of the new Trustee.

                  (f) Acceptance by Trustee. The acceptance by Trustee of this trust shall be evidenced when this Deed of Trust, duly executed and acknowledged, is made a public record as provided by law.

                  (g) Trust Irrevocable; No Offset. The trust created hereby is irrevocable by Grantor. No offset or claim that Grantor now or may in the future have against Beneficiary shall relieve Grantor from paying installments or performing any other obligation herein or secured hereby.

                  (h) Corrections. Grantor will, upon request of Beneficiary or Trustee, promptly correct any defect, error or omission which may be discovered in the contents of this Deed of Trust or in the execution or acknowledgement hereof, and will execute, acknowledge and deliver such further instruments and do such further acts as may be necessary or as may be reasonably requested by Beneficiary or Trustee to carry out more effectively the purposes of this Deed of Trust, to subject to the lien and security interests hereby created any of Grantor's properties, rights or interest covered or intended to be covered hereby, and to perfect and maintain such lien and security interest.

                  18. Request for Notice. In accordance with California Civil Code Section 2924b, a request is hereby made by Grantor that a copy of any notice of default and a copy of any notice of sale under this Deed of Trust be mailed to Grantor at Grantor's address set forth in the first paragraph of this Deed of Trust.

                  19. Successor Grantor. In the event ownership of the Trust Property or any portion thereof becomes vested in a person other than the Grantor herein named, Beneficiary may, without notice to the Grantor herein named, whether or not Beneficiary has given written consent to such change in ownership, deal with such successor or successors in interest with reference to this Deed of Trust and the Indebtedness and the Obligations, and in the same manner as with the Grantor herein named, without in any way vitiating or discharging Grantor's liability hereunder or under the Indebtedness and the Obligations.

                  20. Right of Beneficiary to Credit Sale. Upon the occurrence of any sale made under this Deed of Trust, whether made under the power of sale or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Beneficiary may bid for and acquire the Trust Property or any part thereof. In lieu of paying cash therefor, Beneficiary may make settlement for the purchase price by crediting upon the Indebtedness or other sums secured by this Deed of Trust the net sales price after deducting therefrom the expenses of sale and the cost of the action and any other sums which Beneficiary is authorized to deduct under this Deed of Trust. In such event, this Deed of Trust, the Notes and other instruments evidencing the Indebtedness and any and all documents evidencing expenditures secured hereby may be presented to the person or persons conducting the sale in order that the amount so used or applied may be credited upon the Indebtedness as having been paid.

                  21. Appointment of Receiver. If an Event of Default shall have occurred and be continuing, Beneficiary as a matter of right and without notice to Grantor, unless otherwise required by applicable law, and without regard to the adequacy or inadequacy of the Trust Property or any other collateral as security for the Indebtedness and Obligations or the interest of Grantor therein, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers or other manager of the Trust Property, without requiring the posting of a surety bond and without reference to the adequacy or inadequacy of the value of the Trust Property or the solvency or insolvency of Grantor or any other party obligated for payment of all or any part of the Indebtedness, and whether or not waste has occurred with respect to the Trust Property. Grantor hereby irrevocably consents to such appointment and waives notice of any application therefor (except as may be required by law). Any such receiver or receivers shall have all the usual powers and duties of receivers in like or similar cases and all the powers and duties of Beneficiary in case of entry as provided in this Deed of Trust, including, without limitation and to the extent permitted by law, the right to enter into leases of all or any part of the Trust Property, and shall continue as such and exercise all such powers until the date of confirmation of sale of the Trust Property unless such receivership is sooner terminated.

                  22. Extension, Release, etc. (a) Without affecting the encumbrance or charge of this Deed of Trust upon any portion of the Trust Property not then or theretofore released as security for the full amount of the Indebtedness, Beneficiary may, from time to time and without notice, agree to
(i) release any person liable for the Indebtedness, (ii) extend the maturity or alter any of the terms of the Indebtedness or any guaranty thereof, (iii) grant other indulgences, (iv) release or reconvey, or cause to be released or reconveyed at any time at Beneficiary's option any parcel, portion or all of the Trust Property, (v) take or release any other or additional security for any obligation herein mentioned, or (vi) make compositions or other arrangements with debtors in relation thereto. If at any time this Deed of Trust shall secure less than all of the principal amount of the Indebtedness, it is expressly agreed that any repayments of the principal amount of the Indebtedness shall not reduce the amount of the encumbrance of this Deed of Trust until the encumbrance amount shall equal the principal amount of the Indebtedness outstanding.

                  (b) No recovery of any judgment by Beneficiary and no levy of an execution under any judgment upon the Trust Property or upon any other property of Grantor shall affect the encumbrance of this Deed of Trust or any liens, rights, powers or remedies of Beneficiary or Trustee hereunder, and such liens, rights, powers and remedies shall continue unimpaired.

                  (c) If Beneficiary shall have the right to foreclose this Deed of Trust or to direct the Trustee to exercise its power of sale, Grantor authorizes Beneficiary at its option to foreclose the lien of this Deed of Trust (or direct the Trustee to sell the Trust Property, as the case may be) subject to the rights of any tenants of the Trust Property. The failure to make any such tenants parties defendant to any such foreclosure proceeding and to foreclose their rights, or to provide notice to such tenants as required in any statutory procedure governing a sale of the Trust Property by Trustee, or to terminate such tenant's rights in such sale will not be asserted by Grantor as a defense to any proceeding instituted by Beneficiary to collect the Indebtedness or to foreclose this Deed of Trust.

                  (d) Unless expressly provided otherwise, in the event that Beneficiary's interest in this Deed of Trust and title to the Trust Property or any estate therein shall become vested in the same person or entity, this Deed of Trust shall not merge in such title but shall continue as a valid charge on the Trust Property for the amount secured hereby.

                  23. Security Agreement under Uniform Commercial Code. (a) It is the intention of the parties hereto that this Deed of Trust shall constitute a Security Agreement within the meaning of the Uniform Commercial Code (the "CODE") of the State in which the Trust Property is located, and Grantor hereby grants a security interest in all of the personal property of Grantor described in the Granting Clauses of this Deed of Trust. If an Event of Default shall occur under this Deed of Trust, then in addition to having any other right or remedy available at law or in equity, Beneficiary shall have the option of either (i) proceeding under the Code and exercising such rights and remedies as may be provided to a secured party by the Code with respect to all or any portion of the Trust Property which is personal property (including, without limitation, taking possession of and selling such property) or (ii) treating such property as real property and proceeding with respect to both the real and personal property constituting the Trust Property in accordance with Beneficiary's rights, powers and remedies with respect to the real property (in which event the default provisions of the Code shall not apply). If Beneficiary shall elect to proceed under the Code, then five days' notice of sale of the personal property shall be deemed reasonable notice and the reasonable expenses of retaking, holding, preparing for sale, selling and the like incurred by Beneficiary shall include, but not be limited to, reasonable attorneys' fees and legal expenses. At Beneficiary's request, during the continuance of an Event of Default, Grantor shall assemble the personal property and make it available to Beneficiary at a place designated by Beneficiary which is reasonably convenient to both parties.

                  (b) Grantor and Beneficiary agree, to the extent permitted by law, that: (i) all of the goods described within the definition of the word "Equipment" are or are to become fixtures on the Real Estate; (ii) this Deed of Trust upon recording or registration in the real estate records of the proper office shall constitute a financing statement filed as a "fixture filing" within the meaning of Sections 9-313 and 9-402 of the Code; (iii) Grantor is the record owner of the Real Estate; and (iv) the addresses of Grantor and Beneficiary are as set forth on the first page of this Deed of Trust.

                  (c) Grantor, upon request by Beneficiary from time to time, shall execute, acknowledge and deliver to Beneficiary one or more separate security agreements, in form satisfactory to Beneficiary in its reasonable discretion, covering all or any part of the Trust Property and will further execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, any financing statement, affidavit, continuation statement or certificate or other document as Beneficiary may request in order to perfect, preserve, maintain, continue or extend the security interest under and the priority of this Deed of Trust and such security instrument. Grantor further agrees to pay to Beneficiary on demand all reasonable costs and expenses incurred by Beneficiary in connection with the preparation, execution, recording, filing and re-filing of any such document and all reasonable costs and expenses of any record searches for financing statements Beneficiary shall reasonably require. If Grantor shall fail to furnish any financing or continuation statement within 10 days after request by Beneficiary, then pursuant to the provisions of the Code, Grantor hereby authorizes Beneficiary, without the signature of Grantor, to execute and file any such financing and continuation statements. The filing of any financing or continuation statements in the records relating to personal property or chattels shall not be construed as in any way impairing the right of Beneficiary to proceed against any personal property encumbered by this Deed of Trust as real property, as set forth above.

                  24. Assignment of Rents. Grantor hereby absolutely and unconditionally assigns, transfers, conveys and sets over to Beneficiary, the Rents as further security for the payment of the Indebtedness and performance of the Obligations, and Grantor grants to Beneficiary the right to enter the Trust Property for the purpose of collecting the same and to let the Trust Property or any part thereof and to apply the Rents on account of the Indebtedness. The foregoing assignment and grant is present and absolute and shall continue in effect until the Indebtedness is paid in full, but Beneficiary and Trustee hereby waive the right to enter the Trust Property for the purpose of collecting the Rents, letting the Trust Property or any part thereof or applying the Rents and Grantor shall be entitled to collect, receive, use and retain the Rents until the occurrence of an Event of Default under this Deed of Trust; such right of Grantor to collect, receive, use and retain the Rents may be revoked by Beneficiary upon the occurrence of any Event of Default under this Deed of Trust by giving not less than five days' written notice of such revocation to Grantor; in the event such notice is given, Grantor shall pay over to Beneficiary, or to any receiver appointed to collect the Rents, any lease security deposits, and shall pay monthly in advance to Beneficiary, or to any such receiver, the fair and reasonable rental value as determined by Beneficiary for the use and occupancy of the Trust Property or of such part thereof as may be in the possession of Grantor or any affiliate of Grantor, and upon default in any such payment Grantor and any such affiliate will vacate and surrender the possession of the Trust Property to Beneficiary or to such receiver, and in default thereof may be evicted by summary proceedings or otherwise. Grantor shall not accept prepayments of installments of Rent to become due for a period of more than one month in advance (except for security deposits and estimated payments of percentage rent, if any).

                  25. Trust Funds. All lease security deposits of the Real Estate shall be treated as trust funds not to be commingled with any other funds of Grantor. Within 10 days after request by Beneficiary, Grantor shall furnish Beneficiary satisfactory evidence of compliance with this subsection, together with a statement of all lease security deposits by lessees and copies of all Leases not previously delivered to Beneficiary under which such security deposits are held, which statement shall be certified by Grantor.

                  26. Additional Rights. The holder of any subordinate lien or subordinate deed of trust on the Trust Property shall have no right to terminate any Lease whether or not such Lease is subordinate to this Deed of Trust nor shall any holder of any subordinate lien or subordinate deed of trust join any tenant under any Lease in any trustee's sale or action to foreclose the lien or modify, interfere with, disturb or terminate the rights of any tenant under any Lease. By recordation of this Deed of Trust all subordinate lienholders and the trustees and beneficiaries under subordinate deeds of trust are subject to and notified of this provision, and any action taken by any such lienholder or trustee or beneficiary contrary to this provision shall be null and void. Upon the occurrence of any Event of Default, Beneficiary may, in its sole discretion and without regard to the adequacy of its security under this Deed of Trust, apply all or any part of any amounts on deposit with Beneficiary under this Deed of Trust against all or any part of the Indebtedness. Any such application shall not be construed to cure or waive any Default or Event of Default or invalidate any act taken by Beneficiary on account of such Default or Event of Default.

                  27. Changes in Method of Taxation. In the event of the passage after the date hereof of any law of any Governmental Authority deducting from the value of the Premises for the purposes of taxation any lien or deed of trust thereon, or changing in any way the laws for the taxation of mortgages or deeds of trust or debts secured thereby for federal, state or local purposes, or the manner of collection of any such taxes, and imposing a tax, either directly or indirectly, on mortgages or deeds of trust or debts secured thereby, the holder of this Deed of Trust shall have the right to declare the Indebtedness due on a date to be specified by not less than 30 days' written notice to be given to Grantor unless within such 30-day period Grantor shall assume as an Obligation hereunder the payment of any tax so imposed until full payment of the Indebtedness and such assumption shall be permitted by law.

                  28. Notices. All notices, requests, demands and other communications hereunder shall be deemed to have been sufficiently given or served when served in the same manner as set forth for notices in the Senior Secured Credit Agreement. The Trustee's address for notices shall be the Trustee's address given on the first page of this Deed of Trust.

                  29. No Oral Modification. This Deed of Trust may not be changed or terminated orally. Any agreement made by Grantor and Beneficiary after the date of this Deed of Trust relating to this Deed of Trust shall be superior to the rights of the holder of any intervening or subordinate deed of trust, lien or encumbrance. Trustee's execution of any written agreement between Grantor and Beneficiary shall not be required for the effectiveness thereof as between Grantor and Beneficiary.

                  30. Partial Invalidity. In the event any one or more of the provisions contained in this Deed of Trust shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, but each shall be construed as if such invalid, illegal or unenforceable provision had never been included. Notwithstanding to the contrary anything contained in this Deed of Trust or in any provisions of the Indebtedness or Loan Documents, the obligations of Grantor and of any other obligor under the Indebtedness or Loan Documents shall be subject to the limitation that Beneficiary shall not charge, take or receive, nor shall Grantor or any other obligor be obligated to pay to Beneficiary, any amounts constituting interest in excess of the maximum rate permitted by law to be charged by Beneficiary.

                  31. Grantor's Waiver of Rights. To the fullest extent permitted by law, Grantor waives the benefit of all laws now existing or that may subsequently be enacted providing for (i) any appraisement before sale of any portion of the Trust Property, (ii) any extension of the time for the enforcement of the collection of the Indebtedness or the creation or extension of a period of redemption from any sale made in collecting such debt and (iii) exemption of the Trust Property from attachment, levy or sale under execution or exemption from civil process. To the full extent Grantor may do so, Grantor agrees that Grantor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, exemption, extension or redemption, or requiring foreclosure of this Deed of Trust before exercising any other remedy granted hereunder and Grantor, for Grantor and its successors and assigns, and for any and all persons ever claiming any interest in the Trust Property, to the extent permitted by law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of the secured indebtedness and marshalling in the event of exercise by Trustee or Beneficiary of the power of sale or other rights hereby created.

                  32. Remedies Not Exclusive. Beneficiary and Trustee shall be entitled to enforce payment of the Indebtedness and performance of the Obligations and to exercise all rights and powers under this Deed of Trust or under any of the other Loan Documents or other agreement or any laws now or hereafter in force, notwithstanding some or all of the Indebtedness and Obligations may now or hereafter be otherwise secured, whether by deed of trust, mortgage, security agreement, pledge, lien, assignment or otherwise. Neither the acceptance of this Deed of Trust nor its enforcement, shall prejudice or in any manner affect Beneficiary's or Trustee's right to realize upon or enforce any other security now or hereafter held by Beneficiary or Trustee, it being agreed that Beneficiary and Trustee shall be entitled to enforce this Deed of Trust and any other security now or hereafter held by Beneficiary or Trustee in such order and manner as Beneficiary may determine in its absolute discretion. No remedy herein conferred upon or reserved to Trustee or Beneficiary is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Loan Documents to Beneficiary or Trustee or to which either may otherwise be entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Beneficiary or Trustee, as the case may be. In no event shall Beneficiary or Trustee, in the exercise of the remedies provided in this Deed of Trust (including, without limitation, in connection with the assignment of Rents, or the appointment of a receiver and the entry of such receiver on to all or any part of the Trust Property), be deemed a "mortgagee in possession," and neither Beneficiary nor Trustee shall in any way be made liable for any act, either of commission or omission, in connection with the exercise of such remedies.

                  33. Multiple Security. If (a) the Premises shall consist of one or more parcels, whether or not contiguous and whether or not located in the same county, or (b) in addition to this Deed of Trust, Beneficiary shall now or hereafter hold or be the beneficiary of one or more additional mortgages, liens, deeds of trust or other security (directly or indirectly) for the Indebtedness upon other property in the State in which the Premises are located (whether or not such property is owned by Grantor or by others) or (c) both the circumstances described in clauses (a) and (b) shall be true, then to the fullest extent permitted by law, Beneficiary may, at its election, commence or consolidate in a single trustee's sale or foreclosure action all trustee's sale or foreclosure proceedings against all such collateral securing the Indebtedness (including the Trust Property), which action may be brought or consolidated in the courts of, or sale conducted in, any county in which any of such collateral is located. Grantor acknowledges that the right to maintain a consolidated trustee's sale or foreclosure action is a specific inducement to Beneficiary to extend the Indebtedness, and Grantor expressly and irrevocably waives any objections to the commencement or consolidation of the foreclosure proceedings in a single action and any objections to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have. Grantor further agrees that if Trustee or Beneficiary shall be prosecuting one or more foreclosure or other proceedings against a portion of the Trust Property or against any collateral other than the Trust Property, which collateral directly or indirectly secures the Indebtedness, or if Beneficiary shall have obtained a judgment of foreclosure and sale or similar judgment against such collateral (or, in the case of a trustee's sale, shall have met the statutory requirements therefor with respect to such collateral), then, whether or not such proceedings are being maintained or judgments were obtained in or outside the State in which the Premises are located, Beneficiary may commence or continue any trustee's sale or foreclosure proceedings and exercise its other remedies granted in this Deed of Trust against all or any part of the Trust Property and Grantor waives any objections to the commencement or continuation of a foreclosure of this Deed of Trust or exercise of any other remedies hereunder based on such other proceedings or judgments, and waives any right to seek to dismiss, stay, remove, transfer or consolidate either any action under this Deed of Trust or such other proceedings on such basis. The commencement or continuation of proceedings to sell the Trust Property in a trustee's sale, to foreclose this Deed of Trust or the exercise of any other rights hereunder or the recovery of any judgment by Beneficiary or the occurrence of any sale by the Trustee in any such proceedings shall not prejudice, limit or preclude Beneficiary's right to commence or continue one or more trustee's sales, foreclosure or other proceedings or obtain a judgment against (or, in the case of a trustee's sale, to meet the statutory requirements for, any such sale of) any other collateral (either in or outside the State in which the Real Estate is located) which directly or indirectly secures the Indebtedness, and Grantor expressly waives any objections to the commencement of, continuation of, or entry of a judgment in such other sales or proceedings or exercise of any remedies in such sales or proceedings based upon any action or judgment connected to this Deed of Trust, and Grantor also waives any right to seek to dismiss, stay, remove, transfer or consolidate either such other sales or proceedings or any sale or action under this Deed of Trust on such basis. It is expressly understood and agreed that to the fullest extent permitted by law, Beneficiary may, at its election, cause the sale of all collateral which is the subject of a single trustee's sale or foreclosure action at either a single sale or at multiple sales conducted simultaneously and take such other measures as are appropriate in order to effect the agreement of the parties to dispose of and administer all collateral securing the Indebtedness (directly or indirectly) in the most economical and least time-consuming manner.

                  34. Successors and Assigns. All covenants of Grantor contained in this Deed of Trust are imposed solely and exclusively for the benefit of Beneficiary and Trustee and their respective successors and assigns, and no other person or entity shall have standing to require compliance with such covenants or be deemed, under any circumstances, to be a beneficiary of such covenants, any or all of which may be freely waived in whole or in part by Beneficiary or Trustee at any time if in the sole discretion of either of them such waiver is deemed advisable. All such covenants of Grantor shall run with the land and bind Grantor, the successors and assigns of Grantor (and each of them) and all subsequent owners, encumbrancers and tenants of the Trust Property, and shall inure to the benefit of Beneficiary, Trustee and their respective successors and assigns. Without limiting the generality of the foregoing, any successor to Trustee appointed by Beneficiary shall succeed to all rights of Trustee as if such successor had been originally named as Trustee hereunder. The word "Grantor" shall be construed as if it read "Grantors" whenever the sense of this Deed of Trust so requires and if there shall be more than one Grantor, the obligations of the Grantors shall be joint and several.

                  35. No Waivers, etc. Any failure by Beneficiary to insist upon the strict performance by Grantor of any of the terms and provisions of this Deed of Trust shall not be deemed to be a waiver of any of the terms and provisions hereof, and Beneficiary or Trustee, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Grantor of any and all of the terms and provisions of this Deed of Trust to be performed by Grantor. Beneficiary may release, regardless of consideration and without the necessity for any notice to or consent by the beneficiary of any subordinate deed of trust or the holder of any subordinate lien on the Trust Property, any part of the security held for the obligations secured by this Deed of Trust without, as to the remainder of the security, in anywise impairing or affecting this Deed of Trust or the priority of this Deed of Trust over any subordinate lien or deed of trust.

                  36. Governing Law, etc. This Deed of Trust shall be governed by and construed in accordance with the laws of the State in which the Premises are located, except that Grantor expressly acknowledges that by its terms the Senior Secured Credit Agreement shall be governed and construed in accordance with the laws of the State of New York, without regard to principles of conflict of law, and for purposes of consistency, Grantor agrees that in any in personam proceeding related to this Deed of Trust the rights of the parties to this Deed of Trust shall also be governed by and construed in accordance with the laws of the State of New York governing contracts made and to be performed in that State, without regard to principles of conflict of law.

                  37. Waiver of Trial by Jury. Grantor, Trustee and Beneficiary each hereby irrevocably and unconditionally waive trial by jury in any action, claim, suit or proceeding relating to this Deed of Trust and for any counterclaim brought therein.

                  38. Certain Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Deed of Trust shall be used interchangeably in singular or plural form and the word "Grantor" shall mean "each Grantor or any subsequent owner or owners of the Trust Property or any part thereof or interest therein," the word "Beneficiary" shall mean "Beneficiary or any successor Administrative Agent," the word "Trustee" shall mean "Trustee and any successor trustee hereunder," the word "Notes" shall mean "the notes that may from time to time be given pursuant to the terms of the Senior Secured Credit Agreement or any other evidence of indebtedness secured by this Deed of Trust," the word "person" shall include any individual, corporation, partnership, trust, unincorporated association, government, governmental authority, or other entity, and the words "Trust Property" shall include any portion of the

Trust Property or interest therein. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa. The captions in this Deed of Trust are for convenience or reference only and in no way limit or amplify the provisions hereof.

                  39. Reconveyance of Deed Of Trust. Upon payment in full of the Indebtedness, the termination of all Commitments under the Senior Secured Credit Agreement secured hereby and the compliance with the Obligations then required to be complied with, Beneficiary shall release the encumbrance of this Deed of Trust. If any of the Trust Property shall be sold, transferred or otherwise disposed of by Grantor in a transaction expressly permitted by the Senior Secured Credit Agreement, then Beneficiary shall execute and deliver, and shall cause Trustee to execute and deliver to Grantor (at the sole cost and expense of Grantor) all releases, reconveyances or other documents reasonably necessary or desirable for the release of such Trust Property from the encumbrance of this Deed of Trust.

                  40. Conflict With Senior Secured Credit Agreement. In the event of any conflict or inconsistency between the terms and provisions of this Deed of Trust and the terms and provisions of the Senior Secured Credit Agreement, the terms and provisions of the Senior Secured Credit Agreement shall govern, other than with respect to the Section of this Deed of Trust captioned "Governing Law, etc.". By their execution of the Senior Secured Credit Agreement, each Lender hereby agrees that it shall not have the right to institute any suit for enforcement of Notes or any other Indebtedness secured by this Deed of Trust or any other Security Document, if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Deed of Trust or any other Security Document or impede or delay the enforcement of the Lien of this Deed of Trust or any other Security Document.

                  41. Receipt of Copy. Grantor acknowledges that it has received a true copy of this Deed of Trust.

                  This Deed of Trust has been duly executed by Grantor as of the date first above written.


Signed, sealed and                              EV INTERNATIONAL, INC.
delivered in our
presence:                                           By:
                                                        -----------------------
                                                        Name:
                                                        Title:
---------------------------
Name:

---------------------------
Name:

STATE OF NEW YORK   )
                    :  ss.:
COUNTY OF NEW YORK  )



                  On this ________ day of _____________ in the year 1997 before me, ________, a Notary Public of said State, duly commissioned and sworn, personally appeared _____________________ , personally known to me (or proved to me on the basis of satisfactory evidence _______________) to be the person who executed the within instrument as president (or secretary) or on behalf of the corporation therein and acknowledged to me that such corporation executed the same.

                  In Witness Whereof, I have hereunto set my hand and affixed by official seal the day and year in this certificate first above written.


                                                  _____________________________
                                                     Notary Public

                                                           [Notarial Stamp]

CERTIFICATION PURSUANT TO CALIFORNIA GOVERNMENT CODE 27361.7:


I certify under penalty of perjury that the notary seal on the document to which this statement is attached reads as follows:

Name of Notary: __________________________________________

Date Commission Expires: _________________________________

County where qualification
or bond is filed: ________________________________________

Place of execution: ______________________________________

Signature: _______________________________________________
               Print Name:

                                   Schedule A

                           Description of the Premises

                    [Attach Legal Description of all parcels]

                     411 Hackensack Avenue             Telephone   201 487 5900
                     Hackensack, NJ  07601                   FAX   201 487 5533

                                                                    EXHIBIT E TO
                                                                          CREDIT
                                                                       AGREEMENT

APPRAISAL ECONOMICS INC.


February 10, 1997

Greenwich Street Capital Partners, Inc.
388 Greenwich Street
New York, NY  10013

and

The Chase Manhattan Bank
as Administrative Agent under the Senior Secured Credit Agreement referred to below, and as Agent under the Senior Subordinated Credit Agreement referred to below 270 Park Avenue
New York, NY  10017

and

Greenwich Street Capital Partners, L.P.,
Greenwich Street Offshore Fund, Ltd.,
The Travelers Insurance Company,
The Travelers Life and Annuity Company,
TRV Employees Fund, L.P.
     c/o Greenwich Street Capital Partners, Inc.
     338 Greenwich Street
     New York, New York  10013

and

The Lenders from time to time party to either Credit Agreement referred to below


Dear Ladies and Gentlemen:

At your request, we have undertaken and completed an analysis and a valuation of the audio products business of Gulton Industries, Inc. and its subsidiaries ("GII" or the "Company") which are being acquired by Gulton Acquisition Corporation ("Acquisition


--------------------------------------------------------------------------------
HACKENSACK, NEW JERSEY     RANCHO CORDOVA, CALIFORNIA       BARRINGTON, ILLINOIS

Greenwich Street Capital Partners, Inc.
February 10, 1997
Page 2



Co." or the "Borrower"), through the purchase from Mark IV Industries, Inc. ("Mark IV Industries") and Mark IV PLC of the capital stock of GII (the "Acquisition"). Greenwich Street Capital Partners, Inc. ("Greenwich") has formed Acquisition Co., a Delaware corporation, to undertake this transaction. Following the Acquisition, Acquisition Co. will merge with and into GII (the "First Merger") with GII as the surviving corporation. GII will merge with and into its subsidiary Electro-Voice, Incorporated (the "Second Merger") and together with the First Merger, (the "Mergers"), with Electro-Voice, Incorporated being the surviving corporation and changing its name to EV International, Inc. ("EV International"). The purpose of our analysis and valuation is to provide our opinion as to the solvency of EV International. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Senior Secured Credit Agreement referred to below.

The Company is engaged in the manufacture and sale of high quality, high performance sound system products for musical concerts, stadiums, theaters, churches, and other places where music or speech is amplified. The principal product lines include wired and wireless microphones, mixing consoles. signal processors, amplifiers, loudspeakers and loudspeaker systems. The Company operates on a worldwide basis with approximately 55 percent of sales occurring outside the United States. The Company is headquartered in Buchanan, Michigan, and also owns facilities in Tennessee, Oklahoma, California, Germany, England, and Canada. The Company also leases facilities in the United States, England, Switzerland, France, Australia, Japan, China and Hong Kong. The Company employs approximately 1,700 people and has been in existence for approximately 60 years.

As used in this letter, prior to the consummation of the Transactions (as defined below), GII shall mean the audio products business of Gulton Industries, Inc. prior to its merger with and into Acquisition Co., and after the consummation of the Transactions referred to below, the term "Borrower" shall mean EV International. Consummation of the Facilities (as defined below) provided under the Senior Secured Credit Agreement is conditioned upon the concurrent consummation of the Acquisition and the transactions contemplated thereby including the indirect contribution of $57,600,000 in proceeds from the issuance by EV International of capital stock (comprised of $13,000,000 of Senior PIK Preferred Stock, and $44,600,000 of Common Stock) to Gulton and the consummation of the issuance by EV International of $75,000,000 in principal amount of Subordinated Loans (the "Subordinated Debt"), and $35,000,000 in principal amount of Senior Secured Term Loan ("Term Loan") (collectively the "Loans").

Following the closing of the Acquisition, it is anticipated that EV International will refinance the Subordinated Debt and $12,000,000 of the Term Loan, and its parent will

Greenwich Street Capital Partners, Inc.
February 10, 1997
Page 3



redeem the Senior Preferred Stock. from the proceeds of a subordinated debt offering by EV International.

The consummation of the Acquisition, the aforesaid Mergers, the contributions of proceeds from the issuance by EV International of capital stock, the financial accommodations under the Credit Agreement, the issuance by EV International of the Subordinated Debt and all the transactions contemplated in connection with each of the foregoing are hereinafter referred to as the "Transactions."

The Borrower has entered into the Senior Secured Credit Agreement (the "Senior Secured Credit Agreement"), dated as of the date hereof, with the financial institutions parties thereto, as lenders, and The Chase Manhattan Bank as administrative agent ("Administrative Agent"), pursuant to which up to $25,000,000 in Revolving Credit Loans, the $35,000,000 Term Loan and other financial accommodations (collectively the "Facilities") will be made available to the Borrower, and the Senior Subordinated Credit Agreement, dated as of the date hereof (the "Senior Subordinated Credit Agreement"), and together with the Senior Secured Credit Agreement (the "Credit Agreements"), with the financial institution parties thereto, as lenders, and The Chase Manhattan Bank as agent ("Agent"), pursuant to which the Subordinated Debt will be made available to the Borrower.

Interest on the Facilities may accrue at the ABR Rate or Eurodollar Rate.

The Facilities under the Senior Secured Credit Agreement are secured by (i) pledges of the stock of Borrower and (ii) security interests in and liens upon (except as otherwise agreed by the Agent) substantially all other assets now or hereafter owned by the Borrower and its domestic subsidiaries, including, but not limited to, accounts receivable, inventory, general intangibles, and real property of the Borrower and such subsidiaries.

We further understand mandatory repayments of the Facilities under the Senior Secured Credit Agreement are required from (i) the net cash proceeds from certain assets sales, (ii) the net proceeds from equity issuances of the Borrower or any of its subsidiaries, (iii) for each fiscal year of the Borrower commencing in Fiscal Year 1999 a specified percentage of annual excess cash flow, (iv) any purchase price adjustments paid by the sellers of GII to the Borrower. These mandatory payments are to be applied first to permanently repay Term Loans then outstanding, second, to repay Revolving Credit Loans then outstanding, third, to pay any Reimbursement Obligations then outstanding, and, last, to cash collateralize any outstanding L/C Obligations on terms reasonably satisfactory to the Agent.

Greenwich Street Capital Partners, Inc.
February 10, 1997
Page 4



The scheduled amortizations on and final maturity of the Term Loans are as presented in Schedule II. Scheduled amortization begins November 30, 1997.

We have reviewed and understand each of the limitations on Borrower set forth in each of the covenants contained in the Credit Agreement.

The following terms are used herein as defined below:

     - "Fair Value" means the value which would be realized in an exchange or series of exchanges between a willing buyer and a willing seller, within a commercially reasonable period of time, neither being under any compulsion to act and each having reasonable knowledge of all relevant facts. Further, "Fair Value" assumes the retention of all operating assets within the economic entity and continuation of the operations as a going concern.

     - "Present Fair Salable Value" means the value which would be realized from a willing, independent purchaser aware of all relevant information relating to the assets or group of assets being sold and who is willing to purchase in an arm's-length transaction under ordinary selling conditions in an existing and not theoretical market for the sale of assets of a comparable business enterprise if the assets or group of assets are disposed of with reasonable promptness. The term "reasonable promptness" is normally defined to mean a period of six months to one year.

     - "Identified Contingent Liabilities" means the estimated maximum amount of liability that may result from pending litigation, asserted claims and assessments, guarantees, uninsured risks and any other contingent liability (including environmental clean-up and unfunded liability for retiree welfare benefits), whether subordinated, matured, unmatured, liquidated or unliquidated, as identified to us by responsible officers of the Company, accountants, financial advisors and such other experts as we deemed necessary to consult and valued by us after consultation with responsible officers and employees of the Company, as the case may be, and/or such industry, economic, statistical, and other experts as we deemed necessary to consult (the valuation of contingent liabilities to be computed in light of all the facts and circumstances existing at the time of such valuation as the maximum amount that can reasonably be expected to become an actual or matured liability), which contingent liabilities may not meet the criteria for accrual under Statement of Financial Accounting Standards No. 5 and therefore may not be recorded as liabilities under generally accepted accounting principles ("GAAP").

Greenwich Street Capital Partners, Inc.
February 10, 1997
Page 5



     - "Stated Liabilities" means the matured, contingent, subordinated, unmatured, liquidated and unliquidated liabilities of the Company as of November 30, 1996, determined in accordance with GAAP, assuming the Transactions have been consummated as proposed (and taking into consideration amounts currently outstanding, and additional borrowing capacity under the Facilities and also assuming the full utilization of the Facilities and full issuance of the Subordinated Debt), during the period covered by the Projections (as defined below) prepared by management of the Company

     - "able to pay its debts as they mature" means that during the period covered by the Projections the Borrower will have positive cash flow after paying its Stated Liabilities; the realization of current assets in the ordinary course of business of the Borrower will be sufficient to pay its Stated Liabilities, including Identified Contingent Liabilities, as such obligations mature; and that the Borrower has sufficient ability to obtain cash necessary to repay its long-term indebtedness as such debt matures.

     - "will not have unreasonably small capital" means that during the period covered by the Projections, the Borrower has and will have sufficient capital levels during the ordinary course of business after payment of principal and interest on the Facilities and interest on the Subordinated Debt to operate its business without interruption due to lack of capital.

In providing the following opinions, we have performed reviews, analyses, appraisals and inquiries as we deemed necessary and appropriate under the circumstances. In the normal course of our studies, we have performed the following:

     1. Reviewed the audited, unaudited, pro forma and other consolidated financial statements of the Company prepared by the Company and set forth in the Memorandum dated January 1997 prepared by Chase Securities Inc. for the syndication of the Facilities as well as the latest interim financial statements of the Company dated November 30, 1996. The independent accounting firm of Coopers & Lybrand LLP performed the audits of the audited financial statements.

     2. Reviewed forecasts and projections prepared for the Company as of January 1997 for the fiscal years ended on the last day in February 1997 through February 2007 (the "Projections") and inquired of management of the Company as to the foundation for such material and the basic assumptions made in the preparation of the Projections relating to the type of business, geographic markets, domestic and international economic conditions, capital facilities and working capital

Greenwich Street Capital Partners, Inc.
February 10, 1997
Page 6



         requirements. We have extended the Projections beyond the fiscal year ended February 28, 2007 at a constant rate utilizing the projected growth rate for 2007. We believe the assumptions used in preparing the Projections (and our extension thereof) are reasonable.

     3. Met with certain responsible members of the Company's management to discuss the operations, financial condition, future prospects and projected operations and performance of the Company.

     4. Reviewed the proposed capital structure of the Borrower as it relates to the debt service and repayment schedule of all senior and subordinated debt and other obligations outstanding, including, without limitation, the Facilities and the Subordinated Debt.

     5. Made a site visit to the Company's corporate headquarters located in Buchanan, Michigan, and discussed with management the historical and projected operating results and industry data, including the impact of future trends on the industry and the Company, as well as the effects of the limitations of business operations and other provisions of the Facilities and Subordinated Debt.

     6. Reviewed internal financial analyses and other internally generated data of the Company.

     7. Reviewed certain publicly available economic, financial and market information as it relates to the respective business operations of the Company.

     8. Reviewed each of the Credit Agreements, and the respective Exhibits and Schedules thereto.

     9. Performed such other studies, analyses and investigations and met with such experts as we have deemed appropriate and have relied on generally accepted valuation principles and procedures.

In conjunction with our work, we have assumed, without independent verification, that the data was reasonably prepared, complete and without material misstatement or omission and that the sources such as the management of the Company and Coopers & Lybrand LLP are reliable. Management of the Company has each represented to us, and we have relied on management's representations, that no adverse changes have occurred since November 30, 1996 to the date of this letter that would materially affect the content of the Projections. Nothing has come to our attention during the course of our

Greenwich Street Capital Partners, Inc.
February 10, 1997
Page 7



engagement which has led us to believe that any information reviewed by us or presented to us in connection with our rendering of the solvency opinions set forth herein is unreasonable in any material respect or that it was unreasonable for us to use, utilize and rely upon the Projections (and our extension thereof beyond February 28, 2007), financial statements, assumptions, estimates, and judgments or statements, as the case may be, of the management of the Company or their respective counsel, accountants and financial advisors and experts referred to herein.

These opinions value the Borrower (including its assets both tangible and intangible in their entirety) as a going concern (including goodwill), both immediately before and after giving effect to the financial accommodations under the Facilities, the issuance of the Subordinated Debt and the application of the proceeds of the foregoing. We believe that this is a reasonable basis on which to value the Borrower and nothing has come to our attention that indicates that the entity, both before and after the related financing, was not and is not a going concern that is capable of continuing its current operations.

Our analysis of the Borrower assumes that the Funded Debt incurred in connection with the acquisition of the Company will only consist of the $110,000,000 principal amount of the Facilities, Subordinated Debt, and other debt and scheduled interest thereon. Furthermore, our opinions are necessarily based on economic, market and other conditions as they exist and could be evaluated by us at the date of this letter.

Based on our analysis, it is our opinion as of the date hereof, that both immediately before and after giving effect to the consummation of the
Transactions:

     a) The Fair Value and Present Fair Salable Value of the assets of the Borrower will exceed the sum of its Stated Liabilities, including Identified Contingent Liabilities;

     b) The Borrower is and will continue to be able to pay its debts including the principal of the Facilities and the interest accrued thereon, the principal of and interest on the Subordinated Debt as they mature in the normal course of business through various means which may include refinancing and assets sales; and

     c) The Borrower did not and will not have unreasonably small capital with which to engage in its business as such business is conducted and is proposed to be conducted following the consummation of the Transactions.

Greenwich Street Capital Partners, Inc.
February 10, 1997
Page 8



This opinion is subject to the Statement of Limiting Conditions attached hereto as Schedule I. Work notes from which this opinion has been prepared are retained in our files and are available for inspection on request.

Respectfully submitted,


APPRAISAL ECONOMICS INC.

Greenwich Street Capital Partners, Inc.
February 10, 1997
Page 9



                                   Schedule I
                        STATEMENT OF LIMITING CONDITIONS

We have made no independent investigation of, and have relied on management's representations to us as to title to the assets of the Company and, other than as set forth in the attached opinion letter, we have made no investigation of and have relied on management's representations to us as to the liabilities of the Company.

Neither Appraisal Economics Inc. nor any of its employees has any present, prospective, direct or indirect interest (financial or other) in GII, EV International, Mark IV Industries, Greenwich Street Capital Partners, Inc., The Chase Manhattan Bank, or any of their respective assets.

The information and data supplied by others, which have been considered in the analysis, are from sources believed to be reliable but no further responsibility is assumed for their accuracy.

We assume that there are no undisclosed conditions relating to either the real or personal property which would adversely affect the economic prospects of the Company.

Neither all nor any part of the contents of this solvency opinion shall be conveyed to the public through advertising, public relations, news, sales or other media without the written consent and approval of Appraisal Economics Inc.

Documentation of the premises and procedures utilized has been prepared in a manner to fully support our conclusions and will be retained in our files. However, any testimony or appearance in court required is outside the initial scope of our engagement but will be provided at our then prevailing per diem fee

The fee for the solvency opinion is not contingent upon the conclusions reported.

Except for matters of which we have actual knowledge based on discussions, studies, analyses and investigations undertaken in connection herewith, Appraisal Economics Inc. accepts as being materially correct the financial statements, both audited and unaudited, and other financial data provided by the Company without further investigation.

In the event that this solvency opinion is used as a basis to set market price, no responsibility is assumed for the inability to obtain a purchaser or the conclusion reported herein.

Greenwich Street Capital Partners, Inc.
February 10, 1997
Page 10


                                   Schedule II
                              AMORTIZATION SCHEDULE



                                                                SENIOR               SENIOR SECURED
                          SENIOR SECURED                     SUBORDINATED           REVOLVING CREDIT
FISCAL YEAR                 TERM LOAN                            LOANS                    LOANS
-----------               --------------                     ------------           ----------------
1998                        $ 1,944,366                      $         0              $            0

1999                        $ 3,888,732                      $         0              $            0

2000                        $ 5,866,900                      $         0              $            0

2001                        $ 7,000,000                      $         0              $            0

2002                        $ 8,400,000                      $         0              $            0

2003                        $ 7,900,002                      $         0              $    25,00,000

2004                        $         0                      $         0              not applicable

2005                        $         0                      $         0              not applicable

2006                        $         0                      $         0              not applicable

2007                        $         0                      $75,000,000              not applicable
                            -----------                      -----------              --------------

Total                       $35,000,000                      $75,000,000              $   25,000,000
                            ===========                      ===========              ==============

                                                                    EXHIBIT F TO
                                                                CREDIT AGREEMENT



                                                               February 10, 1997



The Chase Manhattan Bank,
  as Administrative Agent
  under the Credit Agreement referred to below
270 Park Avenue
New York, New York 10017

Each of the Lenders named in Annex A
  attached hereto that are parties
  to the Credit Agreement referred to below

                  We have acted as special counsel to EVI Audio Holding, Inc., a Delaware corporation ("Holdings"), and its wholly owned subsidiary Gulton Acquisition Corp., a Delaware corporation ("Acquisition Co."), in connection with (a) the preparation, and the execution and delivery today, of (i) the Credit Agreement, dated as of February 10, 1997 (the "Senior Credit Agreement" or "Credit Agreement"), among Acquisition Corp., the several banks and other financial institutions parties thereto named on the signature pages thereof (collectively, the "Senior Lenders"), and The Chase Manhattan Bank, a New York banking corporation, as administrative agent for the Senior Lenders (in such capacity, the "Administrative Agent" and together with the Senior Lenders, the "Secured Parties"), (ii) the Guarantee and Collateral Agreement, dated as of February 10, 1997 (the "Guarantee and

The Chase Manhattan Bank,
  as Administrative Agent
Each of the Lenders
  named in Annex A                     -2-                     February 10, 1997


Collateral Agreement"), made by Holdings and EV International (as hereinafter benefit of the Senior Lenders, (iii) the Patent and Trademark Security Agreement, dated as of February 10, 1997 (the "Patent and Trademark Security Agreement"), made by EV International (as hereinafter defined) in favor of the Administrative Agent for the benefit of the Senior Lenders, and (iv) the other Loan Documents (as hereinafter defined), and (b) the consummation today of the Acquisition and the Mergers (as each such term is hereinafter defined) and the other transactions contemplated by the Loan Documents.

                  The opinions expressed below are furnished to you pursuant to subsection 6.1 (o)(i) of the Senior Credit Agreement. Unless otherwise defined herein or in any Schedule hereto, capitalized terms defined in the Credit Agreement are used herein as defined therein. As used herein, the following terms shall have the following meanings: The term "Acquisition" means the acquisition by Acquisition Co. of Gulton Industries, Inc. ("Gulton"), a Delaware corporation and a wholly owned subsidiary of Mark IV Industries, Inc. ("Mark IV"), pursuant to the terms of the Stock Purchase Agreement, dated as of December 12, 1996, by and among Mark IV, Gulton, Mark IV PLC and Acquisition Co., as amended by Amendment and Supplement thereto, dated as of December 18, 1996, among the original parties to the Stock Purchase Agreement and Amendment and Supplement thereto, dated as of February 7, 1997, among the original parties to the Stock Purchase Agreement (as so amended, the "Stock Purchase Agreement"). The term "Foreign Holding Co." means EVI Audio International Holding Corporation, Inc., a Delaware corporation and a wholly owned subsidiary of EV International (as defined below). The term "First Merger" refers to the merger today of Acquisition Co. with and into Gulton, with Gulton being the surviving corporation of such merger. The term "Second Merger" refers to the merger today of Gulton with and into Electro-Voice, Incorporated, a Delaware corporation and a wholly owned subsidiary of Gulton, with Electro-Voice, Incorporated being the surviving corporation of such merger and being renamed EV International, Inc. ("EV International"). The term "Mergers" refers collectively to the First Merger and the Second Merger. The term "Material Adverse Effect" means a material adverse effect on the business, operations, property or condition (financial or otherwise) of Holdings and its Subsidiaries taken as a whole. The term "DGLC" means the General Corporation Law of the State of Delaware as in effect on the date hereof. The term

The Chase Manhattan Bank,
  as Administrative Agent
Each of the Lenders
  named in Annex A                     -3-                     February 10, 1997


"UCC" means the Uniform Commercial Code as in effect in the State of New York on the date hereof.

         In arriving at the opinions expressed below,

(1) we have examined and relied on the following (including, but not limited to, the representations and warranties contained therein):

                  (a) originals, or copies certified or otherwise identified to our satisfaction, of the Credit Agreement, any Notes issued today pursuant thereto, the Guarantee and Collateral Agreement, the Patent and Trademark Security Agreement and the Mortgages to which EV International is today a party listed in Schedule 2 hereto (such Mortgages, together with the Credit Agreement, the Guarantee and Collateral Agreement, and the Patent and Trademark Security Agreement, the "Loan Documents"),

                  (b) originals or copies certified or otherwise identified to our satisfaction of the contracts and agreements to which Holdings or Acquisition Co. is today a party that are listed in Schedule 3 hereto (collectively, the "Contracts"), and

                  (c) such corporate documents and records of Holdings, Acquisition Co. or EV International and such other instruments and certificates of public officials, officers and representatives of Holdings, Acquisition Co., EV International and other Persons as we have deemed necessary or appropriate for the purposes of this opinion; and

(2) we have made such investigations of law as we have deemed appropriate as a basis for this opinion.

                  In rendering the opinions expressed below, we have assumed, with your permission, without independent investigation or inquiry, (a) the authenticity of all documents submitted to us as originals, (b) the genuineness of all signatures on all documents that we examined (other than those of any officer of Holdings or Acquisition Co., or following the Acquisition, of Gulton or EV International), (c) the

The Chase Manhattan Bank,
  as Administrative Agent
Each of the Lenders
  named in Annex A                     -4-                     February 10, 1997


conformity to authentic originals of documents submitted to us as certified, conformed or photostatic copies and (d) the due authorization, execution and delivery of the Loan Documents by each party thereto (other than Holdings or Acquisition Co., or following the Acquisition, of Gulton or EV International).

                  Based upon and subject to the foregoing and the qualifications hereinafter set forth, we are of the opinion that:

                  1. Each of Holdings, Acquisition Co. and Foreign Holding Co.
(i) is duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and (ii) has the corporate power and authority to own and operate its respective property, to lease the property each operates as lessee and to conduct the business in which each is currently engaged.

                  2. Each of Holdings, Acquisition Co. and (after giving effect to the Acquisition and the Mergers) EV International has the corporate power and authority to make, deliver and perform its obligations under each of the Loan Documents to which it is today a party and, in the case of Acquisition Co., to borrow today under the Credit Agreement. Each of Holdings, Acquisition Co. and (after giving effect to the Acquisition and the Mergers) EV International has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents to which it is today a party, and in the case of Acquisition Co., to authorize its borrowings today on the terms and conditions of the Credit Agreement. Except for (a) any consents, authorizations, approvals, notices and filings that have been obtained or made, (b) filings in the United States Patent and Trademark Office, the United States Copyright Office, and appropriate offices under any applicable state trademark laws, (c) filings to perfect the security interests created by the Guarantee and Collateral Agreement or any Mortgage, (d) mortgage filings related to any of the Loan Documents and (e) those consents, authorizations, approvals, notices and filings that if not made, obtained or done, would not, to our knowledge, have a Material Adverse Effect, to our knowledge no consent or authorization of, approval by, notice to, or filing with, any Federal, New York or Delaware (insofar as the DGCL is concerned) court or governmental authority is required to be obtained or made on or prior to the date hereof by Holdings, Acquisition Co. or EV International, as the case may be, in connection with its respective execution, delivery or performance of the Loan Documents to which it is

The Chase Manhattan Bank,
  as Administrative Agent
Each of the Lenders
  named in Annex A                     -5-                     February 10, 1997


today a party or, in the case of Acquisition Co., with the borrowings today under the Credit Agreement, or in connection with the validity or enforceability against it of the Loan Documents to which it is today a party.

                  3. (a) The Senior Credit Agreement, as in effect today, has been duly executed and delivered on behalf of Acquisition Co. The Senior Credit Agreement, as in effect today and after giving effect to the Acquisition and the Mergers, constitutes the legal, valid and binding obligation of EV International enforceable against EV International in accordance with its terms.

                  (b) After giving effect to the Acquisition and the Mergers, the Guarantee and Collateral Agreement has been duly executed and delivered on behalf of EV International and constitutes the legal, valid and binding obligation of EV International enforceable against EV International in accordance with its terms.

                  (c) The Guarantee and Collateral Agreement has been duly executed and delivered on behalf of Holdings, and constitutes the legal, valid and binding obligation of Holdings enforceable against Holdings in accordance with its terms.

                  4. (a) The execution and delivery by Acquisition Co. of the Senior Credit Agreement, the performance by Acquisition Co. of its obligations thereunder, and the borrowings today by Acquisition Co. under the Senior Credit Agreement, all as provided therein, (x) will not violate (i) the certificate of incorporation or by-laws of Acquisition Co., (ii) any existing Federal, New York or DGCL law, rule or regulation known to us to be applicable to Acquisition Co. or any of its material properties, (iii) any existing judgment, order or decree known to us of any arbitrator, court or other governmental authority binding upon Acquisition Co. or any of its material properties or to which Acquisition Co. or any of its material properties is subject or (iv) any Contract to which Acquisition Co. is a party, except, in the case of clauses (ii), (iii) and (iv), for such violations that to our knowledge would not have a Material Adverse Effect, and (y) will not result in, or require, the creation or imposition of any Lien (other than under the Loan Documents) on any of the properties or revenues of Acquisition Co., by operation of any law, rule, regulation, judgment, order or decree referred to in the preceding clause (x) or pursuant to any such Contract.

The Chase Manhattan Bank,
  as Administrative Agent
Each of the Lenders
  named in Annex A                     -6-                     February 10, 1997


                  (b) After giving effect to the Acquisition and the Mergers, the execution and delivery by EV International of the Guarantee and Collateral Agreement, the performance by EV International of its obligations under any Loan Document to which it is today a party, and the creation today and perfection of any security interest upon or with respect to any of the properties of EV International, all as provided therein, will not violate (i) the certificate of incorporation or by-laws of EV International, or (ii) any existing Federal, New York or DGCL law, rule or regulation known to us to be applicable to EV International or any of its material properties, except, in each case, for such violations that to our knowledge would not have a Material Adverse Effect.

                  (c) The execution and delivery by Holdings of the Guarantee and Collateral Agreement, the performance by Holdings of its obligations thereunder, and the creation and perfection today of any security interest upon or with respect to any of the properties of Holdings, all as provided therein,
(x) will not violate (i) the certificate of incorporation or by-laws of Holdings, (ii) any existing Federal, New York or DGCL law, rule or regulation known to us to be applicable to Holdings or any of its material properties,
(iii) any existing judgment, order or decree known to us of any arbitrator, court or other governmental authority binding upon Holdings or any of its material properties or to which Holdings or any of its material properties is subject or (iv) any Contract to which Holdings is a party, except, in the case of clauses (ii), (iii) and (iv), for such violations that to our knowledge would not have a Material Adverse Effect, and (y) will not result in, or require, the creation or imposition of any Lien (other than under the Loan Documents) on any of the properties or revenues of Holdings, by operation of any law, rule, regulation, judgment, order or decree referred to in the preceding clause (x) or pursuant to any such Contract.

                  5. (a) The provisions of the Guarantee and Collateral Agreement that purport to create security interests are effective to create security interests in favor of the Administrative Agent, for the benefit of the Secured Parties, in all of the collateral of Holdings or EV International described therein that is of the type in which a security interest can be created under Article 9 of the UCC (the "Collateral"), to the extent the UCC is applicable to the creation of such security interests.

                  (b) The Administrative Agent will have a valid and perfected security interest, for the benefit of the Secured Parties, in the Collateral of Holdings or EV

The Chase Manhattan Bank,
  as Administrative Agent
Each of the Lenders
  named in Annex A                     -7-                     February 10, 1997


International that consists of Pledged Stock (as defined in the Guarantee and Collateral Agreement) pledged today, upon the execution and delivery of the Guarantee and Collateral Agreement, and the delivery of such Pledged Stock to (and retention of possession thereof by) the Administrative Agent. Assuming the Administrative Agent (i) acquires its security interest in such Pledged Stock in good faith and without notice of any adverse claim (as defined in Section 8-302(2) of the UCC) and (ii) the Administrative Agent takes possession of each certificate evidencing shares of such Pledged Stock either in bearer form or registered form, issued or endorsed in the name of the Administrative Agent or in blank, the Administrative Agent will acquire its security interest in such Pledged Stock free of adverse claims (as so defined) governed by the UCC.

                  6. To our knowledge, except as described in the Credit Agreement, no litigation, investigation or proceeding of or before any arbitrator, court or other governmental agency is pending or threatened by or against Holdings or Acquisition Co. or against any of its or their respective properties or revenues with respect to the Credit Agreement or any of the other Loan Documents or the transactions contemplated by the Stock Purchase Agreement.

                  7. Neither Holdings nor Acquisition Co. is (a) an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or "controlled" by an entity required to be registered as an "investment company" under such Act, or (b) a "holding company" as defined in, or otherwise subject to regulation under, the Public Utility Holding Company Act of 1935.

                  8. Acquisition Co. is not subject to regulation under any Federal or New York state statute or regulation that limits its ability to borrow under the Credit Agreement.

                  Our opinions set forth in paragraphs 2, 3, 4, 5 and 8 above are subject to the effects of (a) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors' rights or remedies generally, and (b) general equitable principles (whether considered in a proceeding in equity or at law). Our opinions set forth in paragraphs 2, 3, 4, 5 and 8 above are also subject to the effects of (i) an implied covenant of good faith,

The Chase Manhattan Bank,
  as Administrative Agent
Each of the Lenders
  named in Annex A                     -8-                     February 10, 1997


reasonableness and fair dealing, (ii) applicable laws and interpretations which may affect the validity or enforceability of certain remedies provided for in the Loan Documents, which limitations, however, do not, in our opinion, make the remedies provided for therein inadequate for the practical realization of the rights and benefits in tended to be provided thereby (subject to the other qualifications expressed herein), and (iii) limitations on enforceability of rights to indemnification under securities laws or regulations or to the extent any indemnification would violate public policy. We express no opinion as to (1) the enforceability of any waiver of any statutory right, (2) the security interest referred to in the next to last paragraph of Section 9 of the Senior Credit Agreement, (3) Section 11.12(i) of the Senior Credit Agreement, Section 8.12(a) of the Guarantee and Collateral Agreement, Section 22(a) of the Patent and Trademark Security Agreement and any similar provision in any other Loan Document, insofar as such provisions relate to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate ally controversy, (4) the waiver of inconvenient forum set forth in
Section 11.12(ii) of the Senior Credit Agreement, Section 8.12(b) of the Guarantee and Collateral Agreement, and Section 22(b) of the Patent and Trademark Security Agreement and any similar provision in any other Loan Document and (5) Section 36 of any of the Mortgages.

                  We express no opinion as to the validity or perfection of any security interest, or the validity, binding effect or enforceability of any Loan Document to the extent that such Loan Document grants or purports to grant a security interest, (i) that is not governed by the UCC (including but not limited to any such security interest with respect to (x) Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses, as such terms are defined in the Guarantee and Collateral Agreement, and the Patent and Trademark Security Agreement), (y) the Collateral Proceeds Account, the General Fund Account and any Lockbox System, as such terms are defined in the Guarantee and Collateral Agreement and (z) any other deposit accounts, insurance policies, and real property and fixtures), (ii) in any collateral of a type described in
Section 9-401(1)(a) or (b) of the UCC, or (iii) in any collateral that contains or is governed by provisions that purport to void or prohibit the assignment thereof, or that are otherwise violated, if it is assigned pursuant to a document such as the Guarantee and Collateral Agreement or any other Loan Document, including, without limitation, any Accounts the obligor for which is the United States of America or any department, agency or instrumentality thereof. No security interest will exist

The Chase Manhattan Bank,
  as Administrative Agent
Each of the Lenders
  named in Annex A                     -9-                     February 10, 1997


with respect to after-acquired property of Holdings of EV International until such party has rights therein within the meaning of Section 9-203 of the UCC. We express no opinion herein as to the title or any other interest of Holdings or EV International in or to any of the collateral described in the Loan Documents. Without limiting the foregoing, we have not made or undertaken to have made any investigation of the state of title to any real property, fixtures or personal property referred to in the Mortgages, and we express no opinion as to (i) the title to or other ownership rights in, or the description of, such property,
(ii) the creation of any lien or security interest, or absence of any conflicting rights of others, with respect to such property, or due recordation of the Mortgages, (iv) the enforceability of any of the remedies set forth in the Mortgages with respect to such property, or (v) any law relating to the protection of the environment.

                  Except as set forth in paragraph 5 above, we express no opinion as to the validity or perfection of the security interests purported to be created by the Loan Documents. We express no opinion as to the validity or perfection of such security interests:

                  (i) with respect to collateral sold, exchanged or otherwise disposed of by a Loan Party;

                  (ii) to the extent such security interests may be affected by
         (A) Section 552 of the United States Bankruptcy Code, under which a bankruptcy court has discretion as to the extent to which post-petition proceeds may be subject to a lien arising from a security agreement entered into by the debtor before the commencement of the case, or (B)
         Section 547(b) of the United States Bankruptcy Code, relating to the power to avoid a preference;

                   (iii) with respect to proceeds, to the extent of limitations under Section 9-306 of the UCC on the perfection of a security interest in proceeds;

                   (iv) as to any collateral acquired by the party granting such security interest more than four months after such party changes its name, identity or corporate structure so as to make the relevant financing statements seriously misleading, unless new appropriate financing statements indicating the new

The Chase Manhattan Bank,
  as Administrative Agent
Each of the Lenders
  named in Annex A                     -10-                    February 10, 1997


         name, identity or corporate structure of such party are properly filed before the expiration of such four months; and

                  (v) as to any securities, to the extent of limitations under
         Section 8-321 of the UCC on the creation, perfection and continuation of a security interest therein.

We call to your attention that (i) in the event that a debtor that maintains a place of business in more than one county in the State of New York should at any time in the future maintain a place of business in only one county in such state, or a debtor that maintains a place of business in only one county in the State of New York relocates such place of business to another county in such state, continued perfection of a security interest granted by such debtor may require filing of an appropriate financing statement in the office of the filing officer of such county, (ii) the UCC requires periodic filing of continuation statements in order to maintain the effectiveness of financing statements filed pursuant thereto and (iii) Sections 8-304 and 8-311 of the UCC may in certain circumstances limit the rights of a secured party in respect of any unauthorized endorsement with respect to certificated securities constituting collateral under the Loan Documents not registered in the name of or issued to the Administrative Agent and not originally issued in bearer form.

                  Except as set forth in the last sentence of paragraph 5(b) above, we express no opinion as to the priority of the security interests purported to be created by the Loan Documents. Our opinion in paragraph 5 above with respect to the Pledged Stock is subject to the effects of the attachment provisions of Section 324 of the DGCL. In rendering the opinion set forth in paragraph 5 above, we have assumed, with your consent, that all of the Pledged Stock will be held at all times by the Administrative Agent in the State of New York.

                  We express no opinion as to the validity, binding effect or enforceability of any provision of the Loan Documents that purports (i) to waive, release or vary any right of, or any duties owing to, any Loan Party, to the extent limited by Section 1-102(3) or 9-501(3) of the UCC or other provisions of applicable law, (ii) to prohibit any Loan Party from transferring its respective rights in the collateral described in the Loan Documents or any proceeds thereof, as a result of the operation of Section 9-311

The Chase Manhattan Bank,
  as Administrative Agent
Each of the Lenders
  named in Annex A                     -11-                    February 10, 1997


of the UCC, or (iii) to permit the Administrative Agent to vote or otherwise exercise any rights with respect to any of the collateral under the Loan Documents absent compliance with the requirements of applicable laws and regulations as to the voting of or other exercise of rights with respect to such collateral.

                  We express no opinion as to the effect of, or compliance with, any Federal or State laws regarding fraudulent transfers or conveyances, or provisions of Delaware or New York law restricting dividends, loans or other distributions by a corporation or for the benefit of its stockholders, or any Federal or State securities laws, rules or regulations, including without limitation, as to the effect thereof on the validity, binding effect or enforceability of any of the Loan Documents.

                  We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States of' America.

                  The opinions expressed herein are solely for your benefit and, without our prior consent, neither our opinion nor this opinion letter may be disclosed publicly to or relied upon by any other person.

                           Very truly yours,

                                                                         Annex A



                                     LENDERS


1.       Comerica Bank

2.       The Travelers Insurance Company

3.       The First National Bank of Boston

4.       National CityBank (Cleveland)

5.       BHF-Bank Aktiengefellschaft

6.       NBD Bank

7.       Michigan National Bank

8.       The Bank of New York

9.       Heller Financial, Inc.

10.      The Chase Manhattan Bank

11.      First Source Financial LL-P

                                                                      Schedule 2


                              OTHER LOAN DOCUMENTS


         The following Mortgages and Deeds of Trust (collectively, the "Mortgages"):

         1. Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing, dated as of February 10, 1997, from EV International, Inc., as Grantor, for the benefit of The Chase Manhattan Bank, as Administrative Agent, regarding property located in Sun Valley, California.

         2. Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing, dated as of February 10, 1997, from EV International, Inc., as Grantor, for the benefit of The Chase Manhattan Bank, as Administrative Agent, regarding property located in Sylmar, California.

         3. Mortgage, Assignment of Rents and Leases, Security Agreement and Fixture Filing, dated as of February 10, 1997, from EV International, Inc., as Mortgagor, to The Chase Manhattan Bank, as Administrative Agent, as Mortgagee, regarding the property located on Cecil Street in Buchanan, Michigan.

         4. Mortgage, Assignment of Rents and Leases, Security Agreement and Fixture Filing, dated as of February 10, 1997, from EV International, Inc., as Mortgagor, to The Chase Manhattan Bank, as Administrative Agent, regarding the property located on East Front Street in Buchanan, Michigan.

         5. Mortgage, Assignment of Rents and Leases and Security Agreement, dated as of February 10, 1997, from EV International, Inc., as Mortgagor, to The Chase Manhattan Bank, as Administrative Agent, as Mortgagee, regarding property located in Oklahoma City, Oklahoma.

         6. Deed of Trust, Assignment of Rents and Leases and Security Agreement, dated as of February 10, 1997, from EV International, Inc., as Grantor, for the benefit of The Chase Manhattan Bank, as Administrative Agent, regarding property located in Newport, Tennessee.

         7. Deed of Trust and Security Agreement, dated as of February 10, 1997, from EV International, Inc., as Grantor, for the benefit of The Chase Manhattan Bank, as Administrative Agent, regarding property located in Sevierville, Tennessee.

                                                                      Schedule 3





                                    CONTRACTS


1.       The Stock Purchase Agreement (as defined in the body of this letter).

                                                                    EXHIBIT G TO
                                                                CREDIT AGREEMENT

                     FORM OF U.S. TAX COMPLIANCE CERTIFICATE


                  Reference is made to the Loan(s) held by the undersigned pursuant to the Credit Agreement (as amended, supplemented, waived or otherwise modified from time to time, the "Credit Agreement"), dated as of February 10, 1997 among EV International, Inc., a Delaware corporation formerly named Electro-Voice, Incorporated (the "Borrower"), the several banks and other financial institutions from time to time parties thereto (the "Lenders"), and The Chase Manhattan Bank, a New York banking corporation, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"). The undersigned hereby certifies under penalty of perjury that:

                  (1) The undersigned is the beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) registered in its name;

                  (2) The undersigned is not a bank (as such term is used in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the "Code")), is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any governmental authority, any application made to a rating agency or any qualification for any exemption from any tax, securities law or other legal requirements;

                  (3) The undersigned is not a 10-percent shareholder within the meaning of Section 881(c)(3)(B) of the Code; and

                  (4) The undersigned is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code.

                  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                                       [NAME OF LENDER]



                                       By:_____________________________________

                                       [Address]


Dated:  ____________, 199_

                                                                    EXHIBIT H TO
                                                                CREDIT AGREEMENT


                        FORM OF ASSIGNMENT AND ACCEPTANCE


                  Reference is made to the Senior Secured Credit Agreement, dated as of February __, 1997 (as amended, supplemented, waived or otherwise modified from time to time, the "Senior Secured Credit Agreement"), among EV International, Inc., a Delaware corporation formerly named Electro-Voice, Incorporated (the "Borrower"), the several banks and other financial institutions from time to time parties thereto (the "Lenders"), and The Chase Manhattan Bank, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"). Unless otherwise defined herein, terms defined in the Senior Secured Credit Agreement and used herein shall have the meanings given to them in the Senior Secured Credit Agreement.

                  _________________________ (the "Assignor") and
_____________________ (the "Assignee") agree as follows:

                  1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Transfer Effective Date (as defined below), a percentage interest (the "Assigned Interest") as set forth in Schedule 1 hereto in and to the Assignor's rights and obligations under the Senior Secured Credit Agreement and the other Loan Documents with respect to those credit facilities provided for in the Senior Secured Credit Agreement as are set forth on Schedule 1 hereto (individually, an "Assigned Facility"; collectively, the "Assigned Facilities"), in a principal amount for each Assigned Facility as set forth on Schedule 1 hereto.

                  2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Senior Secured Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Senior Secured Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that it has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its Subsidiaries or any other obligor or the performance or observance by the Borrower, any of its Subsidiaries or any other obligor of any of their respective obligations under the Senior Secured Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (c) attaches the Note(s), if any, held by it evidencing the Assigned Facilities and requests that the Administrative Agent exchange such Note(s) for a new Note or Notes payable to the Assignee and (if the Assignor has retained any interest in the Assigned Facilities) a new Note or Notes payable to the Assignor in the respective amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Transfer Effective Date) and (d) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance.

                  3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Senior Secured Credit Agreement, together with copies of the financial statements referred to in subsection 5.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Senior Secured Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Senior Secured Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; (e) hereby affirms the acknowledgments and representations of such Assignee as a Lender contained in subsection 10.6 of the Senior Secured Credit Agreement; and (f) agrees that it will be bound by the provisions of the Senior Secured Credit Agreement and will perform in accordance with the terms of the Senior Secured Credit Agreement all the obligations which by the terms of the Senior Secured Credit Agreement are required to be performed by it as a Lender, including its obligations pursuant to subsection 11.15 of the Senior Secured Credit Agreement, and, if it is organized under the laws of a jurisdiction outside the United States, its obligations pursuant to subsection 4.11(b) of the Senior Secured Credit Agreement.

                  4. The effective date of this Assignment and Acceptance shall __________ be , 19____ (the "Transfer Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to subsection 11.6 of the Senior Secured Credit Agreement, effective as of the Transfer Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).

                  5. Upon such acceptance and recording, from and after the Transfer Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to the Transfer Effective Date or accrued subsequent to the Transfer Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Transfer Effective Date or with respect to the making of this assignment directly between themselves.

                  6. From and after the Transfer Effective Date, (a) the Assignee shall be a party to the Senior Secured Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Senior Secured Credit Agreement, but shall nevertheless continue to be entitled to the benefits of subsections 4.10, 4.11, 4.12 and 11.5 thereof.

                  7. Notwithstanding any other provision hereof, if the consents of the Borrower and the Administrative Agent hereto are required under subsection 11.6 of the Senior Secured Credit Agreement, this Assignment and Acceptance shall not be effective unless such consents shall have been obtained.

                  8. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflict of laws thereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date indicated by their respective duly authorized officers on Schedule 1 hereto.

                                SCHEDULE 1 TO THE
                            ASSIGNMENT AND ACCEPTANCE

                  Re: Credit Agreement, dated as of February __, 1997 (as amended, supplemented, waived or otherwise modified from time to time, the "Senior Secured Credit Agreement"), among EV International, Inc., a Delaware corporation formerly named Electro-Voice, Incorporated (the "Borrower"), the several banks and other financial institutions from time to time parties thereto (the "Lenders"), and The Chase Manhattan Bank, as administrative agent for the Lenders (in such capacity, the "Administrative Agent").

Name of Assignor:

Name of Assignee:

Transfer Effective Date of Assignment:



                       Percentage of
Credit                 Assignor's Interest           Principal            Commitment
Facility               in Credit Facility            Amount               Percentage
Assigned               Assigned                      Assigned             Assigned

                       __________.%                  $__________          __________.%


[NAME OF ASSIGNEE]                               [NAME OF ASSIGNOR]


By: _________________________                    By: __________________________
    Title:                                           Title:

Accepted for recording in the Register:          Consented To:
THE CHASE MANHATTAN BANK, as                     EV INTERNATIONAL, INC.
Administrative Agent


By: _________________________                    By: __________________________
    Title:                                           Title:

DATED: ______________________                    THE CHASE MANHATTAN BANK, as
                                                 Administrative Agent


                                                 By: __________________________
                                                     Title:

                                                                  EXHIBIT I-1 TO
                                                                CREDIT AGREEMENT

                          FORM OF BORROWING CERTIFICATE

                             EV INTERNATIONAL, INC.


                  Pursuant to subsection 6.1(t) of the Credit Agreement, dated as of February __, 1997 (the "Senior Secured Credit Agreement"; terms defined therein being used herein as therein defined), among EV International, Inc., a Delaware corporation formerly named Electro-Voice, Incorporated (the "Borrower"), the several banks and other financial institutions from time to time parties thereto (the "Lenders"), and The Chase Manhattan Bank, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), the Borrower hereby certifies that:

                  1. The representations and warranties of the Borrower set forth in the Senior Secured Credit Agreement and each of the other Loan Documents to which the Borrower is a party or which are contained in any certificate furnished by or on behalf of the Borrower pursuant to or in connection with the Senior Secured Credit Agreement or any of the other Loan Documents are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties are true and correct as of such earlier date; and

                  2. No Default or Event of Default has occurred and is continuing as of the date hereof or after giving effect to the Loans to be made on the date hereof and/or the issuance of any Letters of Credit to be issued on the date hereof.

                  IN WITNESS WHEREOF, the Borrower has caused this certificate to be duly executed and delivered on its behalf as of the date set forth below.


EV INTERNATIONAL, INC.



By:_______________________________
   Title:



Date:    February __, 1997

                                                                 EXHIBIT I-2 TO
                                                               CREDIT AGREEMENT



                                     FORM OF
                           BORROWING BASE CERTIFICATE

                  Reference is made to the Credit Agreement, dated as of February __, 1997 (as amended, supplemented or otherwise modified from time to time, the "Senior Secured Credit Agreement"), among Gulton Acquisition Corp., a Delaware corporation, the several banks and other financial institutions from time to time parties thereto (the "Lenders"), and The Chase Manhattan Bank, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"). Unless otherwise defined herein, capitalized terms which are used herein shall have the meanings assigned thereto in the Senior Secured Credit Agreement.

                  The undersigned, _________________, a ___________________ (a
Responsible Officer of the Borrower) does hereby certify that, as of the date hereof, the Borrowing Base, as set forth on Schedule A hereto, is $___________________ and no Default or Event of Default has occurred and is continuing.

                  Pursuant to subsection 7.2(e) of the Senior Secured Credit Agreement, the Borrower hereby certifies, and represents and warrants, that this Borrowing Base Certificate and the attached Schedule A are true, correct and complete in all material respects and that the amounts set forth in such Schedule are in compliance in all material respects with the provisions of the Senior Secured Credit Agreement. The Borrower acknowledges that the Administrative Agent and Lenders are relying upon the information contained herein and therein in making the Loans.

                  IN WITNESS WHEREOF, the undersigned has caused this Borrowing Base Certificate to be executed and delivered as of this ____ day of ________________, 199__.


                                            EV INTERNATIONAL, INC.


                                            By:________________________________
                                                Name:
                                                Title:

                                                                        SCHEDULE


                             EV INTERNATIONAL, INC.

                      SUMMARY OF BORROWING BASE RECEIVABLES
                         as of _____________ ____, 199__



                                                              ADVANCE               BASE
           DESCRIPTION                 RECEIVABLE              RATE              RECEIVABLE          TOTALS
------------------------------------------------------------------------------------------------------------
Domestic
         [Debtor Name]                 $                      %                  $
                                       $                      %                  $__________         $__________
Foreign Syndication
         [Debtor Name]                 $                      %                  $
                                       $                      %                  $__________         $__________

Other
    Domestic Syndication:
         [Debtor Name]                 $                      %                  $
                                       $                      %                  $__________         $__________


    Foreign Syndication:
         [Debtor Name]                 $                      %                  $
                                       $                      %                  $__________         $__________

                                                                               TOTAL BORROWING BASE  $
                                                                                                      ==========

                                                                EXHIBIT J TO THE
                                                                CREDIT AGREEMENT

                            [Form of Landlord Waiver]


                        [UNDERSIGNED's NAME AND ADDRESS]

                                                               -----------, ----

VIA OVERNIGHT SERVICE

[LANDLORD NAME]
[LANDLORD ADDRESS]

                          [ADDRESS OF LEASED PREMISES]

Dear Landlord:

                  The undersigned, [COMPANY NAME], is the tenant of the above-described property (the "Property").

                  We have arranged for financing from a group of banks led by The Chase Manhattan Bank, as Administrative Agent. These banks have agreed to make loans to us secured, among other things, by a lien on any furniture, fixtures, equipment, leasehold improvements and inventory that is now or in the future may be located at the Property (collectively, the "Personal Property"), which loans may be modified, refinanced, extended or restructured, from time to time. The Administrative Agent has asked that we notify you and request that you agree to the terms of this letter by returning it to us in the enclosed postage-paid envelope.

                  By signing this letter you agree that any lien of any kind and any and all rights, including levy, execution, sale and distraint for unpaid rents, that you may have or obtain on the Personal Property shall be junior to the Administrative Agent's lien, and that prior to taking any action to enforce any lien, you will give the Administrative Agent at least ten (10) business days' prior notice of your intent to take action at the following address:

                            The Chase Manhattan Bank
                            270 Park Avenue
                            New York, New York 10017
                            Attention: _______________
                            Fax: (212) 972-____/0009
                            Tel: (212) 270-____

If we should default to the banks, you agree that in all circumstances the Administrative Agent may have access to the Property for the purpose of removing or selling the Personal Property, provided that the Administrative Agent agrees to pay you for the reasonable cost of repair of any physical damage to the Property caused by the Administrative Agent in connection with any removal or sale.

                  Because these loans are important for the future of our company and because the bank group and the Administrative Agent will be relying on this letter, we would greatly appreciate it if you would sign the enclosed copy of this letter and return it to me by _________ ___, ____, in the enclosed envelope. If you have any questions, please feel free to contact ___________ at (___) ___-____.

                  Thank you in advance for your cooperation.

                                                 Sincerely,

                                                 [COMPANY NAME]


                                                 By:___________________________
                                                     [Name, Title]

Acknowledged and agreed as of the date first above written:

[LANDLORD NAME]


By:________________________________
   Name:
   Title:

                                                                    EXHIBIT K TO
                                                                CREDIT AGREEMENT



                  FORM OF SWING LINE PARTICIPATION CERTIFICATE

                                          _________ __, 19__


[Name of Lender]
________________________
________________________

Ladies and Gentlemen:

                  Pursuant to subsection 2.5(d) of the Credit Agreement, dated as of February __, 1997, among EV International, Inc., a Delaware corporation formerly named Electro- Voice, Incorporated (the "Borrower"), the several banks and other financial institutions from time to time parties thereto (the "Lenders"), and The Chase Manhattan Bank, as administrative agent for the Lenders, the undersigned hereby acknowledges receipt from you on the date hereof of DOLLARS ($ ) as payment for a participating interest in the following Swing Line Loan:


                  Date of Swing Line Loan:____________________________________

                  Principal Amount of Swing Line Loan:________________________


                                              Very truly yours,

                                              THE CHASE MANHATTAN BANK,
                                              as Swing Line Lender



                                              By:____________________________
                                                 Title:

                                                                    EXHIBIT L TO
                                                                CREDIT AGREEMENT

                            FORM OF LOCKBOX AGREEMENT

            LOCKBOX AGREEMENT, dated as of February __, 1997, among _______________ (the "Lockbox Bank"), EV International, Inc., a Delaware corporation formerly named Electro-Voice, Incorporated (the "Borrower") and THE CHASE MANHATTAN BANK, a New York banking corporation ("Chase"), as administrative agent (in such capacity, the "Administrative Agent") for the several banks and other financial institutions (the "Lenders") from time to time parties to the Credit Agreement, dated as of February 10, 1997, (the "Senior Secured Credit Agreement"), among the Borrower, the Lenders and the Administrative Agent.


                              W I T N E S S E T H:

            WHEREAS, pursuant to the Senior Secured Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

            WHEREAS, the Borrower has delivered to the Administrative Agent for the benefit of the Secured Parties a Guarantee and Collateral Agreement, dated as of February __, 1997 (as amended, supplemented, waived or otherwise modified from time to time, the "Guarantee and Collateral Agreement"), pursuant to which the Borrower has granted a security interest in all of its Collateral referred to therein, including, without limitation, all Accounts of the Borrower; and

            WHEREAS, as contemplated by subsection 8.18 of the Senior Secured Credit Agreement and the Guarantee and Collateral Agreement, the Borrower has agreed to establish a lockbox and depositary account system (the "Lockbox System"), and to establish the bank accounts listed on Schedule 1 hereto with the Lockbox Bank to be maintained by the Borrower in the name of the Administrative Agent (the "Lockbox Accounts");

            NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Senior Secured Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower under the Senior Secured Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

            1. Definitions. Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the Guarantee and Collateral Agreement or the Senior Secured Credit Agreement, as the context requires.

            2. Lockbox Accounts. (a) In order to secure the performance by the Borrower of the Obligations, this Lockbox Agreement is intended to create a security interest in, and the Borrower hereby pledges to, and grants and creates a security interest in favor of, the Administrative Agent for the benefit of the Secured Parties, all of its right, title and interest in and to the Lockbox Accounts, and all cash, Cash Equivalents, instruments, investments and other securities at any time on deposit in the Lockbox Accounts, and all proceeds of any of the foregoing. All cash, Cash Equivalents, instruments, investments and securities at any time on deposit in the Lockbox Accounts shall constitute collateral security for the payment by the Borrower of the Obligations and the performance and observance by the Borrower of all the covenants and conditions contained herein with respect to the Lockbox Accounts.

            (b) The Lockbox Bank shall be the Administrative Agent's agent for the purpose of holding and collecting all of the items from time to time on deposit in the Lockbox Accounts and their proceeds. The Lockbox Accounts shall be under the sole dominion and control of the Administrative Agent. Neither the Borrower nor any person or entity claiming by, through or under the Borrower (except the Administrative Agent), shall have any control over the use of, or any right to withdraw any amount from, the Lockbox Accounts. The Lockbox Bank shall be entitled to rely on, and shall act in accordance with, all instructions given to it by the Administrative Agent with respect to the Lockbox Accounts.

            3. Duties of the Lockbox Bank. If instructed by the Borrower or the Administrative Agent, the Lockbox Bank shall:

            (a) Rent one or more post office boxes in the name of the Administrative Agent relating to the Lockbox Accounts. The Lockbox Bank shall have exclusive and unrestricted access, and shall collect the mail delivered, to such post office box or boxes (even though addressed to the Borrower or the Administrative Agent) on each business day on which the Lockbox Bank is open in accordance with the Lockbox Bank's regular collection schedule. The Lockbox Bank shall give the Administrative Agent and the Borrower notice of the address or addresses of the post office box or boxes and shall instruct the Administrative Agent and the Borrower how mail intended for the Lockbox Accounts should be addressed.

            (b) Open all mail (even though addressed to the Borrower or the Administrative Agent) and promptly endorse all items and remittances received in such post office box or boxes and credit such items and remittances to the Lockbox Accounts. All such items and remittances shall be endorsed in substantially the following form:

            "Credited without prejudice to Account No.____________. Absence of Endorsement Guaranteed - '[Name of Bank]'."

            (c) Maintain a record of each check, draft, note, bill of exchange, money order, commercial paper or other security instrument or document (collectively, the "checks"; individually, a "check"), included in the Lockbox Accounts, in accordance with its customary procedures for acting as a "lock box" or similar bank. This record shall be available for inspection by the Administrative Agent and the Borrower.
 .
            (d) Checks returned unpaid because of uncollected or insufficient funds shall be redeposited without advice; checks returned a second time shall be charged to the appropriate Lockbox Account and mailed under appropriate advice to the Borrower or, at any time after written notice by the Administrative Agent of the occurrence and continuance of an Event of Default, to the Administrative Agent. Undated checks may be dated by the Lockbox Bank to agree with the postmark date and included in the regular deposit. Checks incorrectly made out, where the amount specified in figures and the written amount differ, are to be deposited for the written amount only, except where the figure amount agrees with the total of the remittance notice. Checks bearing no signature are to be deposited with notification to the drawer bank requesting that the signature be obtained. Third-party checks may be deposited into the appropriate Lockbox Account if properly endorsed. Checks bearing the legend "Payment in Full" or words of similar import, either typed or handwritten, shall be withheld from the clearing system and sent to the Borrower or, at any time after written notice by the Administrative Agent of the occurrence and continuance of an Event of Default, to the Administrative Agent.

            (e) Apply and credit to the appropriate Lockbox Account all wire transfers directed to such Lockbox Account even though such wire transfers may identify such Lockbox Account as an account of the Borrower.

            4. Transfer of Funds. (a) On each day on which both a branch office of the Lockbox Bank at which any Lockbox Account is being maintained and the office of the Collateral Account Bank in ___________, ______ are open, the Lockbox Bank shall transfer all funds on deposit in such Lockbox Account (after such funds become available to the Lockbox Bank, either through the Federal Reserve System or other clearing mechanism used by the Lockbox Bank) to the Collateral Proceeds Account referred to in the Guarantee and Collateral Agreement, maintained at such office of the Collateral Account Bank. Unless otherwise directed by the Administrative Agent, such funds shall be transferred by the Lockbox Bank through the Automated Clearing House and shall be identified as follows:

         [Collateral Proceeds                     For the account of
               Account:                        [EV International, Inc.]
                 Name,
               Account #                               Account #
             and address]

            (b) Except as otherwise provided in the Guarantee and Collateral Agreement, (i) neither the Borrower nor any person or entity claiming by, through or under the Borrower shall have any control over the use of, or any right to withdraw from, the Collateral Proceeds Account and its proceeds; (ii) the Administrative Agent shall hold such funds in the Collateral Proceeds Account and shall have sole dominion and control over all of the items in the Collateral Proceeds Account and the proceeds thereof; and (iii) the Administrative Agent shall have sole dominion and control over all interest earned on the funds on deposit in the Collateral Proceeds Account and the proceeds thereof, which interest shall be held on deposit in the Collateral Proceeds Account and shall constitute collateral security for the payment by the Borrower of the Obligations as described in Section 2(a) hereof.

            (c) Notwithstanding the foregoing, the Borrower shall not deposit any funds into any Lockbox Account or the Collateral Proceeds Account other than proceeds of Collateral.

            5. Indemnity. The Borrower hereby agrees to pay, indemnify and hold the Lockbox Bank harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, reasonable legal fees) with respect to the performance of this Lockbox Agreement, or any procedures agreement among the Lockbox Bank, the Administrative Agent and the Borrower, by the Lockbox Bank or any of the Lockbox Bank's directors, officers, agents or employees, unless arising from its or their own gross negligence or willful misconduct. This Lockbox Agreement shall not limit any limitation of liability afforded the Lockbox Bank under any account agreement.

            6. Fees and Expenses. The Borrower hereby agrees as follows:

            (a) Fees and charges associated with the Lockbox Accounts shall from time to time be mutually agreed upon by the Borrower and the Lockbox Bank.

            (b) Reasonable Lockbox Bank expenses in connection with the establishment and maintenance of the post office boxes rented pursuant to this Lockbox Agreement shall also be included on the analysis statement.

            7. Limitations on Liability of the Lockbox Bank. The Lockbox Bank undertakes to perform such duties as are expressly set forth herein and such other processing requirements as may be covered in any procedures agreement among the Lockbox Bank, the Administrative Agent and the Borrower. Notwithstanding any other provision of this Lockbox Agreement, it is agreed by the parties hereto that the Lockbox Bank shall not be liable for any action taken by it or any of its directors, officers, agents or employees in accordance with this Lockbox Agreement except for its or their own gross negligence or willful misconduct. In no event shall the Lockbox Bank be liable for losses or delays resulting from force majeure, computer malfunctions, interruption of communication facilities, labor difficulties or other causes beyond the Lockbox Bank's reasonable control or for indirect, special or consequential damages.

            8. Irrevocable Instructions. The Borrower acknowledges that the agreements made by it and the authorizations granted in Sections 2, 3 and 4 are irrevocable unless otherwise agreed to in writing by the Administrative Agent and are powers coupled with an interest.

            9. Account Information. The Lockbox Bank shall provide monthly statements summarizing the activity of the Lockbox Accounts to the Borrower and, upon request, to the Administrative Agent. In addition, the Lockbox Bank will provide to the Administrative Agent and the Borrower copies of all information reasonably requested by either of them.

            10. Waiver of Right of Set-Off. The Lockbox Bank waives, until the payment in full of the Loans, Reimbursement Obligations and other Obligations then due and owing, the termination of the Revolving Credit Commitments and the expiration of, termination of or return to the Issuing Lender of the Letters of Credit, with respect to all of its existing and future claims against the Borrower or any Affiliate thereof, all existing and future rights of set-off and banker's liens against the Lockbox Accounts and all items (and proceeds thereof) that come into its possession in connection with the Lockbox Accounts other than as specifically granted under this Lockbox Agreement, provided that the Lockbox Bank retains the right to charge any Lockbox Account for (i) all items deposited in such Lockbox Account on or after the date hereof and subsequently returned to the Lockbox Bank unpaid and (ii) for all past due compensation and expenses with respect to the Lockbox Accounts as provided in Section 6 hereof.

            11. Representations and Warranties. The Lockbox Bank represents and warrants that:

            (a) Only employees of the Lockbox Bank or its affiliates have access to the post office box or boxes provided for herein.

            (b) The Lockbox Accounts are the only accounts that have been or will be maintained by the Lockbox Bank with respect to receivables of the Borrower, other than bank accounts permitted to be maintained by subsection 8.18 of the Senior Secured Credit Agreement.

            12. Effectiveness; Integration; Amendments. This Lockbox Agreement shall be effective as of the date first above written, and the Lockbox Bank shall be in a position to process remittances as of that date. To the extent that other agreements are inconsistent with this Lockbox Agreement, this Lockbox Agreement shall supersede any other agreement relating to the matters referred to herein, including any procedures agreement and any other agreement between the Borrower and the Lockbox Bank relating to the collection of receivables of the Borrower or its predecessors. Neither this Lockbox Agreement nor any provisions hereof may be changed, amended, modified or waived orally, but only by an instrument in writing signed by the parties hereto. Any provision of this Lockbox Agreement which may prove unenforceable under any law or regulation shall not affect the validity of any other provisions hereof.

            13. Termination. (a) This Lockbox Agreement shall automatically terminate on the date of the payment in full of the Loans, Reimbursement Obligations and other Obligations then due and owing, the termination of the Revolving Credit Commitments and the expiration of, termination or return to the Issuing Lender of the Letters of Credit. The Lockbox Bank shall be entitled to rely on a certificate of the Administrative Agent to such effect. Upon such termination, all amounts on deposit in any Lockbox Account shall be forwarded by the Lockbox Bank by wire transfer of immediately available funds to an account specified in writing by the Borrower.

            (b) This Lockbox Agreement may be terminated by the Borrower (with the consent of the Administrative Agent) or any other party hereto upon 60 days' advance written notice to the other parties hereto.

            (c) All rights of the Lockbox Bank under Sections 5, 6 and 7 hereof shall survive termination of this Lockbox Agreement.

            14. Notices. All notices, requests or other communications given to the Borrower, the Administrative Agent or the Lockbox Bank shall be given in writing (including facsimile transmission or similar writing) at the address or facsimile number specified below:

      Administrative Agent:         The Chase Manhattan Bank
                                    270 Park Avenue
                                    New York, New York  10017
                                    Attention:  [              ]
                                    Telecopy:  (212) [         ]

      Lockbox Bank:                 [Name of Bank]
                                    [Address]
                                    Attention:
                                    Telecopy:

      The Borrower:                 EV International, Inc.
                                    602 Cecil Street
                                    Buchanan, MI  49107
                                    Attention:  [          ]
                                    Telecopy:  (616) 695-4707

      with a copy to:               Debevoise & Plimpton
                                    875 Third Avenue
                                    New York, New York  10022
                                    Attention:  David Brittenham
                                    Telecopy:  (212) 909-6836

Any party may change its address or facsimile number for notices hereunder by notice to each other party hereunder. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when sent, confirmation of receipt received, provided that any notice, request or demand to or upon the Administrative Agent or the other Secured Parties shall not be effective until received.

            15. Bankruptcy of the Borrower. In the event that a bankruptcy case or receivership proceeding is commenced by or against the Borrower, the Administrative Agent may pay the fees and charges of the Lockbox Bank payable by the Borrower under this Lockbox Agreement from the date of commencement of such case or proceeding until the earlier of the date of termination of this Lockbox Agreement or the date of dismissal or termination of such case or proceeding to the extent that such fees and charges are not being paid by the Borrower.

            16. Relationship of the Parties. The relationship between the Lockbox Bank and the Administrative Agent, as agent for the Secured Parties, is and shall be construed to constitute the Lockbox Bank as an agent for the benefit of the Administrative Agent and the other Secured Parties. The Lockbox Bank agrees, for the benefit of the Administrative Agent and the other Secured Parties, to act as custodian and bailee of the Administrative Agent and the other Secured Parties in holding moneys and collections received pursuant hereto pending their application in accordance herewith and acknowledges that such moneys and collections are subject to the security interest granted to the Administrative Agent by the Borrower under the Guarantee and Collateral Agreement. It is intended that, by the Lockbox Bank's agreement pursuant to this
Section 16, the Administrative Agent, as secured party, shall be deemed to have possession of such moneys and collections for purposes of Section 9-305 of the Uniform Commercial Code of the State of New York.

            17.  GOVERNING LAW.  EXCEPT TO THE EXTENT THAT THE
LAWS OF THE STATE IN WHICH THE LOCKBOX BANK IS LOCATED GOVERN THE LOCKBOX ACCOUNT, THIS LOCKBOX AGREEMENT SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

            18. Counterparts. This Lockbox Agreement may be executed in any number of counterparts which together shall constitute one and the same instrument.

            IN WITNESS WHEREOF, each of the parties hereto has caused this Lockbox Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

                                             [NAME OF BANK],
                                               as Lockbox Bank


                                             By:____________________________
                                                Name:
                                                Title:



                                             THE CHASE MANHATTAN BANK,
                                               as Administrative Agent


                                             By:____________________________
                                                Name:
                                                Title:

                                             EV INTERNATIONAL, INC.


                                             By:________________________________
                                                Name:
                                                Title:

                                                               SCHEDULE 1 to the
                                                               Lockbox Agreement

                                LOCKBOX ACCOUNTS